    As filed with the Securities and Exchange Commission on March 31, 2006

                                                     Registration No. 333-67902

================================================================================


                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                              AMENDMENT NO. 6 TO

                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------
                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

            (Exact name of registrant as specified in its charter)


               Virginia                             63                  54-0283385
             --------                         --------                ------------
 (State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
  incorporation or organization)        Classification Code)     Identification Number)

                             6610 W. Broad Street
                           Richmond, Virginia 23230
                                (804) 281-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               -----------------
                                Heather Harker

                 Vice President and Associate General Counsel
                  Genworth Life and Annuity Insurance Company

                             6610 W. Broad Street
                           Richmond, Virginia 23230

                                (804) 281-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------


Approximate date of commencement of proposed sale to the public: Continuously on and after April 28, 2006.


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE


======================================================================================================
                                               Amount   Proposed Maximum Proposed Maximum  Amount of
          Title of each Class of               to be     Offering Price     Aggregate     Registration
        Securities to be Registered          Registered    Per Unit*      Offering Price     Fee**
------------------------------------------------------------------------------------------------------
Scheduled Purchase Payment Deferred Variable
             Annuity Contracts                  N/A           N/A          $261,640,000       N/A
======================================================================================================


* The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
**Fees for registration were paid with Amendment No. 2 to the Registration
  Statement.

                               -----------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

This prospectus contained herein does not contain all the information permitted by the Securities and Exchange Commission. Therefore, this Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 for Genworth Life and Annuity Insurance Company incorporates by reference the Statement of Additional Information contained in the filing of Post-Effective Amendment No. 12 of the Registration Filed on Form N-4 (SEC File No. 333-67904), effective May 1, 2006, for Genworth Life & Annuity VA Separate Account 1. This information may be obtained free of charge by writing or calling our Home Office at the address and telephone number listed on page 1 below.

                 Genworth Life & Annuity VA Separate Account 1
               (formerly, GE Life & Annuity Separate Account 4)
                   Prospectus For Scheduled Purchase Payment
                      Variable Deferred Annuity Contracts

                                  Issued by:
                  Genworth Life and Annuity Insurance Company
               (formerly, GE Life and Annuity Assurance Company)
                            6610 West Broad Street
                           Richmond, Virginia 23230
                           Telephone: 1-800-352-9910

--------------------------------------------------------------------------------

This prospectus gives details about the contract that you should know before investing. Please read this prospectus carefully and keep it for future reference.

This prospectus describes scheduled purchase payment variable deferred annuity contracts (the "contracts") for individuals or groups and certain qualified and non-qualified retirement plans. Genworth Life and Annuity Insurance Company (formerly, GE Life and Annuity Assurance Company) (the "Company," "we," "us," or "our") issues the contract.

The contract offers you the payment of periodic annuity benefits and the accumulation of Contract Value. If you satisfy certain conditions, you will receive lifetime Income Payments of a guaranteed minimum amount and the potential to receive more than the guaranteed minimum amount.

The contract requires you to make monthly payments in predetermined amounts to be eligible to receive guaranteed minimum payments at the time you annuitize the contract. We must receive these payments by a set date ("due date") each month. If we receive your payment on the due date, we will allocate your payment to a Subaccount that invests in shares of the GE Investments Funds, Inc. -- Total Return Fund (the "Total Return Fund"). All shares of the Total Return Fund outstanding on May 1, 2006 were re-designated as Class 1 shares and will remain the investment option for the Subaccount for contracts issued before May 1, 2006. The Subaccount will invest in Class 3 shares, a new share class of the Total Return Fund, for contracts issued on or after May 1, 2006. If we receive your payment before its due date, we will allocate it to our Guarantee Account, which is part of our General Account, until the due date. On the due date, we will transfer that payment to the Subaccount. If we receive your payment more than 30 days after its due date, you must pay interest on that payment. In addition you must pay any missed monthly billing fees. Please note that, effective May 1, 2006, we will no longer assess the monthly billing fee. You must, however, still pay any missed monthly billing fees accrued before May 1, 2006. The interest (in addition to any missed monthly billing fees) must be paid within one year of the transfer due date in order to retain your eligibility to receive Guaranteed Minimum Income Payments (unless you meet the requirements for reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule).

We anticipate that you will make your monthly payments by submitting payments to us on a monthly basis. However, we will allow you to supplement or prepay some, or all, of your monthly payments by making a lump sum payment of at least a certain amount. If the lump sum amount is greater than six monthly payments, we will allocate that lump sum amount to a non-unitized separate account that we have established to hold the supplemental or prepayments you make. Amounts in the non-unitized separate account will earn a predetermined rate of interest. Depending upon your instructions and the amount of the lump sum payment received, we will use such lump sum payment to either lower the amount of some or all of your remaining monthly payments or to pay the entire amount of some or all of your remaining monthly payments. If you do not provide instructions when you make a lump sum payment, we will allocate that payment to our Guarantee Account until we receive your instructions.

Before your Income Payments begin, you may surrender or take partial withdrawals from your contract. Amounts you surrender or partially withdraw may be subject to a surrender or access charge; amounts you surrender or partially withdraw from the non-unitized separate account may also be subject to a Market Value Adjustment. You must repay any amount you receive from the Subaccount, plus interest, within one year of the partial withdrawal to retain your eligibility to receive Guaranteed Minimum Income Payments (unless you meet the requirements for reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule).

The value of your contract before your Income Payments begin, and the amount of your Income Payments (if you lose your right to receive Guaranteed Minimum Income Payments), will depend upon the investment performance of the Total Return Fund. You bear the risk of investment loss.

You should not purchase this contract unless you believe you can make all required payments and you intend to take your annuity benefits in the form of monthly Income Payments.

The Securities and Exchange Commission ("SEC") has not approved or disapproved these securities, nor has the SEC determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not be lawfully made.

Your investment in the contract:

   . Is NOT a bank deposit

   . Is NOT FDIC insured

   . Is NOT insured or endorsed by a bank or any government agency

   . Is NOT available in every state

   . MAY go down in value

A Statement of Additional Information, dated May 1, 2006, which contains additional information about the contract has been filed with the SEC and is incorporated by reference into this prospectus. A table of contents for the Statement of Additional Information appears on the last page of this prospectus.

For general information or to obtain free copies of the:

   . Statement of Additional Information;

   . annual report for the Variable Account;

   . prospectus, annual report or semi-annual report for the Total Return Fund;
     or

   . any required forms,

                         call us at (800) 352-9910; or

                                 write us at:

                  Genworth Life and Annuity Insurance Company
               (formerly, GE Life and Annuity Assurance Company)
                            6610 West Broad Street
                           Richmond, Virginia 23230

The Statement of Additional Information and other material incorporated by reference can be found on the SEC's website at:

                                  www.sec.gov

The date of this prospectus is May 1, 2006.

Table of Contents




                Definitions.................................................  8

                Fee Tables.................................................. 12
                   Examples................................................. 15

                Synopsis.................................................... 17

                Condensed Financial Information............................. 28

                Investment Results.......................................... 28

                Financial Statements........................................ 29

                The Company................................................. 29

                The Variable Account........................................ 30
                   The Subaccount and the GE Investments Funds,
                     Inc. -- Total Return Fund.............................. 30
                   Voting Rights............................................ 33
                   Changes to the Variable Account and the Subaccount....... 33
                   Scheduled Installments to the Subaccount -- Policies and
                     Procedures............................................. 34

                The Guarantee Account and The Immediate Installment Account. 35
                   The Guarantee Account.................................... 35
                   The Immediate Installment Account........................ 36

                The Contract................................................ 39
                   Purchasing a Contract.................................... 39
                   Ownership................................................ 40
                   Assignment............................................... 41
                   Guaranteed Minimum Income Payments....................... 41
                   Purchase Payments........................................ 42
                   Grace Period............................................. 47
                   Reinstatement............................................ 47
                   Scheduled Purchase Payments.............................. 48
                   Flexible Purchase Payments and Immediate Installments.... 49
                   Allocation of Purchase Payments.......................... 50
                   Optional Riders.......................................... 51
                   Valuation of Accumulation Units.......................... 55

                Surrenders and Partial Withdrawals.......................... 57

                Charges and Other Deductions................................ 62
                   Surrender Charges, Access Charges and Market Value
                     Adjustments............................................ 63
                   Asset Charge............................................. 71
                   Monthly Billing Fee...................................... 71
                   Deductions for Taxes..................................... 72
                   Purchase Payments for the Optional Riders................ 72
                   Other Charges and Deductions............................. 72

               The Death Benefit............................................  73
                  Death Benefit Upon Death of an Owner Before the Annuity
                    Commencement Date.......................................  73
                  Death Benefit Amount......................................  73
                  Required Distributions....................................  73
                  Distribution Rules........................................  74
                  Death Benefit After the Annuity Commencement Date.........  76

               Benefits at Annuity Commencement Date........................  77

               Guaranteed Minimum Income Payments...........................  80
                  If the Guaranteed Minimum Income Payment is in Effect.....  80
                  Reduced Guaranteed Minimum Income Payments................  81
                  If the Guaranteed Minimum Income Payment is Not in Effect.  82

               Optional Payment Plans.......................................  83

               Federal Tax Matters..........................................  86
                  Introduction..............................................  86
                  Taxation of Non-Qualified Contracts.......................  86
                  Qualified Retirement Plans................................  91
                  Federal Income Tax Withholding............................  95
                  State Income Tax Withholding..............................  95
                  Tax Status of the Company.................................  95
                  Changes in the Law........................................  95

               Requesting Payments..........................................  96

               Sales of the Contract........................................  98

               Additional Information....................................... 101
                  Owner Questions........................................... 101
                  Return Privilege.......................................... 101
                  State Regulation.......................................... 101
                  Records and Reports....................................... 101
                  Other Information......................................... 102

               Genworth Life and Annuity Insurance Company.................. 103
                  Overview.................................................. 103
                  Market Environment and Opportunities...................... 104
                  Competitive Strengths..................................... 104
                  Growth Strategies......................................... 105

               Retirement Income and Investments............................ 108
                  Overview.................................................. 108
                  Products.................................................. 111
                  Underwriting and Pricing.................................. 116
                  Competition............................................... 117

                Protection.................................................. 118
                   Overview................................................. 118
                   Products................................................. 118
                   Competition.............................................. 119
                   Corporate and Other...................................... 119
                   Distribution............................................. 119

                Marketing................................................... 122

                Risk Management............................................. 123
                   Overview................................................. 123
                   New Product Introductions................................ 123
                   Product Performance Reviews.............................. 123
                   Asset-Liability Management............................... 124
                   Portfolio Diversification................................ 124
                   Actuarial Database and Information Systems............... 124
                   Compliance............................................... 124
                   Operations and Technology................................ 124
                   Reserves................................................. 125
                   Reinsurance.............................................. 126
                   Financial Strength Ratings............................... 127
                   Investments.............................................. 129

                Regulation.................................................. 137
                   General.................................................. 137
                   Insurance Regulation..................................... 137
                   Other Laws and Regulations............................... 142

                Risk Factors................................................ 144
                   Risks Relating To Our Businesses......................... 144

                Unresolved Staff Comments................................... 159

                Properties.................................................. 160

                Legal Proceedings........................................... 161

                Submission of Matters to a Vote of Security Holders......... 163

                Market for the Registrant's Common Equity, Related
                Shareholder Matters and Issuer Purchases of Equity
                Securities.................................................. 164

                Selected Financial Data..................................... 165

                Management's Discussion and Analysis of Financial Condition
                and Results of Operations................................... 167
                   Cautionary Note Regarding Forward-Looking Statements..... 167
                   Overview................................................. 167
                   Results of Operations.................................... 175
                   Investments.............................................. 180
                   Capital Resources........................................ 183
                   Liquidity................................................ 184
                   Off-Balance Sheet Transactions........................... 186
                   New Accounting Standards................................. 187

                Quantitative and Qualitative Disclosures About Market Risk
                and Interest Rate Management................................ 188
                   Sensitivity Analysis..................................... 188
                   Derivative Counterparty Credit Risk...................... 189

                Experts..................................................... 191

Definitions



                      The following defined terms are used throughout this prospectus:

                      Accumulation Period -- The period from the date your contract is issued until the date Income Payments begin.

                      Accumulation Unit -- An accounting unit of measure we use to calculate the value of the Subaccount until the date Income Payments begin.

                      Adjustment Account -- An account that we establish for each contract to keep track of the cumulative amount, if any, by which the Calculated Level Monthly Benefits fall short of the Guaranteed Minimum Income Payments.

                      Annual Variable Annuity Benefit -- The Income Payment calculated annually by multiplying the number of Annuity Units for a contract by the Annuity Unit value as of the Annuity Commencement Date and each anniversary of the Annuity Commencement Date.

                      Annuitant/Joint Annuitant -- The person(s) named in the contract whose age and, where appropriate, gender, determine Monthly Income Payments. The Owner must also be named as the Annuitant unless the Owner is not a natural person.

                      Annuity Commencement Date -- The date Income Payments are scheduled to begin as chosen at the time of application. This date must be a date at least 10 years from the date the contract is issued and may not be changed once the contract is issued.

                      Annuity Unit -- An accounting unit of measure we use to calculate the amount of the second and each subsequent Annual Variable Annuity Benefit.

                      Annuity Year -- The twelve month period beginning on the Annuity Commencement Date or any anniversary of that date thereafter.

                      Calculated Level Monthly Benefit -- One-twelfth of the Annual Variable Annuity Benefit plus level interest over a twelve month period.

                      Code -- The Internal Revenue Code of 1986, as amended.

                      Contract Date -- The date we issue your contract. Your Contract Date is shown on your contract's data pages.

                      Contract Value -- The sum of your contract's Guarantee Account Value, Subaccount Value, and Immediate Installment Account Value.

                      Contract Year -- Each one year period of time beginning on the date your contract is issued and ending on the contract anniversary date. The next contract year will begin on that contract anniversary date and commence on the next contract anniversary date and so on.

                      Death Benefit -- The benefit payable under a contract upon the death of any Owner (or the Annuitant if the Owner is a non-natural person) before the Annuity Commencement Date.

                      Designated Beneficiary(ies) -- The person(s) or entity(ies) designated by the Owner to receive the Death Benefit.

                      Flexible Purchase Payment -- A Purchase Payment that is not a Scheduled Purchase Payment.

                      Funding Annuity -- A variable deferred annuity issued by Genworth Life and Annuity Insurance Company (formerly, GE Life and Annuity Assurance Company) or one of its affiliated companies that is purchased on the same date as the variable deferred annuity contract described by this prospectus; the assets of the Funding Annuity are withdrawn and immediately allocated to this annuity.

                      General Account -- Assets of the Company other than those allocated to the Immediate Installment Account, the Variable Account or any other segregated asset account of the Company.

                      Guarantee Account -- An account established in our General Account to hold certain amounts under the contracts as described in this prospectus. The Guarantee Account is not part of and does not depend on the investment performance of the Variable Account.

                      Guarantee Account Value -- Your Guarantee Account Value equals Purchase Payments allocated to the Guarantee Account (plus transfers to the Guarantee Account from a Funding Annuity under an Annuity Cross Funding Program, if applicable) plus interest credited on those payments (or transfers), minus transfers and/or partial withdrawals made from the Guarantee Account (including, any premium tax and surrender charges assessed).

                      Guaranteed Minimum Income Payment -- The minimum amount of each monthly Income Payment paid to you upon annuitization of the contract, provided Scheduled Installments have been made to the Subaccount in accordance with the terms of the contract.

                      Home Office -- Our office located at 6610 West Broad Street, Richmond, Virginia 23230.

                      Immediate Installments -- A monthly series of equal transfers from the Immediate Installment Account to the Subaccount.

                      Immediate Installment Account -- Genworth Life & Annuity MVA Separate Account (formerly, GE Life & Annuity Separate Account 6), a separate account of the Company to which your Flexible Purchase Payments are allocated.

                      Immediate Installment Account Value -- The present value of the future Immediate Installments to be made from the Immediate Installment Account. This amount includes any applicable Market Value Adjustment.

                      Income Payment -- One of a series of payments made under either monthly Income Payments at the Annuity Commencement Date or one of the Optional Payment Plans.

                      Market Value Adjustment -- A positive or negative adjustment included in the Contract Value when any amounts are surrendered or partially withdrawn (including Death Benefit payments) from the Immediate Installment Account.

                      Monthly Due Date -- The date each month on which Scheduled Installments and Scheduled Purchase Payments are due. This date is the same day in each month as your Contract Date. If the Monthly Due Date is the 29th, 30th or 31st of a month, then for months without such dates, the last day of that month is the Monthly Due Date. In addition, if the Monthly Due Date falls on any date when the New York Stock Exchange is closed, the amount of the Scheduled Installment, if received, will be allocated to the Subaccount on the next Valuation Day.

                      Non-Qualified Contract -- A contract which is not issued in connection with a retirement plan which receives special tax treatment under the Code.

                      Owner -- The person or persons (in the case of Joint Owners) entitled to exercise all ownership rights stated in the contract. The Owners are shown on the contract's data pages. "You" or "your" refers to the Owner or Joint Owners.

                      Portfolio -- For contracts issued on or after May 1, 2006, the Total Return Fund -- Class 3 shares. For contracts issued before May 1, 2006, the Total Return Fund -- Class 1 shares.

                      Purchase Payment -- Any payment applied to the contract.

                      Qualified Contract -- A contract which qualifies for favorable tax treatment under the Code.

                      Scheduled Installment -- The amount required to be transferred or paid to the Subaccount on the Monthly Due Date in order to keep the Guaranteed Minimum Income Payment in effect.

                      Scheduled Purchase Payment -- The monthly Purchase Payment we require on the Monthly Due Date to ensure that the Scheduled Installment for that month is paid. This amount is shown on your contract's data pages.

                      Subaccount -- A division of the Variable Account which invests exclusively in shares of the Total Return Fund. For contracts issued on or after May 1, 2006, the Subaccount invests in the Total Return Fund -- Class 3 shares. For contracts issued before May 1, 2006, the Subaccount invests in the Total Return Fund -- Class 1 shares.

                      Subaccount Value -- The Subaccount Value is equal to:

                         . the sum of all Scheduled Installments made to the
                           Subaccount; plus

                         . amounts adjusted for the reinvestment of dividends;
                           plus or minus

                         . net capital gains or losses (realized or
                           unrealized); minus

                         . any contract charges (including any premium tax and
                           surrender charges assessed); plus or minus

                         . partial withdrawals repaid to or taken from the
                           Subaccount.

                      Surrender Value -- The value of the contract as of the date we receive your written request for surrender at our Home Office, less any applicable premium tax, surrender charge, access charge, plus or minus any Market Value Adjustment, if applicable.

                      Valuation Day -- Each day the New York Stock Exchange is open for regular trading, except for days that the Total Return Fund does not value its shares.

                      Valuation Period -- The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

                      Variable Account -- Genworth Life & Annuity VA Separate Account 1 (formerly, GE Life & Annuity Separate Account
                      4), a separate account we established to receive and invest the Scheduled Installments you make under this contract, in addition to amounts received from other variable annuity contracts we issue.

Fee Tables



                      The following tables describe fees and expenses that you will pay when buying, owning or partially withdrawing assets or fully surrendering the contract. The first table describes the fees and expenses that you will pay when you buy the contract, take a partial withdrawal, fully surrender your contract, or transfer assets among the investment options. State premium taxes may also be deducted.



Contract Owner Transaction Expenses
----------------------------------------------------------------------------------------
Surrender Charge (as a percentage of purchase Contract Year in      Surrender Charge (as
 payments withdrawn or surrendered)           which surrender or    a percentage of the
                                              partial withdrawal is lesser of Scheduled
                                              made                  Installments made to
                                                                    date, not previously
                                                                    withdrawn and the
                                                                    amount withdrawn or
                                                                    surrendered)/1/
                                              ------------------------------------------
                                                        1                    9%
                                                        2                    8%
                                                        3                    7%
                                                        4                    6%
                                                        5                    5%
                                                        6                    4%
                                                        7                    3%
                                                        8                    2%
                                                   9 or after                1%
----------------------------------------------------------------------------------------
Access Charge/2/                              Number of years       Access Charge (as a
                                              remaining on each     percentage of the
                                              flexible purchase     Immediate
                                              payment until the     Installment Account
                                              date established for  value withdrawn or
                                              the installment       surrendered)
                                              transfers to
                                              end
                                              ------------------------------------------
                                                    6 or more                6%
                                                5 but less than 6            5%
                                                4 but less than 5            4%
                                                3 but less than 4            3%
                                                2 but less than 3            2%
                                                1 but less than 2            1%
                                                0 but less than 1            1%
----------------------------------------------------------------------------------------
Annual Interest Rate Charged on                                              6%
 Missed Scheduled Installments/3/
----------------------------------------------------------------------------------------
Annual Interest Rate Charged on                                              6%
 Missed Withdrawal Repayments/4/
----------------------------------------------------------------------------------------
Monthly Billing Fee/5/                                                     $10.00
----------------------------------------------------------------------------------------


                    /1/ Withdrawals repaid within 12 months are not considered withdrawals for the purposes of the surrender charge calculation. A surrender charge will not be assessed if the Surrender Value is applied to Optional Payment Plan 1, Optional Payment Plan 2 (with a period certain of 10 or more years) or Optional Payment Plan 5.

                    /2/ All surrenders and withdrawals from the Immediate
                        Installment Account will be subject to a Market Value Adjustment as well as an Access Charge. An Access Charge will not be assessed if the Surrender Value is applied to Optional Payment Plan 1, Optional Payment Plan 2 (with a period certain of 10 or more years) or Optional Payment Plan 5.

                    /3/ If a Scheduled Installment remains in default past the end of the applicable grace period, a charge will be assessed to the amount in default at an effective annual rate of 6%.

                    /4/ You must repay the amount of any withdrawals from the
                        Subaccount plus any applicable interest on the amount received within one year from the date of the partial withdrawal, but no later than the Annuity Commencement Date in order to retain your eligibility to receive Guaranteed Minimum Income Payments, unless you meet the requirements for reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule. If any repayment of a withdrawal is not made by the Monthly Due Date next following the date of the partial withdrawal, you will be assessed a charge at an effective annual rate of 6% on the total amount withdrawn from the Subaccount, not yet repaid.

                    /5/ A $10.00 monthly billing fee was assessed with all
                        direct billed Scheduled Purchase Payments prior to May 1, 2006. This $10.00 fee is in addition to any required Scheduled Purchase Payment. The $10.00 monthly billing fee is taken prior to allocation of assets in the Subaccount. Effective May 1, 2006, we will no longer assess the monthly billing fee. Any missed monthly billing fees accrued before May 1, 2006, however, will not be waived.

                      The next table describes the fees and expenses that you will pay periodically during the time you own the contract, not including Portfolio fees and expenses.



Periodic Charges Other Than Portfolio Expenses
---------------------------------------------------------------------------------
Variable Account Annual Expenses
 (as a percentage of your average daily net assets in the Variable Account)
---------------------------------------------------------------------------------
  Mortality and Expense Risk Charge                                         1.35%
---------------------------------------------------------------------------------
  Administrative Expense Charge                                             0.15%
---------------------------------------------------------------------------------
Maximum Total Variable Account Annual Expenses                              1.50%
---------------------------------------------------------------------------------

Optional Riders/1,2/
---------------------------------------------------------------------------------


  Disability Benefit Rider Option/3/            Maximum of $8.11 per $100 of
                                                waived Scheduled Purchase
                                                Payment
--------------------------------------------------------------------------------
  Joint Annuitant Life Benefit Rider Option/3/  Maximum of $8.57 per $100 of
                                                waived Scheduled Purchase
                                                Payment
--------------------------------------------------------------------------------
  Unemployment Benefit Rider Option             $3.00 per $100 of waived monthly
                                                payment
--------------------------------------------------------------------------------


                    /1/ The payment for the Optional Benefits is due with the
                        Scheduled Purchase Payment and taken prior to the allocation of the Scheduled Purchase Payment to the Subaccount.

                    /2/ The Optional Benefits are not available to fully funded contracts or to contracts purchased through the Annuity Cross Funding Program (see "Appendix -- Annuity Cross Funding Program" provision in this prospectus).

                    /3/ The fees charged for the optional riders vary depending upon the age and gender of the Annuitant and the amount and duration of the Scheduled Installments.

                      For information concerning compensation paid for the sale of the contract, see "Sales of the Contract."

                      The next item shows the total operating expenses incurred by the Total Return Fund that you may indirectly bear periodically during the time that you own the contract. GE Investments Funds, Inc. recently adopted a multiple class plan for the Total Return Fund that took effect on May 1, 2006. Under the multiple class plan, all shares of the Total Return Fund outstanding on May 1, 2006 were redesignated as Class 1 shares and will remain the investment option for the Subaccount for contracts issued before May 1, 2006. For contracts issued on or after May 1, 2006, the Subaccount will invest in Class 3 shares, a new class of Total Return Fund shares. More detail concerning the fees and expenses for the Total Return Fund is contained in its prospectus.



          Annual Portfolio Expenses/1/
          (as a percentage of average net assets)   Class 1  Class 3
          -----------------------------------------------------------
          Management Fees/2/                          0.37%    0.37%
          -----------------------------------------------------------
          Distribution and Service (12b-1) Fees       None     0.30%
          -----------------------------------------------------------
          Other Expenses/3/                           0.28%    0.08%
          -----------------------------------------------------------
          Total Annual Portfolio Operating Expenses   0.65%    0.75%
          -----------------------------------------------------------
          Contractual Fee Waiver/Reimbursement/4/    (0.13)%  (0.13)%
          -----------------------------------------------------------
          Net Annual Portfolio Operating Expenses     0.52%    0.62%
          -----------------------------------------------------------


                    /1/ The expense information in this table for Class 1
                        shares reflects actual expenses incurred during the fiscal period ended December 31, 2005 plus amounts expected to be incurred pursuant to the Investor Service Plan. The expense information in the table for Class 3 shares reflects anticipated expenses based on Class 1 actual expenses incurred during the fiscal period ended December 31, 2005.

                    /2/ The Management Fees fluctuate based upon the average
                        daily net assets of the Total Return Fund and may be higher or lower than that shown above.

                    /3/ Other Expenses include all operating expenses of the
                        Total Return Fund except Management Fees and
                        Distribution and Service (12b-1) Fees.

                    /4/ Pursuant to an agreement with the Total Return Fund, GE
                        Asset Management Incorporated, the investment adviser of the Total Return Fund, has agreed to limit the total operating expenses charged to Total Return Fund assets attributable to the Class 1 and Class 3 shares (excluding class specific expenses such as Investor Service Plan fees and the Distribution and Service (12b-1) Fees, and excluding interest, taxes, brokerage commissions, other expenditures that are capitalized, and other extraordinary expenses not incurred in the ordinary course of the Total Return Fund's business) to 0.32% of the average daily net assets of the Total Return Fund attributable to such shares. Under the agreement, this expense limitation will continue in effect until April 30, 2009 unless extended, and can only be changed with the approval of the Total Return Fund and GE Asset Management Incorporated.

                      The expenses for the Portfolio are deducted by the Portfolio before it provides us with the daily net asset values. We then deduct the Variable Account charges from the net asset value in calculating the unit value of the corresponding Subaccount. Management fees and other expenses for the Total Return Fund are more fully described in its prospectus. Information relating to the Portfolio was provided by the Portfolio and not independently verified by us.

EXAMPLES
                      The Examples are intended to help you compare the cost of investing in this contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, contract and the maximum fee for the optional rider charges, and fees and expenses for the Total Return Fund -- Class 3 shares. The expenses in the Examples would be lower if Class 1 shares of the Total Return Fund were used instead.

                      The Examples show the dollar amount of expenses that would bear directly or indirectly if you:

                         . invested $10,000 in the contract for time period
                           indicated;

                         . earned a 5% annual return on your investment;

                         . elected all available rider options; and

                         . surrendered your contract at the end of the stated
                           time period.

                      As this is an Example, your actual expenses may be higher or lower than those shown below. The Example does not include any taxes or tax penalties that may be assessed upon surrender or annuitization of the contract.



                                                 1 Year 3 Years 5 Years 10 Years
                                                 ------ ------- ------- --------

                 Costs Based on Annual Portfolio
                 Expenses                        $3,216 $3,731  $4,273   $5,853



                      The next Example uses the same assumptions as the prior Example, except that it assumes that you decide to annuitize your contract or that you decide not to surrender your contract at the end of the stated time period.



                                                 1 Year 3 Years 5 Years 10 Years
                                                 ------ ------- ------- --------

                 Costs Based on Annual Portfolio
                 Expenses                        $2,316 $3,031  $3,773   $5,753

                      Please remember that you are looking at Examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5% which is not guaranteed. The above Examples assume:

                         . total Variable Account annual expenses of 1.50%
                           (deducted daily at an effective annual rate of the assets in the Variable Account);

                         . $196.80 for all the available rider options (charged
                           with the initial investment, but subtracted prior to allocation of assets to the Subaccount); and

                         . a $10.00 billing fee (charged with the initial
                           investment, but subtracted prior to allocation of assets to the Subaccount).

                      Deductions for premium taxes are not reflected, but may apply. If you did not elect all of the optional riders or if you only elected one or a combination of the optional riders, the expense figures shown above would be lower.

Synopsis



                      How does this contract work? The contract permits you to make Purchase Payments during the Accumulation Period. During this period, we invest your Purchase Payments in the Subaccount, the Immediate Installment Account, or the Guarantee Account.

                      Purchase Payments received will be allocated as follows:

                      Purchase Payment Allocation Table



         Type of Payment           When Received           Where Allocated
  ------------------------------------------------------------------------------
  Scheduled Purchase            Monthly Due Date     Subaccount
  Payment or portion thereof
  ------------------------------------------------------------------------------
  Scheduled Purchase            Before Monthly Due   Guarantee Account
  Payment or portion thereof    Date
  ------------------------------------------------------------------------------
  Scheduled Purchase            After Monthly Due    Subaccount for any past due
  Payment or portion thereof    Date                 Scheduled Installment, then
                                                     Guarantee Account for
                                                     remainder
  ------------------------------------------------------------------------------
  Flexible Purchase Payment     On or After Contract Immediate Installment
  that is greater than 6        Date                 Account
  Scheduled Purchase
  Payments with instructions
  ------------------------------------------------------------------------------
  Flexible Purchase Payment     On or After Contract Guarantee Account until
  that is greater than 6        Date                 instructions received, then
  Scheduled Purchase                                 transferred to Immediate
  Payments without                                   Installment Account
  instructions
  ------------------------------------------------------------------------------
  Flexible Purchase Payment     On or After Contract Guarantee Account
  that is equal to or less than Date
  6 Scheduled Purchase
  Payments
  ------------------------------------------------------------------------------


                      Should the payment received exceed the amount required to make all remaining Scheduled Installments, the excess amount will be returned to the Owner within 7 days.

                      On the Annuity Commencement Date, we apply your Contract Value to purchase a series of Income Payments. In turn, the Income Payments will be made to you each month. Each monthly Income Payment during an Annuity Year is equal in amount. Because we base the Income Payments on Subaccount performance, the amount of the payments may change from Annuity Year to Annuity Year. However, the amount paid per month will not be less than the Guaranteed Minimum Income Payment, provided all contractual requirements have been satisfied for receipt of those guaranteed payments. See "The Contract," the "Benefits at Annuity Commencement Date" and the "Guaranteed Minimum Income Payments" provisions in this prospectus.

                      Investments in the Subaccount vary with the investment performance of the Total Return Fund. Over time, we transfer Purchase Payments invested in the Guarantee Account or the Immediate Installment Account, plus any interest earned, to the Subaccount.

                      Certain features described in this prospectus may vary from your contract. Please refer to your contract for those benefits that apply specifically to you.

                      What are the Guaranteed Minimum Income Payments? The contract offers you guaranteed periodic annuity benefits that can protect against the adverse results of poor Subaccount performance. If you make all Scheduled Installments on time and pay back the amount of any partial withdrawal received from the Subaccount with interest within one year of the partial withdrawal (but not later than the Annuity Commencement Date selected at the time of application; the Annuity Commencement Date must be a date at least 10 years from the date the contract is issued), then we guarantee that no matter how the Subaccount performs, each monthly Income Payment you receive will never be less than the amount of the Guaranteed Minimum Income Payment.

                      Should you miss a Scheduled Installment, you may still meet the requirement for making Scheduled Installments by paying:

                        (1) any missed Scheduled Installment(s), including any
                            interest, due on the missed Scheduled
                            Installment(s);

                        (2) any missed monthly billing fees.

                      Both the missed Scheduled Installment(s), including any interest due on the missed Scheduled Installment(s), and any missed monthly billing fees, must be repaid within one year of the due date of the missed Scheduled Installment(s), but not later than the Annuity Commencement Date. The Annuity Commencement Date must be a date at least 10 years from the date the contract is issued.

                      In addition, you may not make more than 24 Scheduled Installments over the life of the contract outside of the grace period (the grace period is 30 days after the date each Scheduled Installment is due) and still be eligible for your Guaranteed Minimum Income Payments.

                      Should you fail to meet the conditions listed above, you may still be entitled to reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule under the contract (see the "Guaranteed Minimum Income Payments" section in this prospectus for additional information). If you do not meet the conditions listed above, and you are not entitled to reduced Guaranteed Minimum Income Payments under the contract, you will lose your right to Guaranteed Minimum Income Payments.

                      What happens if the right to Guaranteed Minimum Income Payments is lost? If you do not maintain the right to Guaranteed Minimum Income Payments by meeting the contractual requirements as outlined above:

                        (1) you remain subject to the Purchase Payment
                            limitations under the contract (i.e., you may not make payments in excess of all your original Scheduled Installment amounts); and

                        (2) you will NOT have Guaranteed Minimum Income
                            Payments when you annuitize the contract.

                      What are Scheduled Installments? When we issue the contract, you establish your Annuity Commencement Date, (which must be a date at least 10 years from the date the contract is issued) and we will establish a schedule of monthly payments to the Subaccount (called Scheduled Installments) during the Accumulation Period. Once established, the amount and frequency of Scheduled Installments cannot be changed. Once the contract is issued, your Annuity Commencement Date may not be changed.

                      When you apply for a contract, you provide us with:

                         . the length of the Accumulation Period you desire.
                           The Accumulation Period must be at least 10 years;

                         . the minimum number of years (between 10 and 50, in
                           five year increments) for which you would like Income Payments to be made; and

                         . one of the following items of information:

                          . the amount of the Guaranteed Minimum Income Payment
                            you want; or

                          . how much you want to pay per month and/or pay in a
                            lump sum.

                      We use this information to establish your Scheduled Installments.

                      Your Annuity Commencement Date must be at least 10 years from the date your contract is issued. However, you may elect to surrender your contract at any time after the issue date and receive a lump sum payment, subject to a surrender charge, any access charge and a Market Value Adjustment, if applicable. After 12 months from the date the contract is issued, you may surrender your contract and elect one of the Optional Payment Plans. If you elect to surrender your contract, a surrender charge and any applicable access charge will be assessed unless you a elect Optional Payment Plan 1, Optional Payment Plan 2 (with a period certain of 10 or more years) or Optional Payment Plan 5. Your surrender charges and any access charges will be waived if you surrender your contract and apply the assets to Optional Payment Plan 1, Optional Payment 2 (with a period certain of 10 or more years) or Optional Payment Plan 5, however, you may still be subject to a Market Value Adjustment if you have assets allocated to the Immediate Installment Account at the time of surrender. If you elect to surrender your contract and apply the assets to any Optional Payment Plan, you will lose all rights to Guaranteed Minimum Income Payments under the contract. We will calculate any Surrender Value as of the Valuation Day your request for surrender is received at our Home Office.

                      How do I pay the Scheduled Installments? You may pay Scheduled Installments by making:

                         . Scheduled Purchase Payments;

                         . Flexible Purchase Payments;

                         . transfers from another variable deferred annuity
                           contract issued by Genworth Life and Annuity
                           Insurance Company (formerly, GE Life and Annuity Assurance Company) (or one of its affiliated companies) under an approved Annuity Cross Funding Program (not available for contracts issued on or after August 17, 2004); or

                         . a combination thereof.

                      See the "Purchase Payments" and "Appendix -- Annuity Cross Funding Program" provisions in this prospectus.

                      By paying the Scheduled Purchase Payments on time, you ensure that the Scheduled Installments are met and your right to Guaranteed Minimum Income Payments is not lost.

                      You should not purchase the contract described in this prospectus if you believe that you may not be able to make all of the Scheduled Installments.

                      May I pay my Scheduled Purchase Payments automatically? You may use electronic fund transfers to make your monthly Scheduled Purchase Payments. Prior to May 1, 2006, we charged you a $10.00 per month billing fee if you did not use electronic fund transfers for your Scheduled Purchase Payments. Effective May 1, 2006, we will no longer assess the monthly billing fee. Any missed monthly billing fees accrued before May 1, 2006, however, will not be waived. See "The Contract" provision in this prospectus.

                      How do Flexible Purchase Payments work? Although we designed the contract as a Scheduled Purchase Payment contract, you may make Flexible Purchase Payments subject to certain conditions. The amount of each Flexible Purchase Payment must be greater than 6 Scheduled Purchase Payments and be accompanied with sufficient transfer instructions in order for us to allocate the Flexible Purchase Payment to the Immediate Installment Account. We will allocate the Flexible Purchase Payment to the Guarantee Account if we do not receive transfer instructions or we receive insufficient transfer instructions from the Owner. Any Flexible Purchase Payment received that is less than or equal to 6 times the Scheduled Purchase Payments will also be automatically allocated to the Guarantee Account.

                      Amounts invested in the Immediate Installment Account earn interest at rates we declare and guarantee at the time of purchase. Although the Immediate Installment Account is a separate account, we assume the risk of investment gain or loss on the Immediate Installment Account's assets. We transfer certain amounts (called Immediate Installments) from the Immediate Installment Account to the Subaccount on a monthly basis to make your Scheduled Installment or supplement your Scheduled Purchase Payments in accordance with your instructions. The amount transferred from the Immediate Installment Account to the Subaccount will never exceed the amount of your Scheduled Installment minus the amount of your Scheduled Purchase Payment. We will return to you any amount in excess of what is needed to make all Scheduled Installments. The excess amount will be returned to you within 7 days of our receipt.

                      Whether a transfer from the Immediate Installment Account makes your Scheduled Installment or supplements your Scheduled Purchase Payment is dependent upon the amount in the Immediate Installment Account and your transfer instructions at the time the Flexible Purchase Payment is received. We determine the amount of the Immediate Installment we transfer each month to the Subaccount on the date the Flexible Purchase Payment is received accompanied with complete transfer instructions. This amount depends on:

                         . the amount of your Flexible Purchase Payment;

                         . the rate of interest that we credit to the Flexible
                           Purchase Payment; and

                         . the number of installments you choose.

                      Transfer instructions must include direction as to:

                        (1) whether the Flexible Purchase Payment is to be used
                            to fully pay some or all of your Scheduled
                            Installments; or

                        (2) whether the Flexible Purchase Payment is to be used
                            to lower the amount of some or all of your Scheduled Purchase Payments.

                      Is the contract available as a Qualified Contract or a Non-Qualified Contract? We designed the contract for use in connection with certain types of retirement plans that receive favorable treatment under the Code ("Qualified Contracts"). Qualified retirement plans provide their own tax deferral benefit, so there should be another reason for you to purchase the contract, aside from tax deferral. Please consult a tax adviser to determine whether this contract is an appropriate investment for the qualified retirement plan. This contract is also available in connection with retirement plans that do not qualify for such favorable treatment under the Code. Such contracts are referred to throughout this prospectus as "Non-Qualified Contracts." The information regarding the tax treatment of the contracts generally applies to Non-Qualified Contracts. Different rules and regulations may apply to contracts issued as Qualified Contracts. Please consult a qualified tax adviser for additional information.

                      What surrender and access charges are associated with the contract? If you surrender your contract or take partial withdrawals before your Annuity Commencement Date, we may assess a surrender and/or access charge.

                     . For amounts partially withdrawn or surrendered from the Subaccount and/or the Guarantee Account, we will assess a surrender charge. We will determine this charge by assuming that the amount being withdrawn on the date of the partial withdrawal or surrender comes entirely from Scheduled Installments made to date and not previously withdrawn (withdrawals repaid within 12 months are not considered withdrawals for purposes of the surrender charge calculation). Depending upon the Contract Year of your surrender or partial withdrawal, the surrender charge will be anywhere from 9% to 1% of the lesser of:

                        (1) Scheduled Installments made to date and not
                            previously withdrawn (withdrawals repaid within 12 months are not considered withdrawals for purposes of the surrender charge calculation); and

                        (2) the amount withdrawn.

                     . For amounts partially withdrawn or surrendered from the Immediate Installment Account, we will assess an access charge. This charge will be anywhere from 6% to 1% of the Immediate Installment Account Value withdrawn depending on the duration of the remaining Immediate Installments. In addition, we will apply a Market Value Adjustment to determine the Immediate Installment Account Value and the amount available for a partial withdrawal or surrender from the Immediate Installment Account.

                      We may waive the surrender and/or access charges if you apply your Contract Value upon surrender to certain available Optional Payment Plans. See the "Charges and Other Deductions" provision in this prospectus.

                      Are there any other charges? We assess a daily charge, equal to an effective annual rate of 1.50%, against the average daily net assets of the Subaccount. This charge consists of a 0.15% administrative expense charge and a 1.35% mortality and expense risk charge.

                      Prior to May 1, 2006, we assessed a $10.00 monthly billing fee for all direct billed Scheduled Purchase Payments. Effective May 1, 2006, we will no longer assess the monthly billing fee. Any missed monthly billing fees accrued before May 1, 2006, however, will not be waived.

                      If state premium taxes are assessed, we will deduct any state assessed premium taxes either:

                         . at the time your contract incurs such taxes;

                         . at surrender or distribution of the contract; or

                         . at any other time we choose.

                      Premium taxes may be taken from Purchase Payments or from proceeds at surrender, at the time of a partial withdrawal, annuitization, or death, as applicable. State premium taxes are based on the residence of the Owner at the time the tax is assessed. See the "Charges and Other Deductions" provision in this prospectus.

                      The Total Return Fund also has certain expenses. These include management fees and other expenses associated with its daily operations. See the "Fee Tables" provision in this prospectus. In addition, these expenses are more fully described in the prospectus for the Total Return Fund.

                      There are various charges assessed for rider options. The maximum charge for each Optional Rider is listed in the "Fee Tables" provision in this prospectus. For additional information, see the "Optional Riders" provision in the section entitled "The Contract" in this prospectus.

                      For a complete discussion of all charges associated with the contract, see the "Charges and Other Deductions" provision in this prospectus.

                      We pay compensation to broker-dealers who sell the contracts. For a discussion of this compensation, see the "Sales of the Contract" provision in this prospectus.

                      How do you calculate my monthly Income Payments? We will pay you a monthly income for life with a guaranteed minimum period beginning on the Annuity Commencement Date, provided the Annuitant is still living. The amount of your Income Payments depends on:

                         . your Contract Value;

                         . whether you are receiving Guaranteed Minimum Income
                           Payments;

                         . the age and gender of the Annuitant(s); and

                         . the specific payment plan you choose.

                      See the "Benefits at Annuity Commencement Date" provision in this prospectus.

                      What happens if an Owner dies before the Annuity Commencement Date? If any Owner dies before the Annuity Commencement Date while the contract is in force, the Joint Owner, if any, becomes the sole Owner of the contract. If there is no Joint Owner, the Designated Beneficiary becomes the sole Owner of the contract. Certain distribution rules imposed by Federal tax law also will apply. However, spouses who are Designated Beneficiaries and not Joint Annuitants are not permitted spousal continuation under the contract. Under such circumstances, the distribution rules for non-spousal beneficiaries will apply. We may pay a Death Benefit to the Designated Beneficiary. See "The Death Benefit" provision in this prospectus.

                      May I surrender the contract or take a partial withdrawal? You may surrender the contract for its Surrender Value at any time before the Annuity Commencement Date. In addition, you may take partial withdrawals of at least $100 from Contract Value. If you surrender the contract or take a partial withdrawal, we may assess a surrender and/or access charge. Partial withdrawals will be made first from the Guarantee Account, then the Immediate Installment Account, and finally, the Subaccount, unless you request otherwise.

                      You may also surrender your contract on the Annuity Commencement Date for the Contract Value as of that Valuation Day, but without any surrender and/or access charges. In order to receive the lump sum payment, you must notify us at our Home Office of your intent to receive a lump sum payment on the Annuity Commencement Date within at least 10 business days and not more than 90 days prior to the Annuity Commencement Date. You will lose any Guaranteed Minimum Income Payments upon the Annuity Commencement Date if you elect to receive a lump sum payment. You may be subject to income tax, and a 10% IRS penalty tax if you are younger than age 59 1/2 at the time of the partial withdrawal or surrender. A surrender or a partial withdrawal may also be subject to income tax withholding. In addition, taking a lump sum payment in lieu of Income Payments may have adverse tax consequences. See the "Federal Tax Matters" provision in this prospectus.

                      You must repay the amount of each partial withdrawal from the Subaccount (including any interest on the amount received at an effective annual rate of 6%), within one year of the partial withdrawal, but no later than the Annuity Commencement Date to retain your eligibility to receive Guaranteed Minimum Income Payments, unless you meet the requirements for reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule. Interest will be assessed from the date of the partial withdrawal to the date we receive full repayment.

                      If you repay the amount of each partial withdrawal received from the Subaccount within 12 months of the partial withdrawal, we will reimburse the Subaccount in the amount of the surrender charge we assessed when you made the partial withdrawal. The reimbursed amount will come from the assets of our General Account. Such amounts will be allocated to the Subaccount on the Valuation Day your repayment of the partial withdrawal is received. If your repayment of the partial withdrawal is received on a day when the New York Stock Exchange is not open or the Portfolio is not valuing its shares, we will allocate your repayment to the Subaccount on the next Valuation Day. Because of this reimbursement, all subsequent amounts distributed from the Subaccount will be subject to a surrender charge.

                       For example:

                       Assume you have made Scheduled Installments of $18,000 during the first Contract Year and your Contract Value is $20,000 (all of which is allocated to the Subaccount) and you then request to take a partial withdrawal of $10,000 on May 1, 2007.

                       You will receive $9,100 assuming no premium taxes or income taxes are withheld. A surrender charge of $900 ($10,000 x 9%) will be withheld by us. To reinstate your Guaranteed Minimum Income Payment, you must pay to us $9,100 plus interest at a rate of 6% before May 1, 2008 (in addition to paying your regularly Scheduled Installments).

                       On August 1, 2007 you repay $5,000 plus interest of the $9,100 received in May. We will then allocate to the Subaccount your $5,000 plus $494.51 ($900 x $5,000/$9100). Then on December 1, 2007 you repay the remaining $4,100 plus interest of the $9,100 received in May. We will then allocate to the Subaccount your $4,100 plus $405.49 ($900 x $4100/$9100).

                      Partial withdrawals from the Immediate Installment
                      Account or Guarantee Account do not have to be repaid to receive your Guaranteed Minimum Income Payment, but you may have to increase the amount of your Scheduled
                      Purchase Payments since amounts withdrawn from those accounts will not be available for Scheduled Installments.

                      In addition, partial withdrawals may reduce your Death Benefit. See "The Death Benefit" provision in this prospectus.

                      For more information on surrenders and partial withdrawals, see the "Surrenders and Partial Withdrawals" provision in this prospectus.

                      Do I have a return privilege? Yes. You have the right to return the contract to us at our Home Office at the address listed on page 1 of this prospectus within a certain number of days (usually 15 days from the date you receive the contract, but some states require different periods) and we will cancel the contract.

                      If you exercise this right, we will cancel the contract as of the Valuation Day we receive your contract with your written request to cancel. Upon receipt of such information, we will send you a refund equal to your Contract Value, plus or minus any applicable Market Value Adjustment, plus any deductions we have made from your Purchase Payments before their allocation to the contract. Alternatively, if required by the laws of your state, we will refund your Purchase Payments (less any partial withdrawals previously taken). See the "Additional Information -- Return Privilege" and the "Appendix -- Annuity Cross Funding Program" provisions in this prospectus.

                      Are there optional benefits available under the contract? Optional benefits are available by purchasing one or more of the following riders with the contract. Not all of the rider options listed below may be available in all states. In addition, the riders are not available to fully funded contracts or to contracts issued through an Annuity Cross Funding Program. The riders are:

                         . the Disability Benefit Rider Option;

                         . the Joint Annuitant Life Benefit Rider Option; and

                         . the Unemployment Benefit Rider Option.

                      See "The Contract" and the "Appendix -- Annuity Cross Funding Program" provisions in this prospectus for additional information.

                      What are the Federal tax implications of my investment in the contract? Generally, all investment earnings under the contract are tax-deferred until withdrawn or until Income Payments begin. A distribution from the contract, which includes a full surrender or a partial withdrawal, or a payment of a death benefit, will generally result in taxable income if there has been an increase in Contract Value. In certain circumstances, a 10% IRS penalty tax may also apply. All amounts includable in income with respect to the contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends. See the "Federal Tax Matters" provision of this prospectus.

Condensed Financial Information



                      The value of an Accumulation Unit is determined on the basis of changes in the per share value of the Total Return Fund and the assessment of Variable Account charges. The Accumulation Unit value information for Accumulation Units outstanding for the period shown are as follows:



                                                                         Number of
                                       Accumulation      Accumulation  Accumulation
                                      Unit Values at    Unit Values at   Units at
Subaccount                          Beginning of Period End of Period  End of Period Year
-----------------------------------------------------------------------------------------
GE Investments Funds, Inc.
-----------------------------------------------------------------------------------------
Total Return Fund -- Class 1 shares       $11.62            $11.86      19,687,409   2005
                                           10.90             11.62      11,448,155   2004
                                            9.20             10.90       4,540,351   2003
                                           10.00              9.20         616,931   2002
-----------------------------------------------------------------------------------------



                      The Total Return Fund -- Class 3 shares were added to the product on May 1, 2006. Therefore, no Condensed Financial Information is available.

Investment Results

                      At times, the Variable Account may present its investment results or compare its investment results to various unmanaged indices or other variable annuities in reports to shareholders, sales literature, and advertisements. We will calculate the results on a total return basis for various periods, with or without surrender charges. Results calculated without surrender charges will be higher.

                      Total returns assume an initial investment and include the reinvestment of all dividends and capital gains of the Total Return Fund and the deduction of Portfolio charges and expenses, the contract's mortality and expense risk charge and the administrative expense charge. Standardized total returns also reflect surrender charges, a maximum one month charge for the optional riders and a $10.00 billing fee. Non-standardized returns do not reflect charges for the optional riders or the $10.00 billing fee. Premium taxes are not reflected in any of the calculations, but may apply. See the Statement of Additional Information for further information.

Financial Statements



                      The consolidated financial statements for the Company are set forth herein. The financial statements of the Variable Account are located in the Statement of Additional Information. If you would like a free copy of the Statement of Additional Information, call (800) 352-9910 or write to our Home Office at the address listed on page 1 of this prospectus. In addition, the Statement of Additional Information is available on the SEC's website at http://www.sec.gov.

The Company

                      We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871. We principally offer life insurance policies and annuity contracts. We do business in 49 states and the District of Columbia. Our principal offices are located at 6610 West Broad Street, Richmond, Virginia 23230. We are obligated to pay all amounts promised under the contract.

                      Capital Brokerage Corporation serves as principal underwriter for the contracts and is a broker/dealer registered with the SEC. GNA Corporation directly owns the stock of Capital Brokerage Corporation and the Company. GNA Corporation is directly owned by Genworth Financial, Inc., a public company.

                      We are a charter member of the Insurance Marketplace Standards Association ("IMSA"). We may use the IMSA membership logo and language in our advertisements, as outlined in IMSA's Marketing and Graphics Guidelines. Companies that belong to IMSA subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.

                      For more information about us, see the provision entitled "Genworth Life and Annuity Insurance Company" in this prospectus.

The Variable Account



                      We established the Variable Account as a separate investment account on August 19, 1987. The Variable Account may invest in mutual funds, unit investment trusts, managed separate accounts, and other portfolios. We use the Variable Account to support the contract as well as for other purposes permitted by law.

                      Currently, only one Subaccount of the Variable Account is available under the contract. The Subaccount invests exclusively in shares of the GE Investments Funds, Inc. -- Total Return Fund. For contracts issued on or after May 1, 2006, the Subaccount invests in the Total Return Fund -- Class 3 shares. For contracts issued before May 1, 2006, the Subaccount invests in the Total Return Fund -- Class 1 shares. Other variable investment options may be available if you are participating in the Annuity Cross Funding Program. See the
                      "Appendix -- Annuity Cross Funding" provision in this prospectus.

                      The assets of the Variable Account belong to us. Nonetheless, we do not charge the assets in the Variable Account with liabilities arising out of any other business which we may conduct. The assets of the Variable Account will, however, be available to cover the liabilities of our General Account to the extent that the assets of the Variable Account exceed its liabilities arising under the contracts supported by it. Income and both realized and unrealized gains or losses from the assets of the Variable Account are credited to or charged against the Variable Account without regard to the income, gains, or losses arising out of any other business we may conduct.

                      We registered the Variable Account with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). The Variable Account meets the definition of a separate account under the federal securities laws. Registration with the SEC does not involve supervision of the management or investment practices or policies of the Variable Account by the SEC. You assume the full investment risk for all amounts you allocate to the Variable Account.

THE SUBACCOUNT
AND THE GE
INVESTMENTS
FUNDS, INC. --
TOTAL RETURN
FUND
                      The Subaccount of the Variable Account offered in the contract invests in shares of the Total Return Fund, which is registered with the SEC under the 1940 Act as an open-end management investment company. GE Investments Funds, Inc. recently adopted a multiple class plan for the Total Return Fund that took effect on May 1, 2006. Under the multiple class plan, all shares of the Total Return Fund outstanding on May 1, 2006 were redesignated as Class 1 shares and will remain the investment option for the Subaccount for contracts issued before May 1, 2006. For contracts issued on or after May 1, 2006, the Subaccount will invest in Class 3 shares, a new class of Total Return Fund shares.

                      Before investing in the contract, carefully read the prospectus for the Total Return Fund along with this prospectus. We summarize the investment objective of the Total Return Fund in the following paragraph. There is no assurance that the Total Return Fund will meet this objective. We do not guarantee any minimum value for the amounts allocated to the Variable Account. You bear the investment risk of investing in the Total Return Fund.

                      The investment objective and adviser to the Total Return Fund is as follows:



Investment Objective                                                             Adviser
-----------------------------------------------------------------------------------------------------
Seeks the highest total return, composed of current income and       GE Asset Management Incorporated
capital appreciation, as is consistent with prudent investment risk.
-----------------------------------------------------------------------------------------------------



                      We will purchase shares of the Total Return Fund at net asset value and direct them to the Subaccount. We will redeem sufficient shares of the Total Return Fund at net asset value to pay Death Benefits, surrender proceeds, and partial withdrawals, to make Income Payments, or for other purposes described in the contract. We automatically reinvest all dividend and capital gain distributions of the Total Return Fund in shares of the Total Return Fund at its net asset value on the date of distribution. In other words, we do not pay dividends or capital gains of the Total Return Fund to Owners as additional units, but instead reflect them in unit values.

                      Shares of the Total Return Fund are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies that issue variable annuity contracts and variable life insurance policies. In addition, they may be sold to retirement plans.

                      When the Total Return Fund sells its shares both to variable annuity and to variable life insurance separate accounts, it engages in mixed funding. When the Total Return Fund sells its shares to separate accounts of unaffiliated life insurance companies, it engages in shared funding.

                      The Total Return Fund may engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interests of various shareholders participating in the Total Return Fund could conflict. The Board of Directors of the Total Return Fund will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. See the prospectus for the Total Return Fund for additional information.

                      Prior to May 1, 2006, we had in place an agreement with GE Asset Management Incorporated ("GEAM") under which GEAM paid us fees for performing administrative and other services relating to the Total Return Fund. The fees paid under that agreement were in amounts equal to a maximum of 0.35% of the average daily net assets of the Variable Account invested in the Total Return Fund on an annual basis. Effective May 1, 2006, we entered into a new Administrative Services Agreement with GEAM pursuant to which GEAM will compensate us for providing services in the nature of "personal services and/or maintenance of shareholder accounts" as referenced in NASD Conduct Rule 2839(b)(9) and certain other administrative services delineated therein. GEAM compensates us in amounts equal to 0.05% of the average daily net assets of the Variable Account invested in the Total Return Fund on an annual basis. Payments of these amounts is not an additional charge to you by the Total Return Fund or by us, but is paid from GEAM out of its own resources.

                      With regard to Class 1 shares of the Total Return Fund, GE Investments Funds, Inc. has adopted an Investor Services Plan (the "Services Plan") pursuant to which the Total Return Fund may compensate us for performing certain investor services specified therein necessary to administer the contracts (including account maintenance, record-keeping, and other services) and to facilitate GE Investments Funds, Inc.'s provision of services to investors in Class 1 shares of the Total Return Fund. Pursuant to an Investor Services Agreement related to the Services Plan, GE Investments Funds, Inc. pays us for such services at an annual rate not to exceed 0.20% of the average daily net assets of the Total Return Fund attributable to Class 1 shares. The Services Plan and the Investor Services Agreement are effective May 1, 2006 and, therefore, no amounts were paid under the Services Plan during 2005.

                      With regard to Class 3 shares of the Total Return Fund, pursuant to Rule 12b-1 under the 1940 Act, the board of directors of GE Investments Funds, Inc. adopted an Investor Services and Distribution Plan (the "Distribution Plan") pursuant to which the Total Return Fund may compensate Capital Brokerage Corporation for performing certain services and incurring certain expenses in promoting and distributing Class 3 shares of the Fund. Pursuant to a distribution agreement between the GE Investment Funds, Inc. and its principal underwriter and an agreement between such principal underwriter and Capital Brokerage Corporation, the Total Return Fund pays Capital Brokerage Corporation for such services at a maximum annual rate of 0.30% of the average daily net assets of the Total Return Fund attributable to Class 3 shares. The Distribution Plan and the related agreements are effective May 1, 2006. Because Class 3 shares of the Total Return Fund were not available as the investment option under the contracts until May 1, 2006, no amounts were paid under the Distribution Plan during 2005.

VOTING RIGHTS
                      As required by law, we will vote shares of the Total Return Fund held in the Variable Account at special shareholder meetings based on instructions from you. The voting will be done in accordance with your instructions if you have Subaccount value or are receiving variable Income Payments. However, if the law changes and we are allowed to vote in our own right, we may elect to do so.

                      Before Income Payments begin, we will determine the number of votes which an Owner has the right to cast by dividing the value in the Subaccount by the net asset value of the Total Return Fund. In determining the number of votes, we will recognize fractional shares. On or after Income Payments begin, an Owner's voting interest, if any, is determined by dividing the dollar value of the liability for future variable Income Payments to be paid from the Subaccount by the net asset value of the Total Return Fund. We will designate a date for this determination not more than 90 days before the shareholder meeting.

                      We will vote shares of the Total Return Fund for which no timely instructions are received in the same proportion as those that are received. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the number of votes eligible to be cast.

                      Whenever the Total Return Fund calls a shareholder meeting, Owners with voting interests in the Total Return Fund will be notified of issues requiring the shareholders' vote as soon as possible before the shareholder meeting. Each person having a voting interest in the Total Return Fund will receive proxy voting materials, reports, other materials, and a form with which to give us voting instructions.

                      Since the Total Return Fund may engage in shared funding, other persons or entities besides us may vote shares of the of Total Return Fund.

CHANGES TO THE
VARIABLE
ACCOUNT AND
THE
SUBACCOUNT
                      We reserve the right, within the law, to make additions, deletions and substitutions for the Total Return Fund. We may substitute shares of other portfolios for shares already purchased, or to be purchased in the future, under the contract. This substitution might occur if shares of the Total Return Fund should no longer be available, or if investment in the Total Return Fund should become inappropriate for the purposes of the contract, in the judgment of our management. The new portfolio may have higher fees and charges than the Total Return Fund and not all portfolios may be available to all classes of contracts. Currently, we have no intention of substituting or deleting the current investment option, however, we reserve our right to do so should the current investment option become inappropriate to maintain the guarantees under the contract. We will only substitute the current investment with an equity based investment option should we exercise our right to substitute the current investment option in the future. No substitution or deletion will be made to the contract without prior notice to you and before any necessary approval of the SEC in accordance with the 1940 Act.

                      We also reserve the right to establish additional subaccounts, each of which would invest in a separate portfolio of GE Investments Funds, Inc., or in shares of another investment company, with a specified investment objective. We may also eliminate one or more subaccounts if, in our sole discretion, marketing, tax, or investment conditions warrant. We will not eliminate a subaccount without prior notice to you and before any necessary approval of the SEC. Not all subaccounts may be available to all classes of contracts.

                      If permitted by law, we may create new variable accounts; deregister the Variable Account under the 1940 Act in the event such registration is no longer required; manage the Variable Account under the direction of a committee; or combine the Variable Account with one of our other separate accounts. Further, to the extent permitted by applicable law, we may transfer the assets of the Variable Account to another separate account.

SCHEDULED
INSTALLMENTS TO
THE SUBACCOUNT --
POLICIES AND
PROCEDURES
                      We have not adopted policies and procedures with regard to frequent trading for this product. This product is unique compared to other variable annuity products because it only has one Subaccount investing in one Portfolio and transfers to that Subaccount may only be made at a prescribed period for a prescribed amount.

                      In order to receive your Guaranteed Minimum Income Payments, you must make all required Scheduled Installments to the Subaccount. Scheduled Installments may only be made on the Monthly Due Date and only in an amount predetermined at the time the contract is issued. You may not transfer assets from the Subaccount to the Immediate Installment Account or the Guarantee Account. See "The Contract -- Purchase Payments" provision in this prospectus for more information.

                      The Total Return Fund may refuse Purchase Payments for any reason. In such case, if we cannot make the purchase request on the date of your Scheduled Installment, your Scheduled Installment will be made on the next Valuation Day.

The Guarantee Account and
The Immediate Installment Account



THE GUARANTEE
ACCOUNT
                      Amounts in the Guarantee Account are held in, and are part of, our General Account. The General Account consists of our assets other than those allocated to the Variable Account and our other separate accounts. Subject to statutory authority, we have sole discretion over the investment of assets of the General Account. The assets in the General Account are chargeable with liabilities arising out of any business we may conduct.

                      Due to certain exemptive and exclusionary provisions of the federal securities laws, we have not registered interests in the Guarantee Account under the Securities Act of 1933 (the "1933 Act"), and we have not registered either the Guarantee Account or our General Account as an investment company under the 1940 Act. Accordingly, neither the interests in our Guarantee Account nor our General Account are generally subject to regulation under the 1933 Act and the 1940 Act. Disclosures, or lack thereof, relating to the interests in the Guarantee Account and the General Account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy of statements made in a registration statement.

                      We allocate Scheduled Purchase Payments received in advance of the Monthly Due Date to the Guarantee Account. We then will transfer the required amount to fund the Scheduled Installment to the Subaccount as of the Monthly Due Date.

                      We allocate any Flexible Purchase Payment received that is equal to or less than 6 times the amount of the Scheduled Purchase Payment to the Guarantee Account. We also allocate Flexible Purchase Payments that we receive with insufficient transfer instructions to the Guarantee Account. Insufficient transfer instructions include when you do not tell us whether you want your Flexible Purchase Payment to:

                        (i) lower the amount of the Scheduled Purchase Payment
                            you must make each month; or

                       (ii) completely prepay a certain number or all of your
                            remaining Scheduled Installments.

                      The Flexible Purchase Payment will remain in the Guarantee Account and earn interest until we receive your instructions concerning the method of transfer. Once we have these instructions, we will establish a schedule of Immediate Installments and transfer your Flexible Purchase Payment from the Guarantee Account to the Immediate Installment Account. See "The Contract" provision in this prospectus.

                      We determine the interest rates credited to assets in the Guarantee Account at our sole discretion. The determination made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which we may acquire with the amounts we receive as Purchase Payments or transfers of assets under the contracts. You will have no direct or indirect interest in these investments. We also will consider other factors in determining interest rates for a guarantee period including, but not limited to, regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends, and competitive factors. Amounts you allocate to the Guarantee Account will not share in the investment performance of our General Account. We cannot predict or guarantee the level of interest rates in the future, however, the interest rates credited will be at least the guaranteed interest rate shown in your contract.

THE IMMEDIATE
INSTALLMENT
ACCOUNT
                      Due to certain exclusionary provisions of the federal securities laws, we have not registered the Immediate Installment Account as an investment company under the 1940 Act. Accordingly, the Immediate Installment Account is not generally subject to regulation under the 1940 Act. However, we have registered interests in the Immediate Installment Account under the 1933 Act, and disclosures relating to the interests in the Immediate Installment Account are subject to the provisions of that Act.

                      The Immediate Installment Account is a non-unitized separate account that we have established for the payment of future Immediate Installments. Provided we have sufficient direction from you to do so, we commit to make all future Immediate Installments at the time we accept your Flexible Purchase Payment and place that Flexible Purchase Payment into the Immediate Installment Account. The assets of the Immediate Installment Account equal, at the least, the reserves and other contract liabilities supported by the Immediate Installment Account. Like the Variable Account, but unlike the Guarantee Account, we do not charge the assets in the Immediate Installment Account with liabilities arising out of any other business which we may conduct. The assets of the Immediate Installment Account will, however, be available to cover the liabilities of our General Account to the extent that the assets of the Immediate Installment Account exceed its liabilities arising under the contracts supported by it. Income and both realized and unrealized gains or losses from the assets of the Immediate Installment Account are credited to or charged against the Immediate Installment Account without regard to the income, gains, or losses arising out of any other business we may conduct.

                      For each Flexible Purchase Payment allocated to the Immediate Installment Account, we calculate a level monthly interest rate. The level monthly interest rate is the single rate at which the present value of the Immediate Installments generated equals the Flexible Purchase Payment less any premium tax. The level monthly interest rate will be different for each Flexible Purchase Payment made.

                      We have no specific formula for determining the level monthly interest rate. Our determination may be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as Flexible Purchase Payments under the contract. We will invest these amounts primarily in investment-grade fixed income securities including, but not limited to:

                         . securities issued by the U.S. Government or its
                           agencies or instrumentalities -- such securities may or may not be guaranteed by the U.S. Government;

                         . debt securities that have an investment grade, at
                           the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service;

                         . mortgage-backed securities collateralized by real
                           estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; and

                         . other debt instruments, commercial paper, cash or
                           cash equivalents.

                      You will have no direct or indirect interest in these investments, and you do not share in the investment performance of the assets of the Immediate Installment Account. We also will consider other factors in determining the interest we credit on amounts allocated to the Immediate Installment Account including:

                         . regulatory and tax requirements;

                         . sales commissions;

                         . administrative expenses borne by us;

                         . general economic trends; and

                         . competitive factors.

                      Our management will make the final determination on the interest we credit. We cannot predict or guarantee the level of future interest rates. However, once an interest rate has been declared and your payment is invested in the Immediate Installment Account, that interest rate is guaranteed until the entire amount of that Flexible Purchase Payment has been transferred to the Subaccount through Immediate Installments or withdrawn from the Immediate Installment Account. You may call us at any time to obtain the current rate of interest applied to Flexible Purchase Payments allocated to the Immediate Installment Account. The rate of interest a Flexible Purchase Payment receives will be disclosed on your confirmation statement.

                      A Market Value Adjustment can increase or decrease the amounts surrendered from the Immediate Installment Account depending on current interest rate fluctuations. A Market Value Adjustment is not taken for amounts transferred from the Immediate Installment Account to the Subaccount for purposes of making a Scheduled Installment. When current interest rates are higher than the interest rate declared for your Flexible Purchase Payment(s), a Market Value Adjustment would reduce the value of the amount distributed. When current interest rates are lower than the interest rate declared for your Flexible Purchase Payment(s), a Market Value Adjustment would increase the value of the amount distributed. Consequently, the Immediate Installment Account Value will vary based on changes in interest rates since the date of your Flexible Purchase Payment, transfers of Immediate Installments and any partial withdrawals from the Immediate Installment Account. See the "Charges and Other Deductions" provision in this prospectus. We do not guarantee the Immediate Installment Account Value.

The Contract



                      The contract is a scheduled purchase payment variable deferred annuity contract. We describe your rights and benefits below and in the contract. Your contract may differ in certain respects from the description in this prospectus due to variations in state insurance law requirements. Your contract reflects what applies to you.

PURCHASING A
CONTRACT
                      You may purchase a contract through an authorized sales representative. The sales representative will send your completed application to us, and we will decide whether to accept or reject it. If we accept your application, our legally authorized officers will prepare and execute a contract. We then send the contract to you through your sales representative. See the "Sales of the Contract" provision in this prospectus.

                      If we receive a completed application and all other information necessary for processing a purchase order, we will apply your initial Purchase Payment, which can be either a Scheduled Purchase Payment, a Flexible Purchase Payment or both, no later than two business days after we receive the order. While attempting to finish an incomplete application, we may hold your initial Purchase Payment for no more than five business days. If the application cannot be completed within those five days, we will inform you of the reasons, and will return your initial Purchase Payment immediately (unless you specifically authorize us to keep the Purchase Payment until the application is complete). Once you complete your application, we must apply the initial Purchase Payment within two business days. Scheduled Purchase Payments will be applied to the Subaccount. Flexible Purchase Payments received with the application will be applied to the Immediate Installment Account or Guarantee Account. See the "Purchase Payment" provision in this prospectus. The date we apply the initial Purchase Payment becomes the Contract Date. We will apply any additional Purchase Payments received after the Contract Date on the Valuation Day on which they are received.

                      To apply for a contract, you must be of legal age in a state where we may lawfully sell the contracts. The person(s) designated as the Annuitant(s) must be younger than age 71.

                      We may sell the contract as Non-Qualified, as well as for use with certain qualified retirement plans. Please be aware that if you are purchasing the contract for use with a qualified retirement plan, the contract includes features such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit. If you are purchasing this contract as a Qualified Contract, you should consider purchasing the contract for its death benefit, income benefits, or other benefits not related to tax deferral. Please consult a tax adviser to determine whether this contract is an appropriate investment for the qualified retirement plan.

                      Purchasing the contract through a tax-free "Section 1035" exchange. Section 1035 of the Code generally permits you to exchange one annuity contract for another in a "tax-free exchange." Therefore, you can use the proceeds from another annuity contract or life insurance policy to make Scheduled or Flexible Purchase Payments. Before making an exchange to acquire this contract, you should carefully compare this product to your current contract or policy. You may have to pay a surrender charge under your current contract or policy to exchange it for this contract, and this contract has its own surrender charges (as well as access charges) which would apply to you. The other fees and charges under this contract may be higher (or lower), and the benefits may be different, than those of your current contract or policy. In addition, you may have to pay federal income and penalty taxes on the exchange if it does not qualify for Section 1035 treatment. You should not exchange your current contract or policy for this contract unless you determine, after evaluating all of the facts, that the exchange is in your best interest. Please note that the person who sells you this contract generally will earn a commission.

OWNERSHIP
                      As Owner(s), you have all the rights under the contract, subject to the rights of any irrevocable beneficiary. Ownership rights may be restricted by court orders, child support or tax collection actions or other legal proceedings.

                      Two persons may apply for a contract as Joint Owners. Joint Owners have equal undivided interests in their contract. This means that each may exercise any ownership rights on behalf of the other except for ownership changes. Joint Owners also have the right of survivorship. This means if a Joint Owner dies, his or her interest in the contract passes to the surviving Owner. You must have our approval to add a Joint Owner after we issue the contract. Joint Owners added after the Contract Date must be spouses. We may require additional information, such as a copy of your marriage certificate, if Joint Ownership is requested after the Contract Date. During the Annuitant(s)'s life, you can change any non-natural Owner to another non-natural Owner.

                      Except for non-natural Owners, an Owner must be an Annuitant. Therefore, if two natural persons are Joint Owners, they must be Joint Annuitants, unless the contract is issued as an IRA. If the contract is issued as an IRA, there may only be one Owner, but there may be Joint Annuitants provided one of the Joint Annuitants is also the Owner. You cannot change the Annuitant(s) without our consent. If any Owner is not a natural person, a Joint Annuitant cannot be added or removed after the contract is issued.

                      If you purchased this contract with a flexible purchase payment variable deferred annuity contract issued by the Company ("Funding Annuity") pursuant to an Annuity Cross Funding Program, the Owner and Joint Owner (if applicable), Annuitant and Joint

                      Annuitant (if applicable) of this contract, must be the same as the Owner or Joint Owner (if applicable), Annuitant and Joint Annuitant (if applicable) of the Funding Annuity. See the "Appendix -- Annuity Cross Funding Program" provision.

ASSIGNMENT
                      An Owner of a Non-Qualified Contract may assign some or all of his or her rights under the contract as collateral security for a loan. An assignment must occur before the Annuity Commencement Date and while the Annuitant is still living. Once proper notice of the assignment is recorded by our Home Office, the assignment will become effective as of the date the written request was signed.

                      Qualified Contracts may not be assigned, pledged or otherwise transferred except where allowed by law.

                      We are not responsible for the validity or tax consequences of any assignment. We are not liable for any payment or settlement made before the assignment is recorded. Assignments will not be recorded until our Home Office receives sufficient direction from the Owner and the assignee regarding the proper allocation of contract rights.

                      Amounts pledged or assigned will be treated as distributions and will be included in gross income to the extent that the Contract Value exceeds the investment in the contract for the taxable year in which it was pledged or assigned. Amounts assigned may be subject to an IRS tax penalty equal to 10% loss of the amount included in gross income.

                      Assignment of the entire Contract Value may cause the portion of the contract exceeding the total investment in the contract and previously taxed amounts to be included in gross income for federal income tax purposes each year that the assignment is in effect. See the "Federal Tax Matters" provision of this prospectus.

GUARANTEED
MINIMUM
INCOME
PAYMENTS
                      The contract offers you guaranteed periodic annuity benefits that can protect your investment against the adverse results of poor Subaccount performance. If you make all Scheduled Installments on time and pay back the amount of any partial withdrawal received from the Subaccount with interest within one year of the partial withdrawal (but not later than the Annuity Commencement Date which must be a date at least 10 years from the date the contract is issued), then we guarantee that no matter how the Subaccount performs, each monthly Income Payment you receive will never be less than the amount of the Guaranteed Minimum Income Payment.

                      Should you miss a Scheduled Installment, you may still meet the requirements for making Scheduled Installments:

                        (1) if you pay any missed Scheduled Installment(s) and
                            any missed monthly billing fee(s), with interest, within one year of the due date of the missed Scheduled Installment (but not later than the Annuity Commencement Date which must be a date at least 10 years from the date the contract is issued); and

                        (2) you make no more than 24 Scheduled Installments
                            over the life of the contract outside of the grace period (within 30 days after the date each Scheduled Installment is due).

                      Should you fail to meet the conditions listed above, you may still be entitled to reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule under the contract. See the "Guaranteed Minimum Income Payments" provision later in this prospectus for additional information. If you do not meet the conditions listed above, and you are not entitled to reduced Guaranteed Minimum Income Payments under the contract, you can still receive Income Payments on the Annuity Commencement Date, but you will lose your right to the guaranteed minimum.

PURCHASE
PAYMENTS
                      General. Purchase Payments can be Scheduled Purchase Payments or Flexible Purchase Payments. How we allocate these payments depends on your instructions, when we receive the payment and the amount of the payment received. See the "Purchase Payment Allocation Table" in the "Synopsis" section provision of this prospectus.

                      Purchase Payments received will be allocated as follows:

                        (1) Any Scheduled Purchase Payment made on or after the
                            Monthly Due Date for purposes of satisfying a Scheduled Installment will be allocated to the Subaccount;

                        (2) Any Scheduled Purchase Payment made for purposes of
                            satisfying a Scheduled Installment, but received prior to that installment's Monthly Due Date will be allocated to the Guarantee Account until the Monthly Due Date. On the Monthly Due Date, that Purchase Payment will be transferred to the Subaccount;

                        (3) Any Flexible Purchase Payment received that is
                            greater than 6 times the amount of the Scheduled Purchase Payment and accompanied with complete transfer instructions will be allocated to the Immediate Installment Account. If no transfer instructions are received, the payment will be allocated to the

                            Guarantee Account. Should the payment received exceed the amount required to make all remaining Scheduled Installments, the excess amount will be returned to the Owner within 7 days;

                        (4) Any Flexible Purchase Payment received that is
                            equal to or less than 6 times the amount of the Scheduled Installment will be allocated to the Guarantee Account.

                      If we receive a Flexible Purchase Payment that is in an amount greater than 6 times the amount of the Scheduled Purchase Payment with complete instructions as to how you want the payment transferred to the Subaccount, we will invest your Flexible Purchase Payment in the Immediate Installment Account. Otherwise, we will invest your Flexible Purchase Payment in the Guarantee Account. Once we receive sufficient transfer instructions, as outlined below, we will transfer your Flexible Purchase Payment from the Guarantee Account to the Immediate Installment Account.

                      Transfer instructions must include direction as to:

                        (1) whether the Flexible Purchase Payment is to be used
                            to fully pay some or all of your Scheduled
                            Installments; or

                        (2) whether the Flexible Purchase Payment is to be used
                            to lower the amount of some or all of your Scheduled Purchase Payments.

                      Flexible Purchase Payments received that are equal to or less than 6 times the amount of the Scheduled Purchase Payment will be invested in the Guarantee Account and cannot be transferred to the Immediate Installment Account. Assets in the Guarantee Account, however, can be used to make Scheduled Installments.

                      Transfers or payments to the Subaccount cannot be greater than the Scheduled Installment amount. Scheduled Installments can be made by:

                        (1) Scheduled Purchase Payments;

                        (2) Immediate Installments from the Immediate
                            Installment Account;

                        (3) transfers from the Guarantee Account;

                        (4) transfers from another flexible purchase payment
                            variable deferred annuity contract issued by Genworth Life and Annuity Insurance Company (formerly, GE Life and Annuity Assurance Company) or one of its affiliated companies pursuant to an approved Annuity Cross Funding Program (not available for contracts issued on or after August 17, 2004); or

                        (5) a combination of any of the above.

                      The total Purchase Payments for all contracts issued to any one Owner and/or Annuitant cannot exceed $2,000,000 without prior approval from the Company.

                      Establishing Scheduled Installments. We determine your right to receive the Guaranteed Minimum Income Payments, in part, by the timely payment of the Scheduled Installments. Scheduled Installments are the monthly investments that you must make to the Subaccount during the Accumulation Period of your contract. You may make Scheduled Installments through a combination of Scheduled Purchase Payments and Flexible Purchase Payments.

                      We establish the amount and number of your Scheduled Installments when we issue your contract. Once established, the number and amount of the monthly Scheduled Installments cannot be changed. The amount and number of monthly Scheduled Installments depends in part on the amount of Guaranteed Minimum Income Payments and the Annuity Commencement Date you request at the time of application.

                      Guaranteed Minimum Income Payments and Amount of Scheduled Installments. The Guaranteed Minimum Income Payment is the minimum monthly Income Payment we promise to pay beginning on the Annuity Commencement Date (the Annuity Commencement Date must be selected at the time of application and must be a date at least 10 years from the date the contract is issued) and continuing for the lifetime of the Annuitant(s) (or, if such Annuitant(s) dies before the end of a certain stated number of years, for that number of years) provided you have met the conditions necessary to receive the payments.

                      In the event that an Owner marries after we issue the contract, upon our approval, he or she may add their spouse as a Joint Owner and/or Joint Annuitant before the Annuity Commencement Date. If we approve the change, the amount and duration of your Scheduled Installments will not change; however, we will reduce the amount of your Guaranteed Minimum Income Payments because we expect to make such payments for a longer period of time (i.e., until the death of the last surviving spouse). The Guaranteed Minimum Income Payments will be reduced as if the spousal Joint Owner was added to the contract on the Contract Date. In addition, if you purchased this contract pursuant to an Annuity Cross Funding Program, the Owner, Joint Owner (if applicable), Annuitant, and Joint Annuitant (if applicable) of this contract, must be the same as the Owner, Joint Owner (if applicable), Annuitant and Joint Annuitant (if applicable) of the Funding Annuity. See the "Appendix -- Annuity Cross Funding" provision of this prospectus.

                      When you apply for a contract, your application must provide us with:

                         . the Annuity Commencement Date (which may not be
                           changed after the contract is issued);

                         . the age (and for Non-Qualified Contracts, the
                           gender) of the Annuitant(s);

                         . the Accumulation Period (the Accumulation Period
                           must be at least 10 years);

                         . the minimum number of years (between 10 and 50, in
                           five year increments) for which you would like Income Payments to be made; and

                         . one of the following items of information:

                         -- the amount of the Guaranteed Minimum Income Payment
                            you want; or

                          -- how much you want to pay in Scheduled Purchase
                             Payments and/or Flexible Purchase Payments.

                      With either item of information, we can determine the other item.

                      You may not change your Annuity Commencement Date after your contract is issued. Your Annuity Commencement Date must be at least 10 years from the date the contract is issued.

                      When we compute the amount of your Guaranteed Minimum Income Payments that your Scheduled Installments purchase, we consider a number of factors, including:

                         . expected mortality;

                         . persistency;

                         . length of Accumulation Period;

                         . length of certain period;

                         . expected investment performance; and

                         . length of maintenance, acquisition and distribution
                           expenses.

                      Most of these factors may vary from one Owner and/or one market to another. Of the factors listed, the ones most likely to vary by market are: expected mortality, expected persistency, as well as acquisition and distribution expenses.

                      Mortality is dependent on many things, including age, gender, occupation, smoking status, socio-economic status, marital status, place of residence, etc. Age and gender are expressly reflected in the calculation of the Guaranteed Minimum Income Payment.

                      Persistency is also (or can be) impacted by age, occupation, socio-economic status, marital status, whether a Flexible Purchase Payment has been made, etc. Persistency is not directly used in the calculation of the Guaranteed Minimum Income Payment but is an important consideration in the pricing process that determines the level of Guaranteed Minimum Income Payment we can offer.

                      Acquisition and distribution expenses vary by the market in which the contract is sold, e.g. a group sale generally has lower distribution costs per dollar of Purchase Payment than an equivalent number of individual sales. Distribution expenses are not directly reflected in the calculation of the Guaranteed Minimum Income Payment but are an important consideration in the pricing process.

                      We will not necessarily reflect any or all of these factors in determining the Guaranteed Minimum Income Payment formula for a given market. We reserve the right to recognize the impact of these differences should we sell into markets where one or more of the factors is present.

                      Once your contract is issued and your Guaranteed Minimum Income Payments determined, the amount and number of Scheduled Installments determined necessary to obtain your Guaranteed Minimum Income Payments will not change.

                      See the "Guaranteed Minimum Income Payments" section of this prospectus.

                      Making Scheduled Installments. You must make Scheduled Installments on the Monthly Due Date. For contracts issued on or after May 1, 2006, the minimum monthly Scheduled Installment is $250. For contracts issued prior to May 1, 2006, the minimum monthly Scheduled Installment is $100. You may make Scheduled Installments to the Subaccount in one of the following ways:

                        (1) by transferring assets from the Guarantee Account;

                        (2) by transferring assets from the Immediate
                            Installment Account;

                        (3) by making Scheduled Purchase Payments when due;

                        (4) by transferring assets from another flexible
                            purchase payment variable deferred annuity contract issued by Genworth Life and Annuity Insurance Company (formerly, GE Life and Annuity Assurance Company) or one of its affiliated companies pursuant to an approved Annuity Cross Funding Program (not available for contracts issued on or after August 17, 2004); or

                        (5) by any combination of the above.

                      The amount of your Scheduled Purchase Payments will vary based on whether an Immediate Installment is being transferred to the Subaccount. For any month, an Immediate Installment will decrease or eliminate the amount of a Scheduled Purchase Payment that would have been required had there not been an Immediate Installment.

                      We allocate a Scheduled Purchase Payment received before its Monthly Due Date to the Guarantee Account. We will transfer that early payment from the Guarantee Account to the Subaccount on the Monthly Due Date. In the event that we do not receive your Scheduled Purchase Payment on or before its Monthly Due Date, we will use any Guarantee Account Value to make up the missed Scheduled Purchase Payment. If the Guarantee Account Value is insufficient for this purpose and the 30-day grace period has expired, then that Scheduled Installment is considered missed.

                      Transfers cannot be made to the Subaccount investing in the Total Return Fund at any time other than on the Monthly Due Date. Therefore, this product due to its design and one available Subaccount will not permit frequent transfers among investment options.

GRACE PERIOD
                      The contract permits a 30-day grace period for the payment of each Scheduled Installment. This grace period begins the day after the Monthly Due Date for the Scheduled Installment. If the Scheduled Installment remains in default past the end of the grace period an interest rate at an effective annual rate of 6% will be charged to all outstanding amounts. If the Scheduled Installment(s) remains in default past 12 months from the original due date, you will lose the right to Guaranteed Minimum Income Payments, unless you meet the requirements for reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule.

REINSTATEMENT
                      We will notify you of any delinquent payments on subsequent billing notices. In addition, if more than 9 months have passed from the date of the missed Scheduled Installment, we will send you a written notice once per month, up to the 12th month, that you are in danger of forfeiting your right to the Guaranteed Minimum Income Payments. You may reinstate your right to the Guaranteed Minimum Income Payment by paying the missed Scheduled Installment(s), or the missing portion thereof, within the earlier of:

                        (1) one year of its Monthly Due Date; or

                        (2) the Annuity Commencement Date.

                      You also must pay us the missed Scheduled Installment(s), as well as interest at an annual rate of 6%. Interest accrues from the date of the end of the grace period for the missed Scheduled Installment(s) (or portion thereof) until the date of the next Monthly Due Date following the receipt of the payment. In addition, you must repay any missed monthly billing fees. We will notify you of the exact amount you owe.

                      We allocate Purchase Payments for the missed portion of the Scheduled Installments to the Subaccount as of the Valuation Day that we receive them.

                      We apply Purchase Payments representing less than the full amount owed in connection with a missed Scheduled Installment in the following order:

                        (1) to the missed portion of the Scheduled Installment;

                        (2) amounts due for any riders;

                        (3) any missed monthly billing fee(s); and then

                        (4) interest on any missed Scheduled Installment(s).

                      If more than one Scheduled Installment is missed, we apply any Purchase Payment you make to pay the most recently missed Scheduled Installment (or portion thereof). We will reinstate your right to receive full Guaranteed Minimum Income Payments only after you have paid us all of your missed Scheduled Installments, all monthly billing fees, and any interest you owe on the foregoing. To retain your right to full Guaranteed Minimum Income Payments, you may make no more than 24 Scheduled Installments outside the grace period over the life of your contract. If you fail to pay any Scheduled Installment, with any interest that is charged on it within one year from its Monthly Due Date (but not later than the Annuity Commencement Date which must be a date at least 10 years from the date the contract is issued), and any missed monthly billing fees, you forfeit your right to receive the Guaranteed Minimum Income Payments and you cannot reinstate it, (but may still be eligible for reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule in accordance with the terms of your contract). See the "Guaranteed Minimum Income Payments" section of this prospectus.

SCHEDULED
PURCHASE
PAYMENTS
                      When we issue a contract, and whenever we allocate a Flexible Purchase Payment to the Immediate Installment Account, we will send you a new contract data page which includes your revised schedule of Scheduled Purchase Payments. Thus, month-by-month, Scheduled Purchase Payments always equal the difference between Scheduled

                      Installments and Immediate Installments. The minimum Scheduled Purchase Payment is $25.00.

                      You may make Scheduled Purchase Payments through automatic transfers from your bank account (i.e., electronic fund transfers). Doing this helps ensure that you will make your Scheduled Purchase Payments on the Monthly Due Date. Prior to May 1, 2006, we charged a $10.00 per month billing fee for sending you monthly "bills" and manually processing payments if you did not use electronic fund transfers for your Scheduled Purchase Payments. This $10.00 fee is in addition to any required Scheduled Purchase Payment. The $10.00 fee is taken prior to the allocation of your Scheduled Purchase Payment to the Subaccount. Effective May 1, 2006, we will no longer assess the monthly billing fee. Any missed monthly billing fees accrued before May 1, 2006, however, will not be waived.

FLEXIBLE
PURCHASE
PAYMENTS AND
IMMEDIATE
INSTALLMENTS
                      You also may make your Scheduled Installments through Flexible Purchase Payments. Flexible Purchase Payments received on or before the Contract Date will be allocated to the Immediate Installment Account. For Flexible Purchase Payments received after the Contract Date in amounts greater than 6 Scheduled Purchase Payments (computed as of the date that we receive the Flexible Purchase Payment), we will allocate such payments to the Immediate Installment Account, provided we have sufficient transfer instructions as outlined in the "Purchase Payment" provision in this prospectus. We will allocate Flexible Purchase Payments received after the Contract Date to the Guarantee Account for Flexible Purchase Payments that are equal to or less than 6 times the Scheduled Purchase Payments, or for those Flexible Purchase Payments that are greater than 6 times the Scheduled Purchase Payments, but not accompanied by sufficient transfer instructions.

                      We use Flexible Purchase Payments allocated to the Immediate Installment Account to "fund" or generate a series of monthly Immediate Installments that we transfer to the Subaccount on each Monthly Due Date to "pay" all or part of the Scheduled Installments. See the "Purchase Payment Allocation Table" later in this provision. Immediate Installments have the effect of reducing or eliminating the required Scheduled Purchase Payments for all or part of the Accumulation Period, depending on the method you select for the installments. Each Flexible Purchase Payment supports a separate series of Immediate Installments, with each series having a starting date and an ending date. The starting date is generally the Monthly Due Date following the allocation of the payment to the Immediate Installment Account and the ending date depends on the Immediate Installment method you select. However, if you elect one of our optional riders, Flexible Purchase Payments must end on the earlier of the Annuity Commencement Date or age 65 of the covered Annuitant.

                      For each series of Immediate Installments, each monthly installment must be the same amount. For any Flexible Purchase Payment, the fewer the number of Immediate Installments, the larger such Installments can be. Conversely, the smaller each Immediate Installment, the greater the number of installments that the Flexible Purchase Payment can support. Since Immediate Installments may be transferred only on the Monthly Due Date, a greater number of installments translates into a longer portion of the Accumulation Period over which such Installments are made. Thus, you may use a Flexible Purchase Payment to eliminate a number of Scheduled Installments or to "buy down" the amount of some greater number of Scheduled Purchase Payments. Exactly how much you can eliminate or "buy down" depends on the amount of the Flexible Purchase Payment, the rate of interest that we credit to the Immediate Installment Account Value as determined on the date of purchase and the number of installments.

                      We compute the series of installments for each Flexible Purchase Payment allocated to the Immediate Installment Account by crediting interest at a rate that we determine for each Flexible Purchase Payment at the time that you make the Flexible Purchase Payment. Using that interest rate and knowing either the amount of the installments or the number of installments you want, we determine the amount and number of the installments. Your Immediate Installments reflect interest that is credited each month on a declining balance as Immediate Installments are transferred to the Subaccount. For example, assume that you want 120 installments (i.e., ten years of installments) from your Flexible Purchase Payment beginning immediately. We calculate a level installment to be transferred each month. This installment is the amount that will result in the Flexible Purchase Payment (net of any applicable premium tax), and all interest earned, being completely transferred to the Subaccount by the end of the 10 years.

                      We will return the portion of any Flexible Purchase Payment that is more than the amount needed to pay all future Scheduled Installments within 7 days of receipt. The total Purchase Payments for all contracts issued to any one Owner cannot exceed $2,000,000 without prior approval from the Company.

ALLOCATION OF
PURCHASE
PAYMENTS
                      We allocate Scheduled Purchase Payments received on the Monthly Due Date, as well as any payments past due that we receive, directly to the Subaccount on the Valuation Day we receive such payment. We allocate any Scheduled Purchase Payment we receive before the Monthly Due Date to the Guarantee Account, and transfer that payment to the Subaccount as of the Monthly Due Date. We allocate Flexible Purchase Payments that are received in an amount greater than 6 Scheduled Purchase Payments directly to the Immediate Installment Account, provided we have sufficient transfer instructions to determine a payment method for your Immediate Installments. If we do not receive sufficient transfer instructions, we will allocate that Flexible Purchase Payment to the Guarantee Account until we receive sufficient instructions. In addition, any Flexible Purchase Payment received that is equal to or less than 6 Scheduled Purchase Payments will be directed to the Guarantee Account.

                      Purchase Payment Allocation Table



         Type of Payment           When Received           Where Allocated
  ------------------------------------------------------------------------------
  Scheduled Purchase            Monthly Due Date     Subaccount
  Payment or portion thereof
  ------------------------------------------------------------------------------
  Scheduled Purchase            Before Monthly Due   Guarantee Account
  Payment or portion thereof    Date
  ------------------------------------------------------------------------------
  Scheduled Purchase            After Monthly Due    Subaccount for any past due
  Payment or portion thereof    Date                 Scheduled Installment, then
                                                     Guarantee Account for
                                                     remainder
  ------------------------------------------------------------------------------
  Flexible Purchase Payment     On or After Contract Immediate Installment
  that is greater than 6        Date                 Account
  Scheduled Purchase
  Payments with instructions
  ------------------------------------------------------------------------------
  Flexible Purchase Payment     On or After Contract Guarantee Account until
  that is greater than 6        Date                 instructions received, then
  Scheduled Purchase                                 transferred to Immediate
  Payments without                                   Installment Account
  instructions
  ------------------------------------------------------------------------------
  Flexible Purchase Payment     On or After Contract Guarantee Account
  that is equal to or less than Date
  6 Scheduled Purchase
  Payments
  ------------------------------------------------------------------------------


                      Should the payment received exceed the amount required to make all remaining Scheduled Installments, the excess amount will be returned to the Owner within 7 days.

OPTIONAL RIDERS
                      To reduce the risk that unforeseen events could leave you without the resources to make Scheduled Purchase Payments, we offer three optional riders that you may purchase at contract issue or on a contract anniversary (provided that you remain eligible to receive Guaranteed Minimum Income Payments). Under each of these riders, we will waive all or a portion of the Scheduled Purchase Payments due during the periods specified in each rider. These riders are not available to fully funded contracts or to contracts issued through an approved Annuity Cross Funding Program. See the "Appendix -- Annuity Cross Funding Program" provision for more information.

                      When you apply for an Optional Rider, you tell us how much of a Scheduled Purchase Payment you would like us to waive. Owners and Joint Owners may designate any combination of percentages as long as such percentages are in whole numbers and equal 100%. Once a percentage of Scheduled Purchase Payments waived has been designated, it cannot be changed. The available riders are:

                         . Disability Benefit Rider -- This rider provides
                           that, during the life of the covered Annuitant, should the covered Annuitant become totally disabled (as defined in the rider), all or a portion of the Scheduled Purchase Payments due during the period of total disability will be waived. Also, we will waive all or a portion of Purchase Payments for other riders due during the period of total disability for the period we waive Scheduled Purchase Payments. Portions of a Scheduled Purchase Payment may be waived in cases of Joint Owners/Joint Annuitants where one spouse becomes disabled. For instance, if the husband is covered for 60% of a Scheduled Purchase Payment and he becomes totally disabled, as defined by the rider, AND the husband is the covered Annuitant, then we will waive 60% of the Scheduled Purchase Payment. We will calculate the Monthly Income Benefit and Death Benefit under the contract as if you had paid the waived Scheduled Purchase Payment when due. However, the waived Scheduled Purchase Payments do not increase the Surrender Value of the contract.

                           We will credit the disability benefit provided under this rider on each Monthly Due Date during a period beginning from the date of total disability to the earliest of:

                            (1) the contract anniversary on or next following
                                the covered Annuitant's 65th birthday;

                            (2) the Annuity Commencement Date;

                            (3) the contract surrender date;

                            (4) the covered Annuitant's recovery from total
                                disability; and

                            (5) the covered Annuitant's death.

                           Benefits take effect only after 90 days of continuous total disability. Once satisfactory proof of disability is received at our Home Office and benefits take effect, we will waive Scheduled Purchase Payments missed during the 90 day period and will reapply any Scheduled Purchase Payments you made during that period to the Guarantee Account. If the claim is denied and Scheduled Purchase Payments have not been made, the Scheduled Installments will be considered missed and will need to be made in accordance with the "Guaranteed Minimum

                           Income Payments" provision of this prospectus in order to maintain your right to Guaranteed Minimum Income Payments on the Annuity Commencement Date.

                         . Unemployment Benefit Rider -- This rider provides
                           that if the covered Annuitant becomes involuntarily unemployed, all or a portion of the Scheduled Purchase Payments due during the period of unemployment (up to a maximum of one year per five-year period -- the "benefit period") will be waived. Also, we will waive all or a portion of Purchase Payments required for other riders due during the period we waive the Scheduled Purchase Payments for the Unemployment Benefit Rider. Portions of a Scheduled Purchase Payment may be waived in cases of Joint Owners/Joint Annuitants where one spouse becomes unemployed. For instance if the husband is covered for 60% of a Scheduled Purchase Payment and he becomes unemployed and the husband is the covered Annuitant, we will waive 60% of the Scheduled Purchase Payment.

                           To receive this benefit:

                            (1) the covered Annuitant must be receiving state
                                unemployment benefits for at least 90
                                consecutive days;

                            (2) the rider must be in effect for one year; and

                            (3) we must receive satisfactory proof of
                                unemployment at our Home Office.

                           Satisfactory proof of unemployment consists of a letter from the appropriate state government department responsible for administering unemployment benefits.

                           Benefits will be covered for only one benefit period during any five-year period. We will consider a period of unemployment as a continuation of the previous benefit period if:

                            (1) the unemployment occurs within 30 days of the
                                end of a benefit period; and

                            (2) the full year of the benefit period has not
                                been completed.

                           If the covered Annuitant becomes unemployed during the first contract year, we will waive Scheduled Purchase Payments beginning on the next contract anniversary if:

                            (1) the covered Annuitant has been receiving state
                                unemployment benefits for at least 90
                                consecutive days; and

                            (2) the period of unemployment continues through
                                the date the rider has been in effect for one year.

                           Although the maximum benefit period is one year, the benefit period will not continue beyond the earliest of:

                            (1) the contract anniversary on or next following
                                the covered Annuitant's 65th birthday;

                            (2) the Annuity Commencement Date;

                            (3) the contract surrender date;

                            (4) the Monthly Due Date after we receive your
                                request to end the rider;

                            (5) the loss of state unemployment benefits; and

                            (6) the covered Annuitant's death.

                           If the benefit provided by this rider ends before the Annuity Commencement Date, you must resume making Scheduled Purchase Payments in order to keep your right to Guaranteed Minimum Income Payments in effect.

                           We will not credit the benefits provided by this rider if the unemployment is:

                            (1) voluntary;

                            (2) caused by a self-inflicted injury; or

                            (3) the result of being in prison for a period
                                exceeding 90 days.

                           The waiver of Scheduled Purchase Payments provided by this rider will not increase your Surrender Value prior to the Annuity Commencement Date. However, we will calculate the Monthly Income Benefit and the Death Benefit available under the contract as if you had paid the Scheduled Purchase Payment when due.

                         . Joint Annuitant Life Rider -- This rider is only
                           available for spouses. This rider provides that if a covered Joint Annuitant dies, all or a portion of the Scheduled Purchase Payments will be waived. Portions of Scheduled Purchase Payments are waived in cases of Joint Owners/Joint Annuitants where one spouse dies. For example, if a husband is covered for 60% of the monthly Scheduled Purchase Payment and he passes away, then we will waive 60% of the Scheduled Purchase Payment from the date of the husband's death until the Annuity Commencement

                           Date. We will calculate the Monthly Income Benefit and Death Benefit under this contract as if the Scheduled Purchase Payments waived had been paid when due. However, the waived Scheduled Purchase Payments do not increase the Surrender Value of the contract. If you surrender the contract, the Monthly Income Benefit and the Death Benefit associated with the waived Scheduled Purchase Payments will remain in effect.

                           Benefits under this rider will be covered from the date of the covered Annuitant's death until the earlier of:

                            (1) the contract anniversary on or next following
                                the surviving Joint Annuitant's 65th birthday;
                                and

                            (2) the Annuity Commencement Date.

                      The charges for the optional riders are in addition to your Scheduled Purchase Payments. The amount paid for the optional riders is taken prior to the allocation of any assets to any account. The riders and your contract's data pages provide more detailed information about the riders including certain conditions and limitations. The riders may not be available in Qualified Contracts, in all states, or in all markets.

VALUATION OF
ACCUMULATION
UNITS
                      Upon allocation or transfer to the Subaccount, we convert payments into Accumulation Units. We determine the number of Accumulation Units credited by dividing the dollar amount directed to the Subaccount by the value of an Accumulation Unit for the Subaccount on the Valuation Day on which the Scheduled Purchase Payment or Immediate Installment is invested in the Subaccount. Therefore, Scheduled Purchase Payments allocated or Immediate Installments transferred to the Subaccount increase the number of Accumulation Units credited to the contract.

                      Partial withdrawals, surrenders, payment of a Death Benefit, and the application of Subaccount Value to acquire Monthly Income Payments on the Annuity Commencement Date all result in the cancellation of an appropriate number of Accumulation Units. We cancel Accumulation Units as of the end of the Valuation Period in which we receive notice or instructions relating to the event.

                      The Accumulation Unit value at the end of every Valuation Day equals the Accumulation Unit value at the end of the preceding Valuation Day multiplied by the net investment factor (described below). We arbitrarily set the Accumulation Unit value at the inception of the Subaccount at $10.00. On any Valuation Day, we determine your Subaccount Value by multiplying the number of Accumulation Units attributable to your contract by the Accumulation Unit value for that day.

                      The net investment factor is an index used to measure the investment performance of the Subaccount from one Valuation Period to the next. The net investment factor for the Subaccount for any Valuation Period reflects the change in the net asset value per share of the Total Return Fund from one Valuation Period to the next, adjusted for the daily deduction of the administrative expense and mortality and expense risk charges from assets in the Subaccount. If any "ex-dividend" date occurs during the Valuation Period, we take into account the per share amount of any dividend or capital gain distribution. Also, we take into account a charge or credit for any reserved taxes, which we determine to have resulted from the operations of the Subaccount.

                      The value of an Accumulation Unit may increase or decrease based on the net investment factor. Changes in the net investment factor may not be directly proportional to changes in the net asset value of the Total Return Fund because of the deduction of Variable Account charges. Though the number of Accumulation Units will not change as a result of investment experience, the value of an Accumulation Unit may increase or decrease from Valuation Period to Valuation Period.

Surrenders and Partial Withdrawals



                      We will allow the surrender of the contract or a partial withdrawal of your Contract Value, subject to the conditions set forth below.

                      You may take a partial withdrawal or surrender at any time before the Annuity Commencement Date. Partial withdrawals must be at least $100. A partial withdrawal or surrender is effective as of the Valuation Day we receive your request at our Home Office in a form acceptable to us. Unless you request otherwise, we will take any partial withdrawal:

                        (1) first from the Guarantee Account;

                        (2) then from the Immediate Installment Account; and

                        (3) finally from the Subaccount.

                      You may need to make Scheduled Purchase Payments when you otherwise would not have to, if you had taken partial withdrawals from the Guarantee Account and/or the Immediate Installment Account and the amounts remaining in such accounts are insufficient to fully make your Scheduled Installments.

                      Partial withdrawals and surrenders may be subject to surrender and/or access charges and a Market Value Adjustment. When taking a partial withdrawal, any applicable surrender charge, access charge, Market Value Adjustment and/or any applicable premium tax will be taken from the amount withdrawn. See the "Charges and Other Deductions" provision in this prospectus. A partial withdrawal may also reduce the amount of your Death Benefit. See "The Death Benefit" provision in this prospectus.

                      You may elect to surrender your contract at any time after the issue date and receive a lump sum payment, subject to a surrender charge, any access charge and a Market Value Adjustment, if applicable. After 12 months from the date the contract is issued, you may surrender your contract and elect one of the Optional Payment Plans. If you elect to surrender your contract, a surrender charge and any applicable access and Market Value Adjustment will be assessed unless you elect Optional Payment Plan 1, Optional Payment Plan 2 (with a period certain of 10 or more years) or Optional Payment Plan 5. Your surrender charges will be waived if you surrender your contract and apply the assets to Optional Payment Plan 1, Optional Payment 2 (with a period certain of 10 or more years) or Optional Payment Plan 5, however, you may still be subject to a Market Value Adjustment if you have assets allocated to the Immediate Installment Account at the time of surrender. If you elect to surrender your contract and apply the assets to any Optional Payment Plan, you will lose all rights to Guaranteed Minimum Income Payments under the contract. We will calculate any Surrender Value as of the Valuation Day your request for surrender is received at our Home Office.

                      You may also surrender your contract on the Annuity Commencement Date (which must be a date at least 10 years from the date the contract is issued) for the Contract Value as of that Valuation Day, without any surrender and/or access charges. In order to receive the lump sum payment, you must notify us at our Home Office of your intent to receive a lump sum payment on the Annuity Commencement Date within at least 10 business days and not more than 90 days prior to the Annuity Commencement Date. You will lose any Guaranteed Minimum Income Payments upon annuitization if you elect to receive a lump sum payment. If an Owner dies after notification is received, but prior to the Annuity Commencement Date, payment will be made in accordance with the "Death Benefit Upon Death of An Owner Before the Annuity Commencement Date" provision in this prospectus.

                      We will delay making a payment if:

                        (1) the disposal or valuation of the Variable Account's
                            assets is not reasonably practicable because the New York Stock Exchange is closed;

                        (2) on nationally recognized holidays, trading is
                            restricted by the New York Stock Exchange;

                        (3) an emergency exists making the disposal or
                            valuation of securities held in the Variable
                            Account impracticable; or

                        (4) the SEC by order permits postponement of payment to
                            protect our Owners.

                      Rules and regulations of the SEC may prescribe as to when the conditions described in (3) and (4) above exist. If we are closed on days when the New York Stock Exchange is open, Contract Value may be affected since Owners will not have access to their account.

                      In addition, we are required by state law to reserve the right to defer payments from the Guarantee Account and the Immediate Installment Account for partial withdrawals and surrenders for up to six months from the date we receive your payment request. See the "Requesting Payments" provision of this prospectus for more information on circumstances in which we may delay making payments under the contract.

                      You may be subject to an ordinary income tax and a 10% IRS penalty tax, if you are younger than age 59 1/2 at the time of the surrender or partial withdrawal. A surrender or a partial withdrawal may also be subject to income tax withholding. See the "Federal Tax Matters" provision in this prospectus.

                      Telephone Withdrawals. You may take partial withdrawals under your contract by writing us in a form acceptable to us, or calling us provided we received your prior written authorization to take partial withdrawals over the telephone at our Home Office. You only can surrender your contract by writing our Home Office.

                      We will employ reasonable procedures to confirm that instructions we receive are genuine. Such procedures may include, among others:

                         . requiring you or a third party you authorized to
                           provide some form of personal identification before we act on the telephone instructions;

                         . confirming the telephone transaction in writing to
                           you or a third party you authorized; and/or

                         . tape-recording telephone instructions.

                      If we do not follow reasonable procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to limit or prohibit telephone withdrawals.

                      To request a telephone withdrawal, please call us at
                      (800) 352-9910.

                      Special Note on Reliability. Please note that our telephone system may not always be available. Any telephone system, whether it is ours, yours, your service provider's or your registered representative's, can experience unscheduled outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you can make your transaction request by writing our Home Office at the address listed on page 1 of this prospectus.

                      Repayment of Partial Withdrawals of Subaccount Value. To remain eligible to receive Guaranteed Minimum Income Payments (or partial Guaranteed Minimum Income Payments if you are eligible for reduced Guaranteed Minimum Income Payments pursuant to a vesting schedule in accordance with the terms of your contract), you must repay the amount of any partial withdrawal received from the Subaccount plus any applicable interest on the amount received within one year from the date of the partial withdrawal, but no later than the Annuity Commencement Date (such date must be a date at least 10 years from the date the contract is issued). If the repayment is not made by the Monthly Due Date next following the date of the partial withdrawal, we will charge you interest at an effective annual rate of 6% on the total amount withdrawn from the Subaccount.

                      It is important to understand that, because surrender charges may apply, the amount you receive from the Subaccount may not be the same as the amount we withdraw from the Subaccount. You must repay the amount you received from the Subaccount, plus interest and any premium taxes paid on the partial withdrawal. Therefore, the amount you repay includes:

                         . the amount you receive from the Subaccount; plus

                         . interest we assess on the amount withdrawn from the
                           date of the partial withdrawal until the date of repayment; plus

                         . the amount of any premium taxes assessed on amounts
                           withdrawn from the Subaccount.

                      We allocate any repayment (after deducting for interest) to the Subaccount as of the date we receive it. When you repay the amount of each partial withdrawal from the Subaccount within 12 months of the partial withdrawal, we will reimburse the Subaccount in the amount of the surrender charge taken for the repaid amount. The reimbursed amount will come from the assets of our General Account. Such amounts will be allocated to the Subaccount on the same Valuation Day your repayment of the partial withdrawal is received.

                      You should consult your tax adviser concerning repayments as we consider repayments after deducting interest charges to be new Purchase Payments for tax purposes (i.e., if the repayment is withdrawn again, that partial withdrawal will be taxed). In addition, taking a partial withdrawal may subject you to an ordinary income tax, AND a 10% IRS penalty tax if you are younger than age 59 1/2 at the time the partial withdrawal is taken. You may be subject to the income tax and penalty tax EVEN IF YOU REPAY ALL AMOUNTS OUTSTANDING. Consequently, it is very important that you consult your tax adviser prior to taking any partial withdrawals.

                      If you take multiple partial withdrawals, we will apply repayments to the most recent partial withdrawal first.

                      Partial withdrawals from the Guarantee Account and the Immediate Installment Account do not have to be repaid to maintain your right to Guaranteed Minimum Income Payments. Generally, taking partial withdrawals from the Guarantee Account or Immediate Installment Account will not affect your right to receive Guaranteed Minimum Income Payments. However taking partial withdrawals from the Guarantee Account or Immediate Installment Account may require you to make Scheduled Purchase Payments (or higher Scheduled Purchase Payments). If such Scheduled Purchase

                      Payments are not made, you could lose your right to receive the Guaranteed Minimum Income Payments.

                      Surrender Value. The amount payable on surrender of the contract is the Surrender Value as of the date we receive your surrender request in a form acceptable to us. The Surrender Value equals the Contract Value on the Valuation Day we receive your request, less any applicable surrender charge, access charge, and any applicable premium tax charge. We will pay the Surrender Value in a lump sum, unless you elect one of the Optional Payment Plans. See the "Optional Payment Plans" provision in this prospectus. We may waive surrender charges and access charges upon surrender if you elect certain Optional Payment Plans. See the "Charges and Other Deductions" provision in this prospectus.

Charges and Other Deductions



                      We will deduct the charges described below to cover our costs and expenses, the services provided, and our risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder. Our administrative services include:

                         . processing applications for and issuing the
                           contracts;

                         . maintaining records;

                         . monthly billing and electronic fund transfer
                           transactions;

                         . administering Income Payments;

                         . furnishing accounting and valuation services
                           (including the calculation and monitoring of daily Subaccount values);

                         . reconciling and depositing cash receipts;

                         . providing contract confirmations and periodic
                           statements;

                         . maintaining an internet service site; and

                         . providing toll-free inquiry services.

                      The risks we assume include:

                         . the risk that the Guaranteed Minimum Income Payments
                           will exceed the calculated variable Income Payments;

                         . the risk that the Death Benefit will be greater than
                           the Surrender Value;

                         . the risk that Annuitant(s) will live longer than we
                           assumed in calculating the contract guarantees (these guarantees are incorporated in the contract and cannot be changed); and

                         . the risk that our costs in providing the services
                           will exceed our revenues from contract charges (which cannot be changed).

                      The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits stated in the contract. For example, surrender charges we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on one or more of the charges. We may use any such profits for any corporate purpose, including the payment of sales expenses.

SURRENDER
CHARGES, ACCESS
CHARGES, AND
MARKET VALUE
ADJUSTMENTS
                      We may assess a surrender charge (on payments allocated to the Subaccount and the Guarantee Account) or an access charge (on payments allocated to the Immediate Installment Account) on partial withdrawals or surrenders of Contract Value. We will also apply a Market Value Adjustment to determine the Immediate Installment Account Value available for partial withdrawal or surrender from the Immediate Installment Account.

                      Unless we receive other instructions, we will first withdraw amounts from:

                        (1) the Guarantee Account; then

                        (2) from the Immediate Installment Account; and finally

                        (3) from the Subaccount.

                      We will deduct any surrender charge and access charge from the amounts you withdraw.

                      Surrender Charge from assets in the Subaccount and the Guarantee Account. The surrender charge for amounts partially withdrawn or surrendered from the Subaccount and/or the Guarantee Account is a percentage of the lesser of:

                        (1) Scheduled Installments made to date and not
                            previously withdrawn (partial withdrawals repaid within 12 months are not considered withdrawals for purposes of the surrender charge calculation); and

                        (2) the amount withdrawn.

                      The surrender charge percentage is as follows:



                                             Surrender Charge
                                     (as a percentage of the lesser of
               Contract Year in       Scheduled Installments made to
          which Surrender or Partial date and not previously withdrawn
              Withdrawal is Made         and the amount withdrawn)
          ------------------------------------------------------------
                      1                             9%
                      2                             8%
                      3                             7%
                      4                             6%
                      5                             5%
                      6                             4%
                      7                             3%
                      8                             2%
                 9 and after                        1%
          ------------------------------------------------------------

                     Examples:

                      Assuming:

                         . you have made Purchase Payments of $18,000;

                         . your Contract Value is $20,000 ($17,000 in the
                           Subaccount and $3,000 in the Guarantee Account), $15,000 of which is from Scheduled Installments;

                         . you have no value in the Immediate Installment
                           Account;

                         . you request a partial withdrawal of $10,000 in
                           Contract Year 5; and

                         . you are not eligible for reduced Guaranteed Minimum
                           Income Payments.

                      Your surrender charge will be $500 (the lesser of 5% of $10,000 and 5% of $15,000). We take the partial withdrawal from the Guarantee Account ($3,000) and from the Subaccount ($7,000). You will receive a net check of $9,500 assuming there are no premium taxes or income taxes withheld. To reinstate your Guaranteed Minimum Income Payment you must repay the $6,650 to the Subaccount within 12 months of the partial withdrawal. In addition, you must pay interest to us (assessed on the $6,650 received) within 12 months of the partial withdrawal.

                      The following chart depicts the partial withdrawal.



                                                            Amount to
                                                            Reinstate
                                                            Guaranteed
                                                     Net     Minimum      Amount    Account
           Beginning           Remaining           Amount     Income      we add     Value
           Contract   Amount   Contract  Surrender Paid to   Payment      to the     After
 Account     Value   Withdrawn   Value    Charge     You   (+ Interest) Subaccount Repayment*
---------------------------------------------------------------------------------------------
Subaccount  $17,000   $ 7,000   $10,000   $(350)   $6,650     $6,650       $350     $17,000
                                                           (+ interest)
---------------------------------------------------------------------------------------------
Guarantee   $ 3,000   $ 3,000   $     0   $(150)   $2,850     $    0       $  0     $     0
Account
---------------------------------------------------------------------------------------------
Total       $20,000   $10,000   $10,000   $(500)   $9,500     $6,650       $350     $17,000
                                                           (+ interest)
---------------------------------------------------------------------------------------------


                     * Assuming no growth in the Subaccount.

                      However, if you withdraw $17,000, your surrender charge will be $750 (5% of $15,000). The remaining value in the Guarantee Account is $0 and the remaining value in the Subaccount is $3,000. You will receive a net check of $16,250 assuming there are no premium taxes or income taxes withheld. To reinstate your right to Guaranteed Minimum Income Payments you must repay to the Subaccount $13,400 within 12 months of the partial withdrawal. In addition, you must pay interest to us (assessed on the $13,400 received) within 12 months of the partial withdrawal.

                      You will not be assessed a surrender charge on any amounts withdrawn greater than the amount of Scheduled Installments made.

                     Current market conditions may affect the impact of the surrender charges on your contract.

                      Assuming the amount of Scheduled Installments made to date equals $10,000, your Contract Value equals $20,000, and you fully surrender your contract in the third Contract Year, we would assess a surrender charge of $700 (7% of $10,000) with a net check to you of $19,300 assuming there are no premium taxes or income taxes withheld. However, if there is a market decline so your Contract Value is $9,000, and you request a full surrender, we would assess a surrender charge of $630 (the lesser of 7% of $9,000 and 7% of $10,000) with a net check to you of $8,370 assuming there are no premium taxes or income taxes withheld.

                     Access Charge and Market Value Adjustment for the Immediate Installment Account. We apply a Market Value Adjustment when we determine the amount available as a Death Benefit, surrender, or partial withdrawal from the Immediate Installment Account. We will also deduct an access charge from your partial withdrawal or surrender, but not from the amount we pay as a Death Benefit.

                     We treat a partial withdrawal or surrender of Contract Value in the Immediate Installment Account as a proportional withdrawal or surrender of each of the remaining future Immediate Installments. We also assess an access charge on amounts you surrender or partially withdraw from the Immediate Installment Account. This charge is a percentage of the Immediate Installment Account Value withdrawn.

                     The concept of calculating a Market Value Adjustment on the Immediate Installment Account is different from many other Market Value Adjustment calculations. Unlike traditional Market Value Adjustments where the present account value is known, here we know the future value of the Immediate Installments and we need to calculate the present value. Therefore, we must determine the present value before we can determine what you receive upon surrender or partial withdrawal.

                      First, we use the interest rate in effect when you made your Flexible Purchase Payment into the Immediate Installment Account to discount each future Immediate Installment back to its present book value. We then sum all of these present values to calculate the value, before the application of any Market Value Adjustment.

                      Next, we determine your Immediate Installment Account Value by applying the Market Value Adjustment. We calculate the Market Value Adjustment factor separately for each Immediate Installment. The Market Value Adjustment for each Immediate Installment is equal to the present book value of that installment times the Market Value Adjustment factor for that installment. The Market Value Adjustment factor is:

                                     ((1 + i) / (1 + j))/n/ - 1

                      where:



n  = the number of months until the Immediate Installment for a particular
     Flexible Purchase Payment will be transferred to the Subaccount

i = the original interest rate we used for the Immediate Installment when you made the Flexible Purchase Payment to the Immediate Installment Account

j = the current interest rate we use for a new Flexible Purchase Payment of (m/12) years that we currently make available for the Immediate
     Installment Account ((m/12) is rounded up to a whole number of years)

m  = the number of months until the last Immediate Installment for that Flexible
     Purchase Payment will be transferred to the Subaccount



                      The total Market Value Adjustment for the contract is the sum of each Market Value Adjustment calculated for each Immediate Installment. The Immediate Installment Account Value is the sum of the present book value of each Immediate Installment plus the total Market Value Adjustment for the contract. Two examples of how the Market Value Adjustment would work follow.

EXAMPLES:

EXAMPLE 1                       Example of Withdrawal from Immediate
                      Installment Account

                      Assuming:

                         . At issue, you made a Flexible Purchase Payment with
                           transfers of $645 for 264 months;

                         . On the first contract anniversary, you made a
                           Flexible Purchase Payment with transfers of $90 for 72 months;

                         . Your value (before the application of any Market
                           Value Adjustment) in the Immediate Installment Account at the end of the second Contract Year is $98,380. Of this amount, $93,400 is attributable to the initial Flexible Purchase Payment; the remaining $4,980 is attributable to the Flexible Purchase Payment paid on the first contract anniversary;

                         . Your Immediate Installment Account Value at the end
                           of the second Contract Year is $100,000. Of this amount, $95,000 is attributable to the initial Flexible Purchase Payment; the remaining $5,000 is attributable to the Flexible Purchase Payment paid on the first contract anniversary;

                         . You have no value in the Guarantee Account;

                         . You have not previously withdrawn amounts from the
                           Immediate Installment Account;

                         . You request a partial withdrawal of $2,000 at the
                           end of year 2;

                         . At the end of year 2, the access charge for
                           transfers established for the initial Flexible Purchase Payment is 6%;

                         . At the end of year 2, the access charge for
                           transfers established for the second Flexible Purchase Payment is 5% (because there are 60 transfers remaining).

                      The amount of withdrawal of value attributable to the initial Flexible Purchase Payment is $1,900 ($2,000 x $95,000/$100,000). The remaining $100 is withdrawn from the value attributable to the second Flexible Purchase Payment. Your access charge will be $119 (6% of $1,900 plus 5% of $100). You will receive a net check of $1,881 assuming there are no premium taxes or income taxes withheld.

                      Transfers for the initial Flexible Purchase Payment will be reduced by $12.90 ($645 x $2,000/$100,000) so the amount of the transfer subsequent to the withdrawal will be $632.10. Transfers for the second Flexible Purchase Payment will be reduced by $1.80 ($90 x $2,000/$100,000)
                      so the amount of its transfer subsequent to the withdrawal will be $88.20.

EXAMPLE 2             The second example below shows the total impact of the
                      Market Value Adjustments applicable to future Immediate
                      Installments of $1,000 for 120 months under hypothetical future monthly interest rates.

                      The example assumes a Flexible Purchase Payment of $90,524 (without the assessment of any premium tax) and that the level monthly interest rate determined at payment of the Flexible Purchase Payment is assumed to be 0.50%. As illustrated below, interest rates are assumed to be volatile during the 3 months following the Flexible Purchase Payment. In the first month following the Flexible Purchase Payment, monthly interest rates for a similar Flexible Purchase Payment have dropped to 0.4167%. As a result of this drop, Immediate Installment Account value increases. In the second month following the Flexible Purchase Payment, monthly interest rates for a similar Flexible Purchase Payment have increased to 0.5833%. As a result of this increase, Immediate Installment Account value decreases. In the third month following the Flexible Purchase Payment, interest rates for a similar Flexible Purchase Payment have decreased to 0.5%. As a result of this decrease, the current level monthly interest rate equals the level monthly interest rate at purchase and Immediate Installment Account value does not change because of the Market Value Adjustment.



                   Beginning of                  Beginning of      Level   Current   Current
                   Month Value     Immediate      Month Value     Monthly   Level     Market    Immediate
                  (before Market  Installment   (before Market    Interest Monthly    Value    Installment   Access
   Valuation     Value Adjustment  Transfer    Value Adjustment   Rate at  Interest Adjustment   Account     Charge   Surrender
      Day         and transfer)     Amount    and after transfer) Purchase   Rate     Amount      Value    Percentage   Value
-------------------------------------------------------------------------------------------------------------------------------
Date of Purchase     $90,524        $1,000          $89,524         0.5%       0.5%   $    0     $89,524       6%      $84,153
-------------------------------------------------------------------------------------------------------------------------------
1 Month after
 Purchase            $89,971        $1,000          $88,971         0.5%    0.4167%  $ 4,093     $93,064       6%      $87,480
-------------------------------------------------------------------------------------------------------------------------------
2 Months after
 Purchase            $89,416        $1,000          $88,416         0.5%    0.5833%  $(3,791)    $84,625       6%      $79,547
-------------------------------------------------------------------------------------------------------------------------------
3 Months after
 Purchase            $88,858        $1,000          $87,858         0.5%       0.5%   $    0     $87,858       6%      $82,587
-------------------------------------------------------------------------------------------------------------------------------

EXAMPLE 3             The third example shows the actual calculation of the
                      Market Value Adjustment for a representative number of Immediate Installments. The total Market Value Adjustment at any time will be the sum of the Market Value
                      Adjustments for all remaining Immediate Installments. The example assumes a Flexible Purchase Payment of $90,525, Immediate Installments of $1,000 per month for 120 months and a level monthly interest rate of 5%. No premium taxes are assumed. The example shows that the present value of the Immediate Installment Account increases because the current Market Value Adjustment factor is less than the level monthly interest rate when the Flexible Purchase
                      Payment was allocated to the Immediate Installment
                      Account.



                                  Level              Current   Current
             Immediate           Monthly   Present    Level     Market    Current     Present
            Installment  Months  Interest  Value at  Monthly    Value      Market    Value of
              Future     Until   Rate at   Purchase  Interest Adjustment   Value     Immediate
               Value    Transfer Purchase    Rate      Rate     Factor   Adjustment Installment
-----------------------------------------------------------------------------------------------
             $  1,000     118      0.5%   $   557.92  0.4167%   .10284   $   56.86  $   614.78
-----------------------------------------------------------------------------------------------
             $  1,000     117      0.5%   $   560.71  0.4167%   .10192   $   56.64  $   617.34
-----------------------------------------------------------------------------------------------
             $  1,000     116      0.5%   $   563.51  0.4167%   .10101   $   56.40  $   619.92
-----------------------------------------------------------------------------------------------
                  ...     ...      0.5%          ...  0.4167%      ...         ...         ...
-----------------------------------------------------------------------------------------------
                  ...     ...                    ...               ...         ...         ...
-----------------------------------------------------------------------------------------------
                          ...                    ...               ...         ...         ...
-----------------------------------------------------------------------------------------------
             $  1,000       2      0.5%   $   990.07  0.4167%   .00166   $    1.64  $   991.71
-----------------------------------------------------------------------------------------------
             $  1,000       1      0.5%   $   995.02  0.4167%   .00083   $     .83  $   995.85
-----------------------------------------------------------------------------------------------
             $  1,000       0      0.5%   $ 1,000.00  0.4167%        0   $       0  $ 1,000.00
-----------------------------------------------------------------------------------------------
TOTAL PRIOR
TO TRANSFER  $119,000                     $89,971.44                     $4,093.06  $94,064.50
-----------------------------------------------------------------------------------------------
TOTAL AFTER
TRANSFER     $118,000                     $88,971.44                     $4,093.06  $93,064.50
-----------------------------------------------------------------------------------------------



                         . The date of valuation and any Market Value
                           Adjustment is one month after the Flexible Purchase Payment. In that first month, monthly interest rates for a similar Flexible Purchase Payment have dropped to 0.4167%.

                      After we calculate the Market Value Adjustment, we determine the Surrender Value. To determine Surrender Value from the Immediate Installment Account, we subtract the appropriate access charge (determined separately for the Immediate Installments of each Flexible Purchase Payment) from the Immediate Installment Account Value.

                      We calculate the access charge as a percentage of the Immediate Installment Account Value withdrawn. The closer the surrender or partial withdrawal is to the date established for Immediate Installment transfers for that particular Flexible Purchase

                      Payment to end, the lower the amount of the access charge will be. The amount of the access charge is as follows:



                                  Number of Years
                                 Remaining on Each
                                 Flexible Purchase           Access Charge
                              Payment Until the Date      (as a percentage of
                            Established for Installment  Immediate Installment
                                 Transfers to End       Account Value withdrawn)
                            ----------------------------------------------------
                                     6 or more                     6%
                                 5 but less than 6                 5%
                                 4 but less than 5                 4%
                                 3 but less than 4                 3%
                                 2 but less than 3                 2%
                                 1 but less than 2                 1%
                                 0 but less than 1                 1%
                            ----------------------------------------------------



                      The amount payable for a partial withdrawal or surrender from the Immediate Installment Account will be:

                        (1) the amount of the partial withdrawal or surrender
                            minus any access charge; minus

                        (2) any applicable premium taxes.

                      Because we take the partial withdrawal proportionally from each future Immediate Installment, the access charge is a weighted average of the access charge for each such installment. This weighted average is:

                         (1 minus the ratio of Surrender Value for the Immediate Installment Account to the Immediate Installment Account Value)

                      The amount payable for a partial withdrawal is therefore the amount of the partial withdrawal multiplied by the ratio of the Surrender Value for the Immediate Installment Account to the Immediate Installment Account Value.

                      Waiver of Surrender and Access Charges. We will waive all surrender charges and access charges if you surrender your contract and apply your Contract Value (plus or minus any applicable Market Value Adjustment) to one of the following Optional Payment Plans:

                        (1) Optional Payment Plan 1 (Life Income with Period
                            Certain);

                        (2) Optional Payment Plan 2 (Income for a Fixed Period
                            of 10 or more years); or

                        (3) Optional Payment Plan 5 (Joint Life and Survivor
                            Income).

                      If you elect one of the above Optional Payment Plans, then the amount applied to the plan will be your Contract Value, which includes any applicable Market Value Adjustment, minus any premium tax.

                      You may also select Optional Payment Plan 3 or Plan 4 upon surrender, although we will assess surrender charges and access charges (as well as any applicable Market Value Adjustment and any applicable premium tax) against your Contract Value. We will apply the Surrender Value to the selected plan. See the "Optional Payment Plans" provision in this prospectus.

                      In addition, you may also surrender your contract on the Annuity Commencement Date (which must be at least 10 years from the date the contract is issued) for the Contract Value as of that Valuation Day, without any surrender and/or access charges. In order to receive the lump sum payment, you must notify us at our Home Office of your intent to receive a lump sum payment on the Annuity Commencement Date within at least 10 business days and not more than 90 days prior to your Annuity Commencement Date. You will lose any Guaranteed Minimum Income Payments upon annuitization if you elect to receive a lump sum payment. If an Owner dies after notification is received, but prior to the Annuity Commencement Date, payment will be made in accordance with the "Death Benefit Upon Death of An Owner Before the Annuity Commencement Date" provision in this prospectus.

ASSET CHARGE
                      We deduct from the Subaccount an amount, computed daily, equal to an effective annual rate of 1.50% of the average daily net assets of the Subaccount. We assess this charge when we compute the net investment factor. The asset charge reduces the value of Accumulation Units and Annuity Units. The charge consists of an administrative expense charge at an effective annual rate of 0.15% and a mortality and expense risk charge at an effective annual rate of 1.35%.

MONTHLY
BILLING FEE
                      Prior to May 1, 2006, we charged you a $10.00 per month billing fee if you did not use electronic fund transfers for your Scheduled Purchase Payments. Effective May 1, 2006, we will no longer assess the monthly billing fee. Any missed monthly billing fees accrued before May 1, 2006, however, will not be waived. We will add the monthly billing fee to the amount of your Scheduled Purchase Payment, and deduct the charge from your payment before we apply that Scheduled Purchase Payment to the Subaccount.

DEDUCTIONS
FOR TAXES
                      We will deduct charges for any premium tax or other tax levied by any governmental entity either from Purchase Payments or the Contract Value when the premium tax is incurred or when we pay proceeds under the contract (proceeds include surrenders, partial withdrawals, Income Payments, and Death Benefit payments).

                      The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation, or by judicial action. The amount of premium tax assessed depends upon the laws of the state in which you reside. The premium tax generally ranges from 0.0% to 3.5%.

PURCHASE
PAYMENTS FOR
THE OPTIONAL
RIDERS
                      The cost of the optional riders varies based on the Annuitant's age, gender, and the amount and duration of the Scheduled Purchase Payments. Payments for all optional riders are due with each Scheduled Purchase Payment. See the "Fee Tables" for the maximum charge assessed for the optional riders.

OTHER CHARGES
AND DEDUCTIONS
                      The Total Return Fund incurs certain fees and expenses. To pay for these charges, the Total Return Fund makes deductions from its assets. The deductions are described more fully in the prospectus for the Total Return Fund.

                      We assess interest charges at an effective annual rate of 6% on any missed Scheduled Installment. Prior to May 1, 2006, we would also assess a $10.00 monthly billing fee from the date of the missed Scheduled Installment to the date of repayment. In addition, we also assess interest at an effective annual rate of 6% on any partial withdrawal taken from the Subaccount. This interest is assessed from the date of the partial withdrawal until the date of repayment. See "The Contract" and the "Surrenders and Partial Withdrawals" provisions in this prospectus.

                      We sell the contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of the Company. We pay commissions to broker-dealers for selling the contracts. You do not directly pay these commissions, we do. We intend to recover the commissions, marketing, administrative and other expenses and the cost of contract benefits through fees and charges imposed under the contract. See the "Sales of the Contract" provision in this prospectus.

The Death Benefit



DEATH BENEFIT
UPON DEATH OF
AN OWNER
BEFORE THE
ANNUITY
COMMENCEMENT
DATE
                      If any Owner, other than a spousal Joint Owner (or Annuitant if the Owner is a non-natural person) dies before the Annuity Commencement Date, we will pay a Death Benefit to the Designated Beneficiary. See the "Required Distributions" provision in this prospectus. The amount of proceeds available is the Death Benefit.

                      We calculate the Death Benefit as of the Valuation Day that we receive due proof of death and all required forms at our Home Office. Until we receive due proof of death and all required forms, Immediate Installments will continue to be transferred from the Immediate Installment Account, and Purchase Payments, if received, will continue to be applied to the Immediate Installment Account, Guarantee Account and/or the Subaccount, as appropriate. Further, until we receive complete written settlement instructions from the Designated Beneficiary, values adjusted for transfers will remain in the Variable Account, the Guarantee Account, and the Immediate Installment Account. The Death Benefit therefore will fluctuate with the performance of the Variable Account.

                      Upon receipt of due proof of death (generally, due proof is a certified copy of the death certificate or a certified copy of the decree of a court of competent jurisdiction as to a finding of death) and all required forms, we will process the Death Benefit in accordance with your or your Designated Beneficiary's instructions, subject to distribution rules and termination of contract provisions described elsewhere.

                      Unless otherwise required to be distributed pursuant to the distribution rules stated below, we will pay Death Benefit proceeds in a lump sum unless you or your Designated Beneficiary elect one of our Optional Payment Plans. See the "Optional Payment Plans" provision in this prospectus.

DEATH BENEFIT
AMOUNT
                      The Death Benefit equals the greater of:

                         . the sum of Purchase Payments received (excluding
                           payments made for any available optional riders) minus partial withdrawals as of the Valuation Day we receive due proof of death and all required forms at our Home Office; and

                         . the Contract Value (including any Market Value
                           Adjustment) as of the Valuation Day we receive due proof of death and all required forms at our Home Office.

REQUIRED
DISTRIBUTIONS
                      In certain circumstances, federal tax law requires that distributions be made under the contract upon the death of:

                         . an Owner or Joint Owner; or

                         . the Annuitant or Joint Annuitant, if any Owner is a
                           non-natural person (i.e., an entity, such as a trust or corporation).

                      The discussion below describes the methods available for distributing the value of the contract upon death.

                      At the death of any Owner (or any Annuitant, if the Owner is a non-natural entity), the person or entity first listed below who is alive or in existence on the date of that death will become the Designated Beneficiary:

                        (1) Owner or Joint Owner;

                        (2) Primary Beneficiary;

                        (3) Contingent Beneficiary; or

                        (4) Owner's estate.

                      If there is more than one Designated Beneficiary, we will treat each one separately in applying the distribution rules prescribed by the tax laws as briefly described in the "Distribution Rules" provision below.

DISTRIBUTION
RULES
                      The distributions required by federal tax law differ depending on whether the Designated Beneficiary is the spouse of the deceased Owner (or of the Annuitant, if the contract is owned by a non-natural entity). Upon receipt of due proof of death and all required forms, the Designated Beneficiary will instruct us how to treat the proceeds subject to the distribution rules discussed below.

                         . Spouses -- If the Designated Beneficiary is the
                           surviving spouse of the deceased and a Joint
                           Annuitant, except under certain types of Qualified Contracts, we will continue the contract in force with the surviving spouse as the new Owner and as the sole Annuitant. For contracts issued as IRAs (or custodial IRAs), if the Designated Beneficiary is the surviving spouse of the deceased and a Joint Annuitant, then the surviving spouse (or the custodian for the benefit of the surviving spouse) may continue the contract. At the death of the surviving spouse, this provision may not be used again, even if the surviving spouse remarries. In that case, the rules for non-spouses will apply. If the Designated Beneficiary is the surviving spouse of the deceased person but not a Joint Annuitant, the rules for non-spouses will apply.

                         . Non-Spouses -- If the Designated Beneficiary is not
                           the surviving spouse of the deceased person, the contract cannot be continued in force indefinitely. Instead, upon the death of any Owner (or any Annuitant, if any Owner is a non-natural entity), payments must be made to (or for the benefit of) the Designated Beneficiary under one of the following payment choices:

                            (1) receive the Death Benefit and any interest that
                                has been earned in one lump sum payment upon receipt of due proof of death and all required forms;

                            (2) receive the Death Benefit at any time during
                                the five year period following the date of death. See the "Requesting Payments" provision in this prospectus;

                            (3) apply the Death Benefit to provide an Income
                                Payment under Optional Payment Plan 1 or
                                Optional Payment Plan 2. The first Income
                                Payment must be made no later than one year after the date of death. In addition, if Optional Payment Plan 1 is chosen, the period certain cannot exceed the designated beneficiary's life expectancy, and if Optional Payment Plan 2 is chosen, the fixed period cannot exceed the designated beneficiary's life expectancy.

                      If the Designated Beneficiary makes no choice within 30 days following receipt of due proof of death and all required forms at our Home Office, we will pay the Death Benefit at any time during the five year period following the date of death (number (2) above). Due proof of death must be provided within 90 days of the date of death. If due proof of death is not provided within 90 days of the date of death, we will pay the Contract Value as of the Valuation Day of receipt of due proof of death. We will not accept any Purchase Payments after we receive due proof of the non-spouse's death. If the Designated Beneficiary dies before we distribute the entire Death Benefit, we will pay in a lump sum any value remaining to the person named by the Designated Beneficiary. If no person is so named, we will pay the Designated Beneficiary's estate.

                      Under numbers (1) and (2) above, the contract will terminate when we pay the Death Benefit. Under number (3) above, this contract will terminate when we apply the Death Benefit to provide Income Payments.

                      Within 30 days of the date of receipt of due proof of death and all required forms, a non-spousal Joint Annuitant that is also the surviving Owner may use the proceeds from number (1) above to purchase a contract with current terms and values substantially similar to this contract, as of the date of receipt of due proof of death and all required forms, including but not limited to the Guaranteed Minimum Income Payment, the value in each investment, Scheduled Installments, Scheduled Purchase Payments, surrender and access charges, and the Annuity Commencement Date. Any missed Scheduled Installments will still be due.

DEATH BENEFIT
AFTER THE
ANNUITY
COMMENCEMENT
DATE
                      If any Annuitant dies after the Annuity Commencement Date, monthly Income Payments will be made as stated in the section discussing monthly Income Payments. See the "Benefits at Annuity Commencement Date" provision in this prospectus.

Benefits at Annuity Commencement Date



                      You must select an Annuity Commencement Date on your application. In order to receive Guaranteed Minimum Income Payments under this contract, all contract requirements must be met. The Annuity Commencement Date selected at the time of application must be at least 10 years from the date the contract is issued and may not be changed once the contract is issued. This date cannot be any later than the contract anniversary following the Annuitant's 90th birthday (or younger Annuitant's 90th birthday in the case of Joint Annuitants). If your contract was purchased in conjunction with an Annuity Cross Funding Program, your Annuity Commencement Date for this contract and the Funding Annuity must be same. If you change the Annuity Commencement Date under the Funding Annuity Contract, you will no longer be eligible for Guaranteed Minimum Income Payments.

                      If the sole or last surviving Annuitant is still living on the Annuity Commencement Date and you have met all contractual requirements, we will pay you or your designated payee the monthly Income Payments that are guaranteed not to go below the minimum amount as stated on your contract's Data Pages and as described below beginning on that date unless you elected to receive payment in a lump sum. As provided in your contract, we may adjust the Annuitant(s)' age(s) used to determine the first Annual Variable Annuity Benefit, and we may deduct premium taxes from your payments.

                      Monthly Income Payments are made under a life Income Payment plan with a period certain of 10, 15, 20, 25, 30, 35, 40, 45, or 50 years. If you do not select a period certain we will use a life Income Payment plan with a 10 year period certain. If the Annuitant dies after the Annuity Commencement Date, AND monthly Income Payments were being made under a life Income Payment plan with a period certain, payments will continue to be made to the named Beneficiary(ies) until the end of the period certain. For instance, if monthly Income Payments are being paid under a life Income Payment plan with a period certain of 20 years and the Annuitant dies in the 10th year of monthly Income Payments, payments will continue to be made to the Annuitant's named Beneficiary(ies) for a period of 10 more years.

                      We determine your monthly Income Payments when the guarantee is in effect based on the Calculated Level Monthly Benefit. The Calculated Level Monthly Benefit is derived from the Annual Variable Annuity Benefit. The Calculated Level Monthly Benefit is one-twelfth of the Annual Variable Annuity Benefit plus level interest over a twelve-month period. The interest rate for each Annuity Year is the rate we declare for a twelve-month certain single purchase payment immediate fixed annuity, as of the Annuity Commencement Date or applicable Annuity Commencement Date Anniversary, for this contract.

                      The dollar amount of the first Annual Variable Annuity Benefit is a function of:

                         . the amount of your Contract Value on the Annuity
                           Commencement Date; and

                         . the annuity purchase rates shown in your contract.

                      The annuity purchase rates vary based on the age (and, for certain contracts, gender) of the Annuitant(s) as well as the certain period that was selected. Generally, the longer the life expectancy of the Annuitant(s) or the longer the certain period selected, the smaller the first Annual Variable Annuity Benefit will be. The benefit is calculated by:

                        (1) dividing the Contract Value on the Annuity
                            Commencement Date (less any applicable premium tax) by $1,000; and

                        (2) multiplying the result by the applicable annuity
                            purchase rate.

                      This amount is then "applied" to "acquire" Annuity Units. We determine the number of Annuity Units credited to a contract by dividing the dollar amount of the first Annual Variable Annuity Benefit by the Annuity Unit value for the Valuation Period ending on the Annuity Commencement Date or the first Valuation Period ending after the Annuity Commencement Date if the Annuity Commencement Date falls on a date when the New York Stock Exchange is closed or the Total Return Fund does not value its shares. The value of your Annuity Units changes daily as a result of the investment performance of the Subaccount.

                      We determine the dollar amount of each subsequent Annual Variable Annuity Benefit on each anniversary of the Annuity Commencement Date by multiplying the Annuity Unit value for the Valuation Period, or the first Valuation Period ending after the Annuity Commencement Date if the anniversary of the Annuity Commencement Date falls on a date when the New York Stock Exchange is closed or on a date when the Total Return Fund does not value its shares by the number of Annuity Units credited to the contract.

                      The Annuity Unit value equals (a) x (b) where:

                        (a) equals the Annuity Unit value for the preceding
                            Valuation Period; and

                        (b) equals (i) x (ii) where:

                            (i) is the net investment factor for the Valuation
                                Period for which we are calculating the Annuity Unit value; and


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                           (ii) is an assumed discount rate equal to .99990575
                                raised to a power equal to the number of days in the Valuation Period.

                      If the Guaranteed Minimum Income Payment does not apply and the net investment return for the Subaccount over an Annuity Year is equal to 3.5% (the interest rate we use in calculating the amount of the Annual Variable Annuity Benefit), the Annual Variable Annuity Benefit for that Annuity Year will equal the benefit for the prior year. To the extent that such net investment return exceeds 3.5% for an Annuity Year, the Annual Variable Annuity Benefit for that Annuity Year will be greater than the benefit for the prior year. To the extent that such net investment return falls short of 3.5% for an Annuity Year, the Annual Variable Annuity Benefit for that Annuity Year will be less than the benefit for the prior year.


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Guaranteed Minimum Income Payments



IF THE
GUARANTEED
MINIMUM
INCOME
PAYMENT IS IN
EFFECT
                      If you meet the conditions required under the contract for receipt of Guaranteed Minimum Income Payments (that is, within the time allowed, you paid all your Scheduled Installments and repaid the amount of any withdrawal received from the Subaccount plus interest and your Annuity Commencement Date was at least 10 years from the date the contract was issued), your monthly Income Payments after the Annuity Commencement Date will be at least equal to the Guaranteed Minimum Income Payments.

                      We will calculate your initial Calculated Level Monthly Benefit as discussed above under the "Benefits at Annuity Commencement Date" provision of this prospectus. If the initial monthly Income Payment is less than the Guaranteed Minimum Income Payment, your initial monthly Income Payment will equal the Guaranteed Minimum Income Payment. If this occurs, we will track the difference in the Adjustment Account that we establish on the Annuity Commencement Date. The value of the Adjustment Account will equal the greater of (a) and (b), where:

                        (a) is zero (0); and

                        (b) is 12 times the Guaranteed Minimum Income Payment
                            minus 12 times the initial Calculated Level Monthly Benefit.

                      Monthly Income Payments will remain constant for an Annuity Year. At the beginning of each subsequent Annuity Year, we will determine the amount of the monthly Income Payments for that Annuity Year.

                      For monthly Income Payments after the first Annuity Year, the actual payment is the greater of (a) and (b), where:

                        (a) is the subsequent Calculated Level Monthly Income
                            Benefit minus 1/12 of any value in the Adjustment Account as of the date of the last monthly Income Payment; and

                        (b) is the Guaranteed Minimum Income Payment.

                      For subsequent monthly Income Payments after the first Annuity Year, the value of the Adjustment Account will be the greater of (a) and (b), where:

                        (a) is zero (0); and

                        (b) is the value of the Adjustment Account as of the
                            date that we determined the last monthly Income Payment, plus 12 times the actual subsequent monthly Income Payment, minus 12 times the subsequent Calculated Level Monthly Benefit.


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                      In other words, you will not receive any of the
                      Subaccount's gain until the Adjustment Account has been repaid from any future performance of the Subaccount.

                      The Guaranteed Minimum Income Payment is determined at contract issue and is based on many factors. Individuals with the same factors will receive the same Guaranteed Minimum Income Payment. The factors include ages(s), gender(s), purchase date, Annuity Commencement Date chosen, Scheduled Installments, period certain, mortality, assumed interest rate, state in which the contract is issued, state premium tax (if any), and whether the contract is qualified or non-qualified.

REDUCED
GUARANTEED
MINIMUM INCOME
PAYMENTS
                      For contracts issued as Non-Qualified Contracts participating in the Annuity Cross Funding Program, you may be entitled to reduced Guaranteed Minimum Income Payments if you lose your right to full Guaranteed Minimum Income Payments, provided the contract is still in effect as of the Default Date (described below) and you have made all Scheduled Installments for a period of at least 60 months. For Qualified Contracts, you may be entitled to reduced Guaranteed Minimum Income Payments if you lose your right to full Guaranteed Minimum Income Payments, provided your contract is still in effect as of the Default Date. The Annuity Cross Funding Program is not available for contracts issued on or after August 17, 2004.

                      The Valuation Day you lose your right to full Guaranteed Minimum Income Payments under the contract is considered the "Default Date." You will lose your right to full Guaranteed Minimum Income Payments under the contract when you:

                         . Miss a Scheduled Installment and do not pay that
                           Scheduled Installment within 12 months of the date it was due, plus interest at an effective annual rate of 6% and any applicable monthly billing fees. You may make no more than 24 Scheduled Installments outside the grace period over the life of your contract. See the "Reinstatement" provision in this prospectus; and/or

                         . Take any withdrawals from the Subaccount and do not
                           repay the amount withdrawn from the Subaccount within 12 months from the date of the withdrawal, plus interest at an effective annual rate of 6%.

                      If the due date of any missed payment falls on any date on which the New York Stock Exchange is not open for regular trading or on a date on which the Total Return Fund does not value its shares, the due date will occur on the next Valuation Day.


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                      We will calculate the reduced Guaranteed Minimum Income
                      Payment by taking (a) divided by (b) multiplied by (c), where:

                        (a) is the total of Scheduled Installments paid to the
                            Subaccount and not previously withdrawn prior to the Default Date;

                        (b) is the total Scheduled Installments that are
                            required to be paid into the Subaccount prior to the Annuity Commencement Date as shown on your contract's Data Pages (this date must be a date at least 10 years from the date the contract is issued); and

                        (c) is the Guaranteed Minimum Income Payment (as shown
                            on your contract's Data Pages).

                      Once the reduced Guaranteed Minimum Income Payment amount has been determined, we will not recalculate it again, even if subsequent Purchase Payments are made. In addition,

                         . if partial withdrawals are taken from the Subaccount
                           once the reduced Guaranteed Minimum Income Payment has been determined and you do not repay the partial withdrawals with interest, you will lose your right to Guaranteed Minimum Income Payments;

                         . we will not further reduce your Guaranteed Minimum
                           Income Payments as described above;

                         . you may not begin Income Payments prior to the
                           Annuity Commencement Date and still receive reduced Guaranteed Minimum Income Payments.

IF THE
GUARANTEED
MINIMUM
INCOME
PAYMENT IS NOT
IN EFFECT
                      If the Guaranteed Minimum Income Payment is not in effect, you may still receive Income Payments or elect to forego Income Payments and receive the value of the contract on or before the Annuity Commencement Date in the form of a lump sum payment. If you elect to receive Income Payments, your actual Income Payments will be in the form of an annual variable Income Payment similar to a variable Income Payment described above under the "Benefits at Annuity Commencement Date" provision. There will be no Adjustment Account established.


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Optional Payment Plans



                      You may apply your Death Benefit proceeds or your Surrender Value to an Optional Payment Plan. You will lose any Guaranteed Minimum Income Payments if you elect to apply your Surrender Value or your Death Proceeds to an Optional Payment Plan. The terms of the Optional Payment Plan elected will then become applicable. If you surrender the contract and select Optional Payment Plan 1, Optional Payment Plan 2 (with a period certain of 10 or more years), or Optional Payment Plan 5, then the amount applied to the Optional Payment Plan is the Contract Value, which includes any applicable Market Value Adjustment, minus any applicable premium tax. The amount we apply to calculate Income Payments is net of any applicable premium tax.

                      During the Annuitant's life, and before Income Payments begin, you (or the Designated Beneficiary at your death) can choose an Optional Payment Plan. If you change a Designated Beneficiary, your Optional Payment Plan selection will remain in effect unless you make a new selection. Any election or change in an Optional Payment Plan must be sent to our Home Office in a form acceptable to us. We do not allow any changes after Income Payments begin. If an Optional Payment Plan has not been chosen at the death of the Annuitant or Owner, your Designated Beneficiary can choose an Optional Payment Plan when we pay the Death Benefit. See "The Death Benefit" provision in this prospectus.

                      We will make Income Payments under one of the Optional Payment Plans annually. The amount of each payment under an Optional Payment Plan must be at least $100. Payments made under an Optional Payment Plan at the death of any Owner (or the Annuitant if the Owner is a non-natural person), must conform to the rules outlined in the "Death Benefit" provision.

                      We may make an age adjustment to determine the amount of the Income Payments. We will adjust the age according to the age adjustment table shown in your contract.

                      Fixed Income Payments. We will transfer proceeds applied to a fixed income option to our General Account. Payments made will equal or exceed those required by the state where we deliver the contract. We determine fixed Income Payments on the date we receive due proof of the Owner's death or on surrender. Payments under Optional Payment Plan 4 (Interest Income) will begin at the end of the first interest period after the date proceeds are otherwise payable.

                      Variable Income Payments. We will transfer proceeds applied to a variable income option to the Subaccount. Your Income Payments, after the first payment, will reflect the investment experience of the Subaccount. No minimum amount is guaranteed. Income Payments begin after the date we receive due proof of any Owner's death or a surrender. We will calculate your variable Income Payments in the manner described


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                      above under the "Benefits at Annuity Commencement Date"
                      provision of this prospectus.

                      Optional Payment Plans. The contract provides five Optional Payment Plans; all are available on a fixed basis. Optional Payment Plans 1 and 5 are available on a variable basis. If any payee is not a natural person, our consent must be obtained before selecting an Optional Payment Plan. Guaranteed amounts payable are determined assuming an interest rate of 3.5% compounded yearly. We may increase this rate and the amount of any payment. Following are explanations of the Optional Payment Plans available.

                        Optional Payment Plan 1 -- Life Income with Period Certain. This option guarantees annual payments for the lifetime of the payee with a minimum number of years of payments. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15, or 20 years. Payments are determined according to the table in the Monthly Income Benefit section of your contract. We determine the guaranteed amounts payable under the plan. The payee selects the designated period. If the payee dies during the minimum period, we may offer to pay the discounted sum of the remaining guaranteed payments in one payment.

                        Optional Payment Plan 2 -- Income for a Fixed
                        Period. This option guarantees annual payments for a fixed period not longer than 30 years. Payments will be made in accordance with the table in your contract. If the payee dies, we may offer to pay the discounted amount of the remaining guaranteed payments in one payment.

                        Optional Payment Plan 3 -- Income of a Definite Amount. This option provides annual payments of a definite amount to be paid. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. If we increase the interest rate on amounts payable above the guaranteed rate, we will extend the payment period. If the payee dies, we may offer to pay the amount of the remaining proceeds with earned interest in one payment.

                        Optional Payment Plan 4 -- Interest Income. This option provides for annual payments of interest earned from the proceeds left with us. Payments will begin at the end of the first period chosen. If the payee dies, we will pay the amount of remaining proceeds and any earned but unpaid interest in one payment.

                        Optional Payment Plan 5 -- Joint Life and Survivor Income. This option provides for us to make annual payments to two payees for a guaranteed minimum of 10 years. Each payee must be at least 35 years old when payments begin. Payments


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                        will continue as long as either payee is living. If
                        both payees die before the end of the minimum period, we may offer to pay the discounted amount of the remaining payments for the 10-year period in one payment.

                      If the payee is not a natural person, our consent must be obtained before selecting an Optional Payment Plan. Fixed income payments, if selected, will begin on the date we receive due proof of the Annuitant's death, on surrender, or on the contract's Annuity Commencement Date. Variable income payments will begin within 7 days after the date payments would begin under the corresponding fixed option. Payments under Optional Payment Plan 4 (Interest Income) will begin at the end of the first interest period after the date proceeds are otherwise payable.

                      All payments under Option Payment Plan 2 (Income for a Fixed Period), Optional Payment Plan 3 (Income of a Definite Amount) and Optional Payment Plan 4 (Interest Income) may be redeemed by the payee upon written request to our Home Office. Payments made under Optional Payment Plan 1 (Life Income with Period Certain) and Optional Payment Plan 5 (Joint Life and Survivor Income) are not redeemable. If payments under Optional Payment Plans 2, Optional Payment 3 or Optional Payment 4 are variable income payments, and a request for redemption is received in good order, the payment will be made within 7 days in accordance with the "Surrenders and Partial Withdrawals" provision. If payments under Optional Payment Plans 2, Optional Payment 3 or Optional Payment 4 are fixed income payments, and a request for redemption is received in good order, the payment will generally be made within 7 days, however, some states require us to reserve the right to defer payments from the General Account for up to six months from the date we receive the request for payment.


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



Federal Tax Matters



INTRODUCTION
                      This part of the prospectus discusses the Federal income tax treatment of the contract. The Federal income tax treatment of the contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not address all of the federal income tax rules that may affect you and your contract. This discussion also does not address other Federal tax consequences, or state or local tax consequences, associated with a contract. As a result, you should always consult a tax adviser about the application of tax rules to your individual situation.

TAXATION OF
NON-QUALIFIED
CONTRACTS
                      This part of the discussion describes some of the Federal income tax rules applicable to Non-Qualified Contracts. A Non-Qualified Contract is a contract not issued in connection with a retirement plan receiving special tax treatment under the Code, such as an individual retirement annuity or a Section 401(k) plan.

                      Tax Deferral on Earnings. The Federal income tax law does not tax any increase in an Owner's Contract Value until there is a distribution from the contract. However, certain requirements must be satisfied in order for this general rule to apply. Such requirements include that:

                         . an individual must own the contract (or the tax law
                           must treat the contract as owned by an individual);

                         . the investments of the Variable Account must be
                           "adequately diversified" in accordance with regulations of the Internal Revenue Service ("IRS"); and

                         . the contract's Annuity Commencement Date must not
                           occur near the end of the Annuitant's life expectancy.

                      Contracts not owned by an individual -- no tax deferral and loss of interest deduction. As a general rule, the Code does not treat a contract that is owned by an entity (rather than an individual) as an annuity contract for Federal income tax purposes. The entity owning the contract pays tax each year on the annual increase in Contract Value over the annual Purchase Payments paid for the contract. Contracts issued to a corporation or a trust are examples of contracts where the Owner is currently taxable on the contract's earnings.

                      There are several exceptions to this rule. For example, the Code treats a contract as owned by an individual if the nominal owner is a trust or other entity that holds the contract as an agent for an individual. However, this exception does not apply in the case of any employer that owns a contract to provide non-qualified deferred compensation for its employees.


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                      In the case of a contract issued after June 8, 1997 to a
                      taxpayer that is not an individual, or a contract held for the benefit of an entity, the entity will lose its deduction for a portion of its otherwise deductible interest expenses. This disallowance does not apply if the nonnatural Owner (entity) is taxable on the annual increase in the Contract Value in excess of the Purchase Payments made that year. Entities that are considering purchasing the contract, or entities that will benefit from someone else's ownership of a contract, should consult a tax adviser.

                      Investments in the Variable Account must be diversified. For a contract to be treated as an annuity contract for Federal income tax purposes, the investments of a separate account such as the Variable Account must be "adequately diversified." The IRS has issued regulations that prescribe standards for determining whether the investments of the Variable Account are adequately diversified. If the Variable Account fails to comply with these diversification standards, the Owner could be required to pay tax for the year of such failure and each subsequent year on the untaxed income accumulated in the contract.

                      Although we do not control the investments of the Total Return Fund, we expect that the Total Return Fund will comply with IRS regulations so that the Variable Account will be considered "adequately diversified."

                      Age at which Income Payments must begin. Federal income tax rules do not expressly identify a particular age by which Income Payments must begin. However, those rules do require that an annuity contract provide for amortization, through Income Payments, of the contract's Purchase Payments paid and earnings. If Income Payments begin or are scheduled to begin at a date that the IRS determines does not satisfy these rules, interest and gains under the contract could be taxable each year as they accrue.

                      No guarantees regarding tax treatment. We make no guarantees regarding the tax treatment of any contract or of any transaction involving a contract. However, the remainder of this discussion assumes that your contract will be treated as an annuity contract for Federal income tax purposes and that the tax law will not impose tax on any increase in your Contract Value until there is a distribution from your contract.

                      Partial withdrawals and surrenders. A partial withdrawal occurs when you receive less than the total amount of the contract's Surrender Value. In the case of a partial withdrawal, you will pay tax on the amount you receive to the extent of the gain in your contract, i.e., the excess of your Contract Value before the partial withdrawal over your "investment in the contract." (This term is explained below.) This income (and all other income from your contract) is ordinary income. The Code imposes a higher rate of tax on ordinary income than it does on capital gains.


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                      A surrender occurs when you receive the total amount of
                      the contract's Surrender Value. In the case of a surrender, you will pay tax on the amount you receive to the extent it exceeds your "investment in the contract."

                      Your "investment in the contract" generally equals the total of your Purchase Payments under the contract, reduced by any amounts you previously received from the contract that you did not include in your income. In applying the above rules, it is possible that certain additional amounts could be included in the gain under your contract for purposes of determining the tax treatment of withdrawals, e.g., amounts attributable to the Guaranteed Minimum Income Payment feature of the contract, amounts attributable to the Market Value Adjustment feature, or to benefits under the Disability Benefit Rider Option.

                      Assignments and pledges. The Code treats any assignment or pledge of (or agreement to assign or pledge) any portion of your Contract Value as a partial withdrawal of such amount or portion.

                      Gifting a contract. If you transfer ownership of your contract -- without receiving full and adequate consideration -- to a person other than your spouse (or to your former spouse incident to divorce), you will pay tax on your Contract Value to the extent it exceeds your "investment in the contract" (as defined above). In such a case, the new owner's "investment in the contract" will be increased to reflect the amount included in your income.

                      Taxation of Income Payments. The Code imposes tax on a portion of each Income Payment (at ordinary income tax rates) and treats a portion as a nontaxable return of your "investment in the contract." We will notify you annually of the taxable amount of your Income Payment.

                      Pursuant to the Code, you will pay tax on the full amount of your Income Payments once you have recovered the total amount of the "investment in the contract." If Income Payments cease because of the death of the Annuitant(s) and before the total amount of the "investment in the contract" has been recovered, the unrecovered amount generally will be deductible.

                      If proceeds are left with us (Optional Payment Plan 4), they are taxed in the same manner as a surrender. The Owner must pay tax currently on the interest credited on these proceeds. This treatment could also apply to Plan 3 depending on the relationship of the amount of the periodic payments to the period over which they are paid.

                      Taxation of Death Benefits. We may distribute amounts from your contract because of the death of an Owner, a Joint Owner, or if an Owner is a non-natural person, an


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                      Annuitant. The tax treatment of these amounts depends on
                      whether the Owner, Joint Owner, or Annuitant dies before or after the contract's Annuity Commencement Date.

                         . Before the contract's Annuity Commencement
                           Date. The Death Benefit is taxed in the same manner as Income Payments, if the Death Benefit is received under an Optional Payment Plan.

                           If not received under an Optional Payment Plan, the Death Benefit is taxed in the same manner as a surrender.

                         . After the contract's Annuity Commencement Date.  The
                           Death Benefit is excludable from income to the extent that it does not exceed the unrecovered "investment in the contract, provided the Death Benefit is received in accordance with the existing Optional Payment Plan." All Income Payments in excess of the unrecovered "investment in the contract" are includible in income.

                      The tax law imposes tax on a Death Benefit received in a lump sum to the extent that it exceeds the unrecovered "investment in the contract" at the time of payment.

                      Penalty taxes payable on partial withdrawals, surrenders, or Income Payments. The Code may impose a penalty tax equal to 10% of the amount of any payment from your contract that is included in your gross income. The Code does not impose the 10% penalty tax if one of several exceptions applies. These exceptions include partial withdrawals, surrenders or Income Payments that:

                         . you receive on or after you reach age 59 1/2;

                         . you receive because you became disabled (as defined
                           in the tax law);

                         . you receive as a series of substantially equal
                           periodic payments for the life (or life expectancy) of the taxpayer; or

                         . are received on or after the death of the Owner.

                      Special rules if you own more than one contract. In certain circumstances, you may have to combine some or all of the Non-Qualified Contracts you own in order to determine the amount of an Income Payment, surrender, or partial withdrawal that you must include in income. For example:

                         . if you purchase a contract offered by this
                           prospectus and also purchase at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract;


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                         . if you purchase two or more deferred annuity
                           contracts from the same life insurance company (or one of its affiliates) during any calendar year, the Code treats all such contracts as one contract for certain purposes.

                      The effects of such aggregation are not clear. However, it could affect:

                         . the amount of a surrender, partial withdrawal or
                           Income Payment that you must include in income; and

                         . the amount that might be subject to a penalty tax.

                      Tax treatment of benefits provided by rider option. So long as you participate in the Annuity Cross Funding Program, the contract may be issued with certain riders, that provide benefits upon unemployment, disability, or death. These benefits include the waiver of Scheduled Installments relating to entitlement to Guaranteed Minimum Income Payments, and also certain increases in Income Payments that are calculated on the Annuity Commencement Date.

                      The tax treatment of these benefits is not clear in all instances. For example, while benefits received under the Unemployment Benefit Rider Option will be taxable, there is uncertainty regarding the amount and timing of the taxation of benefits under this rider. We believe that benefits from this rider should be taxable upon the Annuity Commencement Date, but it is possible that amounts could be subject to tax earlier. The investment in the contract generally would be increased by any amount that is taxable.

                      With respect to the Disability Benefit Rider Option and Joint Annuitant Life Benefit Rider Option, a portion of benefits may be excludable from income. There is uncertainty, however, regarding the scope of any available exclusion, as well as the time when any non-excludable benefits would be subject to tax.

                      We will tax report that portion of any benefit payment which we believe is subject to tax with respect to all the rider benefits.

                      Section 1035 exchanges. Under section 1035 of the Code, the exchange of one annuity contract (or a life insurance contract) for another annuity contract generally is not taxed (unless cash is distributed). To qualify as a nontaxable exchange however, certain conditions must be satisfied, e.g., the obligee(s) under the new annuity contract must be the same obligee(s) as under the original contract.

                      Upon death of a non-spousal Joint Owner, the contract provides the surviving Joint Owner with the option of using the proceeds of this contract to purchase a separate


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                      annuity contract with terms and values that are
                      substantially similar to those of this contract. Exercise of this option will not qualify as a tax-free exchange under section 1035.

QUALIFIED
RETIREMENT
PLANS
                      We also designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with retirement plans that receive special tax treatment are called "Qualified Contracts." We do not currently offer all of the types of Qualified Contracts described, and may not offer them in the future. Prospective purchasers should contact our Home Office to learn of the availability of Qualified Contracts at any given time.

                      The contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit. The purchase of this contract as an investment of a qualified retirement plan does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. If you are purchasing this contract as a Qualified Contract, you should consider purchasing this contract for its Death Benefit, income benefits and other non-tax benefits. Please consult a tax adviser for information specific to your circumstances in order to determine whether this contract is an appropriate investment for you.

                      The Federal income tax rules applicable to qualified plans are complex and varied. As a result, this prospectus makes no attempt to provide more than general information about use of the contract with the various types of qualified plans and individual retirement arrangements. Persons intending to use the contract in connection with a qualified plan should obtain advice from a tax adviser.

                      Types of Qualified Contracts. At present, the contract may be used in conjunction with qualified corporate employee pension and profit-sharing plans ("401(a) plans"), including "401(k) plans," and qualified annuity plans ("403(a) plans"). The contract may also be used as or in conjunction with IRAs and Roth IRAs.

                      Terms of qualified plans and Qualified Contracts. The terms of a qualified retirement plan may affect your rights under a Qualified Contract. When issued in connection with a qualified plan, we will amend a contract as generally necessary to conform to the requirements of that type of plan. However, the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the contract. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.


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                      Employer qualified plans.  Qualified plans sponsored by
                      an employer or employee organization are governed by the provisions of the Code and the Employee Retirement Income Security Act, as amended ("ERISA"). ERISA is administered primarily by the U.S. Department of Labor. The Code and ERISA include requirements that various features be contained in an employer qualified plan with respect to: participation; vesting; funding; nondiscrimination; limits on contributions and benefits; distributions; penalties; duties of fiduciaries; prohibited transactions; withholding; reporting and disclosure.

                      In the case of certain qualified plans, if a participant is married at the time benefits become payable, unless the participant elects otherwise with written consent of the spouse, the benefits must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is an annuity payable for the life of the participant with a survivor annuity for the life of the spouse in an amount that is not less than one-half of the amount payable to the participant during his or her lifetime. In addition, a married participant's beneficiary must be the spouse, unless the spouse consents in writing to the designation of a different beneficiary.

                      There are specific Code and ERISA rules that apply to loans from qualified plans. Employer plans may have additional restrictions. Partial withdrawals and repayments of partial withdrawals permitted under this contract may not qualify as a qualified plan loan.

                      If this contract is purchased as an investment of a qualified retirement plan, the Owner will be either an employee benefit trust or the plan sponsor. Plan participants and beneficiaries will have no ownership rights in the contract. Only the Owner, acting through its authorized representative(s) may exercise contract rights. Participants and beneficiaries must look to the plan fiduciaries for satisfaction of their rights to benefits under the terms of the qualified plan.

                      Where a contract is purchased by an employer-qualified plan, we assume no responsibility regarding whether the contract's terms and benefits are consistent with the requirements of the Code and ERISA. It is the responsibility of the employer, plan trustee, plan administrator and/or other plan fiduciaries to satisfy the requirements of the Code and ERISA applicable to the qualified plan. This prospectus does not provide detailed tax or ERISA information. Various tax disadvantages, including penalties, may result from actions that conflict with requirements of the Code or ERISA, and the regulations pertaining to those laws. Federal tax laws and ERISA are continually under review by Congress. Any changes in the laws or in the regulations pertaining to the laws may affect the tax treatment of amounts contributed to employer qualified plans and the fiduciary actions required by ERISA.


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                      Guaranteed Minimum Income Payments.  Distributions from
                      Qualified Contracts generally must satisfy certain required "minimum distribution rules." It is unclear whether variable Income Payments subject to the contract's Guaranteed Minimum Income Payments feature will satisfy these rules. As a result, the availability of such payments could cause the disqualification of a Qualified Contract, which could result in increased taxes to the Owner. We reserve the right to limit the availability of such payments, or to modify such payments, as necessary to preclude any such disqualification. In addition, the Guaranteed Minimum Income Payments feature, as well as the optional riders, could increase the amount of the minimum required distribution that must be taken from your contract.

                      Treatment of Qualified Contracts compared with Non-Qualified Contracts. Although some of the Federal income tax rules are the same for both Qualified and Non-Qualified Contracts, many of the rules are different. For example:

                         . the Code generally does not impose tax on the
                           earnings under either Qualified or Non-Qualified Contracts until the earnings are distributed;

                         . the Code does not limit the amount of Purchase
                           Payments and the time at which Purchase Payments can be made under Non-Qualified Contracts. However, the Code does limit both the amount and frequency of Purchase Payments made to Qualified Contracts;

                         . the Code does not allow a deduction for Purchase
                           Payments made for Non-Qualified Contracts, but sometimes allows a deduction or exclusion from income for Purchase Payments made to a Qualified Contract.

                      The Federal income tax rules applicable to qualified plans and Qualified Contracts vary with the type of plan and contract. For example, Federal tax rules limit the amount of Purchase Payments that can be made, and the tax deduction or exclusion that may be allowed for the Purchase Payments. These limits vary depending on the type of qualified plan and the circumstances of the plan participant, e.g., the participant's compensation.

                      Under most qualified retirement plans, the Owner must begin receiving payments from the contract in certain minimum amounts by a certain date, generally April 1 of the calendar year following the calendar year in which the Owner attains age 701/2 for Traditional IRAs and SEPs and April 1 of the calendar year following the later of the calendar year in which the employee (except for a 5 percent owner) retires for other Qualified Contracts. Roth IRAs do not require any distributions during the Owner's lifetime. The death benefit under your contract may increase the amount of the minimum required distribution that must be taken from your contract.


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                      When distributions are to be made for married
                      participants under certain Qualified Contracts, the form of distribution may have to be a qualified joint and survivor annuity. The form of distribution can be altered only with receipt of consent of the spouse and the annuitant.

                      Amounts received under Qualified Contracts. Federal income tax rules generally include distributions from a Qualified Contract in your income as ordinary income. Purchase Payments that are deductible or excludible from income do not create "investment in the contract." Thus, under many Qualified Contracts there will be no "investment in the contract" and you must include the total amount you receive in your income. There are exceptions. For example, you do not include amounts received from a Roth IRA if certain conditions are satisfied. Additional Federal taxes may be payable in connection with a Qualified Contract. For example, failure to comply with the minimum distribution rules applicable to certain qualified plans, such as an employer-sponsored retirement plan, will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the qualified plan.

                      Federal penalty taxes payable on distributions. The Code may impose a penalty tax equal to 10% of the amount of any payment from your Qualified Contract that is includible in your income. The Code does not impose the penalty tax if one of several exceptions apply. The exceptions vary depending on the type of Qualified Contract you purchase. For example, the following exceptions provide that the penalty tax does not apply to a partial withdrawal, surrender, or Income Payment:

                         . received on or after the Owner reaches age 59 1/2;

                         . received on or after the Owner's death or because of
                           the Owner's disability (as defined in the tax law);

                         . received as a series of substantially equal periodic
                           payments for the life (or life expectancy) of the taxpayer; or

                         . received as reimbursement for certain amounts paid
                           for medical care.

                      Additional exceptions may be taxable.

                      Moving money from one Qualified Contract or qualified plan to another. Rollovers and transfers: In many circumstances you may move money between Qualified Contracts and qualified plans by means of a rollover or a transfer. Recent legislation has expanded these rollover options, including permitting for the first time the rollover of your after-tax contributions in certain circumstances for distributions made between


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                      2002 and 2011. Special rules apply to such rollovers and
                      transfers. If you do not follow the applicable rules, you may suffer adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. You should always consult a qualified advisor before you move or attempt to move funds between any Qualified Contract or plan and another Qualified Contract or plan.

                      Direct rollovers. The direct rollover rules apply to certain payments (called "eligible rollover distributions") from section 401(a) plans, section 403(b) plans, H.R. 10 plans, and Qualified Contracts used in connection with these types of plans. The direct rollover rules do not apply to distributions from IRAs. The direct rollover rules require Federal income tax equal to 20% of the eligible rollover distribution to be withheld from the amount of the distribution, unless the Owner elects to have the amount directly transferred to certain Qualified Contracts or plans. Certain restrictions apply to the ability to rollover any after-tax amounts.

FEDERAL
INCOME TAX
WITHHOLDING
                      We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time you request a partial withdrawal, surrender, or Income Payment, we will send you forms that explain the withholding requirements.

STATE INCOME
TAX WITHHOLDING
                      If required by the law of your state, we will also withhold state income tax from the taxable portion of each distribution made under the contract, unless you make an available election to avoid withholding. If permitted under state law, we will honor your request for voluntary state withholding.

TAX STATUS OF
THE COMPANY
                      Under existing Federal income tax laws, we do not pay tax on investment income and realized capital gains of the Variable Account. We do not anticipate that we will incur any Federal income tax liability on the income and gains earned by the Variable Account. We, therefore, do not impose a charge for Federal income taxes. If Federal income tax law changes and we must pay tax on some or all of the income and gains earned by the Variable Account, we may impose a charge against the Variable Account to pay the taxes.

CHANGES IN
THE LAW
                      This discussion is based on the Code, IRS regulations, and interpretations existing on the date of this prospectus. Congress, the IRS, and the courts may modify these authorities, however, sometimes retroactively.


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Requesting Payments



                      To request a payment, you must provide us with notice in a form satisfactory to us. We will ordinarily pay any partial withdrawal or surrender proceeds from the Subaccount within 7 days after receipt at our Home Office of a request in good order for a partial withdrawal or surrender. We also will ordinarily make payment of lump sum Death Benefit proceeds from the Subaccount within 7 days from the receipt of due proof of death and all required forms. We will determine the payment amount as of the end of the Valuation Day during which our Home Office receives the payment request or due proof of death and all required forms.

                      In most cases, when we pay Death Benefit proceeds in a lump sum, we will pay these proceeds either:

                        (1) to your Designated Beneficiary directly in the form
                            of a check; or

                        (2) by establishing an interest bearing account for the
                            Designated Beneficiary called the "Secure Access Account" in the amount of the Death Benefit.

                      When establishing the Secure Access Account we will send the beneficiary a checkbook within 7 days after we receive all the required documents, and the beneficiary will have immediate access to the account simply by writing a check for all or any part of the amount of the Death Benefit payable. The Secure Access Account is part of our General Account. It is not a bank account and it is not insured by the FDIC or any other government agency. As part of our General Account, it is subject to the claims of our creditors. We receive a benefit from all amounts left in the Secure Access Account. If we do not receive instructions from the Designated Beneficiary with regard to the form of Death Benefit payment, we will automatically establish the Secure Access Account.

                      We will delay making a payment from the Subaccount or applying Subaccount Value to a payment plan if:

                        (1) the disposal or valuation of the Subaccount is not
                            reasonably practicable because:

                              . the SEC declares that an emergency exists (due
                                to the emergency the disposal or valuation of the Variable Account's assets is not reasonably practicable);

                              . the New York Stock Exchange is closed for other
                                than a regular holiday or weekend;

                              . trading is restricted by the SEC; or

                        (2) the SEC, by order, permits postponement of payment
                            to protect our Owners.



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                      We reserve the right to defer payments from the Guarantee
                      Account and the Immediate Installment Account for a partial withdrawal or surrender for up to 6 months from the date we receive your payment request. We also may defer making any payments attributable to a check or draft that has not cleared until we are satisfied that the check or draft has been paid by the bank on which it is drawn.

                      If mandated under applicable law, we may be required to reject a Purchase Payment and/or block an Owner's account and thereby refuse any transfers into the Total Return Fund, request for surrenders, partial withdrawals, or death benefits, until instructions are received from the appropriate regulators. We may also be required to provide additional information about you or your account to government regulators.


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Sales of the Contract



                      We have entered into an underwriting agreement with Capital Brokerage Corporation (doing business in Indiana as Genworth Financial Brokerage Corporation) (collectively, "Capital Brokerage Corporation") for the distribution and sale of the contracts. Pursuant to this agreement, Capital Brokerage Corporation serves as principal underwriter for the contracts, offering them on a continuous basis. Capital Brokerage Corporation is located at 3001 Summer Street, 2nd Floor, Stamford, Connecticut 06905. Although the Company and Capital Brokerage Corporation do not anticipate discontinuing offering the contracts, we do reserve the right to discontinue offering the contracts at any time.

                      Capital Brokerage Corporation was organized as a corporation under the laws of the state of Washington in 1981 and is an affiliate of ours. Capital Brokerage Corporation is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the NASD.

                      Capital Brokerage Corporation offers the contracts through registered representatives who are registered with the NASD and with the states in which they do business. More information about Capital Brokerage Corporation and the registered representatives is available at http://www.nasdr.com or by calling (800) 289-9999. You can also obtain an investor brochure from NASD Regulation describing its Public Disclosure Program. Registered representatives with CBC are also licensed as insurance agents in the states in which they do business and are appointed with us.

                      Capital Brokerage Corporation also enters into selling agreements with an affiliated broker-dealer and unaffiliated broker-dealers to sell the contracts. The registered representatives of these selling firms are registered with the NASD and with the states in which they do business, are licensed as insurance agents in the states in which they do business and are appointed with us.

                      We pay compensation to Capital Brokerage Corporation for promotion and sales of the contracts by its registered representatives as well as by affiliated and unaffiliated selling firms. This compensation consists of sales commissions and other cash and non-cash compensation. The maximum commission we may pay is 12% of Purchase Payments received.

                      The maximum commission consists of three parts -- commissions paid to internal and external wholesalers of Capital Brokerage Corporation ("wholesalers" are individuals employed by the Company and registered with Capital Brokerage Corporation that promote the offer and sale of the contracts), commissions paid to the affiliated and unaffiliated brokerage firm for whom the registered representative that sold your


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                      contract is employed ("selling firms") and an amount paid
                      to the selling firm for
                      marketing allowances and other payments related to the sale of the contract. Wholesalers with Capital Brokerage Corporation receive a maximum commission of 1.4% of Purchase Payments.

                      After commission is paid to the wholesalers of Capital Brokerage Corporation, a commission is then paid to the selling firm. A maximum commission of 9.6% of Purchase Payments. The exact amount of commission paid to the registered representative who sold you your contract is determined by the brokerage firm for whom the representative is employed.

                      All selling firms receive commissions as described above based on the sale and receipt of Purchase Payments in the contract. Unaffiliated selling firms receive additional compensation, including marketing allowances and other payments. The maximum marketing allowance paid on the sale of a contract is 1.0% of Purchase Payments received. At times, Capital Brokerage Corporation may make other cash and non-cash payments to selling firms, as well as receive payments from selling firms, for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Capital Brokerage Corporation and the selling firm in order to coordinate data for the sale and maintenance of the contract. In addition, registered representatives may be eligible for non-cash compensation programs offered by Capital Brokerage Corporation or an affiliated company, such as conferences, trips, prizes and awards. The amount of other cash and non-cash compensation paid by Capital Brokerage Corporation or its affiliated companies ranges significantly among the selling firms. Likewise, the amount received by Capital Brokerage Corporation from the selling firms ranges significantly.

                      The commissions listed above are maximum commissions paid, and reflect situations where we pay a higher commission for a short period of time for a special promotion.

                      Commissions paid on the contracts, including other incentives and payments, are not charged directly to you or to your Contract Value, but indirectly through fees and charges imposed under the contracts.

                      All commissions, special marketing allowances and other payments made or received by Capital Brokerage Corporation to or from selling firms come from or are allocated to the general assets of Capital Brokerage Corporation or one of its affiliated companies. Therefore, regardless of the amount paid or received by Capital Brokerage Corporation or one of its affiliated companies, the amount of expenses you pay under the contract do not vary because of such payments to or from such selling firms. Some contracts,


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                      such as this contract, have rider options that have
                      charges that vary based on certain underwriting criteria. Such factors include, but are not limited to: age, gender, and the coverage requested.

                      Even though your contract costs are not determined based on amounts paid to or received from Capital Brokerage Corporation or the selling firm, the prospect of receiving, or the receipt of, additional compensation as described above may create an incentive for selling firms and/or their registered representative to sell you this product versus a product with respect to which a selling firm does not receive additional compensation, or a lower level of additional compensation. You may wish to take such compensation arrangements into account when considering and evaluating any recommendation relating to the contracts.

                      During 2005, 2004 and 2003, $28.5 million, $21.8 million,
                      and $19.8 million, respectively, was paid to Capital Brokerage Corporation for the sale of contracts in the Variable Account and any new Purchase Payments received. In 2005, 2004 and 2003, no underwriting commissions were paid to Capital Brokerage Corporation.


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Additional Information



OWNER
QUESTIONS
                      The obligations to Owners under the contracts are ours. Please direct your questions and concerns to us at our Home Office.

RETURN
PRIVILEGE
                      Within the 15-day free-look period after you receive the contract, you may cancel it for any reason by delivering or mailing it postage prepaid, to our Home Office at:

                                              Genworth Life and Annuity
                                              Insurance Company
                                              Annuity New Business
                                              6610 West Broad Street
                                              Richmond, Virginia 23230

                      If you cancel your contract, it will be void. Unless state law requires that we return your Purchase Payments, the amount of the refund you receive will equal your Contract Value and any rider Purchase Payments received plus any adjustments required by applicable law or regulation on the date we receive the contract plus or minus any applicable Market Value Adjustment, but without reduction for any surrender charge or access charge. If state law requires that we return your Purchase Payments, the amount of the refund will equal the Purchase Payments made less any partial withdrawals you previously made. In certain states, you may have more than 15 days to return the contract for a refund.

STATE
REGULATION
                      As a life insurance company organized and operated under the laws of the Commonwealth of Virginia, we are subject to provisions governing life insurers and to regulation by the Virginia Commissioner of Insurance.

                      Our books and accounts are subject to review and examination by the State Corporation Commission of the Commonwealth of Virginia at all times. That Commission conducts a full examination of our operations at least every five years.

RECORDS AND
REPORTS
                      As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the Variable Account. At least once each year, we will send you a report showing information about your contract for the period covered by the report. The report will show the total Contract Value, including your value in the Subaccount, the Immediate Installment Account and the Guarantee Account. The report also will show Purchase Payments and charges made during the statement period. We also will send you an annual and a semi-annual report for the GE Investments Funds, Inc. -- Total Return Fund, as required by the 1940 Act. In addition, you will receive a written confirmation when you make Purchase Payments, transfers


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                      from either the Immediate Installment Account or
                      Guarantee Account to the Subaccount, or take partial withdrawals.

OTHER
INFORMATION
                      We have filed a Registration Statement with the SEC, under the 1933 Act, for the contracts being offered by this prospectus. This prospectus does not contain all the information in the Registration Statement, its amendments and exhibits. Please refer to the Registration Statement for further information about the Variable Account, the Company, and the contracts offered. Statements in this prospectus about the content of contracts and other legal instruments are summaries. For the complete text of those contracts and instruments, please refer to those documents as filed with the SEC and available on the SEC's website at http://www.sec.gov.


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Genworth Life and Annuity Insurance Company



OVERVIEW
                      We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 as The Life Insurance Company of Virginia. An affiliate of the General Electric Company ("GE") acquired us on April 1, 1996 and ultimately contributed the majority of the outstanding common stock to Genworth Life Insurance Company ("GLIC"), formerly known as General Electric Capital Assurance Company.

                      On May 24, 2004, we became an indirect, wholly-owned subsidiary of Genworth Financial, Inc. ("Genworth"). On May 25, 2004, Genworth's Class A common stock began trading on The New York Stock Exchange.

                      On May 31, 2004, we became a direct, wholly-owned subsidiary of GLIC while remaining an indirect, wholly-owned subsidiary of Genworth.

                      As of December 31, 2005, GE beneficially owned approximately 18% of Genworth's outstanding stock. On March 8, 2006, a subsidiary of GE completed a secondary offering to sell its remaining interest in Genworth. Our preferred shares are owned by an affiliate, Brookfield Life Assurance Company Limited.

                      We principally offer annuity contracts, guaranteed investment contracts ("GICs") and funding agreements, Medicare supplement insurance and life insurance policies. We do business in the District of Columbia and all states, except New York. Our principal offices are located at 6610 West Broad Street, Richmond, Virginia 23230.

                      We are one of a number of subsidiaries of Genworth, a company that, through its subsidiaries, serves the life and lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers. Our product offerings are divided along two segments of consumer needs: (1) Retirement Income and Investments and (2) Protection.

                         . Retirement Income and Investments.  We offer
                           deferred annuities (variable and fixed) and variable life insurance to a broad range of individual consumers who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets. We also offer GICs and funding agreements as investment products to institutional buyers.

                         . Protection.  Our Protection segment includes
                           universal life insurance, interest-sensitive whole life insurance and Medicare supplement insurance. Life insurance products provide protection against financial hardship after the death of an insured by providing cash payment to the beneficiaries of the policyholder. Medicare supplement insurance provides coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits.


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                      We also have a Corporate and Other segment, which
                      consists primarily of net realized investment gains (losses), unallocated corporate income, expenses and income taxes.

MARKET
ENVIRONMENT AND
OPPORTUNITIES
                      We believe we are well positioned to benefit from a number of significant demographic, governmental and market trends, including the following:

                         . Aging U.S. population with growing retirement income
                           needs. According to a 2005 report issued by the U.S. Social Security Administration, from 1945 to 2003, U.S. life expectancy at birth increased from
                           62.9 years to 74.6 years for men and from 68.4 years to 79.6 years for women, respectively, and life expectancy is expected to increase further. In addition, increasing numbers of baby boomers are approaching retirement age. Based on the 2000 census, the U.S. Census Bureau projects that the percentage of the U.S. population aged 55 or older will increase from approximately 22% (65 million) in 2004 to more than 29% (97 million) in 2020. These increases in life expectancy heighten the risk that individuals will outlive their retirement savings. In addition, approximately $4.2 trillion of invested financial assets are held by people within 10 years of retirement and approximately $2.4 trillion of invested financial assets are held by individuals who are under age 70 and consider themselves retired, in each case according to a survey conducted by SRI Consulting Business Intelligence in 2004. We believe these trends will lead to growing demand for products, such as our income annuities and other investment products that help consumers accumulate assets and provide reliable retirement income.

COMPETITIVE
STRENGTHS
                      We believe the following competitive strengths will enable us to capitalize on opportunities in our targeted markets:

                         . Product innovation.  We are selective in the
                           products we offer and strive to maintain appropriate return and risk thresholds when we expand the scope of our product offerings.

                         . Extensive, multi-channel distribution network.  We
                           have extensive distribution reach and offer consumers access to our products through a broad network of financial intermediaries, independent producers and dedicated sales specialists. In addition, we maintain strong relationships with leading distributors by providing a high level of specialized and differentiated distribution support through technology solutions that support the distributors' sales efforts.

                         . Technology-enhanced, scalable, low-cost operating
                           platform. We have pursued an aggressive approach to cost-management and continuous customer service


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                           improvement. We also have developed sophisticated
                           technology tools that enhance performance by automating key processes and reducing response times and process variations. Our teams of trained associates focus on delivering high touch customer service. In addition, we have centralized our operations and have established scalable, low-cost operating centers in Virginia. Through an outsourcing provider, we also have a substantial team of professionals in India who provide us with a variety of back office support services.

                         . Disciplined risk management with strong compliance
                           practices. Risk management and regulatory compliance are critical parts of our business, and we believe we are recognized in the insurance industry for our excellence in these areas. We employ comprehensive risk management processes in virtually every aspect of our operations, including product development, underwriting, investment management, asset-liability management and technology development programs. We have an experienced group of professionals dedicated exclusively to our risk management processes.

                         . Strong balance sheet and high-quality investment
                           portfolio. As part of Genworth, we believe our ratings and capital strength provide us with a significant competitive advantage. We have a diversified, high-quality investment portfolio with $6,890.9 million of invested assets as of December 31, 2005. Approximately 92.8% of our fixed maturities had ratings equivalent to investment-grade, and less than 1.0% of our total investment portfolio consisted of equity securities, as of December 31, 2005. We also actively manage the relationship between our investment assets and our insurance liabilities.

GROWTH
STRATEGIES
                      Our objective is to increase operating earnings and enhance returns on equity. We intend to pursue this objective by focusing on the following strategies:

                         . Capitalize on attractive growth prospects in our key
                           markets. We have positioned our product portfolio and distribution relationships to capitalize on the attractive growth prospects in our key markets:

                            Retirement income, where we believe growth will be driven by a variety of favorable demographic trends and the approximately $4.2 trillion of invested financial assets in the U.S. that are held by people within 10 years of retirement and approximately $2.4 trillion of invested assets that are held by individuals who are under age 70 and consider themselves retired, in each case according to a survey conducted by SRI Consulting Business Intelligence in 2004. Our Income Distribution Series of products are designed to enable the


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                            growing retired population to convert their
                            accumulated assets into reliable income throughout their retirement years. Our Income Distribution Series of products are composed of our retirement income annuity products and three variable annuity riders that provide similar income features. It does not include immediate annuities or fixed annuities, which also serve income distribution needs but are reported separately. We are also offering a version of the guaranteed income product, ClearCourse/SM/, in the employer sponsored 401(k) market. ClearCourse/SM/ is designed to be an option within a 401(k) plan and offers participants the ability to purchase guaranteed retirement income while maintaining liquidity and the opportunity for market upside.
                            ClearCourse/SM/ provides plan participants with the ability to access defined benefit-like features within a defined contribution environment.

                            Funding-Agreement Backed Notes ("FA-BNs"), where the total FA-BN market has grown from $20.3 billion in 2000 issuance to $37.6 billion in 2004 issuance according to Standard and Poor's Rating Services ("S&P"). S&P reports 2005 issuance to be down to $32.1 billion, this in part is due to reduced issuance levels from a previously frequent issuer as well as the overall tight spread environment. Genworth's Retirement Income and Investments segment began issuing in the unregistered market in 2000 through Bear Stearns' Premium Asset Trust structure and has placed $7.4 billion through 2005, $685.0 million of which was issued through the Company. In December 2005, we registered with the Securities and Exchange Commission ("SEC") a $5.0 billion proprietary registered note platform and subsequently issued a $300.0 million inaugural deal targeting institutional investors. In 2006, we will explore introducing a retail notes platform whereby retail investors can purchase amounts in denominations of $1,000. The demand for strong credit ratings and diversity of issuer base should support growth for us in this market space.

                         . Further strengthen and extend our distribution
                           channels. We intend to further strengthen and extend our distribution channels by continuing to differentiate ourselves in areas where we believe we have distinct competitive advantages. These areas include:

                            Product innovations, as illustrated by new product introductions, such as the introduction of ClearCourse/SM /for the employer sponsored 401(k) market, our Income Distribution Series of guaranteed income products and riders, our FA-BN program which provides us the ability to issue fixed or floating rate offerings with wide-ranging maturities.


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                            Collaborative approach to key distributors, which
                            includes joint business improvement program and our tailored approach to our sales intermediaries addressing their unique service needs, which have benefited our distributors and helped strengthen our relationships with them.

                         . Enhance returns on capital and increase margins.  We
                           believe we will be able to enhance our returns on capital and increase our margins through the following means:

                            Adding new business layers at targeted returns and optimizing mix. We have introduced revised pricing and new products, which we believe will increase our expected returns. We have exited or placed in run-off certain product lines in blocks of business with low returns. As these blocks decrease, we expect to release capital over time to deploy to higher-return products and/or businesses.

                            Investment income enhancements. The yield on our investment portfolio is affected by the practice, prior to Genworth's separation from GE, of realizing investment gains through the sale of appreciated securities and other assets during a period of historically low interest rates. This strategy had been pursued to offset impairments in our investment portfolio and to fund consolidations and restructurings, and provide current income. Since 2003, our current investment strategy has been to optimize investment income without relying on realized investment gains. We continue to experience a challenging interest-rate environment in which the yields that we can achieve on new investments are lower than the aggregate yield on our existing portfolio. We will seek to mitigate declines in our investment yields by continuously evaluating our asset class mix, pursuing additional investment classes, utilizing active management strategies, and accepting additional credit risk when we believe that it is prudent to do so.

                            Ongoing operating cost reductions and efficiencies. We continually focus on reducing our cost base while maintaining strong service levels for our customers. We expect to accomplish this goal through a wide range of cost management disciplines, including reducing supplier costs, leveraging process improvement efforts, forming focused teams to identify opportunities for cost reductions and investing in new technology, particularly for web-based, digital end-to-end processes.


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Retirement Income and Investments


OVERVIEW
                      Through our Retirement Income and Investments segment, we offer fixed and variable deferred annuities and income annuities. We offer these products to a broad range of consumers who want to accumulate tax-deferred assets for retirement, desire a reliable source of income during their retirement, and/or seek to protect against outliving their assets during retirement.

                      We have continued to focus on our Income Distribution Series of variable annuity products and riders in response to customers who desire guaranteed minimum income streams with equity market upside at the end of the contribution and accumulation period. Our Income Distribution Series of variable annuity products and riders provides the contractholder with a guaranteed minimum income stream that they cannot outlive, along with an opportunity to participate in market appreciation, but reduces some of the risks to insurers that generally accompany traditional products with guaranteed minimum income benefits. We are targeting people who are focused on building a personal portable retirement plan or are moving from the accumulation to the distribution phase of their retirement planning. During 2005, we introduced our ClearCourse/SM /product for the employer sponsored 401(k) market. ClearCourse/SM/ is designed to be an option within a 401(k) plan and offers participants the ability to purchase guaranteed retirement income while maintaining liquidity and the opportunity for equity appreciation.
                      ClearCourse/SM/ provides plan participants with the ability to access defined benefit-like features within a defined contribution environment. Genworth employees are offered this product as an option in their 401(k) plan and we have two other large clients in varying stages of implementation with more than 40 potential clients in varying stages of product assessment. In October 2005, we also introduced a guaranteed minimum withdrawal benefit for life product, Lifetime Income Plus, that was added to our Income Distribution Series products. This product filled a customer need within our Income Distribution Series for guaranteed income payments, that the customer cannot outlive, along with the opportunity for market upside, similar to our RetireReady/SM/ Retirement Answer Variable Annuity ("Retirement Answer") (formerly known as GE Retirement Answer(R)) and added significant liquidity features. We initiated a $5.0 billion SEC registered notes program secured by funding agreements. This program became effective in December 2005 and provides us with the ability to issue fixed or floating rate offerings with maturities ranging from 9 months to 30 years. Our initial issuance through this program was a five-year, $300.0 million floating rate funding agreement, which was funded during December 2005.

                      According to VARDS, we were the largest provider of variable income annuities in the U.S. for the year ended December 31, 2005, based upon total premiums and deposits. According to LIMRA International, sales of individual annuities were $216.5 billion in 2005. From June 2004 through December 2005, the Federal Reserve increased short-term rates from 1.0% to 4.25% while long-term interest rates remained relatively


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                      stable. This "flattening" of the yield curve resulted in
                      a shift in demand to shorter duration instruments like bank certificates of deposits and money market funds and away from longer-duration products like annuities. Within the fixed annuity market, we saw an increasing demand for products with an equity-indexed component, such as equity-indexed annuities. We did not have a product with an equity-indexed component in the market in 2005, but we have launched such a product in the first quarter of 2006. In variable annuities, we expect product demand to primarily be driven by product features and guarantees. Although volatility in the equity markets may cause some potential purchasers to refrain from purchasing products such as variable annuities and variable life insurance, many of today's purchasers are seeking to remain invested in the equity markets and, at that same time, have guarantees to protect their income during their retirement years. We believe that moderately higher longer-term interest rates and greater public awareness about the need for lifetime retirement income protection will result in increased demand for annuities and other investment products that help consumers accumulate assets and provide reliable retirement income.

                      We offer variable and fixed deferred annuities, in which assets accumulate until the contract is surrendered, the contractholder dies, takes withdrawals or the contractholder begins receiving benefits under an annuity payout option. We also offer variable income annuities. We believe our variable annuity offerings continue to appeal to contractholders who wish to participate in returns linked to equity and bond markets with many desiring products with options that provide certain minimum guarantees. We also offer variable life insurance through our Retirement Income and Investments segment because this product provides investment features that are similar to our variable annuity products.

                      In addition to our annuity and variable life insurance products, we offer a number of specialty products, including GICs and funding agreements (including those issued pursuant to the above-referenced FA-BN program). We sell GICs to ERISA-qualified plans, such as pension and 401(k) plans, and we sell funding agreements to money market funds that are not ERISA qualified and to other institutional investors.

                      We offer our annuities and other investment products primarily through financial institutions and specialized brokers, as well as independent accountants and independent advisers associated with Genworth's captive broker/dealer. We provide extensive training and support to our distributors through a wholesaling sales force that specializes in retirement income needs.


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                      The following table sets forth selected financial
                      information regarding the products we offer through our Retirement Income and Investments segment as of the dates or for the periods indicated:



                                                         As of or for the Years Ended
                                                                 December 31,
                                                       --------------------------------
(Dollar amounts in millions)                              2005       2004        2003
----------------------------------------------------------------------------------------
Variable annuities
Account value, net of reinsurance, beginning of period $ 1,003.9  $ 10,455.1  $ 8,891.9
  Deposits                                                 928.6       766.9    1,822.6
  Market Performance                                        99.0        70.3    1,254.9
  Surrenders, benefits and product charges                (102.1)      (35.4)  (1,514.3)
  Reinsurance transfer/1/                                     --   (10,253.0)        --
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $ 1,929.4  $  1,003.9  $10,455.1

Variable life
Account value, net of reinsurance, beginning of period $   344.0  $    313.2  $   255.9
  Deposits                                                  33.3        38.9       45.3
  Market Performance                                        27.3        41.4       42.4
  Surrenders, benefits and product charges                 (42.6)      (49.5)     (30.4)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $   362.0  $    344.0  $   313.2

GICs and funding agreements
Account value, net of reinsurance, beginning of period $ 3,667.3  $  4,051.8  $ 5,263.3
  Deposits                                                 430.4       460.1      869.2
  Interest credited                                        131.1       144.5      177.8
  Surrenders, benefits and product charges              (1,506.1)     (989.1)  (2,258.5)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $ 2,722.7  $  3,667.3  $ 4,051.8

Fixed annuities
Account value, net of reinsurance, beginning of period $   853.4  $    939.3  $ 1,026.6
  Deposits                                                   2.1         8.9        5.7
  Interest credited                                         36.0        39.0       42.2
  Surrenders, benefits and product charges                (114.1)     (133.8)    (135.2)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $   777.4  $    853.4  $   939.3

Single Premium Income Annuities
Account value, net of reinsurance, beginning of period $    78.8  $     78.6  $    83.9
  Deposits                                                  14.0        10.3        8.2
  Interest credited                                          7.4         5.7        3.8
  Surrenders, benefits and product charges                 (20.4)      (15.8)     (17.3)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $    79.8  $     78.8  $    78.6

Structured Settlements
Account value, net of reinsurance, beginning of period $      --  $    181.3  $   184.2
  Deposits                                                    --          --         --
  Interest credited                                           --          --       13.1
  Surrenders, benefits and product charges                    --         0.2      (16.0)
  Reinsurance transfer/1/                                     --      (181.5)        --
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $      --  $       --  $   181.3
----------------------------------------------------------------------------------------


                    /1/ We ceded to Union Fidelity Life Insurance Company
                        ("UFLIC"), effective as of January 1, 2004, all of our in-force structured settlement contracts and substantially all of our in-force variable annuity contracts.



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PRODUCTS

VARIABLE ANNUITIES    We offer variable annuities that allow the contractholder
                      to make payments to a separate account that are divided into subaccounts that invest in available mutual funds and if available, the contractholder may make allocations to a guaranteed interest-rate account which is a part of our general account. All allocations are determined by the contractholder. A deferred variable annuity has an accumulation period and a payout period. Our variable annuity products allow the contractholder to allocate all or a portion of his account value to a separate account that is divided into subaccounts that are distinct from our general account. Assets allocated to the separate account have subaccounts that track the performance of the available mutual funds. There is no guaranteed minimum rate of return in these subaccounts which invest in these mutual funds, and the contractholder bears the entire risk associated with the performance of these subaccounts. Some of our variable annuities also permit the contractholder to allocate a portion of his account value to our general account, in which case we credit interest at specified rates, subject to certain guaranteed minimums.

                      Our variable annuity contracts permit the contractholder to withdraw all or part of the premiums paid, plus the amount credited to his account, subject to surrender charges, if any. The cash surrender value of a variable annuity contract depends upon the value of the assets that have been allocated to the contract, how long those assets have been in the contract and the investment performance of the subaccounts that invest in the mutual funds to which the contractholder has allocated assets.

                      Variable annuities provide us with fee-based revenue in the form of expense and mortality charges. These fees equal a percentage of the contractholder's assets in the separate account and typically range from 0.75% to 1.70% per annum. We also receive fees charged on assets allocated to our separate account to cover administrative costs.

                      We also offer variable annuities with fixed account options and with bonus features. Variable annuities with fixed account options enable the contractholder to allocate a portion of his account value to the fixed account, which pays a fixed interest crediting rate. Allocations to the fixed account within the variable annuity are limited to 25% of the account value. The portion of the account value allocated to the fixed account option represents a general account liability for us and functions similarly to a traditional fixed annuity, whereas for the portion allocated to the separate account, the contractholder bears the investment risk. Our variable annuities with bonus features entitle the contractholder to an additional increase to his account value upon making a deposit. However, variable annuities with bonus features are subject to different


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                      surrender charge schedules and expense charges than
                      variable annuities without the bonus feature.

                      Our variable annuity contracts provide a basic guaranteed minimum death benefit ("GMDB"), which provides a minimum account value to be paid upon the annuitant's death. Our contractholders also have the option to purchase, through riders, at an additional charge, enhanced death benefits. Assuming every annuitant died on December 31, 2005, as of that date, contracts with death benefit features not covered by reinsurance had an account value of $1.9 billion and a related death benefit exposure of $8.2 million net amount at risk. In 2003, we raised prices of, and reduced certain benefits under, our newly issued GMDBs. We continue to evaluate our pricing, hedging and reinsurance of GMDB features and intend to change prices as appropriate. In addition, in 2004, we introduced a variable annuity product with a guaranteed minimum withdrawal benefit ("GMWB"). This product provides a guaranteed annual withdrawal of a fixed portion of the initial deposit over a fixed period of time, but requires a balanced asset allocation of the owner's separate account deposit. In 2005, we expanded our GMWB lineup by offering a guaranteed minimum withdrawal benefit for the life of the owner while maintaining our requirement for a balanced assets allocation of the owner's separate account deposit. GMWB for life is a component of our Income Distribution Series of variable annuity products and riders.

                      With some employers moving away from traditional defined benefit pension plans to 401(k) plans, in October 2005 we responded by introducing ClearCourse/SM/, a group variable annuity product. The ClearCourse/SM/ product is designed to represent an investment option within a company's 401(k) retirement plan. It offers participants the ability to build guaranteed retirement income while maintaining liquidity and growth potential. ClearCourse/SM/ provides participants with the ability to access defined benefit-like features within a defined contribution environment. The product is distributed via direct salespeople and through third-party benefits administrators.

                      We continually review potential new variable annuity products and pursue only those where we believe we can achieve targeted returns in light of the risks involved. Unlike several of our competitors, we have not offered variable annuity products with traditional guaranteed minimum income benefits ("GMIBs") or with guaranteed minimum accumulation benefits ("GMABs"). Traditional GMIB products guarantee an annuitization value for guaranteed income payments equal to the premium accumulated at a specified minimum appreciation rate for a defined period of time, after which annuity payments commence. GMAB products guarantee a customer's account value will be no less than the original investment at the end of a specified accumulation period, plus a specified interest rate.


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                      Although we do not offer traditional GMIBs or GMABs, we
                      have been able to capitalize on the demand for products with guarantees with our Retirement Answer which was introduced in April 2002. Retirement Answer is a variable deferred annuity that has a minimum ten-year scheduled deposit period for customers who desire guaranteed minimum income streams at the end of an accumulation period. The income stream may exceed the guaranteed minimum based upon the performance of the subaccount investing in the mutual fund. As of December 31, 2005, our sales as measured by collected scheduled periodic deposits and future scheduled periodic deposits for this product totaled $1.5 billion since its inception. Based on key product design features, some of which have patents pending which have been assigned to Genworth, we believe Retirement Answer allows us to provide our customers a guaranteed income annuity product that mitigates a number of the risks that accompany traditional guaranteed minimum income benefits offered by many of our competitors.

                      Retirement Answer is a component of our Income Distribution Series of variable annuity products and riders. The Income Distribution Series also includes the Guaranteed Income Advantage ("GIA"), the Principal Protection Advantage ("PPA"), and the Lifetime Income Plus ("LIP"). GIA is a rider to several of our variable annuity products that provides retirement benefits similar to Retirement Answer but requires contractholders to allocate assets among a prescribed group of subaccounts that invest in mutual funds ("Prescribed Investment Strategy"). Whereas Retirement Answer and GIA require a minimum ten-year accumulation period, PPA is designed for purchasers nearing retirement and requires only a three-year accumulation period before annuitization.

                      In the second quarter 2004, we entered into reinsurance transactions in which we ceded, effective January 1, 2004, all of our in-force variable annuity business, excluding Retirement Answer, to UFLIC. We have continued to sell variable annuities and are retaining that business for our own account.

VARIABLE LIFE         We offer variable life insurance products that provide
INSURANCE             insurance coverage through a policy that gives the
                      policyholder flexibility in investment choices and, in some products, in premium payments and coverage amounts.
                      Our variable life products allow the policyholder to allocate all or a portion of his premiums to a separate account that is divided into subaccounts that are distinct from our general account. Assets allocated to each separate account have subaccounts that track the performance of available mutual funds. There is no guaranteed minimum rate of return in these subaccounts, which invest in these mutual funds, and the policyholder bears the entire investment risk associated with the performance of the subaccounts. Some of our variable life insurance products also permit the policyholder to allocate all or a portion of his account value to our general account, in which case we credit interest at specified


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                      rates, subject to certain guaranteed minimums, which are
                      comparable to the minimum rates in effect for our fixed annuities.

                      Similar to our variable annuity products, we collect specified mortality and expense charges and fees charged on assets allocated to the separate account to cover administrative services and costs. We also collect cost of insurance charges on our variable life insurance products to compensate us for the mortality risk of the guaranteed death benefit, particularly in the early years of the policy when the death benefit is significantly higher than the value of the policyholder's account.

                      Our life insurance policies provide a death benefit payable upon death of the insured. Owners of life insurance pay premiums that are applied to their account value, net of any expense charges. We deduct cost of insurance charges, which vary by age, gender, plan, and class of insurance from the account value. We determine our cost of insurance each year in advance, which is subject to a maximum stated in each policy. The owner may access their account value through policy loans, partial withdrawals, or full surrender of the policy. Some withdrawals and surrenders are subject to surrender charges.

                      Our variable life insurance policies provide policyholders with lifetime death benefit coverage, the ability to accumulate assets on a flexible, tax-deferred basis, and the option to access the cash value of the policy through a policy loan, partial withdrawal or full surrender. Our variable life insurance products allow policyholders to adjust the timing and amount of premium payments. We credit premiums paid, less certain expenses, to the policyholder's account and from that account deduct regular expense charges and certain risk charges, known as cost of insurance, which generally increase from year to year as the insured ages. Our variable life insurance policies accumulate cash value that we pay to the insured when the policy lapses or is surrendered. Most of our variable life insurance policies also include provisions for surrender charges for early termination and partial withdrawals.

GUARANTEED            We offer GICs and funding agreements, which are
INVESTMENT            deposit-type products that pay a guaranteed return to the
CONTRACTS AND         contractholder on specified dates. GICs are purchased by
FUNDING AGREEMENTS    ERISA qualified plans, including pension and 401(k)
                      plans. Funding agreements are purchased by institutional accredited investors for various kinds of funds and accounts that are not ERISA qualified. Purchasers of funding agreements include money market funds, bank common trust funds and other corporate and trust accounts and private investors including Genworth Global Funding
                      Trust as part of our SEC registered note program.


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                      Substantially all our GICs allow for the payment of
                      benefits at contract value (on a pro-rata basis as to plan participants) to ERISA plans prior to contract maturity in the event of death, disability, retirement or change in investment election. We carefully underwrite these risks before issuing a GIC to a plan and historically have been able to effectively manage our exposure to these benefit payments. Our GICs typically credit interest at a fixed interest rate and have a fixed maturity generally ranging from two to six years.

                      Our funding agreements generally credit interest on deposits at a floating rate tied to an external market index. To hedge our exposure to fluctuations in interest rates, we invest the proceeds backing floating-rate funding agreements in floating-rate assets. Some of our funding agreements are purchased by money market funds, bank common trust funds and other short-term investors. These funding agreements typically are renewed annually, and may contain "put" provisions, through which the contractholder has an option to terminate the funding agreement for any reason after giving notice within the contract's specified notice period. As of December 31, 2005, we had an aggregate of $200.0 million of floating-rate funding agreements outstanding, excluding those issued under the FA-BN program, compared to $1,108.0 million as of December 31, 2004. This decline was due to a planned reduction in these products. Of the $200.0 million aggregate amount outstanding as of December 31, 2005, $50.0 million had put option features of 180 days; the remaining contracts contain no optionality.

                      We also issue funding agreements to trust accounts to back medium-term notes purchased by investors. We have historically issued these in an unregistered format through Bear Stearns Premium Asset Trust structure, but in December 2005, we launched our proprietary FA-BN program with an inaugural $300.0 million issuance. These contracts typically are issued for terms of one to seven years. As of December 31, 2005 and 2004, we had an aggregate of $535.0 million and $435.0 million, respectively, of these funding agreements backing notes. These funding agreements do not permit early termination.

FIXED ANNUITIES       We have a closed block of single premium deferred
                      annuities ("SPDAs"). In addition, we offer two fixed annuity products in the form of modified guaranteed annuity contracts. These contracts provide for a single premium to be allocated to a guaranteed term option for one or more guaranteed terms ranging from 1 to 10 years in duration. During the accumulation period, the portion of the single premium payment allocated to any guaranteed term will earn a pre-declared guaranteed rate of interest for that term. However, if the contractholder surrenders or annuitizes the contract prior to the end of term, or withdraws or transfers any portion of assets prior to the end of the guaranteed term, we will apply a market value adjustment to the proceeds and we may


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




                      assess a surrender charge. The market value adjustment may result in a positive, negative or zero change in value depending on interest rates in effect at the time the market value adjustment is applied. For example, if interest rates are rising, generally the contractholder will bear the risk that the market value adjustment will be negative, causing a reduction in the amount available for surrender. However, if interest rates are falling, generally, the contractholder will receive a positive market value adjustment, providing an increase in value when surrendering the contract. If there is no change in interest rates at the time of the market value adjustment, generally, the market value adjustment will have no impact on contract value. Approximately $179.0 million, or 23.0% of the total account value of our fixed annuities as of December 31, 2005, were subject to surrender charges.

                      At least once each month, we set an interest crediting rate for newly issued fixed annuities and additional deposits. We maintain the initial crediting rate for a minimum period of one year or the guarantee period, whichever is longer. Thereafter, we may adjust the crediting rate no more frequently than once per year for any given deposit. Our modified guaranteed annuity contracts have a minimum guaranteed crediting rate of 3.0%.

FIXED IMMEDIATE       In exchange for a single premium, fixed immediate
ANNUITIES             annuities provide a fixed amount of income for either a
                      defined number of years, the annuitant's lifetime, or the greater of the two periods. Income can be paid monthly, quarterly, semi-annually or annually and generally begins within one year of receipt of the premium. Fixed immediate annuities also include annuitizations chosen as a settlement option for an existing deferred annuity contract. We do not currently offer fixed immediate annuities as a stand-alone product.

STRUCTURED            In the second quarter 2004, we entered into reinsurance
SETTLEMENTS           transactions in which we ceded, effective January 1,
                      2004, all of our in-force structured settlements business to UFLIC. We currently are not actively marketing this product.

UNDERWRITING
AND PRICING
                      We generally do not underwrite individual lives in our annuity products. Instead, we price our products based upon our expected investment returns and our expectations for mortality, longevity and persistency for the group of our contractholders as a whole, taking into account mortality improvements in the general population and our historical experience. We price deferred annuities by analyzing longevity and persistency risk, volatility of expected earnings on our assets under management, and the expected time to retirement. We price our GICs using customized pricing models that estimate both expected cash flows and likely variance from those expectations caused by reallocations of assets by plan participants.


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





                      Underwriting for our variable life insurance policies involves a determination of the type and amount of risk that we are willing to accept. Our underwriters evaluate each policy application on the basis of the information provided by the applicant and others. We follow detailed and uniform underwriting practices and procedures designed to properly assess and quantify risks before issuing coverage to qualified applicants. The long-term profitability of our products is affected by the degree to which future experience deviates from these assumptions.

COMPETITION
                      We face significant competition in all our Retirement Income and Investments products. Many other companies actively compete for sales in our markets, including other major insurers, banks, other financial institutions, mutual fund and money asset management firms and specialty providers. In many of our product lines, we face competition from competitors that have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have lower profitability expectations or have higher claims paying ratings than we do. Many competitors offer similar products and use similar distribution channels. The substantial expansion of banks' and insurance companies' distribution capacities and expansion of product features in recent years has intensified pressure on margins and production levels and has increased the level of competition in many of our business lines.


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


Protection


OVERVIEW
                      Through our Protection segment, we offer accident and health insurance, which includes Medicare supplement insurance. We also have life insurance, which includes universal life insurance and interest-sensitive whole life insurance; however, these products are not currently offered.

PRODUCTS

ACCIDENT AND HEALTH   The primary product in this line is Medicare supplement
INSURANCE             insurance. Our Medicare supplement insurance provides
                      coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits. These products are sold to individuals through dedicated sales specialists as well as selected independent distributors. We have expanded our Medicare supplement product in a majority of states and have seen growth in these new states.

LIFE                  Our life insurance products provide protection for the
INSURANCE             entire life of the insured and allow for cash value
                      accumulation. These products include interest-sensitive whole life ("ISWL") and universal life insurance ("UL").
                      Our life insurance policies provide a death benefit payable upon death of the insured. Owners of life insurance pay premiums that are applied to their account value, net of any expense charges. We deduct cost of insurance charges, which vary by age, gender, plan, and class of insurance from the account value. We determine our cost of insurance each year in advance, which is subject to a maximum stated in each policy. The owner may access their account value through policy loans, partial withdrawals, or full surrender of the policy. Some withdrawals and surrenders are subject to surrender charges.

                      We credit the policyholder account value for ISWL and UL policies with interest at an interest rate we determine in advance and generally guarantee for a policy year at a time. Policies have a minimum credited interest rate, which varies by policy and ranges from 4.0% to 6.0%. ISWL and UL differ in two major ways. ISWL requires the contractholder to pay a fixed premium we determine each year, while UL allows a contractholder to determine the amount of premium to be paid, subject to certain minimum and maximum values. Also, the ISWL death benefit is fixed at issue, while the contractholder may decrease and (subject to evidence of good health) increase the death benefit on a UL policy.

                      Our UL policies provide policyholders with lifetime death benefit coverage, the ability to accumulate assets on a flexible, tax-deferred basis, and the option to access the cash value of the policy through a policy loan, partial withdrawal or full surrender. Our UL products allow policyholders to adjust the timing and amount of premium payments. We credit premiums paid, less certain expenses, to the policyholder's account and from that account deduct regular expense charges and certain risk charges, known as cost of insurance, which generally increase from year to year as the insured ages. Our UL policies accumulate cash value that we pay to the insured when the policy lapses or is surrendered. Most of our UL policies also include provisions for surrender charges for early termination and partial withdrawals. As of December 31, 2005, 60.1% of our in-force block of universal life insurance was subject to surrender charges. We also sell joint, second-to-die policies that are typically used for estate planning purposes. These policies insure two lives rather than one, with the policy proceeds paid after the death of both insured individuals.

COMPETITION
                      We face significant competition in all our Protection segment operations. Our competitors include other large and highly rated insurance carriers. Some of these competitors have greater resources than we do, and many of them offer similar products and use similar distribution channels.

CORPORATE AND
OTHER
                      We also have a Corporate and Other segment, which consists primarily of net realized investment gains (losses) and unallocated corporate income, expenses and income taxes.

DISTRIBUTION
                      We distribute our products through an extensive and diversified distribution network that is balanced between independent sales intermediaries, including financial intermediaries and independent producers, and dedicated sales specialists. We believe this access to a variety of distribution channels enables us to respond effectively to changing consumer needs and distribution trends. We compete with other financial institutions to attract and retain commercial relationships in each of these channels, and our success in competing for sales through these sales intermediaries depends upon factors such as the amount of sales commissions and fees we pay, the strength and breadth of our product offerings, the strength of our brand, our perceived stability and our financial strength ratings, the marketing and services we provide to them and the strength of the relationships we maintain with individuals at those firms. We have strategically positioned our multi-channel distribution network to capture a broad share of the distributor and consumer markets and to accommodate different consumer preferences in how to purchase insurance and financial services products.

                      Our Retirement Income and Investments and Protection segments both distribute their products through the following channels:

                         . financial intermediaries, including banks,
                           securities brokerage firms, and independent broker/dealers;


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                         . independent producers, including brokerage general
                           agencies ("BGAs"), affluent market producer groups and specialized brokers; and

                         . dedicated sales specialists, including affiliated
                           networks of both accountants and personal financial advisers.

                      The following table sets forth our annualized first-year premiums and deposits for the products in our Retirement Income and Investments and Protection segments, categorized by each of our distribution channels.



  (Dollar amounts in millions)             Year Ended December 31, 2005                    Year Ended December 31, 2004
--------------------------------- ----------------------------------------------- -----------------------------------------------
           Annualized                                         Dedicated                                       Dedicated
      First-Year Premiums           Financial    Independent    Sales               Financial    Independent    Sales
        and Deposits/1/           Intermediaries  Producers  Specialists  Total   Intermediaries  Producers  Specialists  Total
---------------------------------------------------------------------------------------------------------------------------------
Retirement Income and Investments     $941.2       $438.2       $51.5    $1,430.9     $932.3       $170.6       $43.9    $1,146.8
Protection                               0.1          9.6         2.4        12.1         --          4.4         3.2         7.6
---------------------------------------------------------------------------------------------------------------------------------


                    /1/ Annualized first-year premiums and deposits reflect the amount of business we generated during a specified period. We consider annualized first-year premiums and deposits to be a measure of our operating performance because they represent a measure of new sales of insurance policies and additional investments by our customers during a specified period, rather than a measure of our revenues or profitability during that period.

FINANCIAL             We have selling agreements with various financial
INTERMEDIARIES        intermediaries in the U.S., including banks, securities
                      brokerage firms and independent broker/dealers. We use financial intermediaries to distribute a significant portion of our deferred and income annuities and other investment products. They also distribute a small portion of our variable life insurance policies to their individual clients. We have wholesalers who are our employees and who work to develop sales relationships with new financial intermediaries and to expand sales with existing financial intermediaries. Approximately
                      10.2% of our variable annuity product sales in 2005 were through one national bank. However, we do not believe that the loss of such business would have a long-term adverse effect on our business and operations due to our competitive position in the marketplace and the availability of business from other distributors.

INDEPENDENT           Brokerage general agencies.  We distribute certain
PRODUCERS             products through independent BGAs located throughout the
                      U.S. BGAs market our products, and those of other insurance companies, through a network of independent brokers who sell our products.

                      Affluent market producer groups. Through strong relationships with several industry-leading affluent market producer groups, we have access to producers who sell our products. These groups target high-net-worth individuals, which we define to include households with at least $1 million of liquid assets. We distribute annuity products through these groups.


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                      Specialized brokers.  We distribute certain products
                      through brokers that specialize in a particular insurance or investment product and deliver customized service and support to their clients. We distribute GICs and funding agreements through a group of 38 specialized brokers and investment managers as of December 31, 2005.

                      Dedicated sales specialists. We have dedicated sales specialists who sell our Medicare supplement insurance product and other products of our affiliated insurers on a select basis.


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



Marketing




                      As part of Genworth, we promote and differentiate our products and services through a variety of offerings, technology services, specialized support for our distributors and innovative marketing programs tailored to particular consumer groups.

                      The RetireReady/SM /series of variable annuities is the foundation for our Income Distribution Series. Marketing of these products is supported by internal and external wholesalers who help distributors understand each product's and rider's features. In addition, we also hold "Income Summits" throughout the country, educating distributors on the need for guaranteed income during one's retirement years as part of a sound overall financial plan. We believe education of our distributors and potential contractholders is key to our success in marketing these products as they move from accumulation of assets to the "spend-down" or distribution of assets.

                      Genworth has focused its marketing approach on promoting its brand to key constituencies, including sales intermediaries, employees, investors and consumers. These programs include advertising on television and in trade and business periodicals that are likely to reach those demographic groups. We also seek to build recognition of the Genworth brand and maintain strong relationships with leading distributors by providing a high level of specialized and differentiated distribution support, such as product training, advanced marketing and sales solutions, financial product design for affluent customers and technology solutions that support the distributors' sales efforts and by pursuing joint business improvement efforts. In addition, Genworth sponsors various advisory councils with independent sales intermediaries and dedicated sales specialists to gather their feedback on industry trends, new product suggestions and ways to enhance their relationships.

                      Pursuant to a transitional trademark license agreement, GE granted us the right to use the "GE" mark and the "GE" monogram for up to five years following Genworth's IPO in connection with our products and services. Most of our current products and services, however, are now primarily using the Genworth mark and logo, and we expect to complete our transition to the Genworth brand by the end of 2006.


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Risk Management


OVERVIEW
                      Risk management is a critical part of our business and we have adopted rigorous risk management processes in virtually every aspect of our operations, including product development, underwriting, investment management, asset-liability management and technology development projects. The primary objective of these risk management processes is to reduce the variations we experience from our expected results. We have an experienced group of professionals, including actuaries, statisticians and other specialists, dedicated exclusively to our risk management process. We have emphasized our adherence to rigorous risk management techniques and leveraged the benefits into a competitive advantage in marketing and managing our products.

NEW PRODUCT
INTRODUCTIONS
                      Our risk management process begins with the development and introduction of new products and services. We have established a rigorous product development process that specifies a series of required analyses, reviews and approvals for any new product. For each proposed project, this process includes a review of the market opportunity and competitive landscape for each proposed product, major pricing assumptions and methodologies, return expectations, reinsurance strategies, underwriting criteria and business risks and potential mitigating factors. Before we introduce a new product in the market, we establish a monitoring program with specific performance targets and leading indicators, which we monitor frequently to identify any deviations from expected performance so that we can take prompt corrective action when necessary. Significant product introductions require approval by our senior management team. We use a similarly rigorous process to introduce variations to existing products and to introduce existing products through new distribution channels.

PRODUCT
PERFORMANCE
REVIEWS
                      We have Risk Committees at the Retirement Income and Investments and Protection segment levels. We also utilize Genworth's Risk Committee which includes the following executives of Genworth: Chief Executive Officer, Chief Risk Officer, Chief Financial Officer, Chief Investment Officer, Chief Actuary, and the Presidents of our operating segments. This risk committee process requires reviews of major products in all operating segments on a regular cycle, typically twice per year. These reviews include an analysis of the major drivers of profitability, underwriting performance, variations from expected results, regulatory and competitive environment and other factors affecting product performance. In addition, we initiate special reviews when a product's performance fails to meet any of the indicators we established during that product's introductory review process. If a product does not meet our performance criteria, we consider adjustments in pricing, design and marketing or ultimately discontinuing sales of that product. We review our underwriting, pricing and risk selection strategies on a regular basis to ensure that our products remain progressive, competitive and consistent with our marketing and profitability objectives. We are also


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                      subject to periodic external audits by our reinsurers,
                      which provide us with valuable insights into other innovative risk management practices.

ASSET-LIABILITY
MANAGEMENT
                      We maintain segmented investment portfolios for the majority of our product lines. This enables us to perform an ongoing analysis of the interest rate risks associated with each major product line, in addition to the interest rate risk for our overall enterprise. We analyze the behavior of our liability cash flows across a wide variety of future interest rate scenarios, reflecting policy features and expected policyholder behavior. We also analyze the behavior of our asset portfolios across the same scenarios. We believe this analysis shows the sensitivity of both our assets and liabilities to large and small changes in interest rates and enables us to manage our assets and liabilities more effectively.

PORTFOLIO
DIVERSIFICATION
                      We use limits to ensure a spread of risk in our business. We have strict limitations on credit risk to avoid concentration in our investment portfolio. Our product portfolios have considerable diversification due to the variety of products we have sold over a number of years. We also manage unique product exposures in our business.

ACTUARIAL
DATABASE AND
INFORMATION
SYSTEMS
                      Our extensive actuarial databases and innovative information systems technology are important tools in our risk management programs. We also have substantial experience in offering individual life insurance products, and we have developed a large database of claims experience, particularly in preferred risk classes, which provides significant predictive experience for mortality.

COMPLIANCE
                      Legal and regulatory compliance are critical parts of our business. Throughout our Company, we instill a strong commitment to integrity and ethics in business dealings and compliance with applicable laws and regulations. We have professionals dedicated to legal and regulatory compliance matters.

OPERATIONS AND
TECHNOLOGY

SERVICE AND SUPPORT   We benefit from Genworth's dedicated team of service and
                      support personnel including the operations through an arrangement with an outsourcing provider in India who assist our sales intermediaries and customers with their service needs. We use advanced and, in some cases, proprietary, patent-pending technology to provide product design and underwriting, and we operate service centers that leverage technology, integrated processes, and process management techniques.

                      In our Retirement Income and Investments and Protection segments, we interact directly and cost-effectively with our independent sales intermediaries and dedicated


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




                      sales specialists through secure websites that have enabled them to transact business with us electronically, obtain information about our products, submit applications, check application and account status and view commission information. We also provide our independent sales intermediaries and dedicated sales specialists with account information to disseminate to their customers through the use of industry-standard communications.

OPERATING CENTERS     We have centralized our operations and have established
                      scalable, low-cost operating centers in Virginia. In addition, through an arrangement with an outsourcing provider, we have a substantial team of professionals in India who provide a variety of services to us, including customer service, transaction processing, and functional support including finance, investment research, actuarial, risk and marketing resources to our insurance operations.

TECHNOLOGY            We rely on Genworth's proprietary processes for project
CAPABILITIES AND      approval, execution, risk management and benefit
PROCESS IMPROVEMENT   verification as part of our approach to technology
                      investment. Genworth has been issued 14 patents and has filed more than 70 pending patent applications.
                      Genworth's technology team is experienced in large-scale project delivery, including many insurance administration system consolidations and the development of Internet-based servicing capabilities. Genworth continually manages technology costs by standardizing its technology infrastructure, consolidating application systems, reducing servers and storage devices and managing project execution risks.

RESERVES
                      We calculate and maintain reserves for estimated future benefit payments to our policyholders and contractholders in accordance with U.S. GAAP. We release these reserves as those future obligations are extinguished. The reserves we establish reflect estimates and actuarial assumptions with regard to our future experience. These estimates and actuarial assumptions involve the exercise of significant judgment. Our future financial results depend significantly upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including economic and social conditions, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, we cannot determine with complete precision the ultimate amounts we will pay for actual future benefits or the timing of those payments.

RETIREMENT INCOME     For our investment contracts, including annuities, GICs,
AND INVESTMENTS       and funding agreements, contractholder liabilities are
                      equal to the accumulated contract account values, which generally consist of an accumulation of deposit payments, less withdrawals, plus investment earnings and interest credited to the account, less expense, mortality, and profit charges, if applicable. We also maintain a separate reserve for any expected future payments in excess of the account value due to the potential death of the contractholder. For variable life insurance policies, policyholder liabilities are generally based on policyholder account values, to include premiums collected, interest credited, deduction of policy charges and market performance.

PROTECTION            We establish reserves for life insurance policies based
                      upon generally recognized actuarial methods. We use mortality tables in general use in the U.S., modified where appropriate, to reflect relevant historical experience and our underwriting practices. Persistency, expense and interest rate assumptions are based upon relevant experience and expectations for future development. We establish reserves at amounts which, including the receipt of assumed additional premiums and interest assumed to be earned on the assets underlying the reserves, we expect to be sufficient to satisfy our policy obligations.

                      The liability for policy benefits for universal life insurance policies and interest-sensitive whole life policies is equal to the account balance that accrues to the benefit of policyholders, including credited interest, plus any amount needed to provide for additional benefits. We also reflect in the reserves amounts that we have deducted from the policyholder's balance to compensate us for services to be performed in future periods.

                      Our reserves for unpaid health insurance claims are estimates of the ultimate net cost of both reported and unreported losses not yet settled. Our liability is based upon an evaluation of historical claim run-out patterns and includes a provision for adverse claim development. Reserves for incurred but not reported claims in our health insurance business are based upon historic incidence rates.

REINSURANCE
                      We follow the industry practice of reinsuring portions of our insurance risks with reinsurance companies. We use reinsurance both to diversify our risks and to manage loss exposures and capital effectively. The use of reinsurance permits us to write policies in amounts larger than the risk we are willing to retain, and also to write a larger volume of new business.

                      We cede insurance primarily on a treaty basis, under which risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria. To a lesser extent, we cede insurance risks on a facultative basis, under which the reinsurer's prior approval is required on each risk reinsured. Use of reinsurance does not discharge us, as the insurer, from liability on the insurance ceded. We, as the insurer, are required to pay the full amount of our

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                      insurance obligations even in circumstances where we are
                      entitled or able to receive payments from our reinsurer. The principal reinsurers to which we cede risks have A.M. Best financial strength ratings ranging from "A+" to "A-." Historically, we have not had significant concentrations of reinsurance risk with any one reinsurer. However, prior to the completion of the Genworth IPO, we entered into reinsurance transactions with UFLIC, which resulted in a significant concentration of reinsurance risk with UFLIC whose obligations to us are secured by trust accounts as described in Note 5 in our financial statements under "Item 8 -- Financial Statements and Supplementary Data."

                      On November 30, 2005, we entered into a reinsurance agreement with First Colony Life Insurance Company, an affiliate, to cede liabilities arising from the funding agreements issued as part of our FA-BN program as described in Note 5 in our financial statements under "Item 8 -- Financial Statements and Supplementary Data."

                      The following table sets forth our exposure to our top five reinsurers, along with the reinsurance recoverable as of December 31, 2005, and the A.M. Best ratings of those reinsurers as of that date:



                                             Reinsurance
      (Dollar amounts in millions)           Recoverable A.M. Best Rating
      -------------------------------------------------------------------
      UFLIC/1/                                $2,141.1          A-
      Genworth Life Insurance Company             98.7          A+
      Max Re Ltd                                  40.7          A-
      Swiss Re Life & Health America Inc.          7.2          A+
      American United Life Insurance Company       5.4          A
      -------------------------------------------------------------------


                    /1/ See note 5 to the financial statements included in
                        Item 8 of our Annual Report.

FINANCIAL
STRENGTH RATINGS
                      Ratings with respect to financial strength are an important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in us and our ability to market our products. Rating organizations review the financial performance and condition of most insurers and provide opinions regarding financial strength, operating performance and ability to meet obligations to policyholders or contractholders, but these ratings are not designed to be, and do not serve as, measures of protection or valuation offered to our policyholders or contractholders. Short-term financial strength ratings are an assessment of the credit quality of an issuer with respect to instruments considered short-term in the relevant market, typically one year or less.

                      We are rated by A.M. Best, S&P, Moody's and Fitch as follows:



                  A.M. Best Rating    S&P Rating     Moody's Rating    Fitch Rating
--------------------------------------------------------------------------------------
Long-term rating   A+ (Superior)   AA- (Very Strong) Aa3 (Excellent) AA- (Very Strong)
Short-term rating    Not rated           A-1+              P-1           Not rated
--------------------------------------------------------------------------------------

                      A.M. Best states that its "A+" (Superior) rating is assigned to those companies that have, in its opinion, a superior ability to meet their ongoing obligations to policyholders. The "A+" (Superior) rating is the second-highest of fifteen ratings assigned by A.M. Best, which range from "A++" to "S".

                      S&P states that an insurer rated "AA" (Very Strong) has very strong financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments. The "AA" range is the second-highest of the four ratings ranges that meet these criteria, and also is the second-highest of nine financial strength rating ranges assigned by S&P, which range from "AAA" to "R." A plus (+) or minus (-) shows relative standing in a rating category. Accordingly, the "AA-" rating is the fourth-highest of S&P's 20 ratings categories. The short-term rating "A-1" is the highest rating and shows the capacity to meet financial commitments is strong. Within this category, the designation of a plus sign (+) indicates capacity to meet its financial commitments is extremely strong.

                      Moody's states that insurance companies rated "Aa" (Excellent) offer excellent financial security. Moody's states that companies in this group constitute what are generally known as high-grade companies. The "Aa" range is the second-highest of nine financial strength rating ranges assigned by Moody's, which range from "Aaa" to "C." Numeric modifiers are used to refer to the ranking within the group, with 1 being the highest and 3 being the lowest. Accordingly, the "Aa3" rating is the fourth-highest of Moody's 21 ratings categories. The short-term rating "P1" is the highest rating and shows superior ability for repayment of short-term debt obligations.

                      Fitch states that "AA" (Very Strong) rated insurance companies are viewed as possessing very strong capacity to meet policyholder and contract obligations. Risk factors are modest, and the impact of any adverse business and economic factors is expected to be very small. The "AA" rating category is the second-highest of eight financial strength rating categories, which range from "AAA" to "D." The symbol (+) or (-) may be appended to a rating to indicate the relative position of a credit within a rating category. These suffixes are not added to ratings in the "AAA" category or to ratings below the "CCC" category. Accordingly, the "AA-" rating is the fourth-highest of Fitch's 24 ratings categories.

                      A.M. Best, S&P, Moody's and Fitch review their ratings periodically and we cannot assure you that we will maintain our current ratings in the future. Other agencies may also rate our Company on a solicited or an unsolicited basis.

INVESTMENTS

OVERVIEW As of December 31, 2005, we had total cash, cash equivalents and invested assets of $7,234.9 million. As of December 31, 2005, we also had an additional $8,777.3 million held in our separate accounts, for which we do not bear investment risk. We manage our assets to meet diversification, credit quality, yield and liquidity requirements of our policy and contract liabilities by investing primarily in fixed maturities, including government, municipal and corporate bonds, mortgage-backed and other asset-backed securities and mortgage loans on commercial real estate. We also invest in other investments, including a small position in limited partnership and equity securities. In all cases, our investments are required to comply with restrictions imposed by applicable laws and insurance regulatory authorities.

                      The following table sets forth our cash, cash equivalents and invested assets as of the dates indicated:



                                                          December 31,
                                                 -------------------------------
                                                      2005            2004
                                                 --------------- ---------------
                                                 Carrying % of   Carrying % of
(Dollar amounts in millions)                      Value   Total   Value   Total
--------------------------------------------------------------------------------
Fixed-maturities, available-for-sale
  Public                                         $3,627.8  50.1% $4,706.7  53.0%
  Private                                         1,649.5  22.8%  2,294.5  25.8%
Commercial mortgage loans                         1,042.1  14.4%  1,207.7  13.6%
Other investments                                   389.9   5.4%    466.5   5.3%
Policy loans                                        158.3   2.2%    148.4   1.7%
Equity securities, available for sale                23.3   0.3%     26.8   0.3%
Cash and cash equivalents                           344.0   4.8%     26.4   0.3%
                                                 -------- ------ -------- ------
Total cash, cash equivalents and invested assets $7,234.9 100.0% $8,877.0 100.0%
--------------------------------------------------------------------------------



                      Our primary investment objective is to meet our obligations to policyholders and contractholders while increasing value to our stockholder by investing in a diversified high-quality portfolio, income producing securities and other assets. Our investment strategy seeks to optimize investment income without relying on realized investment gains. Our investment strategy focuses primarily on:

                         . minimizing interest rate risk through management of
                           asset durations relative to policyholder and contractholder obligations;

                         . selecting assets based on fundamental,
                           research-driven strategies;

                         . emphasizing fixed-interest, low-volatility assets;

                         . maintaining sufficient liquidity to meet unexpected
                           financial obligations;

                         . regularly evaluating our asset class mix and
                           pursuing additional investment classes; and

                         . continuously monitoring asset quality.

                      We are exposed to two primary sources of investment risk:

                         . credit risk, relating to the uncertainty associated
                           with the continued ability of a given issuer to make timely payments of principal and interest; and

                         . interest rate risk, relating to the market price and
                           cash flow variability associated with changes in market interest rates.

                      We manage credit risk by analyzing issuers, transaction structures and any associated collateral. We use sophisticated analytic techniques to monitor credit risk. For example, we continually measure the probability of credit default and estimated loss in the event of such a default, which may provide us with early notification of worsening credits. We also manage credit risk through industry and issuer diversification and asset allocation practices. For commercial mortgage loans, we manage credit risk through geographic, property type and product type diversification and asset allocation. We routinely review different issuers and sectors and conduct more formal quarterly portfolio reviews with our Investment Committee.

                      We mitigate interest rate risk through rigorous management of the relationship between the duration of our assets and the duration of our liabilities, seeking to minimize risk of loss in both rising and falling interest rate environments. For further information on our management of interest rate risk, see "Item 7A -- Quantitative and Qualitative Disclosures About Market Risk."

FIXED MATURITIES      Fixed maturities, which are classified as
                      available-for-sale, including tax-exempt bonds, consist principally of publicly traded and privately placed debt securities, and represented 72.9% and 78.9% of total cash and invested assets as of December 31, 2005 and 2004, respectively.

                      We invest in privately placed fixed maturities to increase diversification and obtain higher yields than can ordinarily be obtained with comparable public market securities. Generally, private placements provide us with protective covenants, call protection features and, where applicable, a higher level of collateral. However, our private placements are not freely transferable because of restrictions imposed by federal and state securities laws, the terms of the securities, and illiquid trading markets.

                      The Securities Valuation Office of the National Association of Insurance Commissioners ("NAIC") evaluates bond investments of U.S. insurers for regulatory reporting purposes and assigns securities to one of six investment categories called "NAIC designations". The NAIC designations parallel the credit ratings of the Nationally Recognized Statistical Rating Organizations for marketable bonds. NAIC designations 1 and 2 include bonds considered investment grade (rated "Baa3" or higher by Moody's, or rated "BBB-" or higher by S&P) by such rating organizations. NAIC designations 3 through 6 include bonds considered below investment grade (rated "Ba1" or lower by Moody's, or rated "BB+" or lower by S&P).

                      The following tables present our public, private and aggregate fixed maturities by NAIC and/or equivalent ratings of the Nationally Recognized Statistical Rating Organizations, as well as the percentage, based upon estimated fair value, that each designation comprises. Our non-U.S. fixed maturities generally are not rated by the NAIC and are shown based upon their equivalent rating of the Nationally Recognized Statistical Rating Organizations. Similarly, certain privately placed fixed maturities that are not rated by the Nationally Recognized Statistical Rating Organizations are shown based upon their NAIC designation. Certain securities, primarily non-U.S. securities, are not rated by the NAIC or the Nationally Recognized Statistical Rating Organizations and are so designated.



                                                   December 31,
                              -------------------------------------------------------
Public Fixed Maturities                  2005                        2004
-----------------------       --------------------------- ---------------------------
NAIC   Rating Agency
Rating Equivalent Designation
------ ----------------------
                              Amortized Estimated  % of   Amortized Estimated  % of
(Dollar amounts in millions)    Cost    Fair Value Total    Cost    Fair Value Total
-------------------------------------------------------------------------------------
  1      Aaa/Aa/A             $2,292.3   $2,292.6   63.2% $3,008.1   $3,046.6   64.7%
  2      Baa                   1,003.2    1,020.5   28.1%  1,210.5    1,258.8   26.7%
  3      Ba                      235.8      241.2    6.6%    287.9      305.2    6.5%
  4      B                        62.6       63.8    1.8%     78.6       77.8    1.7%
  5      Caa and lower             6.2        6.0    0.2%     16.3       13.5    0.3%
  6      In or near default        3.2        3.7    0.1%      4.1        4.8    0.1%
         Not rated                  --         --      --       --         --      --
                              --------   --------  ------ --------   --------  ------
         Total public fixed
         maturities           $3,603.3   $3,627.8  100.0% $4,605.5   $4,706.7  100.0%
-------------------------------------------------------------------------------------

                                                    December 31,
                              --------------------------------------------------------
Private Fixed Maturities                  2005                        2004
------------------------      ---------------------------  ---------------------------
NAIC   Rating Agency
Rating Equivalent Designation
------ ----------------------
                                                                     Estimated
                              Amortized Estimated   % of   Amortized    Fair    % of
(Dollar amounts in millions)    Cost    Fair Value  Total    Cost      Value    Total
--------------------------------------------------------------------------------------
  1    Aaa/Aa/A               $1,013.3   $1,005.3   61.0%  $  973.9   $  978.4   42.6%
  2    Baa                       568.7      578.4   35.1%   1,068.5    1,102.9   48.1%
  3    Ba                         53.6       55.0    3.3%     120.3      125.7    5.5%
  4    B                           7.1        6.9    0.4%      57.0       57.7    2.5%
  5    Caa and lower               3.3        3.5    0.2%      14.4       13.4    0.6%
  6    In or near default          0.4        0.4      --       3.0        3.0    0.1%
       Not rated                    --         --      --      13.2       13.4    0.6%
                              --------   --------  ------  --------   --------  ------
       Total private fixed
       maturities             $1,646.4   $1,649.5   100.0% $2,250.3   $2,294.5  100.0%
--------------------------------------------------------------------------------------

                                                    December 31,
                              --------------------------------------------------------
Total Fixed Maturities                    2005                        2004
----------------------        ---------------------------  ---------------------------
NAIC   Rating Agency
Rating Equivalent Designation
------ ----------------------
                              Amortized Estimated   % of   Amortized Estimated  % of
(Dollar amounts in millions)    Cost    Fair Value  Total    Cost    Fair Value Total
--------------------------------------------------------------------------------------
  1    Aaa/Aa/A               $3,305.6   $3,297.9   62.5%  $3,982.0   $4,025.0   57.5%
  2    Baa                     1,571.9    1,598.9   30.3%   2,279.0    2,361.7   33.7%
  3    Ba                        289.4      296.2    5.6%     408.2      430.9    6.2%
  4    B                          69.7       70.7    1.3%     135.6      135.5    1.9%
  5    Caa and lower               9.5        9.5    0.2%      30.7       26.9    0.4%
  6    In or near default          3.6        4.1    0.1%       7.1        7.8    0.1%
       Not rated                    --         --      --      13.2       13.4    0.2%
                              --------   --------  ------  --------   --------  ------
       Total fixed maturities $5,249.7   $5,277.3  100.0%  $6,855.8   $7,001.2  100.0%
--------------------------------------------------------------------------------------



                      Based upon estimated fair value, public fixed maturities represented 68.7% and 67.2% of total fixed maturities as of December 31, 2005 and 2004, respectively. Private fixed maturities represented 31.3% and 32.8% of total fixed maturities as of December 31, 2005 and 2004, respectively.

                      We diversify our fixed maturities by security sector. The following table sets forth the estimated fair value of our fixed maturities by sector as well as the percentage of the total fixed maturities holdings that each security sector comprised as of the dates indicated:



                                                December 31,
                                     -----------------------------------
                                           2005              2004
                                     ----------------- -----------------
                                     Estimated  % of   Estimated  % of
        (Dollar amounts in millions) Fair Value Total  Fair Value Total
        ----------------------------------------------------------------
        U.S. government and agencies  $   70.2    1.3%  $   52.4    0.7%
        State and municipal                 --      --       0.7      --
        Government -- Non U.S.           111.4    2.1%     105.4    1.5%
        U.S. corporate                 2,817.0   53.4%   4,040.6   57.7%
        Corporate -- Non-U.S.            460.2    8.7%     802.8   11.5%
        Mortgage-backed                  992.0   18.8%   1,319.7   18.9%
        Asset-backed                     826.5   15.7%     679.6    9.7%
                                      --------  ------  --------  ------
        Total fixed maturities        $5,277.3  100.0%  $7,001.2  100.0%
        ----------------------------------------------------------------



                      The following table sets forth the major industry types that comprise our corporate bond holdings, based primarily on industry codes established by Lehman Brothers, as well as the percentage of the total corporate bond holdings that each industry comprised as of the dates indicated:



                                                December 31,
                                     -----------------------------------
                                           2005              2004
                                     ----------------- -----------------
                                     Estimated  % of   Estimated  % of
       (Dollar amounts in millions)  Fair Value Total  Fair Value Total
       -----------------------------------------------------------------
       Finance and insurance          $1,001.4   30.6%  $1,712.6   35.4%
       Utilities and energy              567.7   17.3%     834.5   17.2%
       Consumer -- non cyclical          434.7   13.3%     587.1   12.1%
       Capital goods                     254.3    7.8%     367.7    7.6%
       Consumer -- cyclical              314.4    9.6%     363.6    7.5%
       Industrial                        196.1    6.0%     288.7    6.0%
       Technology and communications     165.0    5.0%     222.7    4.6%
       Transportation                    112.7    3.4%      92.1    1.9%
       Other                             230.9    7.0%     374.4    7.7%
                                      --------  ------  --------  ------
       Total                          $3,277.2  100.0%  $4,843.4  100.0%
       -----------------------------------------------------------------



                      We diversify our corporate bond holdings by industry and issuer. The portfolio does not have significant exposure to any single issuer. As of December 31, 2005, our combined corporate bond holdings in the ten issuers to which we had the greatest exposure was $438.4 million which was approximately 6.1% of our total cash and invested assets as of December 31, 2005. The exposure to the largest single issuer of corporate bonds held as of December 31, 2005 was $63.2 million, which was less than 1.0% of our total cash and invested assets as of such date.

COMMERCIAL MORTGAGE   Our commercial mortgage loans are collateralized by
LOANS                 commercial properties, including multifamily residential
                      buildings. The carrying value of commercial mortgage loans is stated at original cost net of prepayments, amortization and allowance for loan losses.

                      We diversify our commercial mortgage loans by both property type and geographic region. The following table sets forth the distribution across property type and geographic region for commercial mortgage loans as of the dates indicated:



                                                December 31,
                             ---------------------------------------------------
Property Type                          2005                      2004
-------------                ------------------------- -------------------------
(Dollar amounts in millions) Carrying Value % of Total Carrying Value % of Total
--------------------------------------------------------------------------------
     Office                     $  346.8       33.3%      $  356.1       29.5%
     Industrial                    353.7       33.9%         386.2       32.0%
     Retail                        233.5       22.4%         335.9       27.8%
     Apartments                     91.5        8.8%         105.6        8.7%
     Mixed use/other                16.6        1.6%          23.9        2.0%
                                --------      ------      --------      ------
     Total                      $1,042.1      100.0%      $1,207.7      100.0%
--------------------------------------------------------------------------------

                                                December 31,
                             ---------------------------------------------------
Geographic Region                      2005                      2004
-----------------            ------------------------- -------------------------
(Dollar amounts in millions) Carrying Value % of Total Carrying Value % of Total
--------------------------------------------------------------------------------
     Pacific                    $  299.4       28.7%      $  332.8       27.6%
     South Atlantic                190.1       18.2%         255.3       21.1%
     Middle Atlantic               115.5       11.1%         129.3       10.7%
     East North Central            204.0       19.6%         215.1       17.8%
     Mountain                       97.8        9.4%         101.4        8.4%
     West South Central             38.6        3.7%          65.8        5.4%
     West North Central             48.1        4.6%          52.0        4.3%
     East South Central             17.3        1.7%          15.4        1.3%
     New England                    31.3        3.0%          40.6        3.4%
                                --------      ------      --------      ------
     Total                      $1,042.1      100.0%      $1,207.7      100.0%
--------------------------------------------------------------------------------



                      The following table sets forth the distribution of our commercial mortgage loans by loan size as of the dates indicated:



                                                      December 31,
                              -------------------------------------------------------------
                                           2005                           2004
                              ------------------------------ ------------------------------
                              Number of Principal            Number of Principal
(Dollar amounts in millions)    Loans    Balance  % of Total   Loans    Balance  % of Total
-------------------------------------------------------------------------------------------
Under $5 million                 276    $  562.1     53.8%      287    $  585.8     48.1%
$5 million but less than $10
 million                          31       198.2     18.9%       40       268.8     22.1%
$10 million but less than $20
 million                          11       164.6     15.7%       11       157.6     13.0%
$20 million but less than $30
 million                           2        43.4      4.2%        2        45.1      3.7%
More than $30 million              2        77.1      7.4%        4       159.4     13.1%
                                 ---    --------    ------      ---    --------    ------
Total                            322    $1,045.4    100.0%      344    $1,216.7    100.0%
-------------------------------------------------------------------------------------------

                      The following table sets forth the scheduled maturities for our commercial mortgage loans as of the date indicated:



                                                December 31, 2005
                                            -------------------------
           (Dollar amounts in millions)     Carrying Value % of Total
           ----------------------------------------------------------
           Due in 1 year or less               $    8.1        0.8%
           Due after 1 year through 2 years        36.8        3.5%
           Due after 2 year through 3 years         8.9        0.9%
           Due after 3 year through 4 years        12.9        1.2%
           Due after 4 year through 5 years        47.3        4.5%
           Due after 5 years                      928.1       89.1%
                                               --------      ------
           Total                               $1,042.1      100.0%
           ----------------------------------------------------------



                      We monitor our commercial mortgage loans on a continual basis. These reviews include an analysis of the property, its financial statements, the relevant market and tenant creditworthiness. Through this monitoring process, we review loans that are restructured, delinquent or under foreclosure and identify those that management considers to be potentially delinquent.

                      The following table sets forth the changes in allowance for losses on mortgage loans as of the dates indicated:



                                                       As of or for
                                                         the years
                                                           ended
                                                       December 31,
                                                       ------------
            (Dollar amounts in millions)                2005   2004
            --------------------------------------------------------
            Balance, beginning of period               $10.4  $10.4
            Provision charged (released) to operations  (4.6)   1.0
            Transfers                                     --   (0.6)
            Amounts written off, net of recoveries      (1.5)  (0.4)
                                                       -----  -----
            Balance, end of period                     $ 4.3  $10.4
            --------------------------------------------------------



                      During 2005, we adjusted our process for estimating credit losses in our commercial mortgage loan portfolio. As a result of this adjustment, we released $4.6 million of commercial mortgage loan reserves to net investment income in the fourth quarter of 2005.

EQUITY SECURITIES     Our equity securities, which are classified as
                      available-for-sale, primarily consist of mutual funds and retained interests in our securitization transactions. We had equity securities of $23.3 million and $26.8 million as of December 31, 2005 and 2004, respectively.

OTHER INVESTMENTS     The following table sets forth the carrying values of our
                      other investments as of the dates indicated:



                                                    December 31,
                                 ---------------------------------------------------
                                           2005                      2004
                                 ------------------------- -------------------------
(Dollar amounts in millions)     Carrying Value % of Total Carrying Value % of Total
------------------------------------------------------------------------------------
Restricted other invested assets     $332.0        85.2%       $   --         -- %
Securities lending                       --           --        406.9        87.2%
Limited partnerships                   48.6        12.4%         53.0        11.4%
Other investments                       9.3         2.4%          6.6         1.4%
                                     ------       ------       ------       ------
Total                                $389.9       100.0%       $466.5       100.0%
------------------------------------------------------------------------------------



                      On August 19, 2005, we transferred approximately $344.6 million of investment securities to an affiliated special purpose entity ("SPE"), whose sole purpose is to securitize these investment securities and issue secured notes (the "Secured Notes") to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. However, we are entitled to principal and interest payments made on the Secured Notes we hold. Under U.S. GAAP, the transaction is accounted for as a secured borrowing. Accordingly, the Secured Notes are included within our consolidated financial statements as available-for-sale fixed maturities and the liability equal to the proceeds received upon transfer has been included in Other Liabilities. Additionally, the investment securities transferred are included in Other Invested Assets and are shown as restricted assets.

                      We participated in a securities lending program whereby blocks of securities included in our portfolio were loaned primarily to major brokerage firms. We require a minimum of 102% of the fair value of the loaned securities to be separately maintained as collateral for the loans. As of December 31, 2005, we are not participating in the securities lending program.

                      The limited partnerships primarily represent interests in pooled investment funds that make private equity investments in U.S. and non-U.S. companies. Other investments are primarily swaps, options and strategic equity investments.

Regulation



Our Businesses are Subject to Extensive Regulation and Supervision.

GENERAL
                      Our insurance operations are subject to a wide variety of laws and regulations. State insurance laws regulate most aspects of our business, and we are regulated by the insurance department of the state in which we are domiciled and states where we are licensed to transact business. We and our insurance products also are affected by U.S. federal, state and local tax laws. Insurance products that constitute "securities," such as variable annuities and variable life insurance policies, also are subject to U.S. federal and state securities laws and regulations. The SEC, the National Association of Securities Dealers ("NASD"), as well as the insurance departments of the states in which we are licensed, regulate and supervise these products.

                      The purpose of the laws and regulations affecting our insurance and securities businesses is primarily to protect our customers. Many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations.

                      In addition, insurance and securities regulatory authorities (including state law enforcement agencies and attorneys general) increasingly make inquiries regarding compliance by us with insurance, securities and other laws and regulations regarding the conduct of our insurance business and insurance products which are also regulated as securities products. We cooperate with such inquiries and take corrective action when warranted.

                      Some of our customers and independent sales intermediaries also operate in regulated environments. Changes in the regulations that affect their operations also may affect our business relationships with them and their ability to purchase or to distribute our products.

INSURANCE
REGULATION
                      We are licensed and regulated in all jurisdictions in which we conduct insurance business. The extent of this regulation varies, but most jurisdictions have laws and regulations governing the financial condition of insurers, including standards of solvency, types and concentration of investments, establishment and maintenance of reserves, credit for reinsurance and requirements of capital adequacy, and the business conduct of insurers, including marketing and sales practices and claims handling. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and related materials and the approval of rates for certain lines of insurance.

                      The types of insurance laws and regulations applicable to us are described below.

INSURANCE HOLDING     All jurisdictions in which we conduct insurance business
COMPANY REGULATION    have enacted legislation that requires each insurance
                      company in a holding company system, except captive insurance companies, to register with the insurance regulatory authority of its jurisdiction of domicile and to furnish that regulatory authority financial and other information concerning the operations of, and the interrelationships and transactions among, companies within its holding company system that may materially affect the operations, management or financial condition of the insurers within that system. These laws and regulations also regulate transactions between insurance companies and their parents and affiliates. Generally, these laws and regulations require that all transactions within a holding company system between an insurer and its affiliates be fair and reasonable and that the insurer's statutory surplus following any transaction with an affiliate be both reasonable in relation to its outstanding liabilities and adequate to its financial needs. Statutory surplus is the excess of admitted assets over the sum of statutory liabilities and capital. For certain types of agreements and transactions between an insurer and its affiliates, these laws and regulations require prior notification to, and non-disapproval or approval by, the insurance regulatory authority of the insurer's jurisdiction of domicile.

POLICY FORMS          Our policy forms are subject to regulation in every
                      jurisdiction in which we are licensed to transact insurance business. In most jurisdictions, policy forms must be filed prior to, or concurrent with, their use. In some jurisdictions, forms may also need to be approved or declared effective by the appropriate regulator prior to use.

MARKET CONDUCT        The laws and regulations of jurisdictions include
REGULATION            numerous provisions governing the marketplace activities
                      of insurers, including provisions governing the form and content of disclosure to consumers, product illustrations, advertising, product replacement, sales and underwriting practices, complaint handling and claims handling. Regulatory authorities generally enforce these provisions through periodic market conduct examinations.

STATUTORY             As part of their regulatory oversight process, insurance
EXAMINATIONS          departments conduct periodic detailed examinations of the
                      books, records, accounts and business practices of insurers which conduct business in their jurisdictions.
                      These examinations generally are conducted in cooperation with the insurance departments of two or three other states or jurisdictions, representing each of the NAIC zones, under guidelines promulgated by the NAIC. In the three-year period ended December 31, 2005, we have not received any material adverse findings resulting from any insurance department examinations.

GUARANTY ASSOCIATIONS Most of the jurisdictions in which we are licensed to
AND SIMILAR           transact business require life insurers doing business
ARRANGEMENTS          within the jurisdiction to participate in guaranty
                      associations, which are organized to pay contractual benefits owed pursuant to insurance policies of


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                      insurers who become impaired or insolvent. These
                      associations levy assessments, up to prescribed limits, on all member insurers in a particular jurisdiction on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets. Aggregate assessments levied against us were not material to our financial statements.

POLICY AND CONTRACT   Under the laws and regulations of the Commonwealth of
RESERVE SUFFICIENCY   Virginia, we are required to conduct annual analyses of
ANALYSIS              the sufficiency of our life and health insurance and
                      annuity statutory reserves. In addition, other jurisdictions in which we are licensed may have certain reserve requirements that differ from those of our domiciliary jurisdiction. In each case, a qualified actuary must submit an opinion that states that the aggregate statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided, the affected insurer must set up additional reserves by moving funds from surplus.
                      We submit these opinions annually to applicable insurance regulatory authorities.

SURPLUS AND CAPITAL   Insurance regulators have the discretionary authority, in
REQUIREMENTS          connection with the ongoing licensing of our Company, to
                      limit or prohibit the ability of an insurer to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Insurance regulators may also limit the ability of an insurer to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year. We do not believe that the current or anticipated levels of our statutory surplus present a material risk that any such regulator would limit the amount of new policies that we may issue.

RISK-BASED CAPITAL    The NAIC has established risk-based capital standards for
                      our Company as well as a model act with the intention that these standards be applied at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based upon four categories of risk: asset risk, insurance risk, interest rate risk and business risk. For each category, the capital requirement is determined by applying factors to various asset, premium and reserve items, with the factor being higher for those items with greater underlying risk and lower for less risky items. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.


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                      If an insurer's risk-based capital falls below specified
                      levels, the insurer would be subject to different degrees of regulatory action depending upon the level. These actions range from requiring the insurer to propose actions to correct the capital deficiency to placing the insurer under regulatory control. As of December 31, 2005, our risk-based capital exceeded the level of risk-based capital that would require us to take or become subject to any corrective action.

STATUTORY ACCOUNTING  Statutory accounting principles ("SAP") is a basis of
PRINCIPLES            accounting developed by insurance regulators to monitor
                      and regulate the solvency of insurance companies. In developing SAP, insurance regulators were primarily concerned with assuring an insurer's ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer's domiciliary jurisdiction. Uniform statutory accounting practices are established by the NAIC and generally adopted by regulators in the various jurisdictions in which we conduct business. These accounting principles and related regulations determine, among other things, the amounts we may pay as dividends.

                      U.S. GAAP is designed to measure a business on a going-concern basis. It gives consideration to matching of revenue and expenses and, as a result, certain expenses are capitalized when incurred and then amortized over the life of the associated policies. The valuation of assets and liabilities under U.S. GAAP is based in part upon best estimate assumptions made by the insurer. Stockholders' equity represents both amounts currently available and amounts expected to emerge over the life of the business. As a result, the values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are materially different from those reflected in financial statements prepared under SAP.

REGULATION OF         We are subject to laws and regulations that require
INVESTMENTS           diversification of our investment portfolio and limit the
                      amount of our investments in certain asset categories, such as below investment grade fixed maturities, equity real estate, other equity investments and derivatives.
                      Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus, and, in some instances, would require divestiture of such noncomplying investments. We believe our investments comply with these laws and regulations.

FEDERAL REGULATION    Our variable life insurance and variable annuity products
                      generally are "securities" within the meaning of federal securities laws and regulations. As a result, most of our variable annuity products and all of our variable life insurance products are registered under the Securities
                      Act of 1933 and are subject to regulation by the SEC.
                      These


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                      products are sold by broker/dealers of member firms of
                      the NASD, and the NASD, along with the SEC, regulates the sales and marketing activities with respect to these products. Federal and state securities regulation similar to that discussed below under "Other Laws and Regulations -- Securities regulation" affect investment advice and sales and related activities with respect to these products. In addition, although the federal government does not comprehensively regulate the business of insurance, federal legislation and administrative policies in several other areas, including taxation, financial services regulation and pension and welfare benefits regulation, can also significantly affect the insurance industry.

FEDERAL INITIATIVES   Although the federal government generally does not
                      directly regulate the insurance business, federal initiatives often and increasingly have an impact on the business in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business, including limitations on antitrust immunity, tax incentives for lifetime annuity payouts, simplification bills affecting tax-advantaged or tax-exempt savings and retirement vehicles, and proposals to modify or make permanent the estate tax repeal enacted in 2001. In addition, various forms of direct federal regulation of insurance have been proposed in recent years. We cannot predict whether any such proposals will be adopted, or what impact, if any, such proposals or, if adopted, such laws may have on our business, financial condition or results of operation.

CHANGES IN TAX LAWS   Changes in tax laws could make some of our products less
                      attractive to consumers. For example, the gradual repeal of the federal estate tax, begun in 2001, is continuing to be phased in through 2010. The repeal and continuing uncertainty created by the repeal of the federal estate tax has resulted in reduced sales, and could continue to adversely affect sales and surrenders, of some of our estate planning products, including survivorship/second-to-die life insurance policies. In
                      May 2003, the Jobs and Growth Tax Relief Reconciliation
                      Act of 2003 was signed into law to lower the federal income tax rate on capital gains and certain ordinary dividends. This reduction may provide an incentive for certain of our customers and potential customers to shift assets into mutual funds and away from our products, including annuities, that are designed to defer taxes payable on investment returns. On the other hand, individual income tax rates are scheduled to revert to previous levels in 2010, and that could have a positive influence on the interest of investors in our products.
                      Similarly, the 2008 expiration of favorable income tax rates for dividend income could increase interest in our products.


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OTHER LAWS AND
REGULATIONS

SECURITIES REGULATION Certain of our policies and contracts offered are subject to various levels of regulation under the federal securities laws regulated by the SEC. Some of our variable annuity contracts and all of our variable life insurance policy separate accounts are registered under the Investment Company Act of 1940. Some of our variable annuity contracts and all of our variable life insurance policies are registered under the Securities Act of 1933.

                      These laws and regulations are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. In such event, the possible sanctions that may be imposed include suspension of individual employees, limitations on the activities in which an investment adviser or broker/dealer may engage, suspension or revocation of an investment adviser or broker/dealer registration, censure or fines. We may also be subject to similar laws and regulations in the states in which we offer the products described above or conduct other securities-related activities.

                      We also serve as the depositor for variable annuity contracts and other debt securities that rely on certain exemptions from registration under the Investment Company Act of 1940 and the Securities Act of 1933. Nevertheless, certain provisions of the Investment Company Act of 1940 and the Securities Act of 1933 may apply to these products issued under certain circumstances.

                      The Investment Company Act of 1940, the Securities Exchange Act of 1934 and the Securities Act of 1933, including the rules and regulations promulgated thereunder, are subject to change, which may affect us and any products we issue.

ENVIRONMENTAL         As an owner and operator of real property, we are subject
CONSIDERATIONS        to extensive U.S. federal and state environmental laws
                      and regulations. Potential environmental liabilities and costs in connection with any required remediation of such properties also is an inherent risk in property ownership and operation. In addition, we hold equity interests in companies and have made loans secured by properties that could potentially be subject to environmental liabilities. We routinely have environmental assessments performed with respect to real estate being acquired for investment and real property to be acquired through foreclosure. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based upon information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any remediation of such properties will not have a material adverse effect on our business, financial condition or results of operations.


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ERISA CONSIDERATIONS  We provide certain products and services to certain employee benefit plans that are subject to ERISA or the Internal Revenue Code. As such, our activities are subject to the restrictions imposed by ERISA and the Internal Revenue Code, including the requirement under ERISA that fiduciaries must perform their duties solely in the interests of ERISA plan participants and beneficiaries and the requirement under ERISA and the Internal Revenue Code that fiduciaries may not cause a covered plan to engage in certain prohibited transactions with persons who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Internal Revenue Code are subject to enforcement by the U.S. Department of Labor, the IRS and the Pension Benefit Guaranty Corporation.

USA PATRIOT ACT       The USA Patriot Act of 2001 ("the Patriot Act") enacted
                      in response to the terrorist attacks on September 11, 2001, contains anti-money laundering and financial transparency laws and mandates the implementation of various new regulations applicable to broker/dealers and other financial services companies including insurance companies. The Patriot Act seeks to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. Anti-money laundering laws outside of the U.S. contain similar provisions. The increased obligations of financial institutions to identify their customers, watch for and report suspicious transactions, respond to requests for information by regulatory authorities and law enforcement agencies, and share information with other financial institutions, require the implementation and maintenance of internal practices, procedures and controls. We believe that we have implemented, and that we maintain, appropriate internal practices, procedures and controls to enable us to comply with the provisions of the Patriot
                      Act. Certain additional requirements will be applicable under the Patriot Act in May of 2006, and we will comply with those new provisions as they become applicable.

PRIVACY OF CONSUMER   U.S. federal and state laws and regulations require
INFORMATION           financial institutions, including insurance companies, to
                      protect the security and confidentiality of consumer financial information and to notify consumers about their policies and practices relating to their collection and disclosure of consumer information and their policies relating to protecting the security and confidentiality of that information. Similarly, federal and state laws and regulations also govern the disclosure and security of consumer health information. In particular, regulations promulgated by the U.S. Department of Health and Human Services regulate the disclosure and use of protected health information by health insurers and others, the physical and procedural safeguards employed to protect the security of that information and the electronic transmission of such information. Congress and state legislatures are expected to consider additional legislation relating to privacy and other aspects of consumer information.


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Risk Factors




RISKS RELATING TO
OUR BUSINESSES
                      Interest rate fluctuations could adversely affect our business and profitability.

                      Our insurance and investment products are sensitive to interest rate fluctuations and expose us to the risk that falling interest rates will reduce our "spread," or the difference between the returns we earn on the investments that support our obligations under these products and the amounts that we must pay policyholders and contractholders. Because we may reduce the interest rates we credit on most of these products only at limited, pre-established intervals, and because some of them have guaranteed minimum crediting rates, declines in interest rates may adversely affect the profitability of those products.

                      During periods of increasing market interest rates, we may offer higher crediting rates on interest-sensitive products, such as universal life insurance and fixed annuities, and we may increase crediting rates on in-force products to keep these products competitive. In addition, rapidly rising market interest rates may cause increased policy surrenders, withdrawals from annuity contracts and requests for policy loans, as policyholders and contractholders shift assets into higher yielding investments. Increases in crediting rates, as well as surrenders and withdrawals, could have an adverse effect on our financial condition and results of operations.

                      Interest rate fluctuations also could have an adverse effect on the results of our investment portfolio. During periods of declining market interest rates, the interest we receive on variable interest rate investments decreases. In addition, during those periods, we are forced to reinvest the cash we receive as interest or return of principal on our investments in lower-yielding high-grade instruments or in lower-credit instruments to maintain comparable returns. Issuers of fixed-income securities also may decide to prepay their obligations in order to borrow at lower market rates, which exacerbates the risk that we may have to invest the cash proceeds of these securities in lower-yielding or lower-credit instruments. Declining interest rates from 2003 to 2004 contributed to a decrease in our weighted average investment yield from 4.6% for the year ended
                      December 31, 2003 to 4.5% for the year ended December 31, 2004. Our weighted average investment yield increased to 5.3% for the year ended December 31, 2005.

                      Downturns and volatility in equity markets could adversely affect our business and profitability.

                      Significant downturns and volatility in equity markets could have an adverse effect on our financial condition and results of operations in two principal ways. First, market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, that have returns linked to the performance of the equity markets and may cause some existing customers to withdraw cash values or reduce investments in those products.


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                      Second, downturns and volatility in equity markets can
                      have an adverse effect on the revenues and returns from our separate accounts. Because these products and services depend on fees related primarily to the value of assets under management, a decline in the equity markets could reduce our revenues by reducing the value of the investment assets we manage. In addition, some of our variable annuity products contain guaranteed minimum death benefits and guaranteed minimum income payments tied to the investment performance of the assets held within the variable annuity. A significant market decline could result in declines in account values which could increase our payments under guaranteed minimum death benefits and certain income payments in connection with variable annuities, which could have an adverse effect on our financial condition and results of operations.

                      Defaults in our fixed-income securities and commercial mortgage loan portfolio may reduce our earnings.

                      Issuers of the fixed-income securities and commercial mortgage loans that we own may default on principal and interest payments. An economic downturn or a variety of other factors could cause declines in the value of our fixed maturities portfolio and cause our net earnings to decline.

                      A downgrade or a potential downgrade in our financial strength or credit ratings could result in a loss of business and adversely affect our financial condition and results of operations.

                      Financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in our products, the ability to market our products and our competitive position. We currently have financial strength ratings of "AA-" (Very Strong) from S&P and Fitch and "Aa3" (Excellent) from Moody's. The "AA-" rating is the fourth-highest of S&P's 20 ratings categories. The "Aa3" rating is the fourth-highest of Moody's 21 ratings categories. The "AA-" rating is the fourth-highest of Fitch's 24 ratings categories.

                      A downgrade in our financial strength ratings, or the announced potential for a downgrade, could have a significant adverse effect on our financial condition and results of operations in many ways, including:

                         . reducing new sales of insurance products, annuities
                           and other investment products;

                         . adversely affecting our relationships with
                           independent sales intermediaries and our dedicated sales specialists;


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                         . materially increasing the number or amount of policy
                           surrenders and withdrawals by contractholders and policyholders;

                         . requiring us to reduce prices for many of our
                           products and services to remain competitive; and

                         . adversely affecting our ability to obtain
                           reinsurance or obtain reasonable pricing on reinsurance.

                      In addition to our financial strength ratings, ratings agencies also publish our credit ratings. The credit ratings have an impact on the interest rates we pay on the money we borrow. Therefore, a downgrade in our credit ratings could increase our cost of borrowing and have an adverse effect on our financial condition and results of operations.

                      Our ratings are not evaluations directed to the protection of policyholders and contractholders.

                      Our ratings described under "-- Financial Strength Ratings" reflect each rating agency's current opinion of our financial strength, operating performance and ability to meet obligations to policyholders and contractholders. These factors are of concern to policyholders, contractholders, agents, sales intermediaries and lenders. In addition, the standards used by rating agencies in determining financial strength are different from capital requirements set by state insurance regulators. We may need to take actions in response to changing standards set by any of the rating agencies, as well as statutory capital requirements, which could cause our business and operations to suffer.

                      If our reserves for future policy claims are inadequate, we may be required to increase our reserve liabilities, which could adversely affect our results of operations and financial condition.

                      We calculate and maintain reserves for estimated future payments of claims to our policyholders and contractholders in accordance with U.S. GAAP. We release these reserves as those future obligations are extinguished. The reserves we establish reflect estimates and actuarial assumptions with regard to our future experience. These estimates and actuarial assumptions involve the exercise of significant judgment. Our future financial results depend significantly upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including economic and social conditions, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, we cannot determine with precision the ultimate amounts we will pay for actual claims or the timing of those payments.


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                      We continually monitor our reserves. If we conclude that
                      our reserves are insufficient to cover actual or expected policy and contract benefits and claims payments, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could adversely affect our results of operations and financial condition.

                      Some of our investments are relatively illiquid.

                      Our investments in privately placed fixed maturities, commercial mortgage loans, policy loans, limited partnership interests and restricted other invested assets are relatively illiquid. These asset classes represented 44.7% of the carrying value of our total cash and invested assets as of December 31, 2005. If we require significant amounts of cash on short notice in excess of our normal cash requirements, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both. If an unexpected number of contractholders exercise their right to early termination and we are unable to access other liquidity sources, we may have to liquidate assets quickly. Our inability to quickly dispose of illiquid investments could have an adverse effect on our financial condition and results of operations.

                      Intense competition could negatively affect our ability to maintain or increase our market share and profitability.

                      Our businesses are subject to intense competition. We believe the principal competitive factors in the sale of our products are product features, price, commission structure, marketing and distribution arrangements, brand, reputation, financial strength ratings and service.

                      Many other companies actively compete for sales in our Retirement Income and Investments and Protection markets, including other major insurers, banks, other financial institutions, mutual fund and money asset management firms and specialty providers.

                      In many of our product lines, we face competition from competitors that have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have lower profitability expectations or have higher financial strength ratings than we do. Many competitors offer similar products and use similar distribution channels. The substantial expansion of banks' and insurance companies' distribution capacities and expansion of product features in recent years have intensified pressure on margins and production levels and have increased the level of competition in many of our business lines. In addition, in recent years, banks, insurance companies and other financial services companies, many of


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                      which offer products similar to ours and use similar
                      distribution channels, have consolidated. Further consolidation among banks, insurance companies and other financial services companies could have an adverse effect on our financial condition and results of operations if the surviving entity requires more favorable terms than we had previously been offering to one or more of the combined companies or if it elects not to continue to do business with us following the consolidation.

                      We may be unable to attract and retain independent sales intermediaries and dedicated sales specialists.

                      We distribute our products through financial intermediaries, independent producers and dedicated sales specialists. We compete with other financial institutions to attract and retain commercial relationships in each of these channels, and our success in competing for sales through these sales intermediaries depends upon factors such as the amount of sales commissions and fees we pay, the variety of our product offerings, the strength of our brand, our perceived stability and our financial strength ratings, the marketing and services we provide to them and the strength of the relationships we maintain with individuals at those firms. From time to time, due to competitive forces, we have experienced unusually high attrition in particular sales channels for specific products. An inability to recruit productive independent sales intermediaries and dedicated sales specialists, or our inability to retain strong relationships with the individual agents at our independent sales intermediaries, could have an adverse effect on our financial condition and results of operations.

                      If the counterparties to our reinsurance arrangements or to the derivative instruments we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could adversely affect our financial condition and results of operations.

                      We use reinsurance and derivative instruments to mitigate our risks in various circumstances. Reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear credit risk with respect to our reinsurers. We cannot assure you that our reinsurers will pay the reinsurance recoverable owed to us now or in the future or that they will pay these recoverables on a timely basis. A reinsurer's insolvency, inability or unwillingness to make payments under the terms of its reinsurance agreement with us could have an adverse effect on our financial condition and results of operations.

                      Prior to the completion of Genworth's IPO, we ceded to UFLIC effective as of January 1, 2004, policy obligations under our structured settlement contracts, which had reserves of $0.3 billion, and our variable annuity contracts which had general account reserves of $2.5 billion and separate account reserves of $7.6 billion, in each case as of


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                      December 31, 2003. These contracts represent
                      substantially all of our contracts, excluding the Retirement Answer product that was not reinsured, that were in force as of December 31, 2003 for these products. UFLIC has established trust accounts for our benefit to secure its obligations under the reinsurance arrangements, and General Electric Capital Corporation ("GE Capital"), an indirect subsidiary of GE, has agreed to maintain UFLIC's risk-based capital above a specified minimum level. If UFLIC becomes insolvent notwithstanding this agreement, and the amounts in the trust accounts are insufficient to pay UFLIC's obligations to us, our financial condition and results of operations could be materially adversely affected.

                      In addition, we may use derivative instruments to hedge various business risks. We may enter into a variety of derivative instruments, including options, forwards, interest rate and currency swaps and options to enter into interest rate and currency swaps with a number of counterparties. If our counterparties fail or refuse to honor their obligations under the derivative instruments, our hedges of the related risk will be ineffective. Such failure could have an adverse effect on our financial condition and results of operations.

                      We are heavily regulated, and changes in regulation may reduce our profitability and limit our growth.

                      As an insurance company, we are subject to a wide variety of laws and regulations. State insurance laws regulate most aspects of our insurance business, and we are regulated by the insurance department of the state in which we are domiciled and the states in which we are licensed.

                      State laws grant insurance regulatory authorities broad administrative powers with respect to, among other things:

                         . licensing companies and agents to transact business;

                         . calculating the value of assets to determine
                           compliance with statutory requirements;

                         . mandating certain insurance benefits;

                         . regulating certain premium rates;

                         . reviewing and approving policy forms;

                         . regulating unfair trade and claims practices,
                           including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;


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                         . establishing statutory capital and reserve
                           requirements and solvency standards;

                         . fixing maximum interest rates on insurance policy
                           loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

                         . approving changes in control of insurance companies;
                           and

                         . regulating the types, amounts and valuation of
                           investments.

                      State insurance regulators and the NAIC regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and thus could have an adverse effect on our financial condition and results of operations.

                      In December 2004, the NAIC approved amendments to the NAIC's model Producer Licensing Act. The amendments contain new disclosure requirements for producers regarding compensation arrangements. The NAIC amendments would require producers to disclose to customers, in certain circumstances, information concerning compensation arrangements. Certain states have adopted these or similar amendments, and legislation or regulation adopting such amendments has been proposed in other states. The NAIC also directed its Executive Task Force on Broker Activities to give further consideration to the development of additional requirements for recognition of a fiduciary responsibility on the part of producers, disclosure of all quotes received by a broker and disclosures relating to reinsurance arrangements between insurers and reinsurance companies affiliated with a producer. We cannot predict the effect that the NAIC's recent compensation disclosure amendments or anticipated future activities in this area, at the NAIC or state level, will have on influencing future legal actions, changes to business practices or regulatory requirements applicable to us.

                      Currently, the U.S. federal government does not regulate directly the business of insurance. However, federal legislation and administrative policies in several areas can significantly and adversely affect insurance companies. These areas include financial services regulation, securities regulation, pension regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct federal regulation of insurance have been proposed. These proposals include "The State Modernization and Regulatory Transparency Act," which would maintain state-based regulation of insurance but would affect state regulation of certain aspects of the business of insurance including rates, agent and company licensing, and market conduct examinations. We cannot predict whether this or other proposals will be adopted, or


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                      what impact, if any, such proposals or, if enacted, such
                      laws may have on our business, financial condition or results of operation.

                      Many of our customers and independent sales intermediaries also operate in regulated environments. Changes in the regulations that affect their operations also may affect our business relationships with them and their ability to purchase or to distribute our products. Accordingly, these changes could have an adverse effect on our financial condition and results of operation.

                      Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may increase materially our direct and indirect compliance and other expenses of doing business, thus having an adverse effect on our financial condition and results of operations.

                      Legal and regulatory investigations and actions are increasingly common in the insurance business and may result in financial losses and harm our reputation.

                      We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. We are or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. We are also subject to litigation arising out of our general business activities such as our contractual relationships. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state, federal and international regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.


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                      Recently, the insurance industry has become the focus of
                      increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. In this regard, in May 2005, we received a subpoena from the Northeast Regional Office of the SEC, requiring the production of documents related to "certain loss mitigation insurance products," such as finite risk reinsurance. We responded to the SEC's subpoena in June and July 2005. In June 2005, GE received a subpoena from the United States Attorney's Office for the Southern District of New York, also on the same general subject. In the subpoena, GE is defined as including, among other things, its subsidiaries and affiliates. We cooperated with GE in connection with GE's response to the subpoena.

                      We cannot assure you that the current investigations and proceedings will not have a material adverse effect on our business, financial condition or results of operations. It is also possible that related investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed or enforcement actions initiated against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operation.

                      We have significant operations in India that could be adversely affected by changes in the political or economic stability of India or government policies in India or the U.S.

                      Through an arrangement with an outsourcing provider, we have a substantial team of professionals in India who provide a variety of services to us, including customer service, transaction processing, and functional support including finance, investment research, actuarial, risk and marketing. A significant change in India's economic liberalization and deregulation policies could adversely affect business and economic conditions in India generally and our business in particular.

                      The political or regulatory climate in the U.S. or elsewhere also could change so that it would not be practical or legal for us to use international operations centers, such as call centers. For example, changes in privacy regulations, or more stringent interpretation or enforcement of these regulations, could require us to curtail our use of low-cost operations in India to service our businesses, which could reduce the cost benefits we currently realize from using these operations.

                      Our computer systems may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

                      Our business is highly dependent upon the uninterrupted operation of our computer systems. We rely on these systems throughout our business for a variety of functions,


                                      152

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                      including processing claims and applications, providing
                      information to customers and distributors, performing actuarial analyses and maintaining financial records. Despite the implementation of security measures, our computer systems may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

                      We retain confidential information in our computer systems, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our computer systems could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. In addition, an increasing number of states and foreign countries require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

                      The occurrence of natural or man-made disasters or a disease pandemic could adversely affect our financial condition and results of operation.

                      We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, floods and tornadoes, man-made disasters, including acts of terrorism and military actions and disease pandemics (such as could arise from the avian flu). For example, a natural or man-made disaster or a disease pandemic could lead to unexpected changes in persistency rates as policyholders and contractholders who are affected by the disaster may be unable to meet their contractual obligations, such as payment of premiums on our insurance policies and deposits into our investment products. They could also significantly increase our mortality and morbidity experience above the assumptions we used in pricing our insurance and investment products. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster or a disease pandemic could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters or a disease pandemic also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations.


                                      153

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                      A natural or man-made disaster or a disease pandemic also
                      could disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us. For example, a natural or man-made disaster or a disease pandemic could lead to increased reinsurance prices and potentially cause us to retain more risk than we otherwise would retain if we were able to obtain reinsurance at lower prices. In addition, a disaster or a disease pandemic could adversely affect the value of the assets in our investment portfolio if it affects companies' ability to pay principal or interest on their securities. See "-- We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts".

                      We may face losses if mortality rates differ significantly from our pricing expectations.

                      We set prices for our insurance and some annuity products based upon expected claims and payment patterns, using assumptions for, among other things, mortality rates, or likelihood of death, of our policyholders and contractholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if mortality rates are lower than our pricing assumptions, we could be required to make greater payments under annuity contracts than we had projected. Conversely, if mortality rates are higher than our pricing assumptions, we could be required to make greater payments under our life insurance policies and annuity contracts with guaranteed minimum death benefits than we had projected.

                      We may be required to accelerate the amortization of deferred acquisition costs and the present value of future profits, which would increase our expenses and reduce profitability.

                      Deferred acquisition costs ("DAC") represent costs which vary with and are primarily related to the sale and issuance of our insurance policies and investment contracts that are deferred and amortized over the estimated life of the related insurance policies and investment contracts. These costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. Under U.S. GAAP, DAC is subsequently amortized to income, over the lives of the underlying contracts, in relation to the anticipated recognition of premiums or gross profits. In addition, when we acquire a block of insurance policies or investment contracts, we assign a portion of the purchase price to the right to receive future net cash flows from existing insurance and investment contracts and policies. This intangible asset, called the present value of future profits ("PVFP") represents the actuarially estimated present value of future cash flows from the acquired policies. We amortize the value of this intangible asset in a manner similar to the amortization of DAC.


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                      Our amortization of DAC and PVFP generally depends upon
                      anticipated profits from investments, surrender and other policy and contract charges, mortality, morbidity and maintenance expense margins. Unfavorable experience with regard to expected expenses, investment returns, mortality, morbidity, withdrawals or lapses may cause us to increase the amortization of DAC or PVFP, or both, or to record a charge to increase benefit reserves.

                      We regularly review DAC and PVFP to determine if they are recoverable from future income. If these costs are not recoverable, they are charged to expenses in the financial period in which we make this determination. For example, if we determine that we are unable to recover DAC from profits over the life of a block of insurance policies or annuity contracts, or if withdrawals or surrender charges associated with early withdrawals do not fully offset the unamortized acquisition costs related to those policies or annuities, we would be required to recognize the additional DAC amortization as a current-period expense.

                      Medical advances, such as genetic research and diagnostic imaging, and related legislation could adversely affect the financial performance of our life insurance and annuities businesses.

                      Genetic research includes procedures focused on identifying key genes that render an individual predisposed to specific diseases, such as particular types of cancer and other diseases. Other medical advances, such as diagnostic imaging technologies, also may be used to detect the early onset of diseases such as cancer and cardiovascular disease. We believe that if individuals learn through medical advances that they are predisposed to particular conditions that may reduce life longevity, they will be more likely to purchase our life policies or not to permit existing polices to lapse. In contrast, if individuals learn that they lack the genetic predisposition to develop the conditions that reduce longevity, they will be less likely to purchase our life insurance products but more likely to purchase certain annuity products. In addition, such individuals that are existing policyholders will be more likely to permit their policies to lapse.

                      If we were to gain access to the same genetic or medical information as our prospective policyholders and contractholders, then we would be able to take this information into account in pricing our life insurance policies and annuity contracts. However, there are a number of regulatory proposals that would make genetic and other medical information confidential and unavailable to insurance companies. The U.S. Senate has approved a bill that would prohibit group health plans, health insurers and employers from making enrollment decisions or adjusting premiums on the basis of genetic testing information. This legislation is now pending before a committee at the House of Representatives. Legislators in certain states also have introduced similar legislation. If these regulatory proposals were enacted, prospective

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                      policyholders and contractholders would only disclose
                      this information if they chose to do so voluntarily. These factors could lead us to reduce sales of products affected by these regulatory proposals and could result in a deterioration of the risk profile of our portfolio, which could lead to payments to our policyholders and contractholders that are higher than we anticipated.

                      Medical advances also could lead to new forms of preventative care. Preventative care could extend the life and improve the overall health of individuals. If this were to occur, the duration of payments under certain of our annuity products likely would increase, thereby reducing net earnings in that business.

                      We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts.

                      The prices and expected future profitability of our insurance and deferred annuity products are based in part upon expected patterns of premiums, expenses and benefits, using a number of assumptions, including those related to persistency, which is the probability that a policy or contract will remain in-force from one period to the next. The effect of persistency on profitability varies for different products. For most of our life insurance and deferred annuity products, actual persistency that is lower than our persistency assumptions could have an adverse impact on profitability, especially in the early years of a policy or contract primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy or contract. For our life insurance policies, increased persistency that is the result of the sale of policies to third parties that continue to make premium payments on policies that would otherwise have lapsed, also known as life settlements, could have an adverse impact on profitability because of the higher claims rate associated with settled policies. For the years ended December 31, 2005, 2004 and 2003, persistency in fixed annuity businesses has been slightly higher than we assumed, and persistency in our variable annuity and certain health insurance products has been slightly lower than we had assumed.

                      Because our assumptions regarding persistency experience are inherently uncertain, reserves for future policy benefits and claims may prove to be inadequate if actual persistency experience is different from those assumptions. Although some of our products permit us to increase premiums during the life of the policy or contract, we cannot guarantee that these increases would be sufficient to maintain profitability. Moreover, many of our products do not permit us to increase premiums or limit those increases during the life of the policy or contract. Significant deviations in experience from pricing expectations regarding persistency could have an adverse effect on the profitability of our products.

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                      Changes in tax laws could make some of our products less
                      attractive to consumers.

                      Changes in tax laws could make some of our products less attractive to consumers. For example, in May 2003, U.S. President George W. Bush signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduced the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock. This reduction may provide an incentive for some of our customers and potential customers to shift assets into mutual funds and away from products, including annuities, designed to defer taxes payable on investment returns. Because the income taxes payable on long-term capital gains and some dividends paid on stock have been reduced, investors may decide that the tax-deferral benefits of annuity contracts are less advantageous than the potential after-tax income benefits of mutual funds or other investment products that provide dividends and long-term capital gains. A shift away from annuity contracts and other tax-deferred products would reduce our income from sales of these products, as well as the assets upon which we earn investment income.

                      The President's Advisory Panel on Federal Tax Reform made two alternative proposals in 2005 that, while not currently reflected in pending legislation, would create uncertainty for, and without further refinement would adversely affect, the attractiveness of some of our products that offer tax advantages under current law. We cannot predict whether these proposals or any other legislation will be enacted, what the specific terms of any such legislation will be or how, if at all, this legislation or any other legislation could have an adverse effect on our financial condition and results of operations.

                      Changes in U.S. federal and state securities laws may affect our operations and our profitability.

                      U.S. federal and state securities laws apply to investment products that are also "securities," including variable annuities and variable life insurance policies. As a result, some of the policies and contracts we offer are subject to regulation under these federal and state securities laws. Most of our variable annuity separate accounts and all of our variable life separate accounts are registered as investment companies under the Investment Company Act of 1940. Some variable annuity contracts and variable life insurance policies issued by us are registered under the Securities Act of 1933.

                      Securities laws and regulations are primarily intended to ensure the integrity of the financial markets and to protect investors in the securities markets or investment advisory or brokerage clients. These laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the

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                      conduct of business for failure to comply with those laws
                      and regulations. Changes to these laws or regulations that restrict the conduct of our business could have an adverse effect on our financial condition and results of operations.

                      The terms of our arrangements with GE may be more favorable than we would be able to obtain from an unaffiliated third-party. We may be unable to replace the services GE provides us in a timely manner or on comparable terms.

                      Genworth and GE entered into a transition services agreement and other agreements in connection with the IPO. Pursuant to these arrangements, GE and its affiliates agreed to provide us with a variety of services, including investment management, treasury, payroll and other financial services, human resources and employee benefit services, legal services, information systems and network services, and procurement and sourcing support.

                      Genworth negotiated these arrangements with GE in the context of a parent-subsidiary relationship. Although GE is contractually obligated to provide us with services during the terms of these arrangements, we cannot assure you that these services will be sustained at the same level after the expiration of those arrangements, or that we will be able to replace these services in a timely manner or on comparable terms. Other agreements with GE also govern the relationship between us and GE and provide for the allocation of employee benefit, tax and other liabilities and obligations attributable or related to periods or events prior to Genworth's IPO. They also contain terms and provisions that may be more favorable than terms and provisions we might have obtained in arm's-length negotiations with unaffiliated third-parties. Genworth has negotiated and is continuing to negotiate its own arrangements with third-party providers for services, and these arrangements could result in increased costs.

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Unresolved Staff Comments



                      We have no unresolved staff comments from the SEC.


                                      159

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Properties

                      We conduct our business from various facilities, all of which are leased except for one building in Richmond, Virginia, which we own.

Legal Proceedings


                      We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In our insurance operations, we are or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

                      Recently, the insurance industry has become the focus of increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. In this regard, in May 2005, we received a subpoena from the Northeast Regional Office of the SEC, requiring the production of documents related to "certain loss mitigation insurance products," such as finite reinsurance. We responded to the SEC's subpoena in June and July 2005. Additionally, in May and June 2005, we received information requests from the State of Delaware Department of Insurance and the State of Connecticut Insurance Department on the same general subject, to which we responded. In 2005, GE received a subpoena from the United States Attorney's Office for the Southern District of New York, also on the same general subject. In the subpoena, GE is defined as including, among other things, its subsidiaries and affiliates. We cooperated with GE in connection with GE's response to the subpoena.

                      Although we do not believe that the current investigations and proceedings will have a material adverse effect on our business, financial condition or results of operations, we cannot assure you that this will be the case. In addition, it is possible that related investigations and proceedings may be commenced in the future, and we could become


                                      161

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                      subject to further investigations and have lawsuits filed
                      against us. In any event, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operation.


                                      162

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Submission of Matters to a Vote of Security Holders

                      Information omitted in accordance with General Instruction I (2)(c).

Market For the Registrant's Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities



                      At December 31, 2005, all of our common stock, our sole class of common equity on the date hereof, is owned by GLIC. Accordingly, there is no public trading market for our common equity.


                      As previously discussed, our ability to pay dividends is restricted by state insurance law.

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Selected Financial Data


                      The following table sets forth selected financial information. The selected financial information as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003 has been derived from our financial statements, which have been audited by KPMG LLP and are included in our Annual Report. You should read this information in conjunction with the information under "Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations," our financial statements, the related notes and the accompanying independent registered public accounting firm's report (which refers to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), which are included elsewhere in our Annual Report.



                                                    Years Ended December 31,
                                             --------------------------------------
(Dollar amounts in millions)                  2005  2004/1/  2003    2002     2001
------------------------------------------------------------------------------------
Statement of Earnings Information
------------------------------------------------------------------------------------
Revenues                                     $705.2 $699.9  $940.8 $1,045.4 $1,134.4
Income before cumulative effect of change in
 accounting principle                          29.5  198.7    19.7    115.8    129.6
------------------------------------------------------------------------------------

                                                As of December 31,
                                --------------------------------------------------
(Dollar amounts in millions)      2005     2004/1/    2003       2002       2001
-----------------------------------------------------------------------------------
Statement of Financial Position
Information
-----------------------------------------------------------------------------------
Total investments               $ 6,890.9 $ 8,850.6 $11,329.2 $11,591.0  $11,779.1
Separate account assets           8,777.3   8,636.7   8,034.9   7,182.8    8,994.3
Reinsurance recoverable           2,307.4   2,753.8     160.7     174.4      151.1
All other assets                    906.4     596.8   1,337.8   1,332.8    1,538.2
                                --------- --------- --------- ---------  ---------
Total assets                    $18,882.0 $20,837.9 $20,862.6 $20,281.0  $22,462.7
                                --------- --------- --------- ---------  ---------
Policyholder liabilities        $ 8,490.7 $ 9,929.9 $10,431.6 $11,220.0  $11,255.7
Separate account liabilities      8,777.3   8,636.7   8,034.9   7,182.8    8,994.3
All other liabilities               516.2     681.3     574.1     174.0      630.5
                                --------- --------- --------- ---------  ---------
Total liabilities               $17,784.2 $19,247.9 $19,040.6 $18,576.8  $20,880.5
                                --------- --------- --------- ---------  ---------
Accumulated other comprehensive
 income                         $    13.6 $    75.3 $    88.1 $    (9.7) $   (25.5)
Total stockholders' equity      $ 1,097.8 $ 1,590.0 $ 1,822.0 $ 1,704.2  $ 1,582.2

U.S. Statutory Information/2/
Statutory capital and surplus   $   476.0 $   817.2 $   562.4 $   550.7  $   584.4
Asset valuation reserve              65.3      86.8      62.9      82.0      127.8
-----------------------------------------------------------------------------------


                    /1/ We entered into several significant reinsurance
                        transactions with UFLIC, an indirect, wholly-owned subsidiary of GE. As part of these transactions, effective as of January 1, 2004, we ceded to UFLIC policy obligations under our structured settlement contracts, which had reserves of $0.3 billion, and our variable annuity contracts which had general account reserves of $2.5 billion and separate account reserves of $7.6 billion, each as of December 31, 2003. These contracts represent substantially all of our contracts that were in force, excluding the Retirement Answer product that was not reinsured, as of December 31, 2003 for these products. In the aggregate, these blocks of business did not meet our target return thresholds, and although we remain liable under these contracts and policies as the ceding insurer, the reinsurance transactions have the effect of transferring the financial results of the reinsured blocks to UFLIC.
                    /2/ We derived the U.S Statutory Information from our
                        Annual Statements that were filed with the Commonwealth of Virginia, Bureau of Insurance and prepared in accordance with statutory accounting practices prescribed or permitted by the Commonwealth of Virginia, Bureau of Insurance. These statutory accounting practices vary in certain material respects from U.S. GAAP.


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


Management's Discussion and Analysis of Financial Condition and Results of Operations


                      The following discussion and analysis of our consolidated financial condition and results of operations should be read in conjunction with our audited financial statements and related notes included herein.

CAUTIONARY NOTE
REGARDING
FORWARD-LOOKING
STATEMENTS
                      This Annual Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors, including the items identified above under "Item 1A -- Risk Factors".

                      We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

OVERVIEW

OUR BUSINESS          We are one of a number of subsidiaries of Genworth, a
                      company that, through its subsidiaries, provides consumers financial security solutions by selling a wide variety of life insurance, investment and retirement products and mortgage insurance. Our product offerings are divided along two segments of consumer needs:
                      (1) Retirement Income and Investments and (2) Protection.

                         . Retirement Income and Investments.  We offer
                           deferred annuities (variable and fixed) and variable life insurance to a broad range of individual consumers who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets. We also offer GICs and funding agreements as investment products to institutional buyers.

                         . Protection.  Our Protection segment includes
                           universal life insurance, interest-sensitive whole life insurance and Medicare supplement insurance. Life insurance products provide protection against financial hardship after the death of an insured by providing cash payment to the beneficiaries of the policyholder. Medicare supplement insurance provides coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits.


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                      We also have a Corporate and Other segment, which
                      consists primarily of net realized investment gains (losses), unallocated corporate income, expenses and income taxes.

REVENUES AND EXPENSES Our revenues consist primarily of the following:

                         . Retirement Income and Investments.  The revenues in
                           our Retirement Income and Investments segment consist primarily of:

                          . net investment income allocated to this segment; and

                          . policy fees and other income, including surrender
                            charges and mortality and expense charges.

                         . Protection.  The revenues in our Protection segment
                           consist primarily of:

                          . net premiums earned on individual life and Medicare
                            supplement insurance policies;

                          . net investment income allocated to this segment's
                            lines of business; and

                          . policy fees and other income, including fees for
                            mortality and surrender charges primarily from universal life insurance policies, and other administrative charges.

                         . Corporate and Other.  The revenues in our Corporate
                           and Other segment consist primarily of:

                          . unallocated net investment income; and

                          . net realized investment gains (losses).

                      We allocate net investment income from our Corporate and Other segment to our Retirement Income and Investments and Protection segments using an approach based principally upon the investment portfolio established to support each of those segments' products and targeted capital levels.

                      All net realized investment gains (losses) are reflected in the Corporate and Other segment and are not reflected in the results of any of our other segments.

                      Our expenses consist primarily of the following:

                         . benefits provided to policyholders and
                           contractholders and changes in reserves;

                         . interest credited on general account balances;


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                         . acquisition and operating expenses, including
                           commissions, marketing expenses, policy and contract servicing costs, overhead and other general expenses that are not capitalized (shown net of deferrals);

                         . amortization of deferred policy acquisition costs
                           and other intangible assets; and

                         . income taxes.

                      We allocate corporate expenses to each of our operating segments based on the amount of capital allocated to that segment.

BUSINESS TRENDS       In recent years, our business has been, and we expect
AND CONDITIONS        will continue to be, influenced by a number of
                      industry-wide and product-specific trends and conditions.
                      For a discussion of the market and economic environment, see "Item 1 -- Business -- Market Environment and
                      Opportunities."

                      Interest rate fluctuations.  Fluctuations in market
General conditions    interest rates and the related yield curve may have a
and trends            significant effect on our sales of insurance and
affecting             investment products and our margins on these products.
our businesses        Interest rates are highly sensitive to many factors,
                      including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control.

                      In our Retirement Income and Investments and Protection segments, low market interest rates may reduce the spreads between the amounts we credit to policyholders and contractholders and the yield we earn on the investments that support these obligations. In response to the unusually low interest rates that have prevailed during the last several years, we have reduced crediting rates on in-force contracts where permitted to do so. These actions have helped mitigate the adverse impact of low interest rates on our spreads and profitability on these products. In addition, the recent flattening of the yield curve reduces the attractiveness of certain fixed annuity products relative to other short-term investment alternatives. A gradual increase in longer term interest rates generally will have a favorable effect on the profitability of these products. However, rapidly rising interest rates also could result in reduced persistency in our spread-based retail products as contractholders shift assets into higher yielding investments.

                      Volatile equity markets. Equity market volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, that have returns linked to the performance of the equity markets and may cause some existing customers to withdraw cash values or reduce investments in those products. Equity market volatility also affects the value of the assets in our separate accounts, which, in


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




                      turn, affects our earnings from fee-based products. After several years of declines, equity markets increased in 2003 and 2004 and stabilized in 2005. We expect that increases or relative stability in equity markets, along with certain guaranteed product options we offer, could have a favorable impact on our sales of variable products and our earnings from those products. The potential impact of volatile equity markets on our results has been significantly reduced as a result of our reinsurance arrangements with UFLIC, pursuant to which we reinsured, effective as of January 1, 2004, substantially all of our in-force blocks of variable annuities and structured settlement business. We retain variable annuities sold after January 1, 2004 for our own account, subject to third-party reinsurance transactions in the ordinary course of business, and therefore we bear the risk of any adverse impact of future equity market fluctuations on those annuities.

                      Credit default risk. As a result of the economic downturn in 2000 through 2002 and some high-profile corporate bankruptcies and scandals, the number of companies defaulting on their debt obligations increased dramatically in 2001 and 2002. These defaults and other declines in the value of some of our investments resulted in impairment charges. Credit defaults have decreased in recent years as the economy has improved. Charges associated with impairments of investments were $12.2 million, $0.9 million and $26.4 million for the years ended December 31, 2005, 2004 and 2003, respectively. A weakening in the economic recovery could lead to increased credit defaults.

                      Investment portfolio. The yield on our investment portfolio is affected by the practice, prior to Genworth's separation from GE, of realizing investment gains through the sale of appreciated securities and other assets during a period of historically low interest rates. This strategy had been pursued to offset impairments and losses in our investment portfolio, fund consolidations and restructurings in our business and provide current income, which resulted in, gross realized gains of $80.2 million for the year ended December 31, 2003. Our current investment strategy is to optimize investment income without relying on realized investment gains. As a result, our gross realized gains decreased to $10.7 million and $12.0 million for the years ended December 31, 2004 and 2005, respectively. Although the interest rate environment since Genworth's IPO has been challenging, the yield on our investment portfolio has stabilized, with the potential for yield increases in a rising interest-rate environment. Our overall investment yield declined from 4.6% for the year ended December 31, 2003 to 4.5% for the year ended December 31, 2004 and increased to 5.3% for the year ended December 31, 2005. We seek to improve our investment yield by continuously evaluating our asset class mix, pursuing additional investment classes and accepting additional credit risk with higher returns when we believe that it is prudent to do so.


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Developments          Annuities.  Retirement Income and Investments segment
affecting             results are affected by investment performance, net
our product lines     interest spreads, equity market fluctuations and new
                      product sales. In addition, our competitive position within many of our distribution channels depends significantly upon product features, including current and minimum crediting rates on spread-based products relative to our competitors, surrender charge periods in fixed annuities as well as guaranteed features we offer in variable products. We continually evaluate our competitive position based upon each of those features, and we make adjustments as appropriate to meet our target return thresholds. Total new deposits in variable annuities, excluding our Income Distribution Series, decreased by 25.6% from $728.3 million for the year ended
                      December 31, 2004 to $541.5 million for the year ended
                      December 31, 2005. This decline is primarily due to a decrease in additional deposits on a block of reinsured business, as well as a market shift to variable annuity products with certain guaranteed benefit features that we chose not to offer because of their risk profile.

                      We have continued to focus on our Income Distribution Series of variable annuity products and riders in response to customers who desire guaranteed minimum income streams with equity market upside at the end of the contribution and accumulation period. Our Income Distribution Series of variable annuity products and riders provides the contractholder with a guaranteed minimum income stream that they cannot outlive, along with an opportunity to participate in market appreciation, but reduces some of the risks to insurers that generally accompany traditional products with guaranteed minimum income benefits. We are targeting people who are focused on building a personal portable retirement plan or are moving from the accumulation to the distribution phase of their retirement planning. Sales of our Income Distribution Series increased by 81.8% from $258.0 million for the year ended December 31, 2004 to $469.0 million for the year ended December 31, 2005.

CRITICAL ACCOUNTING   The accounting policies discussed in this section are
POLICIES              those that we consider to be particularly critical to an
                      understanding of our financial statements because their application places the most significant demands on our ability to judge the effect of inherently uncertain matters on our financial results. For all of these policies, we caution that future events rarely develop exactly as forecast, and our management's best estimates may require adjustment.

                      Valuation of investment securities. We obtain values for actively traded securities from external pricing services. For infrequently traded securities, we obtain quotes from brokers or we estimate values using internally developed pricing models. These models are based upon common valuation techniques and require us to make assumptions using market inputs regarding credit quality, liquidity and other factors that affect estimated values. We regularly review investment securities for impairment in


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                      accordance with our impairment policy, which includes
                      both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as our intent to hold the security until recovery. Our impairment reviews involve our finance, risk and asset management teams, as well as the portfolio management and research capabilities of GE Asset Management Incorporated ("GEAM"), an affiliate of GE, and other third-party managers, as required. We actively perform comprehensive market research, monitor market conditions and segment our investments by credit risk in order to minimize impairment risks. See note 2 in our financial statements under "Item 8 -- Financial Statements and Supplementary Data."

                      Deferred acquisition costs. Deferred acquisition costs ("DAC") represents costs which vary with and are primarily related to the sale and issuance of our insurance policies and investment contracts that are deferred and amortized over the estimated life of the related insurance policies and investment contracts. These costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. DAC is subsequently amortized to income over the lives of the underlying policies and contracts, in relation to the anticipated recognition of premiums or gross profits.

                      The amortization of DAC for traditional long-duration insurance products is determined as a level proportion of premium based on commonly accepted actuarial methods and reasonable assumptions established when the contract or policy is issued about mortality, morbidity, lapse rates, expenses, and future yield on related investments. Amortization for annuity contracts without significant mortality risk and investment and universal life products is based on estimated gross profits and is adjusted as those estimates are revised. The DAC amortization methodology for our variable products (variable annuities and variable universal life insurance) includes a long-term equity market average appreciation assumption of 8.5%. When actual returns vary from the expected 8.5%, we assume a reversion to this mean over a 3- to 5-year period, subject to the imposition of ceilings and floors. The assumed returns over this reversion period are limited to the 85th percentile of historical market performance.

                      We regularly review all of these assumptions and periodically test DAC for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized DAC for a line of business, a charge to income is recorded for additional DAC amortization. For other products, if the benefit reserves plus anticipated future premiums and interest earnings for a line of business


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                      are less than the current estimate of future benefits and
                      expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization or for increased benefit reserves.

                      Unfavorable experience with regard to expected expenses, investment returns, mortality, morbidity, withdrawals or lapses, may cause us to increase the amortization of DAC or to record a charge to increase benefit reserves. In recent years, the portion of estimated product margins required to amortize DAC has increased in most lines of our business, with the most significant impact on investment products, primarily as the result of lower investment returns.

                      Present value of future profits. In conjunction with the acquisition of a block of life insurance policies or investment contracts, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called the present value of future profits ("PVFP") represents the actuarially estimated present value of future cash flows from the acquired policies. PVFP is amortized, net of accreted interest, in a manner similar to the amortization of DAC. We regularly review our assumptions and periodically test PVFP for recoverability in a manner similar to our treatment of DAC.

                      Valuation of goodwill. Goodwill resulting from acquisitions is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment. To the extent the carrying amount of goodwill exceeds its fair value, an impairment charge to income would be recorded. Based on the results of our testing, we recorded a goodwill impairment charge of $57.5 million and $59.8 million in 2005 and 2004, respectively. As of December 31, 2005, there is no goodwill balance remaining as a result of these charges.

                      Insurance liabilities and reserves. We calculate and maintain reserves for the estimated future payment of claims to our policyholders and contractholders based on actuarial assumptions and in accordance with industry practice and U.S. GAAP. Many factors can affect these reserves, including economic and social conditions, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, the reserves we establish are necessarily based on extensive estimates, assumptions and our analysis of historical experience. Our results depend significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in determining our reserves and pricing our products. Our reserve assumptions and estimates require significant judgment and, therefore, are inherently uncertain. We cannot determine with precision the ultimate amounts that we will pay for actual claims or the timing of those payments.


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                      Insurance reserves differ for long- and short-duration
                      insurance policies and annuity contracts. Measurement of long-duration insurance reserves is based on approved actuarial methods, but necessarily includes assumptions about expenses, mortality, morbidity, lapse rates and future yield on related investments. Short-duration contracts are accounted for based on actuarial estimates of the amount of loss inherent in that period's claims, including losses incurred for which claims have not been reported. Short-duration contract loss estimates rely on actuarial observations of ultimate loss experience for similar historical events.

                      Contingent liabilities. A liability is contingent if the amount is not presently known, but may become known in the future as a result of the occurrence of some uncertain future event. We estimate our contingent liabilities based on management's estimates about the probability of outcomes and their ability to estimate the range of exposure. Accounting standards require that a liability be recorded if management determines that it is probable that a loss has occurred and the loss can be reasonably estimated. In addition, it must be probable that the loss will be confirmed by some future event. As part of the estimation process, management is required to make assumptions about matters that are by their nature highly uncertain.

                      The assessment of contingent liabilities, including legal contingencies and income tax liabilities, involves the use of critical estimates, assumptions and judgments. Management's estimates are based on their belief that future events will validate the current assumptions regarding the ultimate outcome of these exposures. However, there can be no assurance that future events, such as court decisions or Internal Revenue Service positions, will not differ from management's assessments. Whenever practicable, management consults with third party experts (attorneys, accountants, claim administrators, etc.) to assist with the gathering and evaluation of information related to contingent liabilities. Based on internally and/or externally prepared evaluations, management makes a determination whether the potential exposure requires accrual in the financial statements.


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RESULTS OF OPERATIONS
                      The following table sets forth our results of operations.



                                                                   Years ended December 31,
                                                                   -----------------------
(Dollar amounts in millions)                                        2005     2004    2003
-------------------------------------------------------------------------------------------

Revenues:
-------------------------------------------------------------------------------------------
Net investment income                                              $411.7  $ 421.0  $538.0
Net realized investment gains (losses)                               (4.5)     5.7     3.9
Premiums                                                            103.5     96.8   104.0
Cost of insurance                                                   144.7    142.2   153.1
Variable product fees                                                21.8      9.4   106.3
Other income                                                         28.0     24.8    35.5
                                                                   ------  -------  ------
   Total revenues                                                   705.2    699.9   940.8

Benefits and expenses:
-------------------------------------------------------------------------------------------
Interest credited                                                   269.1    291.2   410.6
Benefits and other changes in policy reserves                       190.4    182.8   245.7
Acquisition and operating expenses, net of deferrals                 89.9     63.2   149.0
Amortization of deferred acquisition costs and intangibles          101.0    107.3   118.9
                                                                   ------  -------  ------
   Total benefits and expenses                                      650.4    644.5   924.2

Income before income taxes and cumulative effect of change in
 accounting principle                                                54.8     55.4    16.6
Provision (benefit) for income taxes                                 25.3   (143.3)   (3.1)
                                                                   ------  -------  ------
Income before cumulative effect of change in accounting principle  $ 29.5  $ 198.7  $ 19.7
Cumulative effect of change in accounting principle, net of tax of
 $0.4 million                                                          --      0.7      --
                                                                   ------  -------  ------
Net income                                                         $ 29.5  $ 199.4  $ 19.7
-------------------------------------------------------------------------------------------



                      2005 vs. 2004

                      Net income. Net income in 2005 was $29.5 million, a $169.9 million decrease from 2004. The decrease is primarily due to an increase in taxes of $168.6 million. In 2004, we entered into reinsurance transactions, in which we ceded to UFLIC substantially all of our in-force blocks of variable annuities and structured settlements. The reinsurance transactions with UFLIC were completed and accounted for at book value and were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit for the year ended December 31, 2004.

                      Net investment income. Net investment income decreased $9.3 million, or 2.2%, to $411.7 million in 2005 from $421.0 million in 2004. The decrease was primarily a result of a $1,722.9 million, or 18.3%, decline in average invested assets due to the decline in GICs and funding agreements as a result of a planned reduction in these products. This decrease was offset by an increase in yields on floating rate investments, an adjustment to our allowance for commercial mortgage loan losses from a change in the process for estimating credit losses and higher derivative income.


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                      Net realized investment gains (losses).  Net realized
                      investment gains (losses) consist of gross realized investment gains and gross realized investment (losses), including charges related to impairments. Net realized investment losses were $(4.5) million in 2005 compared to net realized gains of $5.7 million in 2004. For 2005, gross realized gains and (losses) were $12.0 million and $(16.5) million, respectively. Realized losses for 2005 included $12.2 million of impairments that were primarily attributable to fixed-maturities and limited partnerships ($11.2 million and $1.0 million, respectively). The fixed maturity impairments primarily related to securities issued by companies in transportation, retail and timber industries ($5.4 million, $5.1 million and $0.7 million, respectively). For 2004, gross realized gains and (losses) were $10.7 million and $(5.0) million, respectively. Realized losses for 2004 included $0.9 million of impairments that were primarily attributable to fixed-maturities. The fixed maturity impairment related to a security issued by a company in the transportation industry.

                      Premiums. Premiums increased $6.7 million, or 6.9% to $103.5 million in 2005 from $96.8 million in 2004. The increase was primarily due to our Medicare supplement product. Medicare supplement premiums increased $9.1 million in 2005 due to an adjustment to due premiums in 2004, growth in new business and in-force premium rate actions. There was also an increase of $1.9 million related to an adjustment in ceded premiums. These increases were partially offset by a decline of $3.7 million in premiums from our runoff blocks of life insurance policies.

                      Cost of insurance. Cost of insurance increased $2.5 million, or 1.8% to $144.7 million in 2005 from $142.2 million in 2004. The increase was primarily attributable to an increase in fees for rider benefits on new variable annuity business.

                      Variable product fees. Variable product fees increased $12.4 million to $21.8 million in 2005 from $9.4 million in 2004. The increase was primarily attributable to growth in our assets under management of variable annuity business.

                      Other income. Other income increased $3.2 million, or 12.9%, to $28.0 million in 2005 from $24.8 million in 2004. The increase was primarily the result of an increase in surrender and other fees attributable to the growth in our in-force block of variable annuity business.

                      Interest credited. Interest credited decreased $22.1 million, or 7.6%, to $269.1 million for 2005 from $291.2 million for 2004. This decrease was primarily due to a $19.9 million decrease attributable to our GICs and funding agreements as a result of a planned reduction in these products and a $6.3 million decline attributable to the runoff of our universal life business. These decreases were partially offset by a $6.5 million increase in our floating rate funding agreement backed notes.


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                      Benefits and other changes in policy reserves.  Benefits
                      and other changes in policy reserves increased $7.6 million, or 4.2%, to $190.4 million in 2005 from $182.8 million in 2004. The increase was primarily attributable to higher levels of in-force annuities.

                      Acquisition and operating expenses, net of deferrals. Acquisition and operating expenses, net of deferrals, increased $26.7 million, or 42.2%, to $89.9 million in 2005 from $63.2 million in 2004. This increase was due to a $12.4 million increase in legal expenses primarily attributable to settlements reached during the year. Additionally, there was an increase of $14.7 million related to our annuity products as a result of growth in our in-force block of variable annuity business.

                      Amortization of deferred acquisition costs and intangibles. Amortization of deferred acquisition costs and intangibles decreased $6.3 million, or 5.9%, to $101.0 million in 2005 from $107.3 million in 2004. The decrease is primarily the result of a decrease of $10.3 million related to our runoff blocks of business offset by an increase in amortization of deferred acquisition costs of $3.7 million primarily as a result of growth in our variable annuity business. There was a goodwill impairment charge of $57.5 million and $59.8 million recorded in 2005 and 2004, respectively.

                      Provision (benefit) for income taxes. Provision for income taxes increased $168.6 million to a provision of $25.3 million for the year ended December 31, 2005 from a benefit of $(143.3) million for the year ended
                      December 31, 2004. The increase in the tax provision was primarily attributable to a tax benefit associated with the reinsurance transaction with UFLIC in 2004 partially offset by favorable current year examination developments benefiting the year ended December 31, 2005.

                      2004 vs. 2003

                      Net income. Net income in 2004 was $199.4 million, a $179.7 million increase from 2003. The increase is primarily due to a tax benefit increase of $140.2 million resulting primarily from reinsurance transactions entered into in 2004, in which we ceded to UFLIC, an affiliate, substantially all of our in-force blocks of variable annuities and structured settlements. The reinsurance transactions with UFLIC were completed and accounted for at book value and were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit for the year ended December 31, 2004. Also contributing to the increase was a $50.0 million litigation reserve in 2003 and an increase in investment income of $62.7 million in our Corporate and Other segment associated with an increase in invested assets not allocated to the operating segments. These amounts were partially offset by a goodwill impairment charge of $59.8 million in 2004 resulting from the reinsurance transactions with UFLIC.


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                      Net investment income.  Net investment income decreased
                      $117.0 million, or 21.7%, to $421.0 million in 2004 from $538.0 million in 2003. The decrease was primarily a result of a $2,554.9 million, or 21.7%, decline in average invested assets. The decline in average invested assets was due primarily to the reinsurance transactions with UFLIC. Also contributing to the decrease in average invested assets was a decline in outstanding GICs and funding agreement liabilities as a result of a planned reduction in these products.

                      Net realized investment gains. Net realized investment gains consist of gross realized investment gains and gross realized investment (losses), including charges related to impairments. Net realized investment gains increased $1.8 million to $5.7 million in 2004 from $3.9 million in 2003. For 2004, gross realized gains and (losses) were $10.7 million and $(5.0) million, respectively. Realized losses for 2004 included $0.9 million of impairments that were primarily attributable to fixed-maturity and equity securities. For 2003, gross realized gains and (losses) were $80.2 million and $(76.3) million, respectively. Realized losses for 2003 included $26.4 million of impairments, primarily attributable to fixed-maturity and equity securities.

                      Premiums. Premiums decreased $7.2 million, or 6.9% to $96.8 million in 2004 from $104.0 million in 2003. The decrease was primarily due to our Medicare supplement product. Medicare supplement premiums were down $8.3 million in 2004 driven by a reduction in due premiums offset by growth in new business and in-force premium rate actions.

                      Cost of insurance. Cost of insurance decreased $10.9 million, or 7.1% to $142.2 million in 2004 from $153.1 million in 2003. The decrease was due primarily to a decline of universal life policies in-force.

                      Variable product fees. Variable product fees decreased $96.9 million to $9.4 million in 2004 from $106.3 million in 2003. The decrease in variable product fees was primarily due to the reinsurance transactions with UFLIC in which we ceded, effective January 1, 2004, the majority of our in-force variable annuities.

                      Other income. Other income decreased $10.7 million, or 30.1%, to $24.8 million in 2004 from $35.5 million in 2003. The decrease was due primarily to lower surrender fees attributable to the reinsurance transactions with UFLIC.

                      Interest credited. Interest credited represents interest credited on behalf of policyholder and contractholder general account balances. Interest credited decreased $119.4 million, or 29.1%, to $291.2 million for 2004 from $410.6 million for 2003. This decrease was primarily the result of an $84.5 million decrease attributable to the reinsurance transactions with UFLIC and a $33.2 million decrease attributable to GICs and funding agreements as a result of a planned reduction in these products. This decrease was due to a combination of a decrease in future annuity and contract liabilities and reduced average crediting rates.

                      Benefits and other changes in policy reserves. Benefits and other changes in policy reserves decreased $62.9 million, or 25.6%, to $182.8 million in 2004 from $245.7 million in 2003. The decrease was primarily a result of a $46.7 million decrease attributable to the reinsurance transactions with UFLIC and a $16.0 million reserve strengthening in 2003 related to whole life products.

                      Acquisition and operating expenses, net of deferrals. Acquisition and operating expenses, net of deferrals, decreased $85.8 million, or 57.6%, to $63.2 million in 2004 from $149.0 million in the prior year. This decrease was primarily the result of a $50.0 million reserve accrual in 2003 associated with a class action lawsuit settlement agreed to in principle and a $30.5 million decrease attributable to the reinsurance transactions with UFLIC.

                      Amortization of deferred acquisition costs and intangibles. Amortization of deferred acquisition costs and intangibles decreased $11.6 million, or 9.8%, to $107.3 million in 2004 from $118.9 million in 2003. The decrease is primarily the result of a $74.0 million decrease attributable to the reinsurance transactions with UFLIC, which was partially offset by a $59.8 million goodwill impairment charge, also as a result of the reinsurance transactions with UFLIC.

                      Provision (benefit) for income taxes. Benefit for income taxes increased $140.2 million to a benefit of $(143.3) million for the year ended December 31, 2004 from a benefit of $(3.1) million for the year ended December 31, 2003. The increase in tax benefit was primarily attributable to the tax benefit associated with the reinsurance transactions with UFLIC. The reinsurance transactions with UFLIC were completed and accounted for at book value. These transactions were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit for the year ended December 31, 2004.

                      Cumulative effect of change in accounting principle. On January 1, 2004, we adopted AICPA Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. The cumulative effect of change in accounting principle related to adopting SOP 03-1 was $0.7 million, net of taxes, for the change in reserves, less additional amortization of deferred acquisition costs, on variable annuity contracts with guaranteed minimum death benefits.


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





INVESTMENTS

INVESTMENT RESULTS    The following table sets forth information about our
                      investment income, excluding realized gains and losses, for the components of our investment portfolio for the periods indicated:



                                                      For the years ended December 31,
                                                 ------------------------------------------
                                                     2005           2004           2003
--------------------------------------------------------------------------------------------
(Dollar amounts in millions)                     Yield Amount  Yield  Amount  Yield  Amount
--------------------------------------------------------------------------------------------
Fixed maturities -- taxable                       5.5% $331.3   4.4%  $345.2   4.5%  $458.6
Fixed maturities -- non-taxable                  22.3%    0.1   7.6%     0.1   2.8%     0.1
Commercial mortgage loans                         6.7%   75.3   6.3%    77.1   7.2%    81.8
Equity securities                                 4.2%    0.8   0.5%     0.1   2.2%     0.9
Other investments                                 2.2%    3.4  (0.8)%   (1.2) (2.4)%   (2.9)
Policy loans                                      6.6%   10.1   5.2%     7.5   8.2%    10.8
                                                       ------         ------         ------
Gross investment income before expenses and fees  5.5%  421.0   4.5%   428.8   4.7%   549.3
Expenses and fees                                        (9.3)          (7.8)         (11.3)
                                                       ------         ------         ------
Net investment income                             5.3% $411.7   4.5%  $421.0   4.6%  $538.0
--------------------------------------------------------------------------------------------



                      Yields are based on average carrying values except for fixed maturities, equity securities and securities lending activity. Yields for fixed maturities and equity securities are based on amortized cost and cost, respectively. Yields for securities lending activity, which is included in other investments, are calculated net of the corresponding securities lending liability.

                      The increase in the investment yield in 2005 was primarily attributable to an increase in yields on floating rate investments, an adjustment to our allowance for commercial mortgage loan losses from a change in the process for estimating credit losses and higher derivative income. The decline in investment yield in 2004 was primarily attributable to purchases of assets in an interest rate environment where current market yields are lower than the existing portfolio yields.

                      The following table sets forth gross realized investment gains and losses resulting from the sales and impairments of investment securities classified as available-for-sale were as follows for the years ended December 31:



      (Dollar amounts in millions)                  2005    2004   2003
      -------------------------------------------------------------------
      Gross realized investment:
      Gains on sale                                $ 12.0  $10.7  $ 80.2
      Losses on sale                                 (4.3)  (4.1)  (49.9)
      Impairment losses                             (12.2)  (0.9)  (26.4)
                                                   ------  -----  ------
         Net realized investments gains (losses)   $ (4.5) $ 5.7  $  3.9
      -------------------------------------------------------------------



                      For a discussion of the change in net realized investment gains (losses), see the comparison for this line item under "-- Results of Operations".

IMPAIRMENTS OF        We regularly review each investment security for
INVESTMENT SECURITIES impairment in accordance with our impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. Our qualitative criteria include the financial strength and specific prospects for the issuer as well as our intent to hold the security until recovery. Our impairment reviews involve our finance, risk and asset management teams as well as the portfolio management and research capabilities of GEAM and other third-party asset managers, as required.

                      For fixed maturities, we recognize an impairment charge to earnings in the period in which we determine that we do not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based on underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. For equity securities, we recognize an impairment charge in the period in which we determine that the security will not recover to book value within a reasonable period. We determine what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to us, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. We measure impairment charges based on the difference between the book value of the security and its fair value. Fair value is based on quoted market price, except for certain infrequently traded securities where we estimate values using internally developed pricing models. These models are based upon common valuation techniques and require us to make assumptions regarding credit quality, liquidity and other factors that affect estimated values.

                      For the years ended December 31, 2005, 2004 and 2003, we recognized impairment losses of $12.2 million, $0.9 million and $26.4 million, respectively. We generally intend to hold securities in unrealized loss positions until they recover. However, from time to time, we sell securities in the normal course of managing our portfolio to meet diversification, credit quality, yield and liquidity requirements. The aggregate fair value of securities sold at a loss during the year ended December 31, 2005 was $188.5 million, which was approximately 98.3% of book value.

                      The following table presents the gross unrealized losses and estimated fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:



                                        Less Than 12 Months                   12 Months or More
                                ------------------------------------ ------------------------------------
                                                 Gross                                Gross
                                Estimated Fair Unrealized    # of    Estimated Fair Unrealized    # of
(Dollar amounts in millions)        Value        Losses   Securities     Value        Losses   Securities
---------------------------------------------------------------------------------------------------------

Description of Securities
---------------------------------------------------------------------------------------------------------
Fixed maturities:
  U.S. government and
   agency                          $   36.9      $ (0.2)       7         $ 13.8       $ (0.3)       3
  Government -- non U.S.               12.6        (0.2)      11             --           --       --
  U.S. corporate                      782.6       (13.7)     164          310.0         (9.7)      64
  Corporate -- non U.S.               155.5        (2.4)      35           83.7         (3.2)      13
  Asset backed                        538.7        (7.6)      44          109.2         (1.4)      20
  Mortgage backed                     538.1        (8.9)     101          210.8         (6.2)      50
                                   --------      ------      ---         ------       ------      ---
Total temporarily impaired
 securities                        $2,064.4      $(33.0)     362         $727.5       $(20.8)     150
% Below cost -- fixed
 maturities:
  (less than)20% Below cost        $2,064.4      $(33.0)     362         $722.6       $(18.3)     147
  20-50% Below cost                      --          --       --            4.9         (2.5)       3
  (greater than)50% Below cost           --          --       --             --           --       --
                                   --------      ------      ---         ------       ------      ---
Total fixed maturities             $2,064.4      $(33.0)     362         $727.5       $(20.8)     150

Investment grade                   $1,988.2      $(31.0)     337         $714.3       $(18.0)     140
Below investment grade                 76.2        (2.0)      25           13.2         (2.8)      10
Not Rated                                --          --       --             --           --       --
                                   --------      ------      ---         ------       ------      ---
Total temporarily impaired
 securities                        $2,064.4      $(33.0)     362         $727.5       $(20.8)     150
---------------------------------------------------------------------------------------------------------



                      The investment securities in an unrealized loss position as of December 31, 2005 consist of 512 securities accounting for unrealized losses of $53.8 million. Of these unrealized losses, 91.1% is investment grade (rated AAA through BBB-) and 95.4% is less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates and changes in credit spreads.

                      For the investment securities in an unrealized loss position as of December 31, 2005, three securities are below cost 20% or more and below investment grade (rated BB+ and below) for twelve months or more accounting for unrealized losses of $2.5 million. These securities consist of two issuers in the airline and automotive industries and are current on all terms. All airline securities are collateralized by commercial jet aircraft associated with several domestic airlines. We believe these airline security holdings are in a temporary loss position as a result of ongoing negative market reaction to difficulties in the commercial airline industry. The unrealized loss on the automotive investments was primarily caused by legacy issues and declines in market share. The automotive issuer continues to maintain significant liquidity relative to their maturities and we expect to collect full principal and interest.

                      Because we have the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investments, which may be maturity, we do not consider these investments to be other-than-temporarily impaired at December 31, 2005.

CAPITAL RESOURCES

CONSOLIDATED          Total Investments.  Total investments decreased $1,959.7
BALANCE SHEET         million, or 22.1%, to $6,890.9 million at December 31,
                      2005 from $8,850.6 million at December 31, 2004. The decrease was primarily attributable to a decline in investments supporting GICs and funding agreement liabilities. GICs and funding agreement liabilities decreased by $944.6 million, which resulted from scheduled maturities and a planned reduction in these products. Also contributing to the decrease in total investments was a $406.9 million decline in collateral held in other invested assets for securities lending.

                      Investment securities comprise mainly investment grade debt securities. Fixed maturities and equity securities were $5,300.6 million, including gross unrealized gains and (losses) of $89.4 million and $(53.8) million, respectively at December 31, 2005 ($7,028.0 million, including gross unrealized gains and losses of $192.6 million and $(41.2) million, respectively at December 31,
                      2004). Market value for these purposes is defined by relevant accounting standards and should not be viewed as a forecast of future gains or losses.

                      Investment securities transferred in the secured borrowing that closed on August 19, 2005 with an affiliate SPE (discussed in note 2 of the financial statements) were recorded in other invested assets and the liability equal to the proceeds received upon transfer has been included in other liabilities. The fair value of the investment securities held and included in other invested assets was $332.0 million at December 31, 2005.

                      In 2005, we paid a common stock dividend of $440.3 million consisting of securities to our stockholder. In 2004, we paid a dividend to our stockholder consisting of securities in the amount of $379.1 million.

                      Separate Account Assets and Liabilities. Separate account assets and liabilities represent funds held for the exclusive benefit of variable annuity and variable life contract holders. As of December 31, 2005, we held $8,777.3 million of separate account assets. The increase of $140.6 million, or 1.6%, from $8,636.7 million at December 31, 2004 was related primarily to the favorable market performance of the underlying securities, which was partially offset by death, surrender and other benefits outpacing new deposits.

                      Future Annuity and Contract Benefits. Future annuity and contract benefits decreased $1,403.1 million, to $8,201.5 million at December 31, 2005 from $9,604.6 million at December 31, 2004. The decrease was primarily attributable to a $944.6 million decline in GICs and funding agreements, which resulted from scheduled maturities and a planned reduction in these products. The decrease was also attributable to a $358.5 million decline in future annuity and contract benefits related to the general account portion of a reinsured block of variable annuity products, a $71.2 million decrease attributable to a runoff block of deferred annuities and a $25.9 million decrease attributable to runoff of our life business.

                      Stockholders' Equity. Stockholders' equity decreased $492.2 million to $1,097.8 million at December 31, 2005 from $1,590.0 million at December 31, 2004. The decrease was primarily attributable to the $440.3 million of dividends paid to the common stockholder and $9.6 million of dividends paid to the preferred stockholder. The decrease was also attributable to a decline in net unrealized gains on invested securities of $61.7 million, which was partially offset by current year net income of $29.5 million.

LIQUIDITY
                      The principal liquidity requirements for our insurance operations are our contractual obligations to contract holders and annuitants. Contractual obligations include payments of claims under outstanding insurance policies and annuities, contract withdrawals and surrender benefits. The primary sources for meeting these contractual obligations are investment activities and cash generated from operating activities. We maintain a committed credit line with an indirect parent, GNA Corporation, of $500.0 million to provide liquidity to meet normal variation in cash requirements.

                      The following table sets forth our condensed cash flows for the periods indicated:



                                             Years ended December 31,
                                           ---------------------------
        (Dollar amounts in millions)          2005      2004     2003
        ---------------------------------------------------------------
        Net cash from operating activities $   177.9  $ 421.5  $ 492.9
        Net cash from investing activities   1,210.6    359.6    478.7
        Net cash from financing activities  (1,070.9)  (767.1)  (959.2)
        ---------------------------------------------------------------



                      Cash flows from operating activities are affected by the timing of premiums and fees received and investment income and expenses paid. Principal sources of cash include sales of our products and services. The decrease in cash flows from operating activities in 2005 was primarily the result of the timing of cash settlements of other assets and liabilities.

                      The increase in cash from investing activities for the year ended December 31, 2005 was primarily the result of a reduction in purchases of investments primarily driven by a decline in investments needed to support GICs and funding agreements.

                      The net cash from financing activities primarily relates to investment contract issuances and redemptions. Our net change in investment contracts was $(1,071.0) million in 2005 compared to $(731.6) million in 2004.

                      The overall increase in cash of $317.6 million in 2005 is primarily a result of the $300.0 million registered note issuance in December 2005.

                      As of December 31, 2005, we had approximately $200.0 million of renewable floating rate funding agreements, which are deposit-type products that generally credit interest on deposits at a floating rate tied to an external market index. Purchasers of renewable funding agreements include money market funds, bank common trust funds and other short-term investors. Some of our funding agreements contain "put" provisions, through which the contractholder has an option to terminate the funding agreement for any reason after giving notice within the contract's specified notice period. Of the $200.0 million aggregate amount outstanding as of December 31, 2005, $50.0 million had put option features of 180 days.

                      During 2005, we transferred approximately $344.6 million of investment securities to an affiliated special purpose entity ("SPE"), whose sole purpose is to securitize these investment securities and issue secured notes to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. The value of those securities as of December 31, 2005 was $332.0 million.

                      The nature and quality of the various types of investments purchased by a life insurance company must comply with the statutes and regulations imposed by the various jurisdictions in which those entities are incorporated. Following is a breakdown of the credit quality of our fixed maturity portfolio at December 31, 2005.



                            -----------------------
                            BBB/Baa or above  92.8%
                            BB/Ba and below     7.2
                            Not Rated            --
                                             ------
                            Total portfolio  100.0%
                            -----------------------

                      Certain of our products contain provisions for charges for surrender of, or withdrawals from, the policy. At December 31, 2005 and 2004, approximately 79.6% and 66.6%, respectively, of our annuity contracts were subject to surrender charges or contained non-surrender provisions.

                      As of December 31, 2005, we had approximately $1,985.8 million of GICs. Substantially all of these contracts allow for the payment of benefits at contract value to ERISA plans prior to contract maturity in the event of death, disability, retirement or change in investment election. We carefully underwrite these risks before issuing a GIC to a plan and historically have been able to effectively manage our exposure to these benefit payments. Our GICs typically credit interest at a fixed interest rate and have a fixed-maturity generally ranging from two to six years. Contracts provide for early termination by the contractholder but subject to an adjustment to the contract value for changes in the level of interest rates from the time the GIC was issued plus an early withdrawal penalty.

                      Insurance companies are restricted by states as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Dividends in excess of the prescribed limits or the earned surplus are deemed extraordinary and require formal state insurance department approval. We are able to pay $33.0 million in dividends in 2006 without obtaining regulatory approval.

OFF-BALANCE SHEET TRANSACTIONS
                      We have used off-balance sheet securitization transactions to mitigate and diversify our asset risk position and to adjust the asset class mix in our portfolio by reinvesting securitization proceeds in accordance with our approved investment guidelines. The transactions we have used involved securitizations of some of our receivables and investments that were secured by commercial mortgage loans, fixed maturities or other receivables, consisting primarily of policy loans. Total securitized assets remaining as of December 31, 2005 and 2004, were $254.1 million and $297.9 million, respectively.

                      There were no off-balance sheet securitization transactions in 2005, 2004 and 2003.

                      We have arranged for the assets that we have transferred in securitization transactions to be serviced by us directly, or pursuant to arrangements with GEAM and with General Motors Acceptance Corporation. Servicing activities include ongoing review, credit monitoring, reporting and collection activities.

                      Financial support is provided under credit support agreements, in which Genworth provides limited recourse for a maximum of $119 million of credit losses in such entities. We do not provide any such recourse. Assets with credit support are funded by demand notes that are further enhanced with support provided by GE Capital.

NEW ACCOUNTING STANDARDS

RECENTLY ADOPTED      On January 1, 2004, we adopted the American Institute of
                      Certified Public Accountants ("AICPA") Statement of
                      Position ("SOP") 03-1, Accounting and Reporting by
                      Insurance Enterprises for Certain Nontraditional
                      Long-Duration Contracts and for Separate Accounts. SOP
                      03-1 provides guidance on separate account presentation and valuation, accounting for sales inducements to contractholders and classification and valuation of long-duration contract liabilities. The cumulative effect of change in accounting principle related to adopting SOP
                      03-1 was a $0.7 million benefit, net of taxes, for the change in reserves, less additional amortization of deferred acquisition costs, on variable annuity contracts with guaranteed minimum death benefits.

ACCOUNTING            In September 2005, the AICPA issued SOP 05-1, Accounting
PRONOUNCEMENTS        by Insurance Enterprises for Deferred Acquisition Costs
NOT YET ADOPTED       in Connection With Modifications or Exchanges of
                      Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other deferred balances on an internal replacement, defined broadly as a modification in product benefits, features, rights or coverages that occurs by the exchange of an existing contract for a new contract, or by the amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. Depending on the type of modification, the period over which these deferred balances will be recognized could be accelerated. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We are currently evaluating the impact
                      SOP 05-1 will have on our results of operations or financial position.

Quantitative and Qualitative Disclosures About Market Risk and Interest Rate Management


                      Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. The following is a discussion of our market risk exposures and our risk management practices.

                      We enter into market-sensitive instruments primarily for purposes other than trading. The carrying value of our investment portfolio as of December 31, 2005 and 2004 was $6,890.9 million and $8,850.6 million, respectively, of which 76.6% and 79.1%, respectively, was invested in fixed maturities. The primary market risk to our investment portfolio is interest rate risk associated with investments in fixed maturities. We mitigate the market risk associated with our fixed maturities portfolio by closely matching the duration of our fixed maturities with the duration of the liabilities that those securities are intended to support.

                      We are exposed to equity risk on our holdings of common stocks and other equities. We manage equity price risk through industry and issuer diversification and asset allocation techniques.

                      We may use derivative financial instruments, such as interest rate and currency swaps, currency forwards and option-based financial instruments, as part of our risk management strategy. We use these derivatives to mitigate certain risks, including interest rate risk, currency risk and equity risk, by:

                         . reducing the risk between the timing of the receipt
                           of cash and its investment in the market;

                         . converting the asset duration to match the duration
                           of the liabilities;

                         . reducing our exposure to fluctuations in equity
                           market indices that underlie some of our products;
                           and

                         . protecting against the early termination of an asset
                           or liability.

                      As a matter of policy, we have not and will not engage in derivative market-making, speculative derivative trading or other speculative derivatives activities.



SENSITIVITY ANALYSIS
                      Sensitivity analysis measures the impact of hypothetical changes in interest rates, foreign exchange rates and other market rates or prices on the profitability of market-sensitive financial instruments.

                      The following discussion about the potential effects of changes in interest rates and equity market prices is based on so-called "shock-tests," which model the effects of interest rate and equity market price shifts on our financial condition and results of operations. Although we believe shock tests provide the most meaningful analysis permitted by the rules and regulations of the SEC, they are constrained by several factors, including the necessity to conduct the analysis based on a single point in time and by their inability to include the extraordinarily complex market reactions that normally would arise from the market shifts modeled. Although the following results of shock tests for changes in interest rates and equity market prices may have some limited use as benchmarks, they should not be viewed as forecasts. These forward-looking disclosures also are selective in nature and address only the potential impacts on our financial instruments. They do not include a variety of other potential factors that could affect our business as a result of these changes in interest rates and equity market prices.

                      One means of assessing exposure of our fixed maturities portfolio to interest rate changes is a duration-based analysis that measures the potential changes in market value resulting from a hypothetical change in interest rates of 100 basis points across all maturities. This is sometimes referred to as a parallel shift in the yield curve. Under this model, with all other factors constant and assuming no offsetting change in the value of our liabilities, we estimated that such an increase in interest rates would cause the market value of our fixed income securities portfolio to decline by approximately $186.1 million, based on our securities positions as of December 31, 2005.

                      One means of assessing exposure to changes in equity market prices is to estimate the potential changes in market values on our equity investments resulting from a hypothetical broad-based decline in equity market prices of 10%. Under this model, with all other factors constant, we estimated that such a decline in equity market prices would cause the market value of our equity investments to decline by approximately $1.9 million, based on our equity positions as of December 31, 2005. In addition, fluctuations in equity market prices affect our revenues and returns from our separate account products, which depend upon fees that are related primarily to the value of assets under management.

DERIVATIVE
COUNTERPARTY
CREDIT RISK
                      We manage derivative counterparty credit risk on an individual counterparty basis, which means that gains and losses are netted for each counterparty to determine the amount at risk. When a counterparty exceeds credit exposure limits in terms of amounts owed to us, typically as the result of changes in market conditions, no additional transactions are executed until the exposure with that counterparty is reduced to an amount that is within the established limit. All swaps are executed under master swap agreements containing mutual credit downgrade provisions that provide the ability to require assignment or replacement in the event either parties unsecured debt rating is downgraded to or below Moody's "Baa" or S&P's "BBB."

                      Swaps, purchased options and forwards with contractual maturities longer than one year are conducted within the credit policy constraints provided in the table below. Our policy requires foreign exchange forwards with contractual maturities shorter than one year to be executed with counterparties having a credit rating by Moody's of "A-1" and by S&P of "P-1".

                      The following table sets forth derivative counterparty credit limits by credit rating:



(Dollar amounts in millions)
                             Long term      Aggregate limits
                          (exposures over   (including those
                          one year) net of   under one year)        Aggregate Limit
S&P rating Moody's rating  collateral/1/   net of collateral/1/ (gross of collateral)/1/
----------------------------------------------------------------------------------------
   AAA          Aaa             $50               $125                   $300
   AA-          Aa3              25                100                    250
   A             A2              15                 90                    200
----------------------------------------------------------------------------------------


                    /1/ Credit exposure limits noted in this table are set by
                        Genworth, our ultimate parent, and apply in the aggregate to all companies that are consolidated into Genworth.

                      Our net derivative position as of December 31, 2005 was $3.7 million.

Experts


                      The consolidated financial statements and schedules of Genworth Life and Annuity Insurance Company and subsidiary (the Company) as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      The reports of KPMG LLP dated March 10, 2006 with respect to the consolidated financial statements and schedules of Genworth Life and Annuity Insurance Company and subsidiary refer to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY


                       Consolidated Financial Statements


                         Year ended December 31, 2005


    (With Report of Independent Registered Public Accounting Firm Thereon)

                  Genworth Life and Annuity Insurance Company
                       Consolidated Financial Statements

                               Table of Contents



                                                                  Page
                                                                  ----
          Report of Independent Registered Public Accounting Firm F-1
          Consolidated Statements of Income...................... F-2
          Consolidated Balance Sheets............................ F-3
          Consolidated Statements of Stockholders' Equity........ F-4
          Consolidated Statements of Cash Flows.................. F-5
          Notes to Consolidated Financial Statements............. F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:

   We have audited the accompanying consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries (the Company) as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genworth Life and Annuity Insurance Company and subsidiaries as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

   As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.



/s/  KPMG LLP

Richmond, Virginia

March 10, 2006

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                       Consolidated Statements of Income
                         (Dollar amounts in millions)

                                                                                Years Ended December 31,
                                                                                -----------------------
                                                                                 2005     2004    2003
                                                                                ------  -------  ------
Revenues:
   Net investment income....................................................... $411.7  $ 421.0  $538.0
   Net realized investment gains (losses)......................................   (4.5)     5.7     3.9
   Premiums....................................................................  103.5     96.8   104.0
   Cost of insurance...........................................................  144.7    142.2   153.1
   Variable product fees.......................................................   21.8      9.4   106.3
   Other income................................................................   28.0     24.8    35.5
                                                                                ------  -------  ------
       Total revenues..........................................................  705.2    699.9   940.8
                                                                                ------  -------  ------
Benefits and expenses:
   Interest credited...........................................................  269.1    291.2   410.6
   Benefits and other changes in policy reserves...............................  190.4    182.8   245.7
   Acquisition and operating expenses, net of deferrals........................   89.9     63.2   149.0
   Amortization of deferred acquisition costs and intangibles..................  101.0    107.3   118.9
                                                                                ------  -------  ------
       Total benefits and expenses.............................................  650.4    644.5   924.2
                                                                                ------  -------  ------
Income before income taxes and cumulative effect of change in accounting
  principle....................................................................   54.8     55.4    16.6
Provision (benefit) for income taxes...........................................   25.3   (143.3)   (3.1)
                                                                                ------  -------  ------
Income before cumulative effect of change in accounting principle..............   29.5    198.7    19.7
Cumulative effect of change in accounting principle, net of tax of $0.4 million     --      0.7      --
                                                                                ------  -------  ------
Net income..................................................................... $ 29.5  $ 199.4  $ 19.7
                                                                                ======  =======  ======

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                          Consolidated Balance Sheets
              (Dollar amounts in millions, except share amounts)

                                                                                         December 31,
                                                                                      -------------------
                                                                                        2005      2004
                                                                                      --------- ---------
Assets
   Investments:
       Fixed maturities available-for-sale, at fair value............................ $ 5,277.3 $ 7,001.2
       Equity securities available-for-sale, at fair value...........................      23.3      26.8
       Commercial mortgage loans.....................................................   1,042.1   1,207.7
       Policy loans..................................................................     158.3     148.4
       Other invested assets ($332.0 and $0.0 restricted)............................     389.9     466.5
                                                                                      --------- ---------
              Total investments......................................................   6,890.9   8,850.6
   Cash and cash equivalents.........................................................     344.0      26.4
   Accrued investment income.........................................................      63.6      81.5
   Deferred acquisition costs........................................................     321.1     248.1
   Goodwill..........................................................................        --      57.5
   Intangible assets.................................................................     131.6     120.6
   Reinsurance recoverable...........................................................   2,307.4   2,753.8
   Deferred income tax asset.........................................................       0.1       5.9
   Other assets......................................................................      46.0      56.8
   Separate account assets...........................................................   8,777.3   8,636.7
                                                                                      --------- ---------
              Total assets........................................................... $18,882.0 $20,837.9
                                                                                      ========= =========
Liabilities and Stockholders' equity
   Liabilities:
       Future annuity and contract benefits.......................................... $ 8,201.5 $ 9,604.6
       Liability for policy and contract claims......................................      82.1      89.4
       Other policyholder liabilities................................................     207.1     235.9
       Other liabilities ($333.3 and $0.0 restricted)................................     516.2     681.3
       Separate account liabilities..................................................   8,777.3   8,636.7
                                                                                      --------- ---------
              Total liabilities......................................................  17,784.2  19,247.9
                                                                                      --------- ---------
   Commitments and contingencies

   Stockholders' equity:
       Accumulated other comprehensive income:
          Net unrealized investment gains............................................      12.5      72.0
          Derivatives qualifying as hedges...........................................       1.1       3.3
                                                                                      --------- ---------
       Total accumulated other comprehensive income..................................      13.6      75.3
       Preferred stock, Series A ($1,000 par value, $1,000 redemption and liquidation value, 200,000 shares authorized, 120,000 shares issued and
         outstanding)................................................................     120.0     120.0
       Common stock ($1,000 par value, 50,000 shares authorized, 25,651 shares
         issued and outstanding).....................................................      25.6      25.6
       Additional paid-in capital....................................................     938.6   1,061.1
       Retained earnings.............................................................        --     308.0
                                                                                      --------- ---------
              Total stockholders' equity.............................................   1,097.8   1,590.0
                                                                                      --------- ---------
              Total liabilities and stockholders' equity............................. $18,882.0 $20,837.9
                                                                                      ========= =========

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity
              (Dollar amounts in millions, except share amounts)

                                                                      Accumulated
                            Preferred Stock Common Stock  Additional     Other                  Total
                            --------------  -------------  Paid-In   Comprehensive Retained Stockholders'
                             Share   Amount Share  Amount  Capital      Income     Earnings    Equity
                            -------  ------ ------ ------ ---------- ------------- -------- -------------
Balances at January 1, 2003 120,000  $120.0 25,651 $25.6   $1,050.7     $ (9.7)    $ 517.6    $1,704.2
Comprehensive income:
 Net income................      --      --     --    --         --         --        19.7        19.7
 Net unrealized gains on
   investment securities...      --      --     --    --         --       99.7          --        99.7
 Derivatives qualifying as
   hedges..................      --      --     --    --         --       (1.9)         --        (1.9)
                                                                                              --------
   Total comprehensive
     income................                                                                      117.5
Contributed capital........      --      --     --    --        9.9         --          --         9.9
Cash dividends.............      --      --     --    --         --         --        (9.6)       (9.6)
                            -------  ------ ------ -----   --------     ------     -------    --------
Balances at December 31,
  2003..................... 120,000   120.0 25,651  25.6    1,060.6       88.1       527.7     1,822.0
                                                                                              --------
Comprehensive income:
 Net income................      --      --     --    --         --         --       199.4       199.4
 Net unrealized gains on
   investment securities...      --      --     --    --         --      (15.7)         --       (15.7)
 Derivatives qualifying as
   hedges..................      --      --     --    --         --        2.9          --         2.9
                                                                                              --------
   Total comprehensive
     income................                                                                      186.6
Contributed capital........      --      --     --    --        0.5         --          --         0.5
Cash dividends.............      --      --     --    --         --         --       (40.0)      (40.0)
Non-cash dividend..........      --      --     --    --         --         --      (379.1)     (379.1)
                            -------  ------ ------ -----   --------     ------     -------    --------
Balances at December 31,
  2004..................... 120,000   120.0 25,651  25.6    1,061.1       75.3       308.0     1,590.0
                                                                                              --------
Comprehensive income:
 Net income................      --      --     --    --         --         --        29.5        29.5
 Net unrealized gains on
   investment securities...      --      --     --    --         --      (59.5)         --       (59.5)
 Derivatives qualifying as
   hedges..................      --      --     --    --         --       (2.2)         --        (2.2)
                                                                                              --------
   Total comprehensive
     income................                                                                      (32.2)
Cash dividends declared and
  paid.....................      --      --     --    --         --         --        (9.6)       (9.6)
Non-cash dividend and other
  transactions with
  stockholders.............      --      --     --    --     (122.5)        --      (327.9)     (450.4)
                            -------  ------ ------ -----   --------     ------     -------    --------
Balances at December 31,
  2005..................... 120,000  $120.0 25,651 $25.6   $  938.6     $ 13.6     $    --    $1,097.8
                            =======  ====== ====== =====   ========     ======     =======    ========

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                         (Dollar amounts in millions)

                                                                                Years Ended December 31,
                                                                            -------------------------------
                                                                               2005       2004       2003
                                                                            ---------  ---------  ---------
Cash flows from operating activities:
   Net income.............................................................. $    29.5  $   199.4  $    19.7
   Adjustments to reconcile net income to net cash provided by operating activities:
       Cumulative effect of change in accounting principle, net of tax.....        --       (0.7)        --
       Change in future policy benefits....................................     122.4      341.1      407.5
       Net realized investments (gains) losses.............................       4.5       (5.7)      (3.9)
       Amortization of investment premiums and discounts...................      18.5       28.3       46.5
       Acquisition costs deferred..........................................     (93.3)     (89.1)    (167.7)
       Amortization of deferred acquisition costs and intangibles..........     101.0      107.3      118.9
       Deferred income taxes...............................................      39.1     (174.0)      18.3
       Change in certain assets:
          Decrease (increase) in:
          Accrued investment income........................................      13.6       26.6       32.6
          Other, net.......................................................       5.5      (20.4)     (39.0)
       Change in certain liabilities:
          Increase (decrease) in:
          Policy and contract claims.......................................      (4.2)      64.2     (183.9)
          Other policyholder liabilities...................................     (28.5)      88.6      (59.6)
          Other liabilities................................................     (30.2)    (144.1)     303.5
                                                                            ---------  ---------  ---------
       Net cash from operating activities..................................     177.9      421.5      492.9
                                                                            ---------  ---------  ---------
Cash flows from investing activities:
   Short-term investment activity, net.....................................        --       99.6      178.4
   Proceeds from sales and maturities of investment securities and other
     invested assets.......................................................   1,989.4    1,734.9    4,328.0
   Principal collected on mortgage and policy loans........................     297.0      217.5      268.6
   Purchases of investment securities and other invested assets............    (940.2)  (1,465.9)  (3,784.0)
   Mortgage loan originations and increase in policy loans.................    (135.6)    (226.5)    (512.3)
                                                                            ---------  ---------  ---------
              Net cash from investing activities...........................   1,210.6      359.6      478.7
                                                                            ---------  ---------  ---------
Cash flows from financing activities:
   Proceeds from issuance of investment contracts..........................   1,537.6    1,293.0    3,107.0
   Redemption and benefit payments on investment contracts.................  (2,608.6)  (2,024.6)  (4,044.8)
   Proceeds from secured borrowings from affiliate.........................      20.5         --         --
   Proceeds from short-term borrowings.....................................     388.0      251.4      346.5
   Payments on short-term borrowings.......................................    (398.8)    (246.9)    (358.3)
   Cash dividends to stockholders..........................................      (9.6)     (40.0)      (9.6)
                                                                            ---------  ---------  ---------
              Net cash from financing activities...........................  (1,070.9)    (767.1)    (959.2)
                                                                            ---------  ---------  ---------
              Net change in cash and cash equivalents......................     317.6       14.0       12.4
   Cash and cash equivalents at beginning of year..........................      26.4       12.4         --
                                                                            ---------  ---------  ---------
   Cash and cash equivalents at end of year................................ $   344.0  $    26.4  $    12.4
                                                                            =========  =========  =========

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

(1) Summary of Significant Accounting Policies

   (a) Principles of Consolidation

   The accompanying consolidated financial statements include the historical operations and accounts of Genworth Life and Annuity Insurance Company ("GLAIC"), formerly known as GE Life and Annuity Assurance Company, and its subsidiaries, Assigned Settlement, Inc. and GNWLAAC Real Estate Holding, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

   Genworth Life and Annuity Insurance Company (the "Company," "we," "us," or "our" unless context otherwise requires) is a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 as The Life Insurance Company of Virginia. An affiliate of the General Electric Company ("GE") acquired us on April 1, 1996 and ultimately contributed the majority of the outstanding common stock to Genworth Life Insurance Company ("GLIC"), formerly known as General Electric Capital Assurance Company.

   On May 24, 2004, we became an indirect, wholly-owned subsidiary of Genworth Financial, Inc. ("Genworth"). On May 25, 2004, Genworth's Class A common stock began trading on The New York Stock Exchange.

   On May 31, 2004, we became a direct, wholly-owned subsidiary of GLIC while remaining an indirect, wholly-owned subsidiary of Genworth.


   As of December 31, 2005, GE beneficially owned approximately 18% of Genworth's outstanding stock. On March 8, 2006, a subsidiary of GE completed a secondary offering to sell its remaining interest in Genworth. Our preferred shares are owned by an affiliate, Brookfield Life Assurance Company Limited.


   (b) Basis of Presentation

   These consolidated financial statements have been prepared on the basis of U.S. generally accepted accounting principles ("U.S. GAAP"). Preparing financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates. Certain prior year amounts may have been reclassified to conform to the current year presentation.

   (c) Products

   Our product offerings are divided along two major segments of consumer needs: (i) Retirement Income and Investments and (ii) Protection.

   Retirement Income and Investments deferred annuities (variable and fixed) and variable life insurance products are investment vehicles and insurance contracts intended for contractholders who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets. Our guaranteed investment contracts ("GICs") and funding agreements are investment contracts sold to institutional buyers.

   Protection products are intended to provide protection against financial hardship primarily after the death of an insured and to protect income and assets from other adverse economic impacts of significant health care costs. Our principal product lines under the Protection segment are universal life insurance, interest-sensitive whole life and Medicare supplement insurance.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   We distribute our products through three primary channels: financial intermediaries (banks, securities brokerage firms and independent broker/dealers), independent producers (brokerage general agencies, affluent market producer groups and specialized brokers) and dedicated sales specialists (affiliated networks of both accountants and personal financial advisors). Approximately 10.2% of our variable annuity product sales in 2005 were through one national bank. However, we do not believe that the loss of such business would have a long-term adverse effect on our business and operations due to our competitive position in the marketplace and the availability of business from other distributors.

   (d) Premiums

   For traditional long-duration insurance contracts, we report premiums as earned when due.

   For short-duration insurance contracts, we report premiums as revenue over the terms of the related insurance policies on a pro-rata basis or in proportion to expected claims.

   Premiums received under annuity contracts without significant mortality risk and premiums received on investment and universal life products are not reported as revenues but rather as deposits and are included in liabilities for future annuity and contract benefits.

   (e) Net Investment Income and Net Realized Investment Gains and Losses

   Investment income is recognized when earned. Realized investment gains and losses are calculated on the basis of specific identification.

   Investment income on mortgage-backed and asset-backed securities is initially based upon yield, cash flow, and prepayment assumptions at the date of purchase. Subsequent revisions in those assumptions are recorded using the retrospective or prospective method. Under the retrospective method, used for mortgage-backed and asset-backed securities of high credit quality (ratings equal to or greater than AA or that are U.S. Agency backed) which cannot be contractually prepaid, amortized cost of the security is adjusted to the amount that would have existed had the revised assumptions been in place at the date of purchase. The adjustments to amortized cost are recorded as a charge or credit to net investment income. Under the prospective method, which is used for all other mortgage-backed and asset-backed securities, future cash flows are estimated and interest income is recognized going forward using the new internal rate of return. As of December 31, 2005, all our mortgage-backed and asset-backed securities that have had subsequent revisions in yield, cash flow or prepayment assumptions were accounted for under the retrospective method.

   (f) Policy Fees and Other Income

   Policy fees and other income consists primarily of insurance charges assessed on universal life contracts, fees assessed against policyholder account values and surrender fee income. Charges to policyholder accounts for universal life cost of insurance is recognized as revenue when due. Variable product fees are charged to variable annuity and variable life policyholders based upon the daily net assets of the policyholder's account values and are recognized as revenue when charged. Policy surrender fees are recognized as income when the policy is surrendered.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (g) Investment Securities

   We have designated our investment securities as available-for-sale and report them in our Consolidated Balance Sheets at fair value. We obtain values for actively traded securities from external pricing services. For infrequently traded securities, we obtain quotes from brokers, or we estimate values using internally developed pricing models. These models are based upon common valuation techniques and require us to make assumptions regarding credit quality, liquidity and other factors that affect estimated values. Changes in the fair value of available-for-sale investments, net of the effect on deferred acquisition costs ("DAC"), present value of future profits ("PVFP") and deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income.

   We regularly review investment securities for impairment in accordance with our impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as our intent to hold the security until recovery. Securities that in our judgment are considered to be other-than-temporarily impaired are recognized as a charge to realized investment gains (losses) in the period in which such determination is made.

   (h) Securities Lending Activity

   We engaged in securities lending transactions for the purpose of enhancing the yield on our investment securities portfolio, which required the borrower to provide collateral, primarily consisting of cash and government securities, on a daily basis, in amounts equal to or exceeding 102% of the fair value of the applicable securities loaned. We maintained effective control over all loaned securities and therefore, continued to report such securities as fixed maturities in the Consolidated Balance Sheets.

   Cash and non-cash collateral, such as a security, received by us on securities lending transactions is reflected in other invested assets with an offsetting liability recognized in other liabilities for the obligation to return the collateral. The fair value of collateral held and included in other invested assets was $0.0 million and $406.9 million at December 31, 2005 and 2004, respectively. We had non-cash collateral of $0.0 million and $23.8 million at December 31, 2005 and 2004, respectively.

   (i) Commercial Mortgage Loans

   Commercial mortgage loans are stated at principal amounts outstanding, net of deferred expenses and allowance for loan losses. Interest on loans is recognized on an accrual basis at the applicable interest rate on the principal amount outstanding. Loan origination fees and direct costs as well as premiums and discounts are amortized as level yield adjustments over the respective loan terms. Unamortized net fees or costs are recognized upon early repayment of the loans. Loan commitment fees are generally deferred and amortized on an effective yield basis over the term of the loan. Impaired loans are generally carried on a non-accrual status. Loans are ordinarily placed on non-accrual status when, in management's opinion, the collection of principal or interest is unlikely, or when the collection of principal or interest is 90 days or more past due.

   The allowance for loan losses is maintained at a level that management determines is adequate to absorb estimated probable incurred losses in the loan portfolio. Management's evaluation process to determine the adequacy of the allowance utilizes an analytical model based on historical loss experience, adjusted for current events, trends and economic conditions. The actual amounts realized could differ in the near term from the amounts assumed in arriving at the allowance for loan losses reported in the financial statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)




   All losses of principal are charged to the allowance for loan losses in the period in which the loan is deemed to be uncollectible. Additions and reductions are made to the allowance through periodic provisions charged to current operations and recovery of principal on loans previously charged off.

   (j) Other Invested Assets

   Investments in limited partnerships are generally accounted for under the equity method of accounting. Real estate is included in other invested assets and is stated, generally, at cost less accumulated depreciation. Other long-term investments are stated generally at amortized cost.

   (k) Cash and Cash Equivalents

   Certificates of deposit, money market funds and other time deposits with original maturities of less than 90 days are considered cash equivalents in the Consolidated Balance Sheets and Consolidated Statements of Cash Flows.

   (l) Deferred Acquisition Costs

   Acquisition costs include costs which vary with and are primarily related to the acquisition of insurance and investment contracts. Such costs are deferred and amortized as follows:

   Long-Duration Contracts. Acquisition costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. Amortization for traditional long-duration insurance products is determined as a level proportion of premium based on commonly accepted actuarial methods and reasonable assumptions regarding mortality, morbidity, lapse rates, expenses and future yield on related investments established when the contract or policy is issued. Amortization for annuity contracts without significant mortality risk and investment and universal life products is based on estimated gross profits and is adjusted as those estimates are revised.

   Short-Duration Contracts. Acquisition costs consist primarily of commissions and premium taxes and are amortized ratably over the terms of the underlying policies.

   We regularly review all of these assumptions and periodically test DAC for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized DAC for a line of business, a charge to income is recorded for additional DAC amortization. For other products, if the benefit reserve plus anticipated future premiums and interest earnings for a line of business are less than the current estimate of future benefits and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization or for increased benefit reserves. For the years ending December 31, 2005, 2004 and 2003, there were no significant charges to income recorded as a result our DAC recoverability testing.

   (m) Intangible Assets

   Present Value of Future Profits. In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called PVFP, represents the actuarially estimated present value of future cash flows from the acquired policies. PVFP is amortized, net of accreted interest, in a manner similar to the amortization of DAC.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   We regularly review all of these assumptions and periodically test PVFP for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized PVFP for a line of business, a charge to income is recorded for additional PVFP amortization. For other products, if the benefit reserve plus anticipated future premiums and interest earnings for a line of business are less than the current estimate of future benefits and expenses (including any unamortized PVFP), a charge to income is recorded for additional PVFP amortization or for increased benefit reserves. For the years ending December 31, 2005, 2004 and 2005, there were no significant charges to income recorded as a result our PVFP recoverability testing.

   Deferred Sales Inducements to Contractholders. We defer sales inducements to contractholders for features on variable annuities that entitle the contractholder to an incremental amount to be credited to the account value upon making a deposit, and for fixed annuities with crediting rates higher than the contract's expected ongoing crediting rates for periods after the inducement. Our sales inducements to contractholders deferred prior to the adoption of American Institute of Certified Public Accountants ("AICPA") Statement of Position 03-1 ("SOP 03-1"), Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts, which we included in unamortized DAC, were reinsured effective
January 1, 2004. Deferred sales inducements to contractholders are reported as a separate intangible asset and amortized in benefits and other changes in policy reserves using the same methodology and assumptions used to amortize DAC.

   Other Intangible Assets. We amortize the costs of other intangibles over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment at least annually based on undiscounted cash flows, which requires the use of estimates and judgment, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested at least annually for impairment and written down to fair value as required.

   Software. Purchased software and certain application development costs related to internally developed software are capitalized, above de minimus thresholds. When the software is ready for its intended use, the amounts capitalized are amortized over the expected useful life, not to exceed 5 years.

   (n) Goodwill

   Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment, at the "reporting unit" level. A reporting unit is the operating segment, or a business one level below that operating segment (the "component" level) if discrete financial information is prepared and regularly reviewed by management at the component level. We recognize an impairment charge for any amount by which the carrying amount of a reporting unit's goodwill exceeds its fair value. We use discounted cash flows to establish fair values. Based on the results of our testing, we recorded a goodwill impairment charge of $57.5 million and $59.8 million in 2005 and 2004, respectively. There was no impairment charge in 2003. As of December 31, 2005, there is no goodwill balance remaining as a result of these charges.

   (o) Reinsurance

   Premium revenue, benefits, acquisition and operating expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (p) Separate Accounts

   The separate account assets represent funds for which the investment income and investment gains and losses accrue directly to the variable annuity contractholders and variable life policyholders. We assess mortality risk fees and administration charges on the variable mutual fund portfolios. The separate account assets are carried at fair value and are at least equal to the liabilities that represent the policyholders' equity in those assets.

   (q) Future Annuity and Contract Benefits

   Future annuity and contract benefits consist of the liability for investment contracts, insurance contracts and accident and health contracts. Investment contract liabilities are generally equal to the policyholder's current account value. The liability for life insurance and accident and health contracts is calculated based upon actuarial assumptions as to mortality, morbidity, interest, expense and withdrawals, with experience adjustments for adverse deviation where appropriate.

   (r) Liability for Policy and Contract Claims

   The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of
(a) claims that have been reported to the insurer, (b) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated, and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process, and adjust claims.

   Management considers the liability for policy and contract claims provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed continuously and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for policy and contract claims provided.

   (s) Income Taxes

   For periods prior to 2004, we filed a consolidated life insurance federal income tax return with our parent, GLIC, and its other life insurance affiliates. We were subject to a tax-sharing agreement, as approved by state insurance regulators, which allocated taxes on a separate company basis but provided benefit for current utilization of losses and credits. Intercompany balances were settled at least annually.

   For the period beginning January 1, 2004, and ending on the date of the transfer of our outstanding capital stock to Genworth, we were included in the consolidated federal income tax return of GE. During this period, we were subject to a tax-sharing arrangement that allocates tax on a separate company basis, but provided benefit for current utilization of losses and credits. Intercompany balances were settled at least annually.

   Subsequent to the transfer of our outstanding capital stock to Genworth, we filed a consolidated life insurance federal income tax return with our parent, GLIC, and its other life insurance affiliates. We are subject to a separate tax-sharing agreement, as approved by state insurance regulators, which allocates taxes on a separate company basis but provides benefit for current utilization of losses and credits. Intercompany balances are settled at least annually.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Deferred federal taxes are provided for temporary differences between the carrying amounts of assets and liabilities and their tax bases and are stated at the enacted tax rates expected to be in effect when taxes are actually paid or recovered.

   (t) Accounting Changes

   On January 1, 2004 we adopted AICPA SOP 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. SOP 03-1 provides guidance on separate account presentation and valuation, accounting for sales inducements to contractholders and classification and valuation of long-duration contract liabilities. The cumulative effect of change in accounting principle related to adopting SOP 03-1 was a $0.7 million benefit, net of taxes, for the change in reserves, less additional amortization of deferred acquisition costs, on variable annuity contracts with guaranteed minimum death benefits.

   (u) Accounting Pronouncements Not Yet Adopted

   In September 2005, the AICPA issued SOP 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other deferred balances on an internal replacement, defined broadly as a modification in product benefits, features, rights or coverages that occurs by the exchange of an existing contract for a new contract, or by the amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. Depending on the type of modification, the period over which these deferred balances will be recognized could be accelerated. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We are currently evaluating the impact SOP 05-1 will have on our results of operations or financial position.

(2) Investments

   (a) Net Investment Income

   For the years ended December 31, the sources of our investment income were as follows:

    (Dollar amounts in millions)                      2005    2004    2003
    ----------------------------                     ------  ------  ------
    Fixed maturities--taxable....................... $331.3  $345.2  $458.6
    Fixed maturities--non-taxable...................    0.1     0.1     0.1
    Commercial mortgage loans.......................   75.3    77.1    81.8
    Equity securities...............................    0.8     0.1     0.9
    Other investments...............................    3.4    (1.2)   (2.9)
    Policy loans....................................   10.1     7.5    10.8
                                                     ------  ------  ------
    Gross investment income before expenses and fees  421.0   428.8   549.3
    Expenses and fees...............................   (9.3)   (7.8)  (11.3)
                                                     ------  ------  ------
    Net investment income........................... $411.7  $421.0  $538.0
                                                     ======  ======  ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (b) Net Realized Investment Gains (Losses)

   For the years ended December 31, gross realized investment gains and losses from the sales and impairments of investment securities classified as available-for-sale were as follows:

         (Dollar amounts in millions)             2005    2004   2003
         ----------------------------            ------  -----  ------
         Gross realized investment:
            Gains on sale....................... $ 12.0  $10.7  $ 80.2
            Losses on sale......................   (4.3)  (4.1)  (49.9)
            Impairment losses...................  (12.2)  (0.9)  (26.4)
                                                 ------  -----  ------
         Net realized investments gains (losses) $ (4.5) $ 5.7  $  3.9
                                                 ======  =====  ======

   (c) Unrealized Gains and Losses

   Net unrealized gains and losses on investment securities and other invested assets classified as available-for-sale are reduced by deferred income taxes and adjustments to PVFP and DAC that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income as of December 31, are summarized as follows:

(Dollar amounts in millions)                                                        2005    2004    2003
----------------------------                                                       ------  ------  ------
Net unrealized gains (losses) on available-for-sale investment securities:
   Fixed maturities............................................................... $ 27.6  $145.4  $204.6
   Equity securities..............................................................    8.0     6.0     3.0
   Restricted other invested assets...............................................   (1.3)     --      --
                                                                                   ------  ------  ------
       Subtotal...................................................................   34.3   151.4   207.6
                                                                                   ------  ------  ------
Adjustments to the present value of future profits and deferred acquisitions costs  (15.1)  (40.7)  (72.6)
Deferred income taxes, net........................................................   (6.7)  (38.7)  (47.3)
                                                                                   ------  ------  ------
       Net unrealized gains on available-for-sale investment securities........... $ 12.5  $ 72.0  $ 87.7
                                                                                   ======  ======  ======

   The change in the net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income for the years ended December 31, is as follows:


(Dollar amounts in millions)                                                             2005    2004    2003
----------------------------                                                           -------  ------  ------
Net unrealized gains (losses) on investment securities as of January 1................ $  72.0  $ 87.7  $(12.0)
                                                                                       -------  ------  ------
Unrealized gains (losses) on investment arising during the period:
   Unrealized gains (losses) on investment securities.................................  (120.0)  (52.5)  201.2
   Adjustment to deferred acquisition costs...........................................     6.9    19.7   (10.7)
   Adjustment to present value of future profits......................................    18.7    12.2   (32.4)
   Provision for deferred income taxes................................................    32.0     8.6   (55.9)
                                                                                       -------  ------  ------
       Changes in unrealized gains (losses) on investment securities..................   (62.4)  (12.0)  102.2
Reclassification adjustments to net realized investment (gains) losses net of deferred
  taxes of $(1.6), $2.0 and $1.4......................................................     2.9    (3.7)   (2.5)
                                                                                       -------  ------  ------
Net unrealized gains on investment securities as of December 31....................... $  12.5  $ 72.0  $ 87.7
                                                                                       =======  ======  ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (d) Fixed Maturities and Equity Securities

   As of December 31, 2005 and 2004, the amortized cost, gross unrealized gains and losses and fair value of our fixed maturities and equity securities classified as available-for-sale were as follows:

 2005                                            Gross      Gross
 ----                                Amortized unrealized unrealized Estimated
 (Dollar amounts in millions)          cost      gains      losses   fair value
 ----------------------------        --------- ---------- ---------- ----------
 Fixed maturities:
 U.S. government and agency......... $   70.2    $  0.5     $ (0.5)   $   70.2
 Non-U.S. government................    101.9       9.7       (0.2)      111.4
 U.S. corporate.....................  2,784.5      55.8      (23.3)    2,817.0
 Non-U.S. corporate.................    455.7      10.1       (5.6)      460.2
 Mortgage and asset-backed..........  1,837.4       5.3      (24.2)    1,818.5
                                     --------    ------     ------    --------
    Total fixed maturities..........  5,249.7      81.4      (53.8)    5,277.3
 Equity securities..................     15.3       8.0         --        23.3
                                     --------    ------     ------    --------
 Total available-for-sale securities $5,265.0    $ 89.4     $(53.8)   $5,300.6
                                     ========    ======     ======    ========

 2004                                            Gross      Gross
 ----                                Amortized unrealized unrealized Estimated
 (Dollar amounts in millions)          cost      gains      losses   fair value
 ----------------------------        --------- ---------- ---------- ----------
 Fixed maturities:
 U.S. government and agency......... $   51.5    $  0.9     $   --    $   52.4
 State and municipal................      0.7        --         --         0.7
 Non-U.S. government................     97.9       7.5         --       105.4
 U.S. corporate.....................  3,935.8     134.1      (29.3)    4,040.6
 Non-U.S. corporate.................    782.7      23.0       (2.9)      802.8
 Mortgage and asset-backed..........  1,987.2      21.1       (9.0)    1,999.3
                                     --------    ------     ------    --------
    Total fixed maturities..........  6,855.8     186.6      (41.2)    7,001.2
 Equity securities..................     20.8       6.0         --        26.8
                                     --------    ------     ------    --------
 Total available-for-sale securities $6,876.6    $192.6     $(41.2)   $7,028.0
                                     ========    ======     ======    ========

   For fixed maturity securities, we recognize an impairment charge to earnings in the period in which we determine that we do not expect to either collect or recover principal and interest in accordance with the contractual terms of the instruments or based on underlying collateral values and considering events such as payment default, bankruptcy or disclosure of fraud. For equity securities, we recognize an impairment charge in the period in which we determine that the security will not recover to book value within a reasonable period. We determine what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to us, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. We measure impairment charges based on the difference between the book value of the security and its fair value.


   We generally intend to hold securities in unrealized loss positions until they recover. However, from time to time, we sell securities in the ordinary course of managing our portfolio to meet diversification, credit quality, yield and liquidity requirements. The aggregate fair value of securities sold at a loss during the year ended December 31, 2005 was $188.5 million, which was approximately 98.3% of book value.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   The following table presents the gross unrealized losses and estimated fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

                                           Less Than 12 Months                        12 Months or More
-                               ----------------------------------------- -----------------------------------------
                                                 Gross                                     Gross
-                               Estimated fair unrealized                 Estimated fair unrealized
(Dollar amounts in millions)        value        losses   # of securities     value        losses   # of securities
----------------------------    -------------- ---------- --------------- -------------- ---------- ---------------
Description of Securities
Fixed maturities:
U.S. government and agency.....    $   36.9      $ (0.2)          7           $ 13.8       $ (0.3)          3
Government--non U.S............        12.6        (0.2)         11               --           --          --
U.S. corporate.................       782.6       (13.7)        164            310.0         (9.7)         64
Corporate--non U.S.............       155.5        (2.4)         35             83.7         (3.2)         13
Asset backed...................       538.7        (7.6)         44            109.2         (1.4)         20
Mortgage backed................       538.1        (8.9)        101            210.8         (6.2)         50
                                   --------      ------         ---           ------       ------         ---
Total temporarily impaired
  securities...................    $2,064.4      $(33.0)        362           $727.5       $(20.8)        150
                                   ========      ======         ===           ======       ======         ===
% Below cost--fixed maturities:
(less than)20% Below cost......    $2,064.4      $(33.0)        362           $722.6       $(18.3)        147
20-50% Below cost..............          --          --          --              4.9         (2.5)          3
(greater than)50% Below cost...          --          --          --               --           --          --
                                   --------      ------         ---           ------       ------         ---
Total fixed maturities.........    $2,064.4      $(33.0)        362           $727.5       $(20.8)        150
                                   ========      ======         ===           ======       ======         ===
Investment grade...............    $1,988.2      $(31.0)        337           $714.3       $(18.0)        140
Below investment grade.........        76.2        (2.0)         25             13.2         (2.8)         10
Not Rated......................          --          --          --               --           --          --
                                   --------      ------         ---           ------       ------         ---
Total temporarily impaired
  securities...................    $2,064.4      $(33.0)        362           $727.5       $(20.8)        150
                                   ========      ======         ===           ======       ======         ===

   The investment securities in an unrealized loss position as of December 31, 2005 consist of 512 securities accounting for unrealized losses of $53.8 million. Of these unrealized losses, 91.1% are investment grade (rated AAA through BBB-) and 95.4% is less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates and changes in credit spreads.

   For the investment securities in an unrealized loss position as of December 31, 2005, three securities are below cost 20% or more and below investment grade (rated BB+ and below) for twelve months or more accounting for unrealized losses of $2.5 million. These securities consist of two issuers in the airline and automotive industries and are current on all terms. All airline securities are collateralized by commercial jet aircraft associated with several domestic airlines. We believe these airline security holdings are in a temporary loss position as a result of ongoing negative market reaction to difficulties in the commercial airline industry. The unrealized loss on the automotive investments was primarily caused by legacy issues and declines in market share. The automotive issuer continues to maintain significant liquidity relative to their maturities and we expect to collect full principal and interest.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Because management expects these investments to continue to perform as to contractual obligations and we have the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investments, which may be maturity, we do not consider these investments to be other-than-temporarily impaired at December 31, 2005.

   The following table presents the gross unrealized losses and estimated fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2004:

                                           Less Than 12 Months                        12 Months or More
                                ----------------------------------------- -----------------------------------------
                                                 Gross                                     Gross
                                Estimated fair unrealized                 Estimated fair unrealized
(Dollar amounts in millions)        value        losses   # of securities     value        losses   # of securities
----------------------------    -------------- ---------- --------------- -------------- ---------- ---------------
Description of Securities
Fixed maturities:
U.S. government and agency.....    $    7.2      $   --           4           $  0.3       $   --          1
Government--non U.S............         2.9          --           3               --           --         --
U.S. corporate.................       494.5       (10.7)        104            267.0        (18.6)        29
Corporate--non U.S.............       129.0        (2.2)         30             17.3         (0.7)         4
Asset backed...................       221.6        (1.2)         38              1.6           --          1
Mortgage backed................       470.9        (6.3)         76             56.1         (1.5)        20
                                   --------      ------         ---           ------       ------         --
Total temporarily impaired
  securities...................    $1,326.1      $(20.4)        255           $342.3       $(20.8)        55
                                   ========      ======         ===           ======       ======         ==
% Below cost--fixed maturities:
(less than)20% Below cost......    $1,324.8      $(19.9)        253           $323.5       $(14.7)        51
20-50% Below cost..............         1.3        (0.5)          2             18.8         (6.1)         4
(greater than)50% Below cost...          --          --          --               --           --         --
                                   --------      ------         ---           ------       ------         --
Total fixed maturities.........    $1,326.1      $(20.4)        255           $342.3       $(20.8)        55
                                   ========      ======         ===           ======       ======         ==
Investment grade...............    $1,203.8      $(16.6)        223           $208.2       $(11.8)        40
Below investment grade.........       103.0        (3.5)         26            134.1         (9.0)        15
Not Rated......................        19.3        (0.3)          6               --           --         --
                                   --------      ------         ---           ------       ------         --
Total temporarily impaired
  securities...................    $1,326.1      $(20.4)        255           $342.3       $(20.8)        55
                                   ========      ======         ===           ======       ======         ==

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   The scheduled maturity distribution of fixed maturities at December 31, 2005 follows. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              Estimated
        (Dollar amounts in millions)           Amortized cost fair value
        ----------------------------           -------------- ----------
        Due in one year or less...............    $  301.3     $  300.1
        Due after one year through five years.     1,378.8      1,390.2
        Due after five years through ten years       984.7      1,000.0
        Due after ten years...................       747.5        768.5
                                                  --------     --------
           Subtotal...........................     3,412.3      3,458.8
        Mortgage and asset-backed.............     1,837.4      1,818.5
                                                  --------     --------
           Total fixed maturities.............    $5,249.7     $5,277.3
                                                  ========     ========

   As of December 31, 2005, $588.2 million of our investments (excluding mortgage and asset-backed securities) were subject to certain call provisions.

   As of December 31, 2005, securities issued by finance and insurance, utilities and energy and consumer--non cyclical industry groups represented approximately 30.6%, 17.3% and 13.3% of our domestic and foreign corporate fixed maturities portfolio, respectively. No other industry group comprises more than 10% of our investment portfolio. This portfolio is widely diversified among various geographic regions in the U.S. and internationally, and is not dependent on the economic stability of one particular region.

   As of December 31, 2005, we did not hold any fixed maturities, which individually exceeded 10% of stockholders' equity.

   As required by law, we have amounts invested, with governmental authorities and banks for the protection of policyholders, of $4.9 million and $5.6 million as of December 31, 2005 and 2004, respectively.

   (e) Commercial Mortgage Loans

   Our mortgage loans are collateralized by commercial properties, including multifamily residential buildings. The carrying value of commercial mortgage loans is stated at original cost net of prepayments, amortization and allowance for loan losses.

   We diversify our commercial mortgage loans by both property type and geographic region. The following table sets forth the distribution across property type and geographic region for commercial mortgage loans as of the dates indicated:

                                                December 31,
                             --------------------------------------------------
Property Type                          2005                      2004
-------------                ------------------------  ------------------------
(Dollar amounts in millions) Carrying value % of total Carrying value % of total
---------------------------- -------------- ---------- -------------- ----------
      Office................    $  346.8       33.3%      $  356.1       29.5%
      Industrial............       353.7       33.9          386.2       32.0
      Retail................       233.5       22.4          335.9       27.8
      Apartments............        91.5        8.8          105.6        8.7
      Mixed use/other.......        16.6        1.6           23.9        2.0
                                --------      -----       --------      -----
      Total.................    $1,042.1      100.0%      $1,207.7      100.0%
                                ========      =====       ========      =====

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


                                                December 31,
                             --------------------------------------------------
Geographic Region                      2005                      2004
-----------------            ------------------------  ------------------------
(Dollar amounts in millions) Carrying value % of total Carrying value % of total
---------------------------- -------------- ---------- -------------- ----------
     Pacific................    $  299.4       28.7%      $  332.8       27.6%
     South Atlantic.........       190.1       18.2          255.3       21.1
     Middle Atlantic........       115.5       11.1          129.3       10.7
     East North Central.....       204.0       19.6          215.1       17.8
     Mountain...............        97.8        9.4          101.4        8.4
     West South Central.....        38.6        3.7           65.8        5.4
     West North Central.....        48.1        4.6           52.0        4.3
     East South Central.....        17.3        1.7           15.4        1.3
     New England............        31.3        3.0           40.6        3.4
                                --------      -----       --------      -----
     Total..................    $1,042.1      100.0%      $1,207.7      100.0%
                                ========      =====       ========      =====

   For the years ended December 31, 2005 and 2004, respectively, we originated $4.8 million and $28.0 million of mortgages secured by real estate in California, which represents 4.0% and 14.2% of our total originations for those years.

   "Impaired" loans are defined under U.S. GAAP as loans for which it is probable that the lender will be unable to collect all amounts due according to the original contractual terms of the loan agreement. That definition excludes, among other things, leases or large groups of smaller-balance homogenous loans.

   Under these principles, we have two types of "impaired" loans: loans requiring specific allowances for losses (none as of December 31, 2005 and 2004) and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition ($0.8 million as of December 31, 2005 and 2004). Average investment in specifically impaired loans during December 31, 2005, 2004 and 2003 was $0.8 million, $1.1 million and $2.8 million, respectively, and interest income earned on these loans while they were considered impaired was $0.0, $0.0 and $0.1 million for the years ended December 31, 2005, 2004 and 2003, respectively.

   The following table presents the activity in the allowance for losses during the years ended December 31:

         (Dollar amounts in millions)                2005   2004  2003
         ----------------------------               -----  -----  -----
         Balance as of January 1................... $10.4  $10.4  $ 8.9
         Provision charged (released) to operations  (4.6)   1.0    1.5
         Transfers.................................    --   (0.6)    --
         Amounts written off, net of recoveries....  (1.5)  (0.4)    --
                                                    -----  -----  -----
         Balance as of December 31................. $ 4.3  $10.4  $10.4
                                                    =====  =====  =====

   The allowance for losses on mortgage loans at December 31, 2005, 2004 and 2003 represented 0.4%, 0.9% and 0.8% of gross mortgage loans, respectively. Non-income producing mortgage loans were $0.8 million as of December 31, 2005 and 2004.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)



   During 2005, we adjusted our process for estimating credit losses in our commercial mortgage loan portfolio. As a result of this adjustment, we released $4.6 million of commercial mortgage loan reserves to net investment income in the fourth quarter of 2005.


   (f) Other Invested Assets

   The following table sets forth the carrying values of our other invested assets as of the dates indicated:

                                                    December 31,
                                 --------------------------------------------------
                                           2005                      2004
                                 ------------------------  ------------------------
(Dollar amounts in millions)     Carrying value % of total Carrying value % of total
----------------------------     -------------- ---------- -------------- ----------
Restricted other invested assets     $332.0        85.2%       $   --         -- %
Securities lending..............         --          --         406.9        87.2
Limited partnerships............       48.6        12.4          53.0        11.4
Other investments...............        9.3         2.4           6.6         1.4
                                     ------       -----        ------       -----
Total...........................     $389.9       100.0%       $466.5       100.0%
                                     ======       =====        ======       =====

   Restricted other invested assets

   On August 19, 2005, we transferred approximately $344.6 million of investment securities to an affiliated special purpose entity ("SPE"), whose sole purpose is to securitize these investment securities and issue secured notes (the "Secured Notes") to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. However, we are entitled to principal and interest payments made on the Secured Notes we hold. Under U.S. GAAP, the transaction is accounted for as a secured borrowing. Accordingly, the Secured Notes are included within our consolidated financial statements as available-for-sale fixed maturities and the liability equal to the proceeds received upon transfer has been included in Other Liabilities. Additionally, the investment securities transferred are included in Other Invested Assets and are shown as restricted assets.

   As of December 31, 2005, the amortized cost, gross unrealized gains and losses, and estimated fair value of our restricted other invested assets are as follows:

    2005                                     Gross      Gross
    ----                         Amortized unrealized unrealized Estimated
    (Dollar amounts in millions)   cost      gains      losses   fair value
    ---------------------------- --------- ---------- ---------- ----------
    Fixed maturities:
    Foreign other...............  $324.3      $2.9      $(4.3)     $322.9
    U.S. corporate..............     9.0       0.2       (0.1)        9.1
                                  ------      ----      -----      ------
    Total restricted securities.  $333.3      $3.1      $(4.4)     $332.0
                                  ======      ====      =====      ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   The scheduled maturity distribution of the restricted fixed maturity portfolio at December 31, 2005 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 Amortized Estimated
          (Dollar amounts in millions)             cost    fair value
          ----------------------------           --------- ----------
          Due in one year or less...............  $ 24.5     $ 24.5
          Due after one year through five years.    95.8       94.3
          Due after five years through ten years   168.4      167.6
          Due after ten years...................    44.6       45.6
                                                  ------     ------
             Total restricted fixed maturities..  $333.3     $332.0
                                                  ======     ======

   As of December 31, 2005, $55.9 million of our restricted other invested assets were subject to certain call provisions.

   As of December 31, 2005, we did not hold any restricted fixed maturity securities, which individually exceeded 10% of stockholders' equity.

(3) Deferred Acquisition Costs

   Activity impacting deferred acquisition costs for the years ended December 31, was as follows:

 (Dollar amounts in millions)                          2005     2004    2003
 ----------------------------                         ------  -------  ------
 Unamortized balance as of January 1................. $255.2  $ 923.8  $843.3
 Cost deferred.......................................   93.3     89.1   167.7
 Amortization, net...................................  (27.2)   (23.6)  (87.2)
 Transfers due to reinsurance transactions with UFLIC     --   (734.1)     --
                                                      ------  -------  ------
 Unamortized balance as of December 31...............  321.3    255.2   923.8
 Cumulative effect of net unrealized investment gains   (0.2)    (7.1)  (26.8)
                                                      ------  -------  ------
 Balance as of December 31........................... $321.1  $ 248.1  $897.0
                                                      ======  =======  ======

(4) Intangible Assets and Goodwill

   At December 31, 2005 and 2004, the gross carrying amount and accumulated amortization of intangibles, net of interest accretion, subject to amortization were as follows:

                                                      2005                  2004
                                              --------------------  --------------------
                                               Gross                 Gross
                                              carrying Accumulated  carrying Accumulated
(Dollar amounts in millions)                   amount  amortization  amount  amortization
----------------------------                  -------- ------------ -------- ------------
Present value of future profits ("PVFP").....  $142.4     $(41.4)    $123.7     $(27.6)
Capitalized software.........................    37.1      (14.4)      31.1      (11.9)
Deferred sales inducements to contractholders     8.7       (0.8)       5.5       (0.2)
All other....................................     1.0       (1.0)       1.0       (1.0)
                                               ------     ------     ------     ------
Total........................................  $189.2     $(57.6)    $161.3     $(40.7)
                                               ======     ======     ======     ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Amortization expense related to intangible assets for the years ended December 31, 2005, 2004, and 2003 was $16.3 million, $23.9 million and $31.7 million, respectively. Amortization expense related to deferred sales inducements to contractholders of $0.6 million and $0.2 million was included in benefits and other changes in policy reserves for the years ended December 31, 2005 and 2004, respectively. There were no deferred sales inducements to contractholders in the year ended December 31, 2003.

   (a) Present Value of Future Profits

   The method used by us to value PVFP in connection with acquisitions of life insurance entities is summarized as follows: (1) identify the future gross profits attributable to certain lines of business, (2) identify the risks inherent in realizing those gross profits and (3) discount those gross profits at the rate of return that we must earn in order to accept the inherent risks.

   The following table presents the activity in PVFP for the years ended December 31:

(Dollar amounts in millions)                                                2005    2004    2003
----------------------------                                               ------  ------  ------
Unamortized balance as of January 1....................................... $129.7  $173.9  $202.2
Interest accreted at 4.9%, 5.2% and 5.4%, respectively....................    6.0     7.1    10.2
Amortization..............................................................  (19.8)  (27.6)  (38.5)
Amounts transferred in connection with reinsurance transactions with UFLIC     --   (23.7)     --
                                                                           ------  ------  ------
Unamortized balance as of December 31.....................................  115.9   129.7   173.9
Accumulated effect of net unrealized investment gains.....................  (14.9)  (33.6)  (45.8)
                                                                           ------  ------  ------
Balance as of December 31................................................. $101.0  $ 96.1  $128.1
                                                                           ======  ======  ======

   The estimated percentage of the December 31, 2005 PVFP balance net of interest accretion, before the effect of unrealized investment gains or losses, to be amortized over each of the next five years is as follows:

                                   2006 10.2%
                                   2007  8.9%
                                   2008  7.8%
                                   2009  7.1%
                                   2010  6.4%

   Amortization expenses for PVFP for future periods will be affected by acquisitions, dispositions, realized gains (losses) or other factors affecting the ultimate amount of gross profits realized from certain lines of businesses. Similarly, future amortization expenses for other intangibles will depend on future acquisitions, dispositions and other business transactions.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (b) Goodwill

   Our goodwill balance by segment and activity was as follows:

                                         Retirement
                                          Income &
         (Dollar amounts in millions)    Investments Protection Total
         ----------------------------    ----------- ---------- ------
         Balance as of December 31, 2003    $59.8      $57.5    $117.3
         Impairment.....................     59.8         --      59.8
                                            -----      -----    ------
         Balance as of December 31, 2004       --       57.5      57.5
         Impairment.....................       --       57.5      57.5
                                            -----      -----    ------
         Balance as of December 31, 2005    $  --      $  --    $   --
                                            =====      =====    ======

   In 2005, we recognized an impairment of $57.5 million to amortization expense in our Protection segment. We currently are not actively writing life insurance in our Protection segment. The fair value of that reporting unit was estimated using the expected present value of future cash flows.

   In 2004, as a result of the reinsurance transactions with Union Fidelity Life Insurance Company ("UFLIC"), described in Note 5, we were not able to transfer any goodwill, as the reinsurance transactions with UFLIC did not constitute the disposition of a business. However, as the reinsurance transactions with UFLIC represented a significant portion of our operations, we were required to test goodwill for impairment and recognized an impairment charge of $59.8 million to amortization expense in the Retirement Income and Investments reporting unit for the year ended December 31, 2004. The fair value of that reporting unit was estimated using the expected present value of future cash flows.

(5) Reinsurance

   On November 30, 2005, we entered into a reinsurance agreement with First Colony Life Insurance Company ("FCL"), an affiliate, on an indemnity coinsurance, funds withheld basis, to cede 90% of the institutional liabilities arising from the funding agreements issued as part of our registered note program. The maximum amount of the funding agreement liabilities that can be ceded to FCL, without prior notice, is $2.0 billion.

   This agreement is accounted for as deposit accounting as it does not transfer adequate insurance risk. No ceding commission was paid under this agreement. We withhold amounts due to FCL as security for the performance of FCL's obligations under this agreement. We are required to invest the withheld amounts pursuant to investment guidelines agreed to with FCL and to pay the net profit to FCL. Any amounts due under this agreement are settled quarterly.

   On April 15, 2004, we entered into reinsurance transactions in which we ceded to UFLIC, an affiliate, substantially all of our in-force blocks of variable annuities and structured settlements. Our in-force variable annuity contracts, excluding the RetireReady/SM/ Retirement Answer/ /Variable Annuity ("Retirement Answer") product that was not reinsured, had aggregate general account reserves of $2.5 billion as of January 1, 2004. Our in-force structured settlements reinsured had aggregate policyholder reserves of $0.3 billion as of January 1, 2004. The in-force blocks of general account variable annuities and structured settlements ceded to UFLIC had

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

aggregate policyholder reserves of $2.0 billion and $0.2 billion as of December 31, 2005, respectively, and $2.4 billion and $0.2 billion as of December 31, 2004, respectively. The reinsurance transactions with UFLIC were completed and accounted for at book value. We transferred investment assets to UFLIC in exchange for the reinsurance recoverable asset from UFLIC in the amount of $2.1 billion at January 1, 2004. UFLIC also assumed any benefit or expense resulting from third party reinsurance that we have on this block of business. We had $6.9 billion and $7.6 billion in retained assets that are attributable to the separate account portion of the variable annuity business and will make any payments with respect to that separate account portion directly from these assets as of December 31, 2005 and 2004, respectively. The reinsurance transactions with UFLIC were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit. Under these reinsurance agreements, we continue to perform various management, administration and support services and receive an expense allowance from UFLIC to reimburse us for costs we incur to service the reinsured blocks. Actual costs and expense allowance amounts will be determined by expense studies to be conducted periodically.

   Although we are not relieved of our primary obligations to the contractholders, the reinsurance transactions with UFLIC transfer the future financial results of the reinsured blocks to UFLIC. To secure the payment of its obligations to us under these reinsurance agreements, UFLIC has established trust accounts to maintain an aggregate amount of assets with a statutory book value at least equal to the statutory general account reserves attributable to the reinsured business less an amount required to be held in certain claims paying accounts. A trustee will administer the trust accounts and we will be permitted to withdraw from the trust accounts amounts due to us pursuant to the terms of the reinsurance agreements that are not otherwise paid by UFLIC. In addition, pursuant to a Capital Maintenance Agreement, General Electric Capital Corporation ("GE Capital") agreed to maintain sufficient capital in UFLIC to maintain UFLIC's risk-based capital at not less than 150% of its company action level, as defined from time to time by the National Association of Insurance Commissioners ("NAIC").

   Concurrently with the consummation of the reinsurance transactions with UFLIC, we paid a dividend to our stockholder consisting of cash and securities. A portion of this dividend, together with amounts paid by certain of our affiliates, was used by GE Financial Assurance Holdings, Inc. to make a capital contribution to UFLIC. The aggregate value of the dividend was $409.5 million, consisting of cash in the amount of $30.4 million and securities in the amount of $379.1 million.

   We are involved in both the cession and assumption of reinsurance with other companies. Our reinsurance consists primarily of long-duration contracts that are entered into with financial institutions and related party reinsurance. Although these reinsurance agreements contractually obligate the reinsurers to reimburse us, they do not discharge us from our primary liabilities and we remain liable to the extent that the reinsuring companies are unable to meet their obligations.

   In order to limit the amount of loss retention, certain policy risks are reinsured with other insurance companies. The maximum of individual ordinary life insurance normally retained by any one insured with an issue age up to and including 75 is $1.0 million and for issue ages over 75 is $0.1 million. Certain Medicare supplement insurance policies are reinsured on either a quota share or excess of loss basis. We also use reinsurance for guaranteed minimum death benefit ("GMDB") options on most of our variable annuity products. We monitor both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with UFLIC, at December 31, 2005, we had no significant concentrations of variable annuity net at risk reinsurance with any one reinsurer that could have a material impact

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

on our results of operations. At December 31, 2005, 30.4% of our reinsured life insurance net at risk exposure ceded to one company.

   Net life insurance in force as of December 31 is summarized as follows:

     (Dollar amounts in millions)            2005       2004       2003
     ----------------------------         ---------  ---------  ---------
     Direct life insurance in force...... $22,219.1  $24,723.4  $26,889.2
     Amounts ceded to other companies....  (3,313.6)  (4,045.2)  (4,129.4)
     Amounts assumed from other companies   1,638.3    1,863.3    1,970.2
                                          ---------  ---------  ---------
     Net in force........................ $20,543.8  $22,541.5  $24,730.0
                                          =========  =========  =========
     Percentage of amount assumed to net.       8.0%       8.3%       8.0%
                                          =========  =========  =========

   The following table sets forth the effects of reinsurance on premiums earned for the years ended December 31:

          (Dollar amounts in millions)         2005    2004    2003
          ----------------------------        ------  ------  ------
          Direct............................. $113.3  $110.8  $122.9
          Assumed............................    3.8     2.5     2.5
          Ceded..............................  (13.6)  (16.5)  (21.4)
                                              ------  ------  ------
          Net premiums earned................ $103.5  $ 96.8  $104.0
                                              ======  ======  ======
          Percentage of amount assumed to net    3.7%    2.6%    2.4%
                                              ======  ======  ======

   Due to the nature of our insurance contracts, premiums earned approximate premiums written.

   Reinsurance recoveries recognized as a reduction of benefit expenses amounted to $20.7 million, $21.3 million and $23.9 million for the years ended December 31, 2005, 2004 and 2003, respectively. Reinsurance recoveries recognized as a reduction of change in policy reserves amounted to $157.5 million, $106.2 million and $5.0 million for the years ended December 31, 2005, 2004 and 2003, respectively.

(6) Future Annuity and Contract Benefits


   Investment Contracts


   Investment contracts are broadly defined to include contracts without significant mortality or morbidity risk. Payments received from sales of investment contracts are recognized by providing a liability equal to the current account value of the policyholder's contracts. Interest rates credited to investment contracts are guaranteed for the initial policy term with renewal rates determined as necessary by management.


   Insurance Contracts


   Insurance contracts are broadly defined to include contracts with significant mortality and/or morbidity risk. The liability for future benefits of insurance contracts is the present value of such benefits less the present value of future net premiums, based on mortality, morbidity and other assumptions, which were appropriate at the time the policies were issued or acquired. These assumptions are periodically evaluated for potential reserve deficiencies. Reserves for cancelable accident and health insurance are based upon unearned premiums, claims incurred but not reported and claims in the process of settlement. This estimate is based on our historical

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

experience and the experience of the insurance industry, adjusted for current trends. Any changes in the estimated liability are reflected in income as the estimates are revised.

   The following table sets forth the major assumptions underlying our recorded liabilities for future annuity and contract benefits:

                                            Mortality/                 December 31,
                                            morbidity  Interest rate -----------------
(Dollar amounts in millions)                assumption  assumption     2005     2004
----------------------------                ---------- ------------- -------- --------
Investment contracts.......................   Account
                                              balance       N/A      $5,888.3 $7,267.9
Limited payment contracts..................     (a)    3.5% - 11.25%    203.6    203.5
Traditional life insurance contracts.......     (b)    6.45% - 7.40%    295.8    309.2
Universal life type contracts..............   Account
                                              balance       N/A       1,756.6  1,769.1
Accident and health........................     (c)    4.5% - 5.25%      57.2     54.9
                                                                     -------- --------
Total future annuity and contracts benefits                          $8,201.5 $9,604.6
                                                                     ======== ========

--------
(a)Either the United States Population Table, 1983 Group Annuitant Mortality Table or 1983 Individual Annuity Mortality Table and Company experience.
(b)Principally modifications of the 1965-70 or 1975-80 Select and Ultimate Tables and Company experience.
(c)The 1958 Commissioner's Standard Ordinary Table, 1964 modified and 1987 Commissioner's Disability Tables and Company experience.

   Assumptions as to persistency are based on the Company's experience.

   As described in Note 5, on April 15, 2004 we reinsured our in-force variable annuity contracts, excluding Retirement Answer, to UFLIC, effective as of January 1, 2004. We have continued to sell variable annuities and are retaining that business for our own account.

   Our variable annuity contracts provide a basic GMDB, which provides a minimum account value to be paid on the annuitant's death. Our contractholders have the option to purchase through riders, at an additional charge, enhanced death benefits. Our separate account guarantees are predominately death benefits; we also have some guaranteed minimum withdrawal benefits.

   The total account value (excluding the block of business reinsured through the transaction mentioned above) of our variable annuities with death benefits, including both separate account and fixed account assets, is approximately $1,929.4 million and $1,003.9 million at December 31, 2005 and 2004, respectively, with related death benefit exposure (or net amount at risk) of approximately $8.2 million and $3.4 million at December 31, 2005 and 2004, respectively. The liability for our variable annuity contracts with death benefits net of reinsurance is $2.3 million and $0.5 million at December 31, 2005 and 2004, respectively.

   The assets supporting the separate accounts of the variable contracts are primarily mutual fund equity securities and are reflected in our Consolidated Balance Sheet at fair value and reported as summary total separate account assets with an equivalent summary total reported for liabilities. Amounts assessed against the contactholders for mortality, administrative, and other services are included in revenues. Changes in liabilities for minimum guarantees are included in benefits and other changes in policy reserves.

   Separate account net investment income, net investment gains and losses, and the related liability changes are offset within the same line item in the Consolidated Statement of Income. There were no gains or losses on transfers of assets from the general account to the separate account.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


(7) Income Taxes

   The total provision (benefit) for income taxes for the years ended December 31, consisted of the following components:

(Dollar amounts in millions)                            2005     2004    2003
----------------------------                           ------  -------  ------
Current federal income tax............................ $(13.2) $  34.2  $(21.4)
Deferred federal income tax...........................   37.2   (166.6)   18.3
                                                       ------  -------  ------
   Total federal income tax...........................   24.0   (132.4)   (3.1)
                                                       ------  -------  ------
Current state income tax..............................   (0.8)    (3.5)     --
Deferred state income tax.............................    2.1     (7.4)     --
                                                       ------  -------  ------
   Total state income tax.............................    1.3    (10.9)     --
                                                       ------  -------  ------
       Total provision (benefit) for income taxes..... $ 25.3  $(143.3) $ (3.1)
                                                       ======  =======  ======

   The reconciliation of the federal statutory rate to the effective income tax rate for the years ended December 31, is as follows:

  (Dollar amounts in millions)                         2005    2004    2003
  ----------------------------                        -----  ------   -----
  Statutory U.S. federal income tax rate.............  35.0%   35.0%   35.0%
  State income tax, net of federal income tax benefit   1.6    (4.2)   (0.1)
  Non-deductible goodwill impairment.................  36.8    37.8      --
  Dividends-received deduction....................... (17.4)  (11.9)  (53.1)
  Reinsurance transactions with UFLIC................    --  (315.9)     --
  Other, net.........................................  (9.8)    0.4    (0.8)
                                                      -----  ------   -----
     Effective rate..................................  46.2% (258.8)% (19.0)%
                                                      =====  ======   =====

   The components of the net deferred income tax asset as of December 31, are as follows:

        (Dollar amounts in millions)                       2005   2004
        ----------------------------                      ------ ------
        Assets:
           Future annuity and contract benefits.......... $ 55.8 $ 65.7
           Accrued expenses..............................   48.6   17.5
           Deferred tax losses...........................     --   11.0
           Other.........................................   17.5   28.8
                                                          ------ ------
               Total deferred income tax asset...........  121.9  123.0
                                                          ------ ------
        Liabilities:
           Net unrealized gains on investment securities.    6.7   38.7
           Net unrealized gains on derivatives...........    0.6    1.9
           Investments...................................    6.1   10.4
           Present value of future profits...............   20.1   22.4
           Deferred acquisition costs....................   57.8    4.5
           Other.........................................   30.5   39.2
                                                          ------ ------
               Total deferred income tax liability.......  121.8  117.1
                                                          ------ ------
               Net deferred income tax asset............. $  0.1 $  5.9
                                                          ====== ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Based on our analysis, management believes it is more likely than not that the results of future operations and implementation of tax planning strategies will generate sufficient taxable income to enable us to realize remaining deferred tax assets. Accordingly, no valuation allowance for deferred tax assets is deemed necessary.

   We paid federal and state taxes of $15.5 million, $38.1 million and $7.3 million for the years ended December 31, 2005, 2004 and 2003, respectively.

   At December 31, 2005 and 2004, the net deferred income tax asset was $0.1 million and $5.9 million, respectively. At December 31, 2005 and 2004, the current income tax receivable was $1.2 million and $2.6 million, respectively.

(8) Related Party Transactions

   We and other direct and indirect subsidiaries of Genworth are parties to an amended and restated services and shared expenses agreement under which each company agrees to provide and each company agrees to receive certain general services. These services include, but are not limited to, data processing, communications, marketing, public relations, advertising, investment management, human resources, accounting, actuarial, legal, administration of agent and agency matters, purchasing, underwriting and claims. Under the terms of the agreement, settlements are made quarterly.

   Under this agreement, amounts incurred for these items aggregated $124.7 million, $117.7 million and $47.8 million for the years ended December 31, 2005, 2004 and 2003, respectively. We also charge affiliates for certain services and for the use of facilities and equipment, which aggregated $65.0 million, $65.9 million and $93.7 million for the years ended December 31, 2005, 2004 and 2003, respectively.

   We pay GE Asset Management Incorporated ("GEAM"), an affiliate of GE, for investment services under an investment management agreement. We paid $2.5 million, $3.9 million and $10.5 million in 2005, 2004 and 2003, respectively, to GEAM under this agreement. We also pay Genworth, our ultimate parent, for investment related services. We paid $6.3 million and $3.0 million to Genworth in 2005 and 2004, respectively. We were not assessed these charges in 2003.

   We pay interest on outstanding amounts under a credit funding agreement with GNA Corporation, the parent company of GLIC. We have a credit line of $500.0 million with GNA Corporation. Interest expense under this agreement was $0.2 million, $0.1 million and $0.1 million for the years ended December 31, 2005, 2004 and 2003, respectively. We pay interest at the cost of funds of GNA Corporation, which were 4.3%, 2.2% and 1.3%, as of December 31, 2005, 2004 and 2003, respectively. There was no amount outstanding as of December 31, 2005. The amount outstanding as of December 31, 2004 was $10.7 million and was included with other liabilities in the Consolidated Balance Sheets.

(9) Commitments and Contingencies

   Commitments

   We have certain investment commitments to provide fixed-rate commercial mortgage loans. The investment commitments, which would be collateralized by related properties of the underlying investments and held for investment purposes, involve varying elements of credit and market risk. We are committed to fund $1.6 million and $6.1 million as of December 31, 2005 and 2004, respectively, in U.S. mortgage loans, which will be held for investment purposes.

   We have limited partnership commitments outstanding of $0.3 million and $0.4 million at December 31, 2005 and December 31, 2004, respectively.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Litigation

   We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition or results of operations. At this time, it is not feasible to predict or determine the ultimate outcomes of all pending investigations and legal proceedings or to provide reasonable ranges of potential losses.

   Guarantees

   We guaranteed the payment of certain structured settlement benefits sold by Assigned Settlement, Inc., our wholly-owned subsidiary, from March 2004 through December 2005 which were funded by products of our parent and one of our affiliates. The structured settlement reserves related to this guarantee were $275.1 million as of December 31, 2005.

(10) Fair Value of Financial Instruments

   Assets and liabilities that are reflected in the Consolidated Financial Statements at fair value are not included in the following disclosure of fair value; such items include cash and cash equivalents, investment securities, separate accounts, other invested assets and derivative financial instruments. Other financial assets and liabilities--those not carried at fair value or disclosed separately--are discussed below. Apart from certain of our borrowings, certain derivative instruments and certain marketable securities, few of the instruments discussed below are actively traded and their fair values must often be determined using models. The fair value estimates are made at a specific point in time, based upon available market information and judgments about the financial instruments, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the financial instrument.

   The basis on which we estimate fair values is as follows:

   Commercial mortgage loans. Based on quoted market prices, recent transactions and/or discounted future cash flows, using current market rates at which similar loans would have been made to similar borrowers.

   Other financial instruments. Based on comparable market transactions, discounted future cash flows, quoted market prices and/or estimates of the cost to terminate or otherwise settle obligations.

   Borrowings. Based on market quotes or comparables.

   Investment contract benefits. Based on expected future cash flows, discounted at currently offered discount rates for immediate annuity contracts or cash surrender value for single premium deferred annuities.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   All other instruments. Based on comparable market transactions, discounted future cash flows, quoted market prices and /or estimates of the cost to terminate or otherwise settle obligations.

   The following represents the fair value of financial assets and liabilities as of December 31:


                                                         2005                         2004
                                             ---------------------------- ----------------------------
                                             Notional Carrying Estimated  Notional Carrying Estimated
(Dollar amounts in millions)                  amount   amount  fair value  amount   amount  fair value
----------------------------                 -------- -------- ---------- -------- -------- ----------
Assets:
   Commercial mortgage loans................   $ (a)  $1,042.1  $1,054.7   $  (a)  $1,207.7  $1,252.4
   Other financial instruments..............     (a)      19.6      27.0      (a)      23.1      27.1
Liabilities:
   Borrowings and related instruments:
       Borrowings...........................     (a)        --        --      (a)      10.7      10.7
       Investment contract benefits.........     (a)   5,888.3   5,835.0      (a)   7,267.9   7,276.0
Other firm commitments:
   Ordinary course of business lending
     commitments............................    1.6         --        --    31.5         --        --
   Commitments to fund limited partnerships.    0.3         --        --     0.4         --        --

--------
(a)These financial instruments do not have notional amounts.

(11) Non-controlled Entities

   One of the most common forms of off-balance sheet arrangements is asset securitization. We use GE Capital sponsored and third party entities to facilitate asset securitizations. As part of this strategy, management considers the relative risks and returns of our alternatives and predominately uses GE Capital-sponsored entities. Management believes these transactions could be readily executed through third party entities at insignificant incremental cost.

   The following table summarizes the current balance of assets sold to SPEs as of December 31:

                  (Dollar amounts in millions)   2005   2004
                  ----------------------------  ------ ------
                  Assets secured by:
                     Commercial mortgage loans. $ 96.5 $112.7
                     Fixed maturities..........   66.1   86.4
                     Other receivables.........   91.5   98.8
                                                ------ ------
                         Total assets.......... $254.1 $297.9
                                                ====== ======

   Each of the categories of assets shown in the table above represents portfolios of assets that are highly rated. Examples of each category include: commercial mortgage loans--loans on diversified commercial property; fixed maturities--domestic and foreign, corporate and government securities; other receivables--primarily policy loans.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   We evaluate the economic, liquidity and credit risk related to the above SPEs and believe that the likelihood is remote that any such arrangements could have a significant adverse effect on our operations, cash flows, or financial position. Financial support for certain SPEs is provided under credit support agreements, in which Genworth provides limited recourse for a maximum of $119 million of credit losses in such entities. Assets with credit support are funded by demand notes that are further enhanced with support provided by GE Capital. We may record liabilities, for such guarantees based on our best estimate of probable losses. To date, no SPE has incurred a loss.

   Sales of securitized assets to SPEs result in a gain or loss amounting to the net of sales proceeds, the carrying amount of net assets sold, the fair value of servicing rights and retained interests and an allowance for losses. There were no off-balance sheet securitization transactions in 2005, 2004 and 2003.

   Retained interests and recourse obligations related to such sales that are recognized in our consolidated financial statements are as follows:

                                                December 31,
                                            ---------------------
                                               2005       2004
                                            ---------- ----------
                                                 Fair       Fair
               (Dollar amounts in millions) Cost value Cost value
               ---------------------------- ---- ----- ---- -----
                Retained interests--assets. $8.0 $10.4 $9.7 $11.5
                Servicing assets...........   --    --   --    --
                Recourse liability.........   --    --   --    --
                                            ---- ----- ---- -----
                Total...................... $8.0 $10.4 $9.7 $11.5
                                            ==== ===== ==== =====

   Retained interests. In certain securitization transactions, we retain an interest in transferred assets. Those interests take various forms and may be subject to credit prepayment and interest rate risks. When we securitize receivables, we determine fair value based on discounted cash flow models that incorporate, among other things, assumptions including credit losses, prepayment speeds and discount rates. These assumptions are based on our experience, market trends and anticipated performance related to the particular assets securitized. Subsequent to recording retained interests, we review recorded values quarterly in the same manner and using current assumptions.

   Servicing assets. Following a securitization transaction, we retain the responsibility for servicing the receivables, and as such, are entitled to receive an ongoing fee based on the outstanding principal balances of the receivables. There are no servicing assets nor liabilities recorded as the benefits of servicing the assets are adequate to compensate an independent servicer for its servicing responsibilities.

   Recourse liability. As described previously, under credit support agreements we provide recourse for credit losses in special purpose entities. We provide for expected credit losses under these agreements and such amounts approximate fair value.

(12) Restrictions on Dividends

   Insurance companies are restricted by state regulations departments as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

limits. The limits are generally based on the lesser of 10% of the prior year surplus or prior year net gain from operations. Dividends in excess of the prescribed limits or our earned surplus require formal approval from the Commonwealth of Virginia State Corporation Commission, Bureau of Insurance. Based on statutory results as of December 31, 2005, we are able to distribute $33.0 million in dividends in 2006 without obtaining regulatory approval.

   In 2005, we declared and paid a common stock dividend of $440.3 million consisting of securities. In 2004, concurrently with the consummation of the reinsurance transactions with UFLIC, we paid a dividend to our stockholder consisting of cash and securities. A portion of this dividend, together with amounts paid by certain of our affiliates, was used by GE Financial Assurance Holdings, Inc. to make a capital contribution to UFLIC. The aggregate value of the dividend was $409.5 million, consisting of cash in the amount of $30.4 million and securities in the amount of $379.1 million.

   In addition to the common stock dividends, we declared and paid preferred stock dividends of $9.6 million for each of the years ended December 31, 2005, 2004 and 2003.

(13) Supplementary Financial Data

   We file financial statements with state insurance regulatory authorities and the NAIC that are prepared on an accounting basis prescribed by such authorities (statutory basis). Statutory accounting practices differ from U.S. GAAP in several respects, causing differences in reported net income and stockholders' equity. Permitted statutory accounting practices encompass all accounting practices not so prescribed but that have been specifically allowed by state insurance authorities. We have no permitted accounting practices.

   For the years ended December 31, statutory net (loss) income and statutory capital and surplus is summarized below:

              (Dollar amounts in millions)   2005   2004   2003
              ----------------------------  ------ ------ ------
              Statutory net income (loss).. $144.4 $105.8 $(28.0)
              Statutory capital and surplus  476.0  817.2  562.4

   The NAIC has adopted Risk Based Capital ("RBC") requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with
(i) asset risk, (ii) insurance risk, (iii) interest rate risk and (iv) business risks. The RBC formula is designated as an early warning tool for the states to identify possible under-capitalized companies for the purpose of initiating regulatory action. In the course of operations, we periodically monitor our RBC level. At December 31, 2005 and 2004, we exceeded the minimum required RBC levels.

(14) Operating Segment Information

   Our operations are conducted under two reporting segments corresponding to customer needs: (1) Retirement Income and Investments and (2) Protection.

   Retirement Income and Investments is comprised of products offered to individuals who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets and to institutions seeking investment products.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Protection is comprised of products offered to consumers to provide protection against financial hardship after the death of an insured and to protect income and assets from the adverse economic impacts of significant health care costs. See Note (1)(c) for further discussion of our principal product lines within these two segments.

   We also have a Corporate and Other segment, which consists primarily of net realized investment gains (losses), unallocated corporate income, expenses and income taxes.

   We use the same accounting policies and procedures to measure segment earnings and assets as we use to measure our consolidated net income and assets. Segment earnings are generally income before income taxes and cumulative effect of accounting change. Realized gains (losses), net of taxes, are allocated to the Corporate and Other segment. Segment earnings represent the basis on which the performance of our business is assessed by management. Premiums and fees, other income, benefits and acquisition and operating expenses and policy related amortization are attributed directly to each operating segment. Net investment income and invested assets are allocated based on the assets required to support the underlying liabilities and capital of the products included in each segment.

   The following is a summary of industry segment activity for December 31, 2005, 2004 and 2003:

                                                                 Retirement
                                                                 Income and             Corporate
2005                                                             Investments Protection and Other Consolidated
----                                                             ----------- ---------- --------- ------------
(Dollar amounts in millions)
----------------------------
Net investment income...........................................  $   229.5   $  141.0   $ 41.2    $   411.7
Net realized investment losses..................................         --         --     (4.5)        (4.5)
Premiums........................................................        0.1      103.4       --        103.5
Other revenues..................................................       58.6      135.9       --        194.5
                                                                  ---------   --------   ------    ---------
   Total revenues...............................................      288.2      380.3     36.7        705.2
                                                                  ---------   --------   ------    ---------
Interest credited, benefits and other changes in policy reserves      194.1      265.4       --        459.5
Acquisition and operating expenses, net of deferrals............       33.3       34.6     22.0         89.9
Amortization of deferred acquisition costs and intangibles......       20.1       80.9       --        101.0
                                                                  ---------   --------   ------    ---------
   Total benefits and expenses..................................      247.5      380.9     22.0        650.4
                                                                  ---------   --------   ------    ---------
   Income (loss) before income taxes............................       40.7       (0.6)    14.7         54.8
   Provision (benefit) for income taxes.........................        3.2       20.2      1.9         25.3
                                                                  ---------   --------   ------    ---------
   Net income (loss)............................................  $    37.5   $  (20.8)  $ 12.8    $    29.5
                                                                  =========   ========   ======    =========
Total assets....................................................  $15,507.4   $2,680.0   $694.6    $18,882.0
                                                                  =========   ========   ======    =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


                                                                 Retirement
                                                                 Income and             Corporate
2004                                                             Investments Protection and Other Consolidated
----                                                             ----------- ---------- --------- ------------
(Dollar amounts in millions)
----------------------------
Net investment income...........................................  $   238.5   $  140.3  $   42.2   $   421.0
Net realized investment gains...................................         --         --       5.7         5.7
Premiums........................................................        0.4       96.4        --        96.8
Other revenues..................................................       40.0      136.4        --       176.4
                                                                  ---------   --------  --------   ---------
   Total revenues...............................................      278.9      373.1      47.9       699.9
                                                                  ---------   --------  --------   ---------
Interest credited, benefits and other changes in policy reserves      202.4      271.6        --       474.0
Acquisition and operating expenses, net of deferrals............       17.1       31.1      15.0        63.2
Amortization of deferred acquisition costs and intangibles......       78.6       28.7        --       107.3
                                                                  ---------   --------  --------   ---------
   Total benefits and expenses..................................      298.1      331.4      15.0       644.5
                                                                  ---------   --------  --------   ---------
   Income (loss) before cumulative effect of change in
     accounting principle.......................................      (19.2)      41.7      32.9        55.4
   Provision (benefit) for income taxes.........................        8.2       14.8    (166.3)     (143.3)
                                                                  ---------   --------  --------   ---------
   Income (loss) before cumulative effect of change in
     accounting principle.......................................      (27.4)      26.9     199.2       198.7
   Cumulative effect of change in accounting principle, net of
     tax........................................................        0.7         --        --         0.7
                                                                  ---------   --------  --------   ---------
   Net income (loss)............................................  $   (26.7)  $   26.9  $  199.2   $   199.4
                                                                  =========   ========  ========   =========
Total assets....................................................  $16,742.4   $2,748.2  $1,347.3   $20,837.9
                                                                  =========   ========  ========   =========

                                                                 Retirement
                                                                 Income and             Corporate
2003                                                             Investments Protection and Other Consolidated
----                                                             ----------- ---------- --------- ------------
(Dollar amounts in millions)
----------------------------
Net investment income (loss)....................................  $   402.7   $  152.5  $  (17.2)  $   538.0
Net realized investment gains...................................         --         --       3.9         3.9
Premiums........................................................       (1.7)     105.7        --       104.0
Other revenues..................................................      150.8      143.8       0.3       294.9
                                                                  ---------   --------  --------   ---------
   Total revenues...............................................      551.8      402.0     (13.0)      940.8
                                                                  ---------   --------  --------   ---------
Interest credited, benefits and other changes in policy reserves      362.0      294.3        --       656.3
Acquisition and operating expenses, net of deferrals............       46.4       55.3      47.3       149.0
Amortization of deferred acquisition costs and intangibles......       84.9       34.0        --       118.9
                                                                  ---------   --------  --------   ---------
   Total benefits and expenses..................................      493.3      383.6      47.3       924.2
                                                                  ---------   --------  --------   ---------
   Income (loss) before income taxes............................       58.5       18.4     (60.3)       16.6
   Provision (benefit) for income taxes.........................       14.7        6.5     (24.3)       (3.1)
                                                                  ---------   --------  --------   ---------
   Net income (loss)............................................  $    43.8   $   11.9  $  (36.0)  $    19.7
                                                                  =========   ========  ========   =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


(15) Quarterly Financial Data (unaudited)

   Our unaudited summarized quarterly financial data for the years ended December 31, were as follows:

                                  First Quarter Second Quarter Third Quarter  Fourth Quarter
                                  ------------- -------------  -------------- -------------
(Dollar amounts in millions)       2005   2004   2005    2004   2005    2004   2005    2004
----------------------------      ------ ------ ------  ------ ------  ------ ------  ------
Net investment income............ $107.8 $129.1 $ 98.1  $ 84.4 $101.5  $100.0 $104.3  $107.5
                                  ====== ====== ======  ====== ======  ====== ======  ======
Total revenues................... $184.1 $232.2 $170.9  $119.0 $172.3  $174.5 $177.9  $174.2
                                  ====== ====== ======  ====== ======  ====== ======  ======
Earnings (loss) before cumulative
  effect of change in accounting
  principle (1).................. $ 27.0 $  6.5 $ 15.4  $150.4 $(37.9) $ 19.0 $ 25.0  $ 22.8
                                  ====== ====== ======  ====== ======  ====== ======  ======
Net income (loss)................ $ 27.0 $  7.2 $ 15.4  $150.4 $(37.9) $ 19.0 $ 25.0  $ 22.8
                                  ====== ====== ======  ====== ======  ====== ======  ======

--------
(1)See note 1 (t) of the Consolidated Financial Statements.


   The Consolidated Statements of Cash Flows previously reported in our 2005 quarterly reports on Form 10-Q have been revised to reflect changes in the treatment of net receivable/payable from unsettled investment purchases and sales. These changes previously classified within cash flows from operating activities have been reclassified to cash flows from investing activities, as such balances pertained to investments.

   As a result of the revisions, previously reported cash flows from operating activities and cash flows from investing activities were increased or decreased for the following periods:



                                    Three months ended Six months ended Nine months ended
                                       March 31,           June 30,       September 30,
                                    -----------------  ---------------  ----------------
(Dollar amounts in millions)          2005     2004     2005     2004     2005     2004
----------------------------        -------   ------   ------  -------  --------  ------
Net cash from operating activities:
 As originally reported............ $  41.6   $ 99.1   $143.8  $  35.8  $   73.9  $281.6
 Impact of revisions...............   274.8     59.0     47.4    112.5      99.7   (16.7)
                                    -------   ------   ------  -------  --------  ------
 Revised........................... $ 316.4   $158.1   $191.2  $ 148.3  $  173.6  $264.9
                                    =======   ======   ======  =======  ========  ======
Net cash from investing activities:
 As originally reported............ $ 534.4   $169.0   $880.8  $ 308.6  $1,130.1  $231.4
 Impact of revisions...............  (274.8)   (59.0)   (47.4)  (112.5)    (99.7)   16.7
                                    -------   ------   ------  -------  --------  ------
 Revised........................... $ 259.6   $110.0   $833.4  $ 196.1  $1,030.4  $248.1
                                    =======   ======   ======  =======  ========  ======



   The revisions have no impact on the total change in cash and cash equivalents within our Consolidated Statements of Cash Flows or on our Consolidated Statements of Income or Consolidated Balance Sheets.

                        Prospectus Delivery Obligations

   Until May 1, 2007, all registered representatives that effect transactions in these securities are required to deliver a prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of the contract, other than any underwriting discounts and commissions, are as follows:


Securities and Exchange Commission
  Registration Fees............... $ 25,910* (based on a total of $261,640,000
                                             Proposed Maximum Aggregate Offering)
Printing and engraving............ $ 5,000
Accounting fees and expenses...... $ 5,000
Legal fees and expenses........... $ 3,000
Miscellaneous..................... $ 2,500
                                   --------
   Total expenses (approximate)... $41,410
                                   ========


  * Fees for registration were paid with Amendment No. 2 to the Registration Statement filed on May 9, 2002.


Item 14.  Indemnification of Directors and Officers.


   Sections 13.1-876 and 13.1-881 of the Code of Virginia, in brief, allow a corporation to indemnify any person made party to a proceeding because such person is or was a director, officer, employee, or agent of the corporation, against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he believed that (a) in the case of conduct in his official capacity with the corporation, his conduct was in its best interests; and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director, officer, employee, or agent of the corporation did not meet the standard of conduct described. A corporation may not indemnify a director, officer, employee, or agent of the corporation in connection with a proceeding by or in the right of the corporation, in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in his official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under these sections of the Code of Virginia in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

   Genworth Life and Annuity Insurance Company's Articles of Incorporation provide that Genworth Life and Annuity Insurance Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of Genworth Life and Annuity Insurance Company against any liability incurred by him or her in connection with such proceeding, unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments, settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of Genworth Life and Annuity Insurance Company, the board of directors may cause Genworth Life and Annuity Insurance Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of Genworth Life and Annuity Insurance Company, or is or was serving at the request of Genworth Life and Annuity Insurance Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                                    *  *  *

   Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the depositor pursuant to the foregoing provisions, or otherwise, the depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the depositor of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 15.  Recent Sales of Unregistered Securities.

   Not applicable.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits




(1)(a)      Underwriting Agreement. Previously filed August 20, 2001 to Form S-1 for GE Life and Annuity
            Assurance Company, Registration No. 333-67902.

(1)(b)      Broker-Dealer Sales Agreement. Previously filed August 20, 2001 to Form S-1 for GE Life and
            Annuity Assurance Company, Registration No. 333-67902.

(2)         Not applicable.

(3)(a)      Certificate of Incorporation of The Life Insurance Company of Virginia. Previously filed on
            May 1, 1998 with Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate
            Account 4, Registration No. 033-76334.

(3)(a)(i)   Amended and Restated Articles of Incorporation of GE Life and Annuity Assurance Company.
            Previously filed on September 1, 2000 with Post-Effective Amendment No. 1 to Form N-4 for GE
            Life & Annuity Separate Account 4, Registration No. 333-31172.

3(a)(ii)    Amended and Restated Articles of Incorporation of Genworth Life and Annuity Insurance
            Company. Filed herewith.

(3)(b)      Amended and Restated By-laws of Genworth Life and Annuity Insurance Company. Filed herewith.

(4)         Contract. Previously filed on September 19, 2001 on Form S-1 for GE Life and Annuity Assurance
            Company, Registration No. 333-69620.

(4)(b)      SEP Endorsements, Form P5090 7/97 and Form 5094 7/98. Previously filed on May 1, 1998 with
            Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4,
            Registration No. 033-76334.

(4)(b)(i)   Individual retirement Annuity Endorsement, Form 5090 7/97. Previously filed on May 1, 1998 with Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4,
            Registration No. 033-76334.

(4)(b)(ii)  Roth Individual Retirement Annuity Endorsement, Form P5133 1. Previously filed on
            September 19, 2001 on Form S-1 for GE Life and Annuity Assurance Company, Registration No.
            333-69620.

(4)(b)(iii) Section 403(b) Annuity Endorsement, Form 5145 12/00. . Previously filed on September 19, 2001 on Form S-1 for GE Life and Annuity Assurance Company, Registration No. 333-69620.

(4)(c)      Application. Previously filed August 20, 2001 to Form S-1 for GE Life and Annuity Assurance
            Company, Registration No. 333-67902.

(5)         Opinion of Counsel. Filed herewith.

(6)         Not applicable.

(7)         Not applicable.

(8)         Not applicable.

(9)         Not applicable.

(10)        Not applicable.

(11)        Not applicable.

(12)        Not applicable.


(13)    Not applicable.

(14)    Not applicable.

(15)    Not applicable.

(16)    Not applicable.

(17)    Not applicable.

(18)    Not applicable.

(19)    Not applicable.

(20)    Not applicable.

(21)    Subsidiaries of the Registrant. Filed herewith.

(22)    Not applicable.

(23)(a) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(23)(b) Consent of Counsel. Included with Exhibit 5, filed herewith.

(24)    Power of Attorney. Filed herewith.

(25)    Not applicable.

(26)    Not applicable.

(27)    Not applicable.

(99)(a) Resolution of Board of Directors of GE Life and Annuity Assurance Company authorizing the establishment of the GE Life & Annuity Separate Account 6. Previously filed on August 20, 2001 to Form S-1 for GE Life and Annuity Assurance Company, Registration No. 333-67902.

(99)(b) Resolution of Board of Directors of GE Life and Annuity Assurance Company authorizing the name change of GE Life & Annuity Separate Account 6 to Genworth Life & Annuity MVA
        Separate Account. Filed herewith.



(b) Financial Statement Schedules

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:


   Under the date of March 10, 2006, we reported on the consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules included herein. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedules based on our audits.


   In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

   As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.

/s/  KPMG LLP

Richmond, Virginia

March 10, 2006

                                                                     Schedule I

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

       Summary of investments--other than investments in related parties

                               December 31, 2005

                         (Dollar amounts in millions)


                                                      Amortized
                                                       cost or  Estimated  Carrying
Type of Investment                                      cost    fair value  value
------------------                                    --------- ---------- --------
Fixed maturities:
   Bonds:
       U.S. government, agencies and authorities..... $   70.2   $   70.2  $   70.2
       Government--non U.S...........................    101.9      111.4     111.4
       Public utilities..............................    353.9      357.2     357.2
       All other corporate bonds.....................  4,400.7    4,421.6   4,421.6
                                                      --------   --------  --------
          Total fixed maturities.....................  4,926.7    4,960.4   4,960.4
Equity securities....................................     15.3       23.3      23.3
Commercial mortgage loans............................  1,042.1      xxxxx   1,042.1
Policy loans.........................................    158.3      xxxxx     158.3
Other invested assets (1)............................    388.6      xxxxx     387.4
                                                      --------   --------  --------
          Total investments.......................... $6,531.0      xxxxx  $6,571.4
                                                      ========   ========  ========

--------
(1) The amount shown in the Consolidated Balance Sheet for other invested assets differs from cost as other invested assets include derivatives which are reported at estimated fair value.


   See Accompanying Report of Independent Registered Public Accounting Firm.

                                                                   Schedule III

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

                      Supplemental Insurance Information
                         (Dollar amounts in millions)

                                                  Future Annuity
                                                   And Contract                    Other
                                                    Benefits &                  Policyholder
                                                     Liability                  Liabilities
                                       Deferred   For Policy and                 (Excluding
                                      Acquisition    Contract       Unearned      Unearned   Premium
Segment                                  Costs        Claims        Premiums     Premiums)   Revenue
-------                               ----------- --------------- ------------- ------------ --------
December 31, 2005:
   Retirement Income and Investments.   $245.4       $6,095.0        $   --        $184.0     $  0.1
   Protection........................     75.7        2,188.6          22.2           0.9      103.4
   Corporate and Other...............       --             --            --            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $321.1       $8,283.6        $ 22.2        $184.9     $103.5
                                        ======       ========        ======        ======     ======
December 31, 2004:
   Retirement Income and Investments.   $171.0       $7,474.6        $   --        $210.7     $  0.4
   Protection........................     77.1        2,219.4          24.0           1.2       96.4
   Corporate and Other...............       --             --            --            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $248.1       $9,694.0        $ 24.0        $211.9     $ 96.8
                                        ======       ========        ======        ======     ======
December 31, 2003:
   Retirement Income and Investments.                                                         $ (1.7)
     Protection......................                                                          105.7
   Corporate and Other...............                                                             --
                                                                                              ------
       Total.........................                                                         $104.0
                                                                                              ======

                                                     Interest                   Amortization
                                                    Credited &     Acquisition  of Deferred
                                          Net      Benefits and   and Operating Acquisition
                                      Investment   Other Changes  Expenses, net  Costs and   Premiums
Segment                                 Income    Policy Reserves of deferrals  Intangibles  Written
-------                               ----------- --------------- ------------- ------------ --------
December 31, 2005:
   Retirement Income and Investments.   $229.5       $  194.1        $ 33.3        $ 20.1     $  0.4
   Protection........................    141.0          265.4          34.6          80.9      102.7
   Corporate and Other...............     41.2             --          22.0            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $411.7       $  459.5        $ 89.9        $101.0     $103.1
                                        ======       ========        ======        ======     ======
December 31, 2004:
   Retirement Income and Investments.   $238.5       $  202.4        $ 17.1        $ 78.6     $  0.3
   Protection........................    140.3          271.6          31.1          28.7       97.1
   Corporate and Other...............     42.2             --          15.0            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $421.0       $  474.0        $ 63.2        $107.3     $ 97.4
                                        ======       ========        ======        ======     ======
December 31, 2003:
   Retirement Income and Investments.   $402.7       $  362.0        $ 46.4        $ 84.9     $ (1.7)
   Protection........................    152.5          294.3          55.3          34.0      105.4
   Corporate and Other...............    (17.2)            --          47.3            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $538.0       $  656.3        $149.0        $118.9     $103.7
                                        ======       ========        ======        ======     ======

   See Accompanying Report of Independent Registered Public Accounting Firm.

Item 17.  Undertakings.


   (A) The undersigned registrant hereby undertakes:


      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable: In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or, controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such-director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, in the County of Henrico in the Commonwealth of Virginia, on the 31st day of March, 2006.

                                          GENWORTH LIFE AND ANNUITY INSURANCE
                                            COMPANY

                                             (Registrant)


                                             /s/  J. KEVIN HELMINTOLLER

                                          By: __________________________________

                                            J. Kevin Helmintoller Senior Vice
                                          President and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



            Name                           Title                   Date
            ----                           -----                   ----

   /s/  *PAMELA S. SCHUTZ      Chairperson of the Board,      March 31, 2006
-----------------------------    President and Chief
      Pamela S. Schutz           Executive Officer

     /s/  *PAUL A. HALEY       Director, Senior Vice          March 31, 2006
-----------------------------    President and Chief Actuary
        Paul A. Haley

    /s/  *BRIAN W. HAYNES      Director and Senior Vice       March 31, 2006
-----------------------------    President
       Brian W. Haynes

   /s/  *ROBERT T. METHVEN     Director and Senior Vice       March 31, 2006
-----------------------------    President
      Robert T. Methven

   /s/  *DANIEL C. MUNSON      Director and Senior Vice       March 31, 2006
-----------------------------    President
      Daniel C. Munson

     /s/  *LEON E. RODAY       Director and Senior Vice       March 31, 2006
-----------------------------    President
        Leon E. Roday

   /s/  *GEOFFREY S. STIFF     Director and Senior Vice       March 31, 2006
-----------------------------    President
      Geoffrey S. Stiff

   /s/  *THOMAS M. STINSON     Director and Senior Vice       March 31, 2006
-----------------------------    President
      Thomas M. Stinson

    /s/  *THOMAS E. DUFFY      Senior Vice President,         March 31, 2006
-----------------------------    General Counsel and
       Thomas E. Duffy           Secretary

 /s/  J. KEVIN HELMINTOLLER    Senior Vice President and      March 31, 2006
-----------------------------    Chief Financial Officer
    J. Kevin Helmintoller

   /s/  *JOHN A. ZELINSKE      Vice President and Controller  March 31, 2006
-----------------------------
      John A. Zelinske



By: /s/  J. KEVIN HELMINTOLLER , pursuant to Power of Attorney executed March 31, 2006
    --------------------------   on February 21, 2006
    J. Kevin Helmintoller